AMERIQUEST MORTGAGE SECURITIES INC.,

                                    Depositor




                          AMERIQUEST MORTGAGE COMPANY,

                           Seller and Master Servicer




                     FEDERAL HOME LOAN MORTGAGE CORPORATION,

         Guarantor of the Class A Certificates and Class S Certificates


                                       and


                      DEUTSCHE BANK NATIONAL TRUST COMPANY
                                     Trustee


                         POOLING AND SERVICING AGREEMENT

                           Dated as of October 1, 2002


         --------------------------------------------------------------





               Ameriquest Mortgage Securities Inc., Series 2002-C

                            Asset-Backed Certificates

                                                 TABLE OF CONTENTS

                                                     ARTICLE I

                                                    DEFINITIONS

SECTION 1.01.     Defined Terms...................................................................................1
SECTION 1.02.     Accounting.....................................................................................40
SECTION 1.03.     Allocation of Certain Shortfalls...............................................................40
SECTION 1.04.     Rights of the NIMS Insurer.....................................................................41

                                                    ARTICLE II

                                           CONVEYANCE OF MORTGAGE LOANS;
                                         ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.     Conveyance of Mortgage Loans...................................................................42
SECTION 2.02.     Acceptance of REMIC 1 by the Trustee...........................................................44
SECTION 2.03.     Repurchase or Substitution of Mortgage Loans by the Seller; Payment of Master Servicer
                  Prepayment Charge Payment Amounts..............................................................45
SECTION 2.04.     Representations, Warranties and Covenants of the Seller........................................48
SECTION 2.05.     Representations, Warranties and Covenants of the Master Servicer...............................49
SECTION 2.06.     Representations and Warranties of the Depositor................................................52
SECTION 2.07.     Conveyance of Uncertificated REMIC Regular Interests and Acceptance of REMIC 1, REMIC 2,
                  REMIC 3 and REMIC 4 by the Trustee; Issuance of Certificates...................................53
SECTION 2.08.     Conveyance of Subsequent Mortgage Loans........................................................54

                                                    ARTICLE III

                                   ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01.     Master Servicer to Act as Master Servicer......................................................58
SECTION 3.02.     Collection of Mortgage Loan Payments...........................................................59
SECTION 3.03.     Notification of Adjustments....................................................................60
SECTION 3.04.     Collection Account, Escrow Account and Distribution Account....................................60
SECTION 3.05.     Permitted Withdrawals From the Collection Account, Escrow Account and Distribution
                  Account........................................................................................63
SECTION 3.06.     Investment of Funds in the Collection Account, the Escrow Account, the REO Account and the
                  Distribution Account...........................................................................65
SECTION 3.07.     Payment of Taxes, Insurance and Other Charges..................................................66
SECTION 3.08.     Maintenance of Hazard Insurance................................................................66
SECTION 3.09.     Maintenance of Mortgage Blanket Insurance Policy...............................................67
SECTION 3.10.     Fidelity Bond, Errors and Omissions Insurance..................................................67
SECTION 3.11.     Due-on-Sale Clauses; Assumption and Substitution Agreements....................................68
SECTION 3.12.     Realization Upon Defaulted Mortgage Loans......................................................68
SECTION 3.13.     Title, Management and Disposition of REO Property..............................................69
SECTION 3.14.     REO Property Inspections.......................................................................72
SECTION 3.15.     Reports of Foreclosure and Abandonment of Mortgaged Properties.................................72
SECTION 3.16.     Optional Purchase of Defaulted Mortgage Loans by the NIMS Insurer or the Master Servicer.......73
SECTION 3.17.     Trustee to Cooperate; Release of Files.........................................................73


                                                        -i-




SECTION 3.18.     Servicing Compensation.........................................................................74
SECTION 3.19.     Annual Statement as to Compliance..............................................................75
SECTION 3.20.     Annual Independent Certified Public Accountants' Reports.......................................75
SECTION 3.21.     Access to Certain Documentation and Information Regarding the Mortgage Loans...................75
SECTION 3.22.     Solicitations..................................................................................76
SECTION 3.23.     Advance Facility...............................................................................77

                                                     ARTICLE IV

                                                   FLOW OF FUNDS

SECTION 4.01.     Distributions..................................................................................78
SECTION 4.02.     The Guarantee..................................................................................80
SECTION 4.03.     Statements.....................................................................................81
SECTION 4.04.     Master Servicer Remittance Reports; Advances and Prepayment Interest Shortfalls................84
SECTION 4.05.     The Trustee Remittance Report..................................................................85
SECTION 4.06.     Loan Data Remittance Report....................................................................86
SECTION 4.07.     Compliance with Withholding....................................................................86
SECTION 4.08.     Distributions on the Uncertificated REMIC Regular Interests....................................87
SECTION 4.09.     Allocation of Principal Losses.................................................................89
SECTION 4.10.     Pre-Funding Account............................................................................90
SECTION 4.11.     Interest Coverage Accounts.....................................................................91
SECTION 4.12.     Net WAC Rate Carryover Reserve Account.........................................................92
SECTION 4.13.     Excess Net WAC Rate Reserve Fund...............................................................93
SECTION 4.14.     Commission Reporting...........................................................................94


                                                     ARTICLE V

                                                  THE CERTIFICATES

SECTION 5.01.     The Certificates...............................................................................96
SECTION 5.02.     Registration of Transfer and Exchange of Certificates..........................................97
SECTION 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates.............................................100
SECTION 5.04.     Persons Deemed Owners.........................................................................100
SECTION 5.05.     Appointment of Paying Agent...................................................................100

                                                    ARTICLE VI

                                 THE SELLER, THE MASTER SERVICER AND THE DEPOSITOR

SECTION 6.01.     Liability of the Seller, the Master Servicer and the Depositor................................102
SECTION 6.02.     Merger or Consolidation of, or Assumption of the Obligations of, the Seller, the Master
                  Servicer or the Depositor.....................................................................102
SECTION 6.03.     Limitation on Liability of the Master Servicer and Others; Indemnification....................102
SECTION 6.04.     Master Servicer Not to Resign.................................................................103
SECTION 6.05.     Delegation of Duties..........................................................................103
SECTION 6.06.     Subservicing Agreements and Successor Subservicer.............................................103
SECTION 6.07.     Liability of the Master Servicer..............................................................104
SECTION 6.08.     Inspection....................................................................................104

                                                    ARTICLE VII


                                                       -ii-



                                                      DEFAULT

SECTION 7.01.     Master Servicer Events of Termination.........................................................105
SECTION 7.02.     Trustee to Act; Appointment of Successor......................................................107
SECTION 7.03.     Waiver of Defaults............................................................................108
SECTION 7.04.     Notification to Certificateholders............................................................108
SECTION 7.05.     Survivability of Master Servicer Liabilities..................................................108
SECTION 7.06.     Rights of the Guarantor to Exercise Rights of Class A Certificateholders......................108
SECTION 7.07.     Trustee to Act Solely with Consent of the Guarantor...........................................109
SECTION 7.08.     Mortgage Loans, Trust Fund and Accounts Held for Benefit of the Guarantor.....................109

                                                    ARTICLE VIII

                                                    THE TRUSTEE

SECTION 8.01.     Duties of Trustee.............................................................................110
SECTION 8.02.     Certain Matters Affecting the Trustee.........................................................111
SECTION 8.03.     Trustee Not Liable for Certificates or Mortgage Loans.........................................112
SECTION 8.04.     Trustee May Own Certificates..................................................................113
SECTION 8.05.     Trustee Fees and Expenses.....................................................................113
SECTION 8.06.     Eligibility Requirements for Trustee..........................................................113
SECTION 8.07.     Resignation or Removal of Trustee.............................................................113
SECTION 8.08.     Successor Trustee.............................................................................114
SECTION 8.09.     Merger or Consolidation of Trustee............................................................115
SECTION 8.10.     Appointment of Co-Trustee or Separate Trustee.................................................115
SECTION 8.11.     Limitation of Liability.......................................................................116
SECTION 8.12.     Trustee May Enforce Claims Without Possession of Certificates.................................116
SECTION 8.13.     Suits for Enforcement.........................................................................116
SECTION 8.14.     Waiver of Bond Requirement....................................................................117
SECTION 8.15.     Waiver of Inventory, Accounting and Appraisal Requirement.....................................117

                                                    ARTICLE IX

                                               REMIC ADMINISTRATION

SECTION 9.01.     REMIC Administration..........................................................................118
SECTION 9.02.     Prohibited Transactions and Activities........................................................119
SECTION 9.03.     Indemnification with Respect to Certain Taxes and Loss of REMIC Status........................120

                                                     ARTICLE X

                                                    TERMINATION

SECTION 10.01.             Termination..........................................................................121
SECTION 10.02.             Additional Termination Requirements..................................................122

                                                    ARTICLE XI

                                             MISCELLANEOUS PROVISIONS

SECTION 11.01.             Amendment............................................................................124


                                                       -iii-




SECTION 11.02.             Recordation of Agreement; Counterparts...............................................125
SECTION 11.03.             Limitation on Rights of Certificateholders...........................................125
SECTION 11.04.             Governing Law; Jurisdiction..........................................................125
SECTION 11.05.             Notices..............................................................................126
SECTION 11.06.             Severability of Provisions...........................................................126
SECTION 11.07.             Article and Section References.......................................................126
SECTION 11.08.             Reserved.............................................................................126
SECTION 11.09.             Further Assurances...................................................................126
SECTION 11.10.             Benefits of Agreement................................................................126
SECTION 11.11.             Acts of Certificateholders...........................................................127
SECTION 11.12.             Third Party Rights...................................................................127



                                      -iv

EXHIBITS:
--------

Exhibit A-1       Form of Class AF-1 Certificates
Exhibit A-2       Form of Class AF-2 Certificates
Exhibit A-3       Form of Class AF-3 Certificates
Exhibit A-4       Form of Class AF-4 Certificates
Exhibit A-5       Form of Class AF-5 Certificates
Exhibit A-6       Form of Class AF-6 Certificates
Exhibit A-7       Form of Class AV Certificates
Exhibit A-8       Form of Class S Certificates
Exhibit A-9       Form of Class M-1 Certificates
Exhibit A-10      Form of Class M-2 Certificates
Exhibit A-11      Form of Class CE Certificates
Exhibit A-12      Form of Class P Certificates
Exhibit A-13      Form of Class R Certificates
Exhibit B         [Reserved]
Exhibit C         Request for Release
Exhibit D-1       Form of Trustee's Initial Certification
Exhibit D-2       Form of Trustee's Final Certification
Exhibit D-3       Form of Receipt of Mortgage Note
Exhibit E         Form of Mortgage Loan Purchase Agreement
Exhibit F         Form of Lost Note Affidavit
Exhibit G         Loss Mitigation Action Plan
Exhibit H         Form of Investment Letter
Exhibit I         Form of Class R Certificate Transfer Affidavit
Exhibit J         Form of Transferor Certificate
Exhibit K         Form of Liquidation Report
Exhibit L         Ameriquest Mortgage Company Underwriting Guidelines
Exhibit M         Form of Loan Data Remittance Report
Exhibit N         Form of Trustee's Remittance Report
Exhibit O         Form of Addition Notice
Exhibit P         Form of Subsequent Transfer Instrument
Exhibit Q         Form of ERISA Representation Letter
Exhibit R-1       Form of Certification to Be Provided by the Depositor with
                  Form 10-K
Exhibit R-2       Form of Certification to Be Provided to Depositor by the
                  Trustee
Exhibit S         Form of Notice for Location of Accounts

SCHEDULE 1        Mortgage Loan Schedule
SCHEDULE 2        Prepayment Charge Schedule

                  This Pooling and Servicing Agreement is dated as of October 1, 2002 (the "Agreement"), among AMERIQUEST MORTGAGE SECURITIES INC., as depositor (the "Depositor"), AMERIQUEST MORTGAGE COMPANY, as seller (in such capacity, the "Seller") and Master Servicer (in such capacity, the "Master Servicer"), FEDERAL HOME LOAN MORTGAGE CORPORATION, as guarantor of the Class A Certificates and the Class S Certificates (the "Guarantor"), and DEUTSCHE BANK NATIONAL TRUST COMPANY, as trustee (the "Trustee").

                             PRELIMINARY STATEMENT:

                  The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of thirteen classes of certificates, designated as (i) the Class AF-1 Certificates, (ii) the Class AF-2 Certificates, (iii) the Class AF-3 Certificates, (iv) the Class AF-4 Certificates, (v) the Class AF-5 Certificates, (vi) the Class AF-6 Certificates,
(vii) the Class AV Certificates, (viii) the Class S Certificates, (ix) the Class M-1 Certificates, (x) the Class M-2 Certificates, (xi) the Class CE Certificates, (xii) the Class P Certificates and (xiii) the Class R Certificates.

                                     REMIC 1
                                     -------

                  As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Group I Mortgage Loans, the Group II Mortgage Loans and certain other related assets subject to this Agreement (but exclusive of the Pre-Funding Accounts, the Interest Coverage Accounts, the Net WAC Rate Carryover Reserve Account, the Master Servicer Prepayment Charge Payment Amounts, the Excess Net WAC Rate Reserve Fund and any Subsequent Mortgage Loan Interest) as a real estate investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 1." The Class R-1 Interest will represent the sole class of "residual interests" in REMIC 1 for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 1 Regular Interests. None of the REMIC 1 Regular Interests will be certificated.


                               Uncertificated
                                  REMIC 1               Initial Uncertificated                Assumed Final
      Designation            Pass-Through Rate             Principal Balance                Maturity Date(1)
      -----------            -----------------             -----------------                ----------------
         LT1-A                  Variable(2)                 $265,241,797.93                 December 25, 2032
         LT1-B                  Variable(2)                 $ 88,409,554.07                 December 25, 2032
         LT1-C                  Variable(2)                 $709,765,831.40                 December 25, 2032
         LT1-D                  Variable(2)                 $236,582,716.60                 December 25, 2032
         LT1-P                  Variable(2)                    $ 100.00                     December 25, 2032

___________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date following the maturity date for the Mortgage Loan with the latest possible maturity date has been designated as the "latest possible maturity date" for each Uncertificated REMIC 1 Regular Interest.
(2) Calculated in accordance with the definition of "Uncertificated REMIC 1 Pass-Through Rate" herein.

                                     REMIC 2
                                     -------

                           As provided herein, the Trustee shall make an
election to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 2." The Class R-2 Interest represents the sole class of "residual interests" in REMIC 2 for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC 2 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 2 Regular Interests. None of the REMIC 2 Regular Interests will be certificated.



                               Uncertificated
                                  REMIC 1               Initial Uncertificated                Assumed Final
      Designation            Pass-Through Rate             Principal Balance                Maturity Date(1)
      -----------            -----------------             -----------------                ----------------
         LT2-A                  Variable(2)                $1,169,999,900.00                December 25, 2032
         LT2-B                  Variable(2)                $  130,000,000.00                December 25, 2032
         LT2-P                  Variable(2)                $          100.00                December 25, 2032

___________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date following the maturity date for the Mortgage Loan with the latest possible maturity date has been designated as the "latest possible maturity date" for each Uncertificated REMIC 2 Regular Interest.
(2) Calculated in accordance with the definition of "Uncertificated REMIC 2 Pass-Through Rate" herein.

                                     REMIC 3
                                     -------

                  As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the REMIC 2 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 3." The Class R-3 Interest represents the sole class of "residual interests" in REMIC 3 for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC 3 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 2 Regular Interests. None of the REMIC 3 Regular Interests will be certificated.


                             Uncertificated
                                 REMIC 2                Initial Uncertificated                Assumed Final
     Designation            Pass-Through Rate             Principal Balance                 Maturity Date(1)
     -----------            -----------------             -----------------                 ----------------
       LT3-AA                  Variable(2)                $1,273,999,902.00                 December 25, 2032
       LT3-AF1                 Variable(2)                $      991,740.00                 December 25, 2032
       LT3-AF2                 Variable(2)                $      369,980.00                 December 25, 2032
       LT3-AF3                 Variable(2)                $      626,790.00                 December 25, 2032
       LT3-AF4                 Variable(2)                $      552,740.00                 December 25, 2032
       LT3-AF5                 Variable(2)                $      461,260.00                 December 25, 2032
       LT3-AF6                 Variable(2)                $      353,650.00                 December 25, 2032
       LT3-AV                  Variable(2)                $    8,980,840.00                 December 25, 2032
       LT3-M1                  Variable(2)                $      390,000.00                 December 25, 2032
       LT3-M2                  Variable(2)                $      169,000.00                 December 25, 2032
       LT3-ZZ                  Variable(2)                $   13,103,998.00                 December 25, 2032
       LT3-S1                  Variable(2)                      N/A(3)                      December 25, 2032
       LT3-S2                  Variable(2)                      N/A(3)                      December 25, 2032
       LT3-S3                  Variable(2)                      N/A(3)                      December 25, 2032
        LT3-P                  Variable(2)                $          100.00                 December 25, 2032

___________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date following the maturity date for the Mortgage Loan with the latest possible maturity date has been designated as the "latest possible maturity date" for each REMIC 3 Regular Interest.

(2) Calculated in accordance with the definition of "Uncertificated REMIC 3 Pass-Through Rate" herein.

(3) REMIC 3 Regular Interest LT3-S1, REMIC 3 Regular Interest LT3-S2 and REMIC 3 Regular Interest LT3-S3 will not have Uncertificated Principal Balances, but will accrue interest on their Uncertificated Notional Amounts outstanding from time to time, which shall equal the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2-B.

                                     REMIC 4
                                     -------

                  As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Uncertificated REMIC 3 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 4." The Class R-4 Interest will represent the sole class of "residual interests" in REMIC 4 for purposes of the REMIC Provisions. As provided herein, the Class A Certificates, the Class S Certificates, the Mezzanine Certificates, the Class CE Certificates and the Class P Certificates represent all of the "regular interests" in REMIC 4 for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Pass-Through Rate, the Original Certificate Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC 4.



                                                          Original Certificate               Assumed Final
    Class Designation          Pass-Through Rate            Principal Balance               Maturity Date(1)
    -----------------          -----------------            -----------------               ----------------
           AF-1                2.57% per annum(2)            $ 99,174,000.00               December 25, 2032
           AF-2                2.97% per annum(2)            $ 36,998,000.00               December 25, 2032
           AF-3                3.41% per annum(2)            $ 62,679,000.00               December 25, 2032
           AF-4                4.16% per annum(2)            $ 55,274,000.00               December 25, 2032
           AF-5                4.95% per annum(2)            $ 46,126,000.00               December 25, 2032
           AF-6                4.44% per annum(2)            $ 35,365,000.00               December 25, 2032
            AV                    Variable(3)                $898,084,000.00               December 25, 2032
           M-1                    Variable(3)                $ 39,000,000.00               December 25, 2032
           M-2                    Variable(3)                $ 16,900,000.00               December 25, 2032
            S                        N/A(4)                      N/A(5)                    December 25, 2032
            CE                    Variable(6)                $ 10,399,900.00               December 25, 2032
            P                        N/A(7)                     $ 100.00                   December 25, 2032

___________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date following the maturity date for the Mortgage Loan with the latest possible maturity date has been designated as the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC 4.
(2) Subject to the Pool Net WAC Rate and in the case of the Class AF-5 Certificates and the Class AF-6 Certificates, subject to increase as set forth in the definition of "Pass-Through Rate" herein.
(3) Calculated in accordance with the definition of "Pass-Through Rate" herein.
(4) The Class S Certificates will receive all amounts distributed to the REMIC 3 Regular Interest LT3-S.
(5) The Class S Certificates will not have a Certificate Principal Balance but will accrue interest on its Notional Amount outstanding from time to time.
(6) The Class CE Certificates will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class CE Certificates outstanding from time to time which shall equal the Uncertificated Principal Balance of the REMIC 3 Regular Interests. The Class CE Certificates will not accrue interest on their Certificate Principal Balance. The Class CE Certificates will also be entitled to the Subsequent Mortgage Loan Interest, as a right with respect to a component of the Class CE Certificates that will not be treated as a REMIC regular interest but rather as separate interest strips from the Subsequent Mortgage Loans for a specified period of time.
(7)      The Class P Certificates will not accrue interest.

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01.     Defined Terms.

                  Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations in respect of interest on the Class AV Certificates and the Mezzanine Certificates shall be made on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period and all other calculations of interest described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                  "1933 Act": The Securities Act of 1933, as amended.

                  "Account": Either of the Collection Account and Distribution Account.

                  "Accrual Period": With respect to (i) the Class AV Certificates and the Mezzanine Certificates and (A) the first Distribution Date, the period commencing on the Closing Date and ending on the day immediately preceding the first Distribution Date, or (B) any subsequent Distribution Date, the period commencing on the immediately preceding Distribution Date and ending on the day immediately preceding the current Distribution Date and (ii) each Class of Certificates, other than the Class AV Certificates and the Mezzanine Certificates, and each Uncertificated REMIC Regular Interest and each Distribution Date, the calendar month prior to the month of such Distribution Date.

                  "Addition Notice": With respect to the transfer of Subsequent Mortgage Loans to the Trust Fund pursuant to Section 2.08, a notice of the Depositor's designation of the Subsequent Mortgage Loans to be sold to the Trust Fund and the aggregate principal balance of such Subsequent Mortgage Loans as of the Subsequent Cut-off Date. The Addition Notice shall be given not later than three Business Days prior to the related Subsequent Transfer Date and shall be substantially in the form attached hereto as Exhibit O.

                  "Adjusted Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property) and any Distribution Date, a per annum rate of interest equal to (a) the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus (b) the sum of (i) the Trustee Fee Rate and (ii) the Servicing Fee Rate.

                  "Adjusted Net Maximum Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property and any Distribution Date, a per annum rate of interest equal to the applicable Mortgage Rate for such Mortgage Loan (with respect to any Group I Mortgage Loan) or the applicable Maximum Mortgage Rate for such Mortgage Loan (with respect to any Group II Mortgage
Loan), in each case as of the first day of the month preceding the month in which such Distribution Date occurs minus the sum of (i) the Trustee Fee Rate and (ii) the Servicing Fee Rate.

                  "Adjusted 30/360 Guarantee Fee Rate": With respect to any Distribution Date, the product of (x) the Guarantee Fee Rate multiplied by a fraction, the numerator of which is the Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date and the denominator of which is the outstanding Principal Balance of the Mortgage Loans plus any amount remaining on deposit in the Pre-Funding Accounts as of the first day of the month preceding the month of such Distribution Date (the Original Pre-Funded Amounts being deemed to be on deposit in the Pre-Funding Accounts as of such date if such date occurred prior to the Closing Date) and (y) a fraction, the numerator of which is the actual number of days elapsed in the related Accrual Period and the denominator of which is 30.

                  "Adjustment Date": With respect to each Group II Mortgage Loan, the first day of the month in which the Mortgage Rate of such Adjustable-Rate Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Group II Mortgage Loan is set forth in the Mortgage Loan

Schedule.

                  "Advance": As to any Mortgage Loan or REO Property, any advance made by the Master Servicer in respect of any Distribution Date representing the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to Section 4.04.

                  "Advance Facility":  As defined in Section 3.23.

                  "Advancing Person":  As defined in Section 3.23.

                  "Adverse REMIC Event":  As defined in Section 9.01(f) hereof.

                  "Affiliate": With respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

                  "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  "Allocated Realized Loss Amount": With respect to any Distribution Date and either Class of Mezzanine Certificates, the sum of (i) any Realized Loss allocated to such Class of Certificates on such Distribution Date and (ii) any Allocated Realized Loss Amount for such Class of Certificates remaining unpaid from the previous Distribution Date.

                  "Applicable Regulations": As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto.

                  "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the name of the assignee and/or the Mortgage recordation information which has not yet returned from the applicable recorder's office) , which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

                  "Assumed Final Maturity Date": As to each Class of Certificates, the date set forth as such in the Preliminary Statement.

                  "Available Funds": With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the Monthly Payments on the Mortgage Loans received on or prior to the Determination Date,
(b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans received during the related Prepayment Period, (c) the aggregate of any amounts received in respect of an REO Property acquired in respect of a Mortgage Loan withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Collection Account by the Master Servicer in respect of Prepayment Interest Shortfalls on the Mortgage Loans for such Distribution Date, (e) the aggregate of any Advances made by the Master Servicer for such Distribution Date with respect to the Mortgage Loans, (f) the aggregate of any Advances made by the Trustee for such Distribution Date with respect to the Mortgage Loans pursuant to Section 7.02, (g) with respect to the Distribution Date immediately following the end of the Funding Period, any amounts (exclusive of investment income) in the Pre-Funding Accounts after giving effect to any purchase of Subsequent Mortgage Loans (h) with respect to each Distribution Date during the Funding Period, any amounts withdrawn by the Trustee from the Interest Coverage Accounts for distribution on the Class

A Certificates and (i) any amounts received on or after the Optional Termination Date representing the Termination Price over (ii) the sum of (a) Servicing Fees retained pursuant to Section 3.05(a)(ii) and the first sentence of Section 3.18 relating to the Mortgage Loans, (b) amounts reimbursable or payable to the Master Servicer pursuant to Section 3.05 relating to the Mortgage Loans, (c) amounts relating to the Mortgage Loans deposited in the Collection Account or the Distribution Account, as the case may be, in error, (d) the sum of any indemnification payments made by the Trust Fund pursuant to Section 6.03 and any indemnification payments or expense reimbursements made by the Trust Fund pursuant to Sections 7.02(a) and 8.05 and (e) the Trustee Fees withdrawn by the Trustee from the Distribution Account pursuant to Section 8.05. Available Funds shall not include the amount of any Prepayment Charges collected by the Master Servicer or any Master Servicer Prepayment Charge Payment Amount relating to a Prepayment Charge payable on any Mortgage Loan.

                  "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

                  "Basic Principal Distribution Amount": With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

                  "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee. Initially, the Book-Entry Certificates will be the Mezzanine Certificates.

                  "Book-Entry Custodian": The custodian appointed pursuant to
Section 5.01.

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which the Guarantor or banking or savings institutions in the State of Delaware, the State of New York, the State of California, the Commonwealth of Virginia or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

                  "Certificate": Any Regular Certificate or Class R Certificate.

                  "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Class R Certificate for any purpose.

                  "Certificate Margin": On each Distribution Date with respect to the Class AV Certificates (A) on and prior to the Optional Termination Date, 0.15% per annum and (B) after the Optional Termination Date, 0.30% per annum. On each Distribution Date with respect to the Class M-1 Certificates (A) on and prior to the Optional Termination Date, 2.25% per annum and (B) after the Optional Termination Date, 3.375% per annum. On each Distribution Date with respect to the Class M-2 Certificates (A) on and prior to the Optional Termination Date, 2.35% per annum and (B) after the Optional Termination Date, 3.525% per annum.

                  "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                  "Certificate Principal Balance": With respect to any Class of Regular Certificates (other than the Class S Certificates and the Class CE Certificates) immediately prior to any Distribution Date, the Original Class Certificate Principal Balance thereof reduced by the sum of all amounts actually distributed in respect of principal of such Class on all prior Distribution Dates and in the case of a Mezzanine Certificate, Realized Losses allocated thereto on all prior Distribution Dates. With respect to the Class CE Certificates as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC 3 Regular Interests over (B) the then aggregate Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates then outstanding.

                  "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02 hereof.

                  "Class": Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

                  "Class A Certificate": Any one of the Class AF Certificates or the Class AV Certificates.

                  "Class A Principal Distribution Amount": With respect to any Distribution Date and the Class A Certificates, the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 89.80% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $6,500,000.

                  "Class AF Allocation Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Principal Remittance Amount with respect to the Group I Mortgage Loans for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount with respect to the Mortgage Loans for such Distribution Date.

                  "Class AF Certificates": The Class AF-1 Certificates, the Class AF-2 Certificates, the Class AF-3 Certificates, the Class AF-4 Certificates, the Class AF-5 Certificates and the Class AF-6 Certificates.

                  "Class AF Principal Distribution Amount": With respect to any Distribution Date and the Class AF Certificates, an amount equal to the product of (x) the Class A Principal Distribution Amount and (y) the Class AF Allocation Percentage.

                  "Class AF-1 Certificate": Any one of the Class AF-1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-1, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 4.

                  "Class AF-2 Certificate": Any one of the Class AF-2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-2, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 4.

                  "Class AF-3 Certificate": Any one of the Class AF-3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-3, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 4.

                  "Class AF-4 Certificate": Any one of the Class AF-4 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-4, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 4.

                  "Class AF-5 Certificate": Any one of the Class AF-5 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-5, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 4.

                  "Class AF-6 Certificate": Any one of the Class AF-6 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-6, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 4.

                  "Class AV Allocation Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Principal Remittance Amount with respect to the Group II Mortgage Loans for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount with respect to the Mortgage Loans for such Distribution Date.

                  "Class AV Certificate": Any one of the Class AV Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-7, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 4.

                  "Class AV Principal Distribution Amount": With respect to any Distribution Date and the Class AV Certificates, an amount equal to the product of (x) the Class A Principal Distribution Amount and (y) the Class AV Allocation Percentage.

                  "Class CE Certificate": Any one of the Class CE Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-11, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 4.

                  "Class Exemption": A class exemption granted by the DOL, which provides relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code.

                  "Class M-1 Certificate": Any one of the Class M-1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-9, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 4.

                  "Class M-1 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 95.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $6,500,000.

                  "Class M-2 Certificate": Any one of the Class M-2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-10, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 4.

                  "Class M-2 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 98.40% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $6,500,000.

                  "Class P Certificate": Any one of the Class P Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-12, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 4.

                  "Class R Certificate": Any one of the Class R Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-13, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing the ownership of the Class R-1 Interest, the Class R-2 Interest, the Class R-3 Interest and the Class R-4 Interest.

                  "Class R-1 Interest": The uncertificated Residual Interest in REMIC 1.

                  "Class R-2 Interest": The uncertificated Residual Interest in REMIC 2.

                  "Class R-3 Interest": The uncertificated Residual Interest in REMIC 3.

                  "Class R-4 Interest": The uncertificated Residual Interest in REMIC 4.

                  "Class S Certificate": Any one of the Class S Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-8, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 4.

                  "Closing Date": October 7, 2002.

                  "Code": The Internal Revenue Code of 1986 as it may be amended from time to time.

                  "Collection Account": The account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a), which shall be entitled "Collection Account, Ameriquest Mortgage Company, as Master Servicer for Deutsche Bank National Trust Company, as Trustee, in trust for registered Holders of Ameriquest Mortgage Securities Inc., Series 2002-C", and which must be an Eligible Account.

                  "Commission": The Securities and Exchange Commission.

                  "Compensating Interest": As defined in Section 4.04(e) hereof.

                  "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, CA 92705-4934, Attention: Trust Administration--AQ02C1, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Guarantor, the Master Servicer and the Seller.

                  "Corresponding Certificate": With respect to (i) REMIC 3 Regular Interest LT3-AF1, (ii) REMIC 3 Regular Interest LT3-AF2, (iii) REMIC 3 Regular Interest LT3-AF3, (iv) REMIC 3 Regular Interest LT3-AF4, (v) REMIC 3 Regular Interest LT3-AF5, (vi) REMIC 3 Regular Interest LT3-AF6, (vii) REMIC 3 Regular Interest LT3-AV, (viii) REMIC 3 Regular Interest LT3-M1, (ix) REMIC 3 Regular Interest LT3-M2 and (x) REMIC 3 Regular Interest LT3-P, (i) the Class AF-1 Certificates, (ii) the Class AF-2 Certificates, (iii) the Class AF-3 Certificates, (iv) the Class AF-4 Certificates, (v) the Class AF-5 Certificates,
(vi) the Class AF-6 Certificates, (vii) the Class AV Certificates, (viii) the Class M-1 Certificates, (ix) the Class M-2 Certificates and (x )the Class P Certificates, respectively.

                  "Cumulative Annual Loss Master Servicer Termination Trigger":
A Cumulative Annual Loss Master Servicer Termination Trigger will have occurred as of any Determination Date if the Cumulative Annual Loss Percentage as of such Determination Date is greater than 1.75%.

                  "Cumulative Annual Loss Percentage": The cumulative Realized Losses over the most recent 12 month period expressed as a percentage of the outstanding Pool Balance at the beginning of such 12 month period and any amount in the Pre-Funding Account at the beginning of such 12 month period.

                  "Cumulative Loss Master Servicer Termination Trigger": A Cumulative Loss Master Servicer Termination Trigger will have occurred as of any Determination Date if cumulative Realized Losses as of such Determination Date, expressed as a percentage of the Maximum Collateral Amount, equal or exceed the percentages set forth below:


            DISTRIBUTION DATE                           PERCENTAGE
            -----------------                           ----------

November 2002 to October 2003                             2.00%
November 2003 to October 2004                             2.50%
November 2004 to October 2005                             3.25%
November 2005 to October 2006                             3.75%
November 2006 and thereafter                              4.50%

                  "Cumulative Loss Step-up Trigger": A Cumulative Loss Step-up Trigger will have occurred on a Distribution Date if cumulative Realized Losses as of such Distribution Date, expressed as a percentage of the Maximum Collateral Amount, equal or exceed the percentages set forth below:


            DISTRIBUTION DATE                           PERCENTAGE
            -----------------                           ----------

November 2002 to October 2003                              1.50%
November 2003 to October 2004                              2.25%
November 2004 to October 2005                              2.85%
November 2005 to October 2006                              3.60%
November 2006 and thereafter                               4.25%

                  "Custodian": Deutsche Bank National Trust Company, as custodian of the Mortgage Files, and any successor thereto.

                  "Cut-off Date": With respect to any Initial Mortgage Loan, the close of business on the later of (i) the date of origination of such Mortgage Loan or (ii) October 1, 2002. With respect to any Subsequent Mortgage Loan, the close of business on the later of (i) the date of origination of such Mortgage Loan or (ii) the first day of the month in which a Subsequent Transfer with respect to such Subsequent Mortgage Loan occurs. With respect to any Qualified Substitute Mortgage Loan, the date of substitution.

                  "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date of such Mortgage Loan (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage Loan), after giving effect to scheduled payments due on or before such Cut-off Date, whether or not received.

                  "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

                  "Deficiency Amount": With respect to any Distribution Date and the Guaranteed Certificates, the sum of (i) the Guaranteed Interest Distribution Amount and (ii) the Guaranteed Principal Distribution Amount.

                  "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

                  "Definitive Certificates":  As defined in Section 5.01(b).

                  "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

                  "Delinquency Master Servicer Termination Trigger": A Delinquency Master Servicer Termination Trigger will have occurred on a Distribution Date if the Three-Month Rolling Delinquency Percentage exceeds 14.00%.

                  "Delinquency Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans as of the last day of the previous calendar month that, as of such last day of the previous calendar month, are 60 or more days delinquent (measured under the OTS delinquency calculation methodology), are in foreclosure, have been converted to REO Properties or have related borrowers that are the subject of bankruptcy proceedings, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties as of the last day of the previous calendar month; provided, however, that any Mortgage Loan purchased by the Master Servicer pursuant to Section 3.16(a) shall not be included in either the numerator or the denominator for purposes of calculating the Delinquency Percentage.

                  "Delinquency Step-up Trigger": A Delinquency Step-up Trigger will have occurred if the Three- Month Rolling Delinquency Percentage for a Distribution Date exceeds 16.00%. A Delinquency Step-up Trigger cannot occur on or before the Distribution Date in April 2005.

                  "Delinquent": Any Mortgage Loan with respect to which, as of any date of determination, the Monthly Payment due on a Due Date for such Mortgage Loan has not been made by the close of business on the next succeeding Due Date for such Mortgage Loan.

                  "Depositor": Ameriquest Mortgage Securities Inc., a Delaware corporation, or any successor in interest.

                  "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                  "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Determination Date": With respect to any Distribution Date, the 10th day of the calendar month in which such Distribution Date occurs or, if such 10th day is not a Business Day, the Business Day immediately preceding such 10th day.

                  "Disqualified Organization": A "disqualified organization" under Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in

Section 1381(a)(2)(C) of the Code, (iv) an "electing large partnership" within the meaning of Section 775 of the Code, or (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided by nationally recognized counsel to the Trustee that the holding of an ownership interest in a Class R Certificate by such Person may cause a Trust REMIC or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Class R Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and a majority of its board of directors is not selected by a governmental unit. The term "United States", "state" and "international organizations" shall have the meanings set forth in
Section 7701 of the Code.

                  "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.04(e) which shall be entitled "Distribution Account, Deutsche Bank National Trust Company, as Trustee, in trust for the registered Certificateholders of Ameriquest Mortgage Securities Inc., Series 2002-C" and which must be an Eligible Account.

                  "Distribution Date": The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in November 2002.

                  "Due Date": With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due exclusive of any days of grace.

                  "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

                  "Eligible Account": A segregated account that is (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated F-1 by Fitch, P-1 by Moody's and A-1+ by S&P (or comparable ratings) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the NIMS Insurer and the Guarantor, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to the Guarantor, as evidenced by a letter from the Guarantor to the Trustee (with a copy to the NIMS Insurer and the Rating Agencies). Eligible Accounts may bear interest.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Restricted Certificates": The Class CE Certificates, the Class P Certificates and the Class R Certificates.

                  "Escrow Account": The account or accounts created and maintained pursuant to Section 3.04(c).

                  "Escrow Payments": The amounts constituting taxes, and/or fire and hazard insurance premiums escrowed by the Mortgagor with the mortgagee pursuant to a voluntary escrow agreement related to any Mortgage Loan.

                  "Estate in Real Property": A fee simple estate in a parcel of real property.

                  "Excess Group Net WAC Rate Amount": For any Distribution Date and the Class AF Certificates, the positive excess, if any, of (i) the amount of interest accrued on the Class AF Certificates for such Distribution Date calculated at the Net WAC Rate for the Class AF Certificates over (ii) the amount of interest accrued on the Class AF Certificates at the Pool Net WAC Rate. For any Distribution Date and the Class AV Certificates, the positive excess, if any, of (i) the amount of interest accrued on the Class AV Certificates for such Distribution Date calculated at the Net WAC Rate for the Class AV Certificates over (ii) the amount of interest accrued on the Class AV Certificates at the Pool Net WAC Rate.

                  "Excess Net WAC Rate Reserve Fund": The Excess Net WAC Rate Reserve Fund established and maintained as set forth in Section 4.13.

                  "Excess Pool Net WAC Rate Amount": For any Distribution Date and the Class AF Certificates, the positive excess, if any, of (i) the amount of interest accrued on the Class AF Certificates for such Distribution Date calculated at the Pool Net WAC Rate over (ii) the amount of interest accrued on the Class AF Certificates at the Net WAC Rate for the Class AF Certificates. For any Distribution Date and the Class AV Certificates, the positive excess, if any, of (i) the amount of interest accrued on the Class AV Certificates for such Distribution Date calculated at the Pool Net WAC Rate over (ii) the amount of interest accrued on such Class AV Certificates at the Net WAC Rate for the Class AV Certificates.

                  "Extra Principal Distribution Amount": With respect to any Distribution Date, the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

                  "Extended Period":  As defined in Section 3.13(d).

                  "Fannie Mae": The Federal National Mortgage Association or any successor thereto.

                  "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

                  "Fidelity Bond":  As defined in Section 3.10.

                  "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller or the Master Servicer pursuant to or as contemplated by
Section 2.03, 3.16 or 10.01), a determination made by the Master Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

                  "Fitch":  Fitch Ratings or its successor in interest.

                  "Formula Rate": With respect to the Class AV Certificates and the Mezzanine Certificates and any Distribution Date, the lesser of (i) LIBOR plus the Certificate Margin and (ii) the Maximum Cap Rate.

                  "Freddie Mac": The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

                  "Funding Period": With respect to each Pre-Funding Account, the period beginning on the Closing Date and ending on the earlier to occur of the date upon which (a) the amount on deposit in the related Pre-Funding Account (exclusive of investment income) has been reduced to zero or (b) December 10, 2002.

                  "Gross Margin": With respect to each Group II Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related

Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

                  "Group I Interest Coverage Account": The account established and maintained pursuant to Section 4.11.

                  "Group I Interest Coverage Amount": The amount to be paid by the Depositor to the Trustee for deposit in the Group I Interest Coverage Account on the Closing Date pursuant to Section 4.11, which amount is $521,595.83.

                  "Group I Mortgage Loan": A Mortgage Loan which provides for a fixed Mortgage Rate payable with respect thereto. The Group I Mortgage Loans are identified as such on the Mortgage Loan Schedule attached hereto as Schedule 1.

                  "Group I Original Pre-Funded Amount": The amount deposited by the Depositor in the Group I Pre- Funding Account on the Closing Date, which amount is $88,409,554.07.

                  "Group I Pre-Funding Account": The account established and maintained pursuant to Section 4.10.

                  "Group II Interest Coverage Account": The account established and maintained pursuant to Section 4.11.

                  "Group II Interest Coverage Amount": The amount to be paid by the Depositor to the Trustee for deposit in the Group II Interest Coverage Account on the Closing Date pursuant to Section 4.11, which amount is $1,180,183.09.

                  "Group II Mortgage Loan": Each of the Mortgage Loans identified in the Mortgage Loan Schedule attached hereto as Schedule 1 as having a Mortgage Rate that is subject to adjustment. The Group II Mortgage Loans are identified as such on the Mortgage Loan Schedule attached hereto as Schedule 1.

                  "Group II Original Pre-Funded Amount": The amount deposited by the Depositor in the Group II Pre- Funding Account on the Closing Date, which amount is $236,582,716.60.

                  "Group II Pre-Funding Account": The account established and maintained pursuant to Section 4.10.

                  "Guarantee": The obligations of the Guarantor pursuant to
Section 4.02.

                  "Guarantee Fee": For any Distribution Date and with respect to the Guaranteed Certificates, the fee payable to the Guarantor in respect of its services as Guarantor that accrues at the applicable Guarantee Fee Rate for such Guaranteed Certificates on a balance equal to the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date. The Guarantee Fee with respect to the Guaranteed Certificates will accrue for each Distribution Date at the applicable Guarantee Fee Rate on the Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date, on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period. Notwithstanding the foregoing, if the Guarantee Fee with respect to the Guaranteed Certificates becomes payable on the basis of a 360-day year and twelve 30-day months pursuant to Section 4.04(b), then the Guarantee Fee with respect to the Guaranteed Certificates will accrue for each Distribution Date at the applicable Guarantee Fee Rate on the Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date, on the basis of a 360-day year and twelve 30-day months.

                  "Guarantee Fee Rate": The per annum rate set forth in a side letter of the Guarantor, addressed to the Trustee, the Depositor, the Seller and the Master Servicer.

                  "Guaranteed Certificates": The Class A Certificates and the Class S Certificates.

                  "Guaranteed Interest Distribution Amount": For any Distribution Date and the Guaranteed Certificates, the amount, if any, after giving effect to the distributions made pursuant to clauses (i) and (ii) of
Section 4.01(a), by which the Interest Distributable Amount payable on the related Classes of Guaranteed Certificates for such Distribution Date exceeds the amount of interest actually paid to the Holders of the related Classes of Guaranteed Certificates on such Distribution Date pursuant to Section 4.01(a)(ii) of this Agreement.

                  "Guaranteed Principal Distribution Amount": With respect to any Distribution Date, the amount, if any, by which the aggregate Certificate Principal Balances of the Class A Certificates (after giving effect to all amounts distributable and allocable to principal on such Class A Certificates but prior to giving effect to any Guarantor Payment on such Distribution Date) exceeds the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to the principal portion of Monthly Payments due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) plus any amounts remaining on deposit in the Pre-Funding Accounts, plus, in the case of the final Distribution Date, any unpaid Certificate Principal Balance of the Class A Certificates.

                  "Guarantor":  Freddie Mac, or its successor in interest.

                  "Guarantor Payment": Any payment made by the Guarantor in respect of a Deficiency Amount.

                  "Guarantor Reimbursement Amount": With respect to any Distribution Date, (i) the sum of any accrued but unpaid Guarantee Fees and (ii) the sum of all amounts paid by the Guarantor in respect of Deficiency Amounts on all prior Distribution Dates to the extent not previously reimbursed, with interest thereon at a rate equal to the Prime Rate plus 2.00%.

                  "Holder":  See "Certificateholder."

                  "Indenture": An indenture relating to the issuance of notes guaranteed by the NIMS Insurer.

                  "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

                  "Index": With respect to each Group II Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

                  "Information Circular": The Information Circular of the Depositor dated September 16, 2002, relating to the Guaranteed Certificates.

                  "Initial Certificate Principal Balance": With respect to any Class A Certificate, Mezzanine Certificate, Class CE Certificate or Class P Certificate, the amount designated "Initial Certificate Principal Balance" on the face thereof.

                  "Initial Group I Mortgage Loan": Any of the Mortgage Loans included in Loan Group I as of the Closing Date. The aggregate principal balance of the Initial Group I Mortgage Loans as of the Cut-off Date is equal to $265,241,897.93.

                  "Initial Group II Mortgage Loan": Any of the Mortgage Loans included in Loan Group II as of the Closing Date. The aggregate principal balance of the Initial Group II Mortgage Loans as of the Cut-off Date is equal to $709,765,831.40.

                  "Initial Mortgage Loans": Any of the Initial Group I Mortgage Loans and the Initial Group II Mortgage Loans included in the Trust Fund as of the Closing Date.

                  "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are received by the Master Servicer and are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

                  "Interest Coverage Accounts": The Group I Interest Coverage Account and the Group II Interest Coverage Account.

                  "Interest Coverage Amounts": The Group I Interest Coverage Amount and the Group II Interest Coverage Amount.

                  "Interest Determination Date": With respect to the Class AV Certificates and the Mezzanine Certificates and for each Accrual Period after the first Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

                  "Interest Distributable Amount": With respect to any Distribution Date and the Class A Certificates and the Class S Certificates, the sum of (i) the Monthly Interest Distributable Amount for such Class for such Distribution Date and (ii) the Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date. With respect to any Distribution Date and any Class of Mezzanine Certificates, the Monthly Interest Distributable Amount for such Class for such Distribution Date, net of amounts allocable to the Mezzanine Certificates pursuant to Section 1.03. With respect to any Distribution Date and the Class CE Certificates, the sum of (i) the Monthly Interest Distributable Amount for such Class for such Distribution Date and (ii) the Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date, net of (x) an amount equal to the portion of Realized Losses allocable to the Class CE Certificates, if any, pursuant to Section 1.03 and
Section 4.09 hereof and (y) any other amounts allocable to the Class CE Certificates pursuant to Section 1.03.

                  "Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date allocable to interest on the Mortgage Loans.

                  "Investment Account":  As defined in Section 3.06.

                  "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Due Period and not previously recovered.

                  "LIBOR": With respect to the first Accrual Period, 1.80% per annum. With respect to each Accrual Period after the first Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of the "Interest Settlement Rate" for U.S. dollar deposits of one-month maturity set by the British Bankers' Association (the "BBA") as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date. With respect to any Interest Determination Date, if the BBA's Interest Settlement Rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on such date, or if Telerate Page 3750 is not available on such date, the Trustee will obtain such from Reuters Monitor Money Rates Service page "LIBOR01" or Bloomberg L.P. page "BBAM." If such rate is not published for such Interest Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Guarantor will designate an alternative index that has performed, or that the Guarantor expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate. The Guarantor will select a particular index as the alternative index only if it receives an Opinion of Counsel that the selection of such index will not cause any REMIC to lose its classification as a REMIC for federal income tax purposes.

                  "LIBOR Business Day": Any day on which banks in London, England or The City of New York are open and conducting transactions in foreign currency and exchange.

                  "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover, with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property, have been recovered.

                  "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.12, Section
3.16 or Section 10.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or
(ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 3.13, Section 3.16 or Section 10.01.

                  "Liquidation Proceeds": The amount (other than Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.12, Section 3.13, Section 3.16 or Section 10.01.

                  "Liquidation Report": The report referred to in Section 4.05(c) which shall be substantially in the form attached hereto as Exhibit K.

                  "Loan Data Reporting Date": With respect to any Distribution Date, four Business Days after the related Determination Date.

                  "Loan Data Remittance Report": As defined in Section 4.06(a).

                  "Loan Group": Loan Group I or Loan Group II, as the context requires.

                  "Loan Group I": The group of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group I.

                  "Loan Group II": The group of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group II.

                  "Loan-to-Value Ratio": As of any date and Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan, and the denominator of which is the Value of the related Mortgaged Property.

                  "Lockout Certificate Percentage": With respect to the Class AF-6 Certificates and any Distribution Date, the percentage equal to the aggregate Certificate Principal Balance of the Class AF-6 Certificates immediately prior to such Distribution Date divided by the aggregate Certificate Principal Balances of the Class AF Certificates immediately prior to such Distribution Date.

                  "Lockout Distribution Percentage": With respect to the Class AF-6 Certificates and any Distribution

Date, the indicated percentage of the Lockout Certificate Percentage for such Distribution Date:



    DISTRIBUTION DATE OCCURRING IN              PERCENTAGE
    ------------------------------              ----------

November 2002 through October 2005                  0%
November 2005 through October 2007                  45%
November 2007 through October 2008                  80%
November 2008 through October 2009                 100%
November 2009 and thereafter                       300%



                  "Losses":  As defined in Section 9.03.

                  "Loss Mitigation Action Plan": The policies and procedures set forth in Exhibit G hereto relating to the realization on delinquent Mortgage Loans, which are incorporated by reference into this Agreement and shall be deemed a part hereof.

                  "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost, misplaced or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note) and indemnifying the Trust Fund against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note in the form of Exhibit F hereto.

                  "Majority Certificateholders": The Holders of Certificates evidencing at least 51% of the Voting Rights.

                  "Marker Rate": With respect to the Class CE Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 3 Pass-Through Rates for the REMIC 3 Regular Interests (other than REMIC 3 Regular Interest LT3-AA, REMIC 3 Regular Interest LT3-S1, REMIC 3 Regular Interest LT3-S2, REMIC 3 Regular Interest LT3-S3 and REMIC 3 Regular Interest LT3-P), with the rate on the REMIC 3 Regular Interests subject to a cap equal to the related Pass-Through Rate (in the case of REMIC 3 Regular Interest LT3-AF1, REMIC 3 Regular Interest LT3-AF2, REMIC 3 Regular Interest LT3-AF3, REMIC 3 Regular Interest LT3- AF4, REMIC 3 Regular Interest LT3-AF5 and REMIC 3 Regular Interest LT3-AF6) or the related Formula Rate (in the case of REMIC 3 Regular Interest LT3-AV, REMIC 3 Regular Interest LT3-M1 and REMIC 3 Regular Interest LT3-M2) for the purpose of this calculation for such Distribution Date and with the rate on REMIC 3 Regular Interest LT3-ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that calculations of the Uncertificated REMIC 3 Pass-Through Rate with respect to REMIC 3 Regular Interest LT3-AV, REMIC 3 Regular Interest LT3-M1 and REMIC 3 Regular Interest LT3-M2 shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30.

                  "Master Servicer": Ameriquest Mortgage Company, a Delaware corporation, or any successor Master Servicer appointed as herein provided, in its capacity as Master Servicer hereunder.

                  "Master Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Master Servicer or which is 50% or more owned by the Master Servicer and (ii) which is qualified to service residential mortgage loans.

                  "Master Servicer Event of Termination": One or more of the events described in Section 7.01.

                  "Master Servicer Prepayment Charge Payment Amount": The amounts payable by the Master Servicer in respect of any waived (or, with respect to subsequent changes of law, any unenforceable) Prepayment Charges pursuant to Section 2.05.

                  "Master Servicer Remittance Date": With respect to any Distribution Date, the Business Day prior to the Distribution Date.

                  "Master Servicer Remittance Report": A report prepared by the Master Servicer and delivered to the Trustee pursuant to Section 4.04.

                  "Maximum Cap Rate": For any Distribution Date with respect to the Class AV Certificates, a per annum rate equal to the product of (x) the average of the Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the outstanding Principal Balances of the Group II Mortgage Loans as of the first day of the month preceding the month of such Distribution Date and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period, less the sum of (A) the product of (x) the Guarantee Fee Rate multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class AV Certificates immediately prior to such Distribution Date and the denominator of which is the outstanding Principal Balance of the Group II Mortgage Loans plus any amount remaining on deposit in the Group II Pre-Funding Account (exclusive of any investment income therein) as of the first day of the month preceding the month of such Distribution Date and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period and (B) the product of (x) the Pass-Through Rate for the Class S Certificates for such Distribution Date multiplied by a fraction, the numerator of which is the Notional Amount of the Class S Certificates immediately prior to such Distribution Date and the denominator of which is the sum of the outstanding Principal Balances of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date and any amount remaining in the Pre-Funding Accounts (exclusive of any investment income therein) as of the first day of the month preceding the month of such Distribution Date and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

                  For any Distribution Date with respect to the Mezzanine Certificates, a per annum rate equal to the product of (x) the average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans, weighted on the basis of the outstanding Principal Balances of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period, less the sum of (A) the product of (x) the Guarantee Fee Rate multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date and the denominator of which is the outstanding Principal Balance of the Mortgage Loans plus any amount remaining on deposit in the Pre-Funding Accounts (exclusive of any investment income therein) as of the first day of the month preceding the month of such Distribution Date and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period and (B) the product of (x) the Pass-Through Rate for the Class S Certificates for such Distribution Date multiplied by a fraction, the numerator of which is the Notional Amount of the Class S Certificates immediately prior to such Distribution Date and the denominator of which is the sum of the outstanding Principal Balances of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date and any amount remaining in the Pre-Funding Accounts (exclusive of any investment income therein) as of the first day of the month preceding the month of such Distribution Date and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

                  "Maximum Collateral Amount": The sum of (i) the aggregate of the Cut-off Date Principal Balances of the Initial Mortgage Loans and (ii) the amount on deposit in the Pre-Funding Accounts on the Closing Date.

                  "Maximum LT3-ZZ Uncertificated Accrued Interest Deferral Amount": With respect to any Distribution Date, the excess of (a) accrued interest at the Uncertificated REMIC 3 Pass-Through Rate applicable to REMIC 3 Regular Interest LT3-ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT3-ZZ minus the REMIC 3 Overcollateralized Amount, in each case for such Distribution

Date, over (b) Uncertificated Accrued Interest on REMIC 3 Regular Interest LT3-AF1, REMIC 3 Regular Interest LT3- AF2, REMIC 3 Regular Interest LT3-AF3, REMIC 3 Regular Interest LT3-AF4, REMIC 3 Regular Interest LT3-AF5, REMIC 3 Regular Interest LT3-AF6, REMIC 3 Regular Interest LT3-AV, REMIC 3 Regular Interest LT3-M1 and REMIC 3 Regular Interest LT3-M2, with the rate on each such REMIC 3 Regular Interest subject to a cap equal to the related Pass-Through Rate (in the case of REMIC 3 Regular Interest LT3-AF1, REMIC 3 Regular Interest LT3-AF2, REMIC 3 Regular Interest LT3-AF3, REMIC 3 Regular Interest LT3-AF4, REMIC 3 Regular Interest LT3-AF5 and REMIC 3 Regular Interest LT3-AF6) or the related Formula Rate (in the case of REMIC 3 Regular Interest LT3-AV, REMIC 3 Regular Interest LT3-M1 and REMIC 3 Regular Interest LT3-M2) for the purpose of this calculation; provided, however, that calculations of the rate with respect to Uncertificated REMIC 3 Regular Interest LT3-AV, REMIC 3 Regular Interest LT3-M1 and REMIC 3 Regular Interest LT3-M2 shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30.

                  "Maximum Mortgage Rate": With respect to each Group II Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

                  "Mezzanine Certificate": Any Class M-1 Certificates or Class M-2 Certificates.

                  "Minimum Mortgage Rate": With respect to each Group II Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

                  "Modified Mortgage Loan": A Mortgage Loan that has been modified as a result of an agreement with the Mortgagor that has modified the Mortgagor's obligations.

                  "Monthly Interest Distributable Amount": With respect to the Class A Certificates, the Mezzanine Certificates, the Class S Certificates and the Class CE Certificates and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance (or Notional Amount in the case of the Class S Certificates and Class CE Certificates) of such Class immediately prior to such Distribution Date, plus (in the case of each Class of Class A Certificates), solely for federal income tax purposes, the amount of the Excess Group Net WAC Rate Amount, if any, for such Class for such Distribution Date, and reduced (to not less than zero), in the case of each class of Class A Certificates, by the amount of the Excess Pool Net WAC Rate Amount, if any, for such Class for such Distribution Date. Notwithstanding the foregoing, for federal income tax purposes and under the REMIC Provisions, the Monthly Interest Distributable Amount for the Class S Certificates and any Distribution Date will be deemed to be the Uncertificated Accrued Interest for REMIC 3 Regular Interest LT3-S1, REMIC 3 Regular Interest LT3-S2 and REMIC 3 Regular Interest LT3-S3 for such Distribution Date.

                  "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Master Servicer pursuant to Section 3.01; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

                  "Moody's": Moody's Investors Service, Inc. or its successor in interest.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

                  "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01, Section 2.03(c) or Section 2.08 as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

                  "Mortgage Loan Purchase Agreement": The agreement between the Seller and the Depositor, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor, a form of which is attached as Exhibit E.

                  "Mortgage Loan Sample":  As defined in Section 3.21(c).

                  "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in REMIC 1 on such date, attached hereto as Schedule 1, as supplemented by each schedule of Subsequent Mortgage Loans attached to a Subsequent Transfer Instrument which, as of the Closing Date, shall conform to the Mortgage Loan Schedule as provided to the Guarantor in electronic format prior to the Closing Date. The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Mortgage Loan:

                  (1)      the Seller's Mortgage Loan identifying number;

                  (2)      the name of the Mortgagor;

                  (3) the street address of the Mortgaged Property including city, state, and zip code of the Mortgaged Property;

                  (4) the occupancy status (as represented by the borrower) of the Mortgaged Property at origination;

                  (5) the type of residential dwelling constituting the Mortgaged Property;

                  (6)      the date of origination;

                  (7)      the original principal amount of the Mortgage Loan;

                  (8)      the first Due Date;

                  (9)      the stated maturity date;

                  (10)     the original months to maturity;

                  (11)     the Loan-to-Value Ratio at origination;

                  (12) the stated remaining months to maturity as of the applicable Cut-off Date;

                  (13) the Stated Principal Balance of the Mortgage Loan as of the applicable Cut-off Date;

                  (14) the current Mortgage Rate of the Mortgage Loan as of the applicable Cut-off Date;

                  (15) the current principal and interest payment of the Mortgage Loan as of the applicable Cut-off Date;

                  (16) the interest "paid to date" of the Mortgage Loan as of the applicable Cut-off Date;

                  (17) the delinquency status of the Mortgage Loan as of the applicable Cut-off Date;

                  (18) a code indicating whether the Mortgage Loan is a Group I Mortgage Loan or a Group II Mortgage Loan;

                  (19) a code indicating the Index that is associated with such Mortgage Loan (if such Mortgage Loan is a Group II Mortgage Loan);

                  (20) the Gross Margin (if such Mortgage Loan is a Group II Mortgage Loan);

                  (21) the Periodic Rate Cap for the initial Adjustment Date (if such Mortgage Loan is a Group II Mortgage Loan);

                  (22) the Minimum Mortgage Rate (if such Mortgage Loan is a Group II Mortgage Loan);

                  (23) the Maximum Mortgage Rate (if such Mortgage Loan is a Group II Mortgage Loan);

                  (24) the Periodic Rate Cap for each Adjustment Date after the initial Adjustment Date (if such Mortgage Loan is a Group II Mortgage Loan);

                  (25) the first Adjustment Date immediately following the applicable Cut-off Date (if such Mortgage Loan is a Group II Mortgage Loan);

                  (26) the rate adjustment frequency (if such Mortgage Loan is a Group II Mortgage Loan);

                  (27) the purpose of such Mortgage Loan (i.e., purchase, refinance-debt consolidation cashout or refinance-debt consolidation no cashout);

                  (28)     the Seller's credit grade assigned to the Mortgage
                           Loan;

                  (29)     the credit score ("FICO") of such Mortgage Loan;

                  (30)     the number of units;

                  (31)     the lien position of the Mortgage Loan;

                  (32)     the documentation type of the Mortgage Loan; and

                  (33) the number of years the related Prepayment Charge, if any, is in effect.

                  The Mortgage Loan Schedule shall set forth the following information, as of the applicable Cut-off Date with respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans (separately identifying the number of Group I Mortgage Loans and the number of Group II Mortgage Loans);
(2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans in each Loan Group; and (4) the weighted average maturity of the Mortgage Loans in each Loan Group. The Mortgage Loan Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement and a copy of each related amendment shall be furnished by the Master Servicer to the NIMS Insurer and the Guarantor. With respect to any Subsequent Mortgage Loan or Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

                  "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

                  "Mortgage Pool": The pool of Mortgage Loans, identified on
Schedule 1 from time to time, and any REO Properties acquired in respect thereof.

                  "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (i) in the case of each Group I Mortgage Loan shall remain constant at the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the applicable Cut-off Date and (ii) in the case of each Group II Mortgage Loan (A) as of any date of determination until the first Adjustment Date following the applicable Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut- off Date and (B) as of any date of determination thereafter shall be the rate as adjusted (subject to rounding) on the most recent Adjustment Date, to equal the sum, as provided in the Mortgage Note, of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin, subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

                  "Mortgaged Property": The underlying property identified in the related Mortgage as securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling (excluding for purposes of construing the representations or warranties made in the Mortgage Loan Purchase Agreement, any improvements thereupon not considered by the appraiser in determining the value of such Mortgaged Property).

                  "Mortgagor":  The obligor on a Mortgage Note.

                  "Net Liquidation Proceeds": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds and Insurance Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

                  "Net Monthly Excess Cashflow": With respect to any Distribution Date, the sum of (i) any Overcollateralization Release Amount for such Distribution Date and (ii) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts distributable to the holders of the Class A Certificates, the Mezzanine Certificates and the Class S Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and the Class S Certificates, (C) the Principal Remittance Amount, (D) the Guarantee Fee and (E) the Guarantor Reimbursement Amount.

                  "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

                  "Net WAC Rate": For any Distribution Date with respect to the Class AF Certificates, a per annum rate equal to the Adjusted Net Mortgage Rates of the Group I Mortgage Loans, weighted on the basis of the outstanding Principal Balances of the Group I Mortgage Loans as of the first day of the month preceding the month of such Distribution Date, less the sum of (A) the Guarantee Fee Rate multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class AF Certificates immediately prior to such Distribution Date and the denominator of which is the outstanding Principal Balance of the Group I Mortgage Loans plus any amount remaining on deposit in the Group I Pre-Funding Account (exclusive of any investment income therein) as of the first day of the month preceding the month of such Distribution Date and (B) the Pass-Through Rate for the Class S Certificates for such Distribution Date multiplied by a fraction, the numerator of which is the Notional Amount of the Class S Certificates immediately prior to such Distribution Date and the denominator of which is the sum of the outstanding Principal Balances of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date and any amount remaining in the Pre-Funding Accounts (exclusive of any investment income therein) as of the first day of the month preceding the month of such Distribution Date.

                  For any Distribution Date with respect to the Class AV Certificates, a per annum rate equal to the product of (x) the Adjusted Net Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the outstanding Principal Balances of the Group II Mortgage Loans as of the first day of the month preceding the month of such Distribution Date and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period, less the sum of (A) the product of (x) the Guarantee Fee Rate multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class AV Certificates immediately prior to such Distribution Date and the denominator of which is the outstanding Principal Balance of the Group II Mortgage Loans plus any amount remaining on deposit in the Group II Pre-Funding Account (exclusive of any investment income therein) as of the first day of the month preceding the month of such Distribution Date and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period and (B) the product of (x) the Pass-Through Rate for the Class S Certificates for such Distribution Date multiplied by a fraction, the numerator of which is the Notional Amount of the Class S Certificates immediately prior to such Distribution Date and the denominator of which is the sum of the outstanding Principal Balances of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date and any amount remaining in the Pre-Funding Accounts (exclusive of any investment income therein) as of the first day of the month preceding the month of such Distribution Date and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

                  For any Distribution Date with respect to the Mezzanine Certificates, a per annum rate equal to the product of (x) the Adjusted Net Mortgage Rates of the Mortgage Loans, weighted on the basis of the outstanding Principal Balances of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period, less the sum of (A) the product of (x) the Guarantee Fee Rate multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date and the denominator of which is the outstanding Principal Balance of the Mortgage Loans plus any amount remaining on deposit in the Pre-Funding Accounts (exclusive of any investment income therein) as of the first day of the month preceding the month of such Distribution Date and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period and (B) the product of (x) the Pass-Through Rate for the Class S Certificates for such Distribution Date multiplied by a fraction, the numerator of which is the Notional Amount of the Class S Certificates immediately prior to such Distribution Date and the denominator of which is the sum of the outstanding Principal Balances of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date and any amount remaining in the Pre-Funding Accounts (exclusive of any investment income therein) as of the first day of the month preceding the month of such Distribution Date and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

                  For any Distribution Date with respect to the Class S Certificates, REMIC 3 Regular Interest LT3-S1, REMIC 3 Regular Interest LT3-S2 and REMIC 3 Regular Interest LT3-S3, a per annum rate equal to the Adjusted Net Mortgage Rates of the Mortgage Loans, weighted on the basis of the outstanding Principal Balances of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date, less the Guarantee Fee Rate multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date and the denominator of which is the outstanding Principal Balance of the Mortgage Loans plus any amount remaining on deposit in the Pre-Funding Accounts (exclusive of any investment income therein) as of the first day of the month preceding the month of such Distribution Date.

                  "Net WAC Rate Carryover Amount": With respect to any Distribution Date on which the Pass- Through Rate for the Class A Certificates, the Mezzanine Certificates or the Class S Certificates is the Net WAC Rate, the sum of (A) the excess of (i) the amount of interest such Certificates would have accrued on such Distribution Date had such Pass-Through Rate been calculated at the applicable fixed rate (in the case of the Class AF Certificates and the Class S Certificates) or the Formula Rate (in the case of the Class AV Certificates and the Mezzanine Certificates), over (ii) the amount of interest distributable on such Certificates at the related Net WAC Rate for such Distribution Date and (B) the Net WAC Rate Carryover Amount for such Certificates for the previous Distribution Date, to the extent not paid on such previous Distribution Date, together with interest on such sum at a rate equal to the applicable fixed rate (in the case of the Class AF Certificates and the Class S Certificates) or the Formula Rate (in the case of the Class AV Certificates and the Mezzanine Certificates), in each case for the Accrual Period for the current Distribution Date.

                  "Net WAC Rate Carryover Reserve Account": The Net WAC Rate Carryover Reserve Account established and maintained pursuant to Section 4.12.

                  "New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust Fund if the Trust Fund has the right to renegotiate the terms of such lease.

                  "NIMS Insurer": Any insurer that guarantees certain payments under notes issued by a trust, the principal assets of which include the Class CE Certificates, the Class P Certificates and the Class R Certificates; provided, however the NIMS Insurer is not and will not be an Affiliate of the Depositor.

                  "Nonrecoverable Advance": Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not be ultimately recoverable from Late Collections, Insurance Proceeds, Liquidation Proceeds or condemnation proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Notional Amount": Immediately prior to any Distribution Date, with respect to the Class S Certificates, an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT3-S immediately prior to such Distribution Date. Immediately prior to any Distribution Date, with respect to the Class CE Certificates, the aggregate Uncertificated Principal Balance of the REMIC 3 Regular Interests (other than REMIC 3 Regular Interest LT3-S) immediately prior to such Distribution Date.

                  "Offering Circular": The Offering Circular Supplement dated September 16, 2002, together with the Offering Circular dated December 1, 1999, relating to Freddie Mac's Structured Pass-Through Certificates, Series T-049.

                  "Officers' Certificate": With respect to the Depositor, a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries. With respect to the Master Servicer, any officer or agent who is authorized to act for the Master Servicer, initially including those individuals whose names appear on the list of authorized officers delivered to the Trustee and the Guarantor on the Closing Date.

                  "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Master Servicer, acceptable to the Trustee and the Guarantor, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

                  "Optional Termination Date": The Distribution Date following the date on which the remaining aggregate Stated Principal Balance of the Mortgage Loans is equal to or less than 10% of the Maximum Collateral Amount.

                  "Original Class Certificate Principal Balance": With respect to the Class A Certificates, the Mezzanine Certificates, the Class CE Certificates and the Class P Certificates, the corresponding amounts set forth opposite such Class above in the Preliminary Statement.

                  "Original Pre-Funded Amounts": The Group I Original Pre-Funded Amount and the Group II Original Pre-Funded Amount.

                  "Overcollateralization Deficiency Amount": With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such Distribution Date).

                  "Overcollateralization Release Amount": With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

                  "Overcollateralization Step-up Trigger Event": With respect to a Distribution Date, the occurrence on such Distribution Date of either of the following: (i) the Cumulative Loss Step-up Trigger or (ii) the Delinquency Step-up Trigger.

                  "Overcollateralization Target Amount": With respect to any Distribution Date, an amount determined as follows:

                  (i) with respect to any Distribution Date occurring prior to the Stepdown Date, an amount equal to 0.80% of the Maximum Collateral Amount;

                  (ii) with respect to any Distribution Date occurring on or after the Stepdown Date if an Overcollateralization Step-up Trigger Event has not occurred for such Distribution Date, an amount equal to the greater of (x) 1.60% of the Pool Balance, after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and (y) 0.50% of the Maximum Collateral Amount; or

                  (iii) with respect to any Distribution Date occurring on or after a Stepdown Date if an Overcollateralization Step-up Trigger Event has occurred for such Distribution Date, an amount equal to the lesser of (x) the greater of (i) 3.20% of the Pool Balance, after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and (ii) 0.50% of the Maximum Collateral Amount and
(y) 0.80% of the Maximum Collateral Amount;

                  Notwithstanding the foregoing, at the sole and absolute discretion of the Guarantor (with the confirmation of the Rating Agencies), the Overcollateralization Target Amount for any Distribution Date may be reduced to an amount less than the Overcollateralization Target Amount that would otherwise be in effect as determined above.

                  "Overcollateralized Amount": For any Distribution Date, the amount, equal to (i) the Pool Balance (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) plus any amount remaining in the Pre-Funding Accounts minus
(ii) the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates as of such Distribution Date (after giving effect to all amounts distributable and allocable to principal on the Class A Certificates, the Mezzanine Certificates and the Class P Certificates on such Distribution Date).

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "Pass-Through Rate": As to any Distribution Date and with respect to:

                  (i) the Class AF-1 Certificates, the lesser of (x) 2.57% per annum and (y) the Pool Net WAC Rate for such Distribution Date;

                  (ii) the Class AF-2 Certificates, the lesser of (x) 2.97% per annum and (y) the Pool Net WAC Rate for such Distribution Date;

                  (iii) the Class AF-3 Certificates, the lesser of (x) 3.41% per annum and (y) the Pool Net WAC Rate for such Distribution Date;

                  (iv) the Class AF-4 Certificates, the lesser of (x) 4.16% per annum and (y) the Pool Net WAC Rate for such Distribution Date;

                  (v) the Class AF-5 Certificates, the lesser of (x) on and prior to the Optional Termination Date, 4.95% per annum and after the Optional Termination Date, 5.45% per annum and (y) the Pool Net WAC Rate for such Distribution Date;

                  (vi) the Class AF-6 Certificates, the lesser of (x) on and prior to the Optional Termination Date, 4.44% per annum and after the Optional Termination Date, 4.94% per annum and (y) the Pool Net WAC Rate for such Distribution Date;

                  (vii) the Class AV Certificates and the Mezzanine Certificates, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Pool Net WAC Rate for such Distribution Date;

                  (viii) the Class S Certificates, a per annum rate equal to the lesser of (A) 5.50% for the 1st Distribution Date through the 10th Distribution Date, 3.50% for the 11th Distribution Date through the 20th Distribution Date, 1.50% for the 21st Distribution Date through the 30th Distribution Date and 0.00% thereafter and (B) the related Net WAC Rate for such Distribution Date; provided, however, for federal income tax purposes and under the REMIC Provisions, (A) the Class S Certificates will not have a Pass-Through Rate, (B) the Monthly Interest Distributable Amount for the Class S Certificates and any Distribution Date will be deemed to be the Uncertificated Accrued Interest for REMIC 3 Regular Interest LT3-S1, REMIC 3 Regular Interest LT3-S2 and REMIC 3 Regular Interest LT3-S3 for such Distribution Date and (C) the Interest Distributable Amount for the Class S Certificates and any Distribution Date will be deemed to be 100% of the amount distributed on REMIC 3 Regular Interest LT3-S1, REMIC 3 Regular Interest LT3-S2 and REMIC 3 Regular Interest LT3-S3 for such Distribution Date; and

                  (ix) the Class CE Certificates, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (L) below, and the denominator of which is the Uncertificated Principal Balance of the REMIC 3 Regular Interests. For purposes of calculating the Pass-Through Rate for the Class CE Certificates, the numerator is equal to the sum of the following components:

                  (A) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest LT3-AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT3-AA;

                  (B) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest LT3-AF1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT3-AF1;

                  (C) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest LT3-AF2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT3-AF2;

                  (D) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest LT3-AF3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT3-AF3;

                  (E) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest LT3-AF4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT3-AF4;

                  (F) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest LT3-AF5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT3-AF5;

                  (G) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest LT3-AF6 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT3-AF6;

                  (H) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest LT3-AV minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT3-AV;

                  (I) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest LT3-M1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT3-M1;

                  (J) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest LT3-M2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT3-M2;

                  (K) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest LT3-ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT3-ZZ; and

                  (L) 100% of the interest on REMIC 3 Regular Interest LT3-P.

                  "Paying Agent": Any paying agent appointed pursuant to Section 5.05.

                  "Percentage Interest": With respect to any Certificate (other than a Class R Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance or Notional Amount represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance or initial Notional Amount of the related Class. With respect to a Class R Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for each such Class totals 100%.

                  "Periodic Rate Cap": With respect to each Group II Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

                  "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Master Servicer, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, Freddie Mac senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

                  (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in the highest available rating category of S&P, the highest available rating category of Moody's, if rated by Moody's and the highest rating category of Fitch, if rated by Fitch, and provided that each such investment has an original maturity of no more than 365 days; (B) any other demand or time deposit or deposit which is fully insured by the FDIC; and (C) short-term Freddie Mac participation certificates and other short-term Freddie Mac guaranteed mortgage-backed securities;

                  (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A-1+ or higher by S&P, rated P-1 or higher by Moody's and rated F-1+ or higher by Fitch, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest or (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (C), be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by a Rating Agency in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest- bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by a Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee or an affiliate thereof having a rating by S&P of "AAA" or higher if rated by S&P, a rating by Fitch of "AAA" or higher if rated by Fitch and a rating by Moody's of "Aaa," "Aa1" or "Aa2"; and

                  (vii) if previously confirmed in writing to the Trustee and the Rating Agencies and consented to by the NIMS Insurer, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Guarantor; provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

                  "Permitted Transferee": Any transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

                  "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Pool Balance": As of any date, the aggregate of the Principal Balances of all Mortgage Loans in both Loan Groups as of such date.

                  "Pool Net WAC Rate": A per annum rate (not less than zero) equal to the weighted average of:

                  (a) the Uncertificated REMIC 2 Pass-Through Rate with respect to REMIC 2 Regular Interest LT2-A for such Distribution Date weighted on the basis of the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2-A;

                  (b) the excess of (i) the Uncertificated REMIC 2 Pass-Through Rate with respect to REMIC 2 Regular Interest LT2-B for such Distribution Date over (ii) 5.50% for the 1st Distribution Date through the 10th Distribution Date, 3.50% for the 11th Distribution Date through the 20th Distribution Date, 1.50% for the 21st Distribution Date through the 30th Distribution Date and 0.00% thereafter, weighted on the basis of the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2-B; and

                  (c) the Uncertificated REMIC 2 Pass-Through Rate with respect to REMIC 2 Regular Interest LT2-P for such Distribution Date weighted on the basis of the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2-P.

                  "Pre-Funding Accounts": The Group I Pre-Funding Account and the Group II Pre-Funding Account.

                  "Prepayment Assumption": As defined in the Information
Circular.

                  "Prepayment Charge": With respect to any Prepayment Period, any premium, fee or charge payable by the Mortgagor in connection with any Principal Prepayment pursuant to the terms of the related Mortgage Note as from time to time held as a part of the Trust Fund, the Prepayment Charges so held being identified in the Prepayment Charge Schedule (other than any Master Servicer Prepayment Charge Payment Amount).

                  "Prepayment Charge Schedule": As of any date, the list of Prepayment Charges included in the Trust Fund on such date, attached hereto as
Schedule 2 (including the Prepayment Charge Summary attached thereto) as supplemented by each schedule of Subsequent Mortgage Loans which by their terms have Prepayment Charges. The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

                  (i)      the Mortgage Loan identifying number;

                  (ii)     a code indicating the type of Prepayment Charge;

                  (iii) the date on which the first Monthly Payment was due on the related Mortgage Loan;

                  (iv)     the term of the related Prepayment Charge;

                  (v) the original Principal Balance of the related Mortgage Loans; and

                  (vi) the Principal Balance of the related Mortgage Loan as of the applicable Cut-off Date (or the related Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan).

                  The Prepayment Charge Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement and a copy of each related amendment shall be furnished by the Master Servicer to the NIMS Insurer, the Guarantor and the Rating Agencies.

                  "Prepayment Interest Excess": With respect to any Distribution Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a principal payment that was applied by the Master Servicer to reduce the outstanding principal balance of such loan on a date on or prior to the related Determination Date but after the end of the calendar month preceding such Determination Date, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the last date through which interest is collected from the related Mortgagor. The Master Servicer may withdraw such Prepayment Interest Excess from the Collection Account in accordance with
Section 3.05(a)(iv).

                  "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment that was applied by the Master Servicer to reduce the outstanding principal balance of such loan on a date during the related Prepayment Period up to and including the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the day after the last date through which interest is collected from the related Mortgagor and ending on the last day of the calendar month preceding such Distribution Date. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 4.04(e).

                  "Prepayment Period": With respect to any Distribution Date, the period commencing on the day after the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, commencing on October 1, 2002) and ending on the Determination Date in the calendar month in which such Distribution Date occurs.

                  "Prime Rate": The prime rate of United States money center commercial banks as published in THE WALL STREET JOURNAL.

                  "Principal Balance": As to any Mortgage Loan and any day, other than a Liquidated Mortgage Loan, the related Cut-off Date Principal Balance, minus all collections credited against the Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

                  "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

                  "Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

                  "Principal Remittance Amount": With respect to any Distribution Date, the sum of (i) each scheduled payment of principal collected or advanced on the Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Mortgage Loans applied by the Master Servicer during the related Prepayment Period, (iii) the principal portion of all Net Liquidation Proceeds and Insurance Proceeds received during the related Prepayment Period, (iv) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan, required to be deposited to the Collection Account during the related Prepayment Period, (v) the principal portion of any Substitution Adjustments deposited in the Collection Account during the related Prepayment Period, (vi) with respect to the Distribution Date immediately following the end of the Funding Period, any amounts in the Pre-Funding Accounts after giving effect to any purchase of Subsequent Mortgage Loans and (vii) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 10.01, that portion of the Termination Price in respect of principal on the Mortgage Loans.

                  "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, 3.16 or 10.01, and as confirmed by an Officers' Certificate from the Master Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer, which payment or advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.04,
(iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.13 and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Master Servicer, the Guarantor, the NIMS Insurer or the Trustee in respect of the breach or defect giving rise to the purchase obligation.

                  "Qualified Insurer": Any insurance company acceptable to the Guarantor.

                  "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding principal balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than the Mortgage Rate on the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of the Deleted Mortgage Loan, (iii) if a Group II Mortgage Loan, have a Maximum Mortgage Rate not less than and not more than 1% in excess of the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) if a Group II Mortgage Loan, have a Minimum Mortgage Rate not less than and not more than 1% in excess of the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) if a Group II Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (vi) if a Group II Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, have the same Index as the Deleted Mortgage Loan and have the same Adjustment Date frequency after the first Adjustment Date as the Deleted Mortgage Loan (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) be current as of the date of substitution and have not been 30 or more days delinquent since origination, (ix) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (x) have a risk grading determined by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xi) have been reunderwritten by the Seller (in its capacity as originator) in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xii) conform to each representation and warranty set forth in Section 2.04 hereof applicable to the Deleted Mortgage Loan, (xiii) have an original Principal Balance within the dollar amount limits prescribed by Freddie Mac for conforming one- to four-family mortgage loans,
(xiv) [reserved], (xv) have a Prepayment Charge provision at least equal to the Prepayment Charge provision in the Deleted Mortgage Loan and (xvi) be approved by the Guarantor. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

                  Notwithstanding the foregoing, within 90 days following the Startup Day, the Depositor, with the consent of the Guarantor, shall be permitted to substitute (1) Mortgage Loans with a Principal Balance not to exceed 10.00% of the sum of the Cut-off Date Principal Balance of the Initial Mortgage Loans and the Original Pre-Funded Amounts and (2) any Mortgage Loan rejected by the Guarantor in its due diligence review. In the case of (1) and
(2) above, such substitution shall be effected in accordance with Section 2.03 and Section 2.08.

                  "Rating Agency or Rating Agencies": Fitch, Moody's and S&P or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor and acceptable to the Guarantor, notice of which designation shall be given to the Trustee and Master Servicer.

                  "Realized Loss": With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Mortgage Loan.

                  "Record Date": With respect to (i) the Class AV Certificates and the Mezzanine Certificates, the close of business on the Business Day immediately preceding the related Distribution Date and (ii) the Class AF Certificates, the Class S Certificates, the Class CE Certificates, the Class P Certificates, the Class R Certificates and any Book-Entry Certificate which becomes a Definitive Certificate, the close of business on the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs.

                  "Regular Certificate": Any of the Class A Certificates, the Mezzanine Certificates, the Class S Certificates, the Class CE Certificates or the Class P Certificates.

                  "Regular Interest": A "regular interest" within the meaning of
Section 860G of the Code.

                  "Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  "Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than
(ii) one month's interest on the Principal Balance of such Mortgage Loan at the Mortgage Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

                  "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  "REMIC 1": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to a portion of which a REMIC election is to be made, such trust consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof (excluding all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date), (ii) any related REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby) relating to the Mortgage Loans, (v) the obligations of the Guarantor to the Holders of the Guaranteed Certificates under the Guarantee and (vi) the Collection Account, the Distribution Account and any REO Account and such assets that are deposited therein from time to time (other than amounts therein representing any Master Servicer Prepayment Charge Payment Amount, the Pre-Funding Accounts, the Interest Coverage Accounts, the Net WAC Rate Carryover Reserve Account, the Excess Net WAC Rate Reserve Fund and any Subsequent Mortgage Loan Interest).

                  "REMIC 1 Regular Interest LT1-A": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1-A shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 1 Regular Interest LT1-B": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1-B shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 1 Regular Interest LT1-C": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1-C shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 1 Regular Interest LT1-D": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1-D shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 1 Regular Interest LT1-P": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1-P shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 1 Regular Interests": REMIC 1 Regular Interest LT1-A, REMIC 1 Regular Interest LT1-B, REMIC 1 Regular Interest LT1-C, REMIC 1 Regular Interest LT1-D and REMIC 1 Regular Interest LT1-P.

                  "REMIC 2": The segregated pool of assets consisting of all of the REMIC 1 Regular Interests and conveyed in trust to the Trustee, for the benefit of REMIC 2, as holder of the REMIC 2 Regular Interests, and the Class R Certificateholders, as holders of the Class R-2 Interest, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC 2 Regular Interest LT2-A": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2- A shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 2 Regular Interest LT2-B": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2- B shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 2 Regular Interest LT2-P": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-P shall be entitled to any Prepayment Charges relating to the Mortgage Loans collected by the Master Servicer, shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to a distribution of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 2 Regular Interests": REMIC 2 Regular Interest LT2-A, REMIC 2 Regular Interest LT2-B and REMIC 1 Regular Interest LT1-P.

                  "REMIC 3": The segregated pool of assets consisting of all of the REMIC 2 Regular Interests and conveyed in trust to the Trustee, for the benefit of REMIC 3, as holder of the REMIC 3 Regular Interests, and the Class R Certificateholders, as holders of the Class R-3 Interest, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC 3 Interest Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) the sum of the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and the amount on deposit in the Pre-Funding Accounts and (ii) the Uncertificated REMIC 3 Pass- Through Rate for REMIC 3 Regular Interest LT3-AA minus the Marker Rate, divided by (b) 12.

                  "REMIC 3 Overcollateralization Target Amount": 1% of the Overcollateralization Target Amount.

                  "REMIC 3 Overcollateralized Amount": With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balances of the REMIC 3 Regular Interests minus (ii) the aggregate Uncertificated Principal Balances of REMIC 3 Regular Interest LT3-AF1, REMIC 3 Regular Interest LT3-AF2, REMIC 3 Regular Interest LT3-AF3, REMIC 3 Regular Interest LT3-AF4, REMIC 3 Regular Interest LT3-AF5, REMIC 3 Regular Interest LT3-AF6, REMIC 3 Regular Interest LT3-AV, REMIC 3 Regular Interest LT3-M1 and REMIC 3 Regular Interest LT3- M2, in each case as of such date of determination.

                  "REMIC 2 Principal Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) the sum of the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and the amount on deposit in the Pre-Funding Accounts and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC 3 Regular Interest LT- AF1, REMIC 3 Regular Interest LT3-AF2, REMIC 3 Regular Interest LT3-AF3, REMIC 3 Regular Interest LT3-AF4, REMIC 3 Regular Interest LT3-AF5, REMIC 3 Regular Interest LT3-AF6, REMIC 3 Regular Interest LT3-AV, REMIC 3 Regular Interest LT3-M1 and REMIC 3 Regular Interest LT3-M2, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 3 Regular Interest LT-AF1, REMIC 3 Regular Interest LT3-AF2, REMIC 3 Regular Interest LT3-AF3, REMIC 3 Regular Interest LT3-AF4, REMIC 3 Regular Interest LT3-AF5, REMIC 3 Regular Interest LT3-AF6, REMIC 3 Regular Interest LT3-AV, REMIC 3 Regular Interest LT3-M1 and REMIC 3 Regular Interest LT3-M2.

                  "REMIC 3 Regular Interest LT3-AA": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT3-AA shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 3 Regular Interest LT3-AF1": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT3-AF1 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 3 Regular Interest LT3-AF2": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT3-AF2 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 3 Regular Interest LT3-AF3": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT3-AF3 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 3 Regular Interest LT3-AF4": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT3-AF4 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 3 Regular Interest LT3-AF5": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT3-AF5 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 3 Regular Interest LT3-AF6": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT3-AF6 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 3 Regular Interest LT3-AV": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT3-AV shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 3 Regular Interest LT3-M1": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT3-M1 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 3 Regular Interest LT3-M2": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT3-M2 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 3 Regular Interest LT3-P": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT3-P shall be entitled to any Prepayment Charges relating to the Mortgage Loans collected by the Master Servicer, shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to a distribution of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 3 Regular Interest LT3-S1": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT3-S1 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate on its Uncertificated Notional Amount outstanding from time to time.

                  "REMIC 3 Regular Interest LT3-S2": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT3-S2 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate on its Uncertificated Notional Amount outstanding from time to time.

                  "REMIC 3 Regular Interest LT3-S3": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT3-S3 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate on its Uncertificated Notional Amount outstanding from time to time.

                  "REMIC 3 Regular Interest LT3-ZZ": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT3-ZZ shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 3 Regular Interests": REMIC 3 Regular Interest LT3-AA, REMIC 3 Regular Interest LT3- AF1, REMIC 3 Regular Interest LT3-AF2, REMIC 3 Regular Interest LT3-AF3, REMIC 3 Regular Interest LT3-AF4, REMIC 3 Regular Interest LT3-AF5, REMIC 3 Regular Interest LT3-AF6, REMIC 3 Regular Interest LT3-AV, REMIC 3 Regular Interest LT3-M1, REMIC 3 Regular Interest LT3-M2, REMIC 3 Regular Interest LT3-S1, REMIC 3 Regular Interest LT3-S2, REMIC 3 Regular Interest LT3-S3, REMIC 3 Regular Interest LT3-P and REMIC 3 Regular Interest LT3-ZZ.

                  "REMIC 4": The segregated pool of assets consisting of all of the REMIC 3 Regular Interests and conveyed in trust to the Trustee, for the benefit of REMIC 4, as holder of the Regular Certificates and the Class R Certificateholders, as holders of the Class R-4 Interest, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

                  "REO Account": The account or accounts maintained by the Master Servicer in respect of an REO Property pursuant to Section 3.13(b).

                  "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

                  "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month's interest at the applicable Net Mortgage Rate on the Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the close of business on the Distribution Date in such calendar month.

                  "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section
10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.13 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Master Servicer pursuant to Section 3.13 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

                  "REO Property": A Mortgaged Property acquired by the Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.13.

                  "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit C attached hereto.

                  "Residential Dwelling": Any one of the following: (i) a detached or attached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae or Freddie Mac eligible condominium project, (iv) a manufactured home, or (v) a detached or attached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

                  "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

                  "Responsible Officer": When used with respect to the Trustee, any director, any vice president, any assistant vice president, any associate, any assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

                  "Seller": Ameriquest Mortgage Company, a Delaware corporation or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

                  "Servicing Advances": The customary and reasonable "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property,
(ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management (including reasonable fees in connection therewith) and liquidation of the REO Property and (iv) compliance with the obligations under Sections 3.01, 3.03, 3.08 and 3.13. The Master Servicer shall not be required to make any Servicing Advance in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, would not be ultimately recoverable from related Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full or in part made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any subservicer as permitted under Section 6.06 as its servicing compensation.

                  "Servicing Fee Rate": 0.50% per annum.

                  "Servicing Officer": Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

                  "Servicing Standard": Shall mean the standards set forth in the first paragraph of Section 3.01.

                  "Servicing Transfer Costs": All reasonable costs and expenses incurred by the Trustee in connection with the transfer of servicing from a predecessor master servicer, including without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee (as successor Master Servicer) to service the Mortgage Loans in accordance with this Agreement.

                  "Startup Day":  As defined in Section 9.01(b) hereof.

                  "Stated Principal Balance": With respect to any Mortgage Loan:
(a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the applicable Cut- off Date, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Master Servicer and distributed pursuant to Section
4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section
4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Master Servicer as recoveries of principal, to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Due Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

                  "Stepdown Date": The later to occur of (x) the Distribution Date in May 2005 and (y) the first Distribution Date on which the Pool Balance (after giving effect to the principal portion of Monthly Payments due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) is equal to or less than 50% of the Maximum Collateral Amount.

                  "Subsequent Cut-off Date": With respect to any Subsequent Mortgage Loans to be acquired by the Trust Fund on a Subsequent Transfer Date, the Cut-off Date for those Subsequent Mortgage Loans, as determined pursuant to the definition of Cut-off Date herein.

                  "Subsequent Group I Mortgage Loan": A Subsequent Mortgage Loan to be included in Loan Group I.

                  "Subsequent Group II Mortgage Loan": A Subsequent Mortgage Loan to be included in Loan Group II.

                  "Subsequent Mortgage Loan": A Mortgage Loan sold by the Depositor to the Trust Fund pursuant to Section 2.08, such Mortgage Loan being identified on the Mortgage Loan Schedule attached to a Subsequent Transfer Instrument.

                  "Subsequent Mortgage Loan Interest": Any amount constituting a monthly payment of interest received or advanced at the Net Mortgage Rate (adjusted for payments of the Guarantee Fee and the Trustee Fee) with respect to
(i) a Subsequent Group I Mortgage Loan during the Due Period relating to the first Distribution Date in excess of 4.8259% per annum, (ii) a Subsequent Group I Mortgage Loan during the Due Period relating to the second Distribution Date in excess of 4.5074% per annum, (iii) a Subsequent Group II Mortgage Loan during the Due Period relating to the first Distribution Date in excess of 4.470% per annum and (iv) a Subsequent Group II Mortgage Loan during the Due Period relating to the second Distribution Date in excess of 3.0322% per annum. The Subsequent Mortgage Loan Interest shall be distributable to the Class CE Certificates. The Subsequent Mortgage Loan Interest shall not be an asset of any REMIC.

                  "Subsequent Mortgage Loan Purchase Agreement": The agreement among the Depositor and the Seller, regarding the transfer of the Subsequent Mortgage Loans by the Seller to the Depositor.

                  "Subsequent Transfer Date": With respect to each Subsequent Transfer Instrument, the date on which the related Subsequent Mortgage Loans are sold to the Trust Fund.

                  "Subsequent Transfer Instrument": Each Subsequent Transfer Instrument, dated as of a Subsequent Transfer Date, executed by the Trustee and the Depositor substantially in the form attached hereto as Exhibit S, by which Subsequent Mortgage Loans are transferred to the Trust Fund.

                  "Substitution Adjustment": As defined in Section 2.03(c) hereof.

                  "Tax Matters Person": The tax matters person appointed pursuant to Section 9.01(e) hereof.

                  "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust's REMICs in its capacity as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                  "Terminated REMIC":  As defined in Section 10.02.

                  "Termination Price":  As defined in Section 10.01(a) hereof.

                  "Terminator":  As defined in Section 10.01.

                  "Three-Month Rolling Delinquency Percentage": With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is (x) the sum (without duplication) of the aggregate of the Principal Balances of all Mortgage Loans that are (i) 60 or more days Delinquent, (ii) in bankruptcy and 60 or more days Delinquent, (iii) in foreclosure and 60 or more days Delinquent or (iv) REO Properties, and the denominator of which is (y) the aggregate of the Principal Balances of the Mortgage Loans, in the case of both
(x) and (y), as of the close of business on the last Business Day of each of the three most recent calendar months.

                  "Trigger Event": A Trigger Event has occurred with respect to any Distribution Date if (i) the Delinquency Percentage exceeds 16.00% or (ii) the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the related Due Period and the denominator of which is the aggregate Stated Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, exceeds the applicable percentages set forth below with respect to such Distribution Date:



    DISTRIBUTION DATE OCCURRING IN              PERCENTAGE
    ------------------------------              ----------

November 2002 through October 2003                 1.50%
November 2003 through October 2004                 2.25%
November 2004 through October 2005                 2.85%
November 2005 through October 2006                 3.60%
November 2006 and thereafter                       4.25%

                  "Trust Fund": All of the assets of Ameriquest Mortgage Securities Inc., Series 2002-C, which is the trust created hereunder consisting of REMIC 1, REMIC 2, REMIC 3, REMIC 4 and the Net WAC Rate Carryover Reserve Account, the Excess Net WAC Rate Reserve Fund, the Pre- Funding Accounts, the Trust Fund's rights in the

Interest Coverage Accounts, the Master Servicer Prepayment Charge Payment Amounts and any Subsequent Mortgage Loan Interest.

                  "Trust REMIC": Any of REMIC 1, REMIC 2, REMIC 3 and REMIC 4.

                  "Trustee": Deutsche Bank National Trust Company, a national banking association, or any successor trustee appointed as herein provided.

                  "Trustee Fee": The amount payable to the Trustee on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder, which amount shall equal one-twelfth of the product of (i) the Trustee Fee Rate, multiplied by (ii) the aggregate Principal Balance of the Mortgage Loans and any REO Properties and any amount in the Pre-Funding Accounts as of the second preceding Due Date (or, in the case of the first Distribution Date, as of the Cut-off Date), and (iii) the Trustee's entitlement to all income from the investment of funds in the Distribution Account.

                  "Trustee Fee Rate": 0.0016% per annum.

                  "Trustee Remittance Report":  As defined in Section 4.05(a).

                  "Trustee Reporting Date": With respect to any Distribution Date, the fifth Business Day prior to such Distribution Date.

                  "Uncertificated Accrued Interest": With respect to each Uncertificated REMIC Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance or Uncertificated Notional Amount of such Uncertificated REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by the amount of all shortfalls in respect of interest deemed allocated to the related Uncertificated REMIC Regular Interest pursuant to Section 1.03 or Section 4.09.

                  "Uncertificated Notional Amount": With respect to REMIC 3 Regular Interest LT3-S1, REMIC 3 Regular Interest LT3-S2 and REMIC 3 Regular Interest LT3-S3 and any date of determination, the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2-B for such Distribution Date.

                  "Uncertificated Pass-Through Rate": The Uncertificated REMIC 1 Pass-Through Rate, the Uncertificated REMIC 2 Pass-Through Rate and the Undercertificated REMIC 3 Pass-Through Rate.

                  "Uncertificated Principal Balance": With respect to each related Uncertificated REMIC Regular Interest, the amount of such Uncertificated REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each Uncertificated REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each Uncertificated REMIC Regular Interest shall be reduced by all distributions of principal made on such Uncertificated REMIC Regular Interest on such Distribution Date pursuant to
Section 4.08 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in
Section 4.09, and the Uncertificated Principal Balances of REMIC 3 Regular Interest LT3-ZZ shall be increased by interest deferrals as provided in Section
4.08. The Uncertificated Principal Balance of each Uncertificated REMIC Regular Interest that has an Uncertificated Principal Balance shall never be less than zero.

                  "Uncertificated REMIC Regular Interests": The REMIC 1 Regular Interests, the REMIC 2 Regular Interests and the REMIC 3 Regular Interests.

                  "Uncertificated REMIC 1 Pass-Through Rate": With respect to REMIC 1 Regular Interest LT1-A, REMIC 1 Regular Interest LT1-B and REMIC 1 Regular Interest LT1-P, the weighted average of the Adjusted Net Mortgage Rates (less the Guarantee Fee Rate) of the Initial Group I Mortgage Loans for such Distribution Date;

provided, however, with respect to REMIC 1 Regular Interest LT1-B, (i) for the first Distribution Date, 4.8259%, (ii) for the second Distribution Date, 4.5074% and (iii) for each Distribution Date thereafter, the weighted average of the Adjusted Net Mortgage Rates (less the Guarantee Fee Rate) of the Group I Mortgage Loans for such Distribution Date. With respect to REMIC 1 Regular Interests LT1-C and LT1-D, the weighted average of the Adjusted Net Mortgage Rates (less the Guarantee Fee Rate) of the Initial Group II Mortgage Loans for such Distribution Date; provided, however, with respect to REMIC 1 Regular Interest LT2-D, (i) for the first Distribution Date, 4.470%, (ii) for the second Distribution Date, 3.0322% and (iii) for each Distribution Date thereafter, the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans for such Distribution Date.

                  "Uncertificated REMIC 2 Pass-Through Rate": With respect to the REMIC 2 Regular Interests, the weighted average of the Uncertificated REMIC 1 Pass-Through Rates on the REMIC 1 Regular Interests, weighted on the basis of their respective Uncertificated Principal Balances.

                  "Uncertificated REMIC 3 Pass-Through Rate": With respect to the REMIC 3 Regular Interests (other than REMIC 3 Regular Interest LT3-S1, REMIC 3 Regular Interest LT3-S2 and REMIC 3 Regular Interest LT3-S3), the Pool Net WAC Rate. With respect to REMIC 3 Regular Interests LT3-S1 for the 1st Distribution Date through the 10th Distribution Date, the lesser of (x) 2.00% per annum and
(y) the weighted average of the REMIC 2 Regular Interests, weighted on the basis of their respective Uncertificated Principal Balances, and 0.00% thereafter. With respect to REMIC 3 Regular Interests LT3-S2 for the 1st Distribution Date through the 20th Distribution Date, the lesser of (x) 2.00% per annum and (y) the weighted average of the REMIC 2 Regular Interests, weighted on the basis of their respective Uncertificated Principal Balances, and 0.00% thereafter. With respect to REMIC 3 Regular Interests LT3-S3 for the 1st Distribution Date through the 30th Distribution Date, the lesser of (x) 1.50% per annum and (y) the weighted average of the REMIC 2 Regular Interests, weighted on the basis of their respective Uncertificated Principal Balances, and 0.00% thereafter

                  "United States Person" or "U.S. Person": A citizen or resident of the United States, a corporation, partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury regulations) provided that, for purposes solely of the restrictions on the transfer of Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. The term "United States" shall have the meaning set forth in Section 7701 of the Code or successor provisions.

                  "Unpaid Interest Shortfall Amount": With respect to any Class of Class A Certificates, any Class of Mezzanine Certificates, the Class S Certificates and the Class CE Certificates and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not distributed on the Certificates of such Class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class for the related Accrual Period. Because the Monthly Interest Distributable Amount for any Class of Certificates, by definition, is limited to interest on such Class at the Pass-Through Rate thereon, any Net WAC Rate Carryover Amount, by definition, will not be included within any Unpaid Interest Shortfall Amount with respect to the Class A Certificates, the Mezzanine Certificates or the Class S Certificates.

                  "Value": With respect to any Mortgage Loan, and the related Mortgaged Property, the lesser of:

                  (i) the lesser of (a) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac, and (b) the value thereof as determined by an internal prefunding review appraisal conducted by the Seller (if applicable) in the event any such internal prefunding review appraisal determines an appraised value more than 10% lower than the value thereof, as determined by the appraisal referred to in clause
         (i)(a) above; and

                  (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a refinanced Mortgage Loan (which is a Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property) or a Mortgage Loan originated in connection with a "lease option purchase" if the "lease option purchase price" was set 12 months or more prior to origination, such value of the Mortgaged Property is based solely upon clause (i) above.

                  "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates shall have 97% of the Voting Rights (allocated as follows: 66.67% to the Holders of the Class A Certificates, 32.33% to the Holders of the Mezzanine Certificates and 1.00% to the Holders of the Class CE Certificates), the Class S Certificates shall have 1% of the Voting Rights, the Class P Certificates shall have 1% of the Voting Rights and the Class R Certificates shall have 1% of the Voting Rights. The Voting Rights allocated to any Class of Certificates (other than the Class P Certificates and the Class R Certificates) shall be allocated among all Holders of each such Class in proportion to the outstanding Certificate Principal Balance or Notional Amount of such Certificates and the Voting Rights allocated to the Class P Certificates and the Class R Certificates shall be allocated among all Holders of each such Class in proportion to such Holders' respective Percentage Interest; provided, however that when none of the Regular Certificates are outstanding, 100% of the Voting Rights shall be allocated among Holders of the Class R Certificates in accordance with such Holders' respective Percentage Interests in the Certificates of such Class. Notwithstanding any of the foregoing, on any date on which any Guaranteed Certificates are outstanding or any amounts are owed the Guarantor under this Agreement, all of the Voting Rights allocated to all Classes of Certificates shall be vested in the Guarantor.

                  "Written Order to Authenticate": A written order by which the Depositor directs the Trustee to issue the Certificates.

                  SECTION 1.02.     Accounting.

                  Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions. References to "unscheduled collections of principal" in the parenthetical "(after giving effect to the principal portion of Monthly Payments due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period)", which appears in the definitions of Guaranteed Principal Distribution Amount, Overcollateralized Amount and Overcollateralization Deficiency Amount and in Section 4.03, shall not be construed to include "pay aheads" to the extent that such "pay aheads" are Monthly Payments due during a succeeding Due Period.

                  SECTION 1.03.     Allocation of Certain Shortfalls.

                  (a) For purposes of calculating the amount of the Monthly Interest Distributable Amount and the amount of the Interest Distributable Amount for each of the Class A Certificates, the Mezzanine Certificates, the Class S Certificates and the Class CE Certificates for any Distribution Date,
(1) the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 4.04(e)) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, among the Class CE Certificates on a PRO RATA basis based on and to the extent of one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate and, thereafter, among the Class A

Certificates, the Mezzanine Certificates and the Class S Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance or Notional Amount of each such Certificate and (2) the aggregate amount of any Realized Losses incurred for any Distribution Date shall be allocated among the Class CE Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate.

                  (b) For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1 Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 4.04(e)) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated (i) with respect to the Group I Mortgage Loans, to REMIC 1 Regular Interest LT1-A and REMIC 1 Regular Interest LT1-B, in each case to the extent of one month's interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Principal Balance of each such Uncertificated REMIC 1 Interest; provided, however, with respect to the first two Distribution Dates, such amounts relating to the Initial Group I Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT1-A and such amounts relating to the Subsequent Group I Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT1-B and (ii) with respect to the Group II Mortgage Loans, to REMIC 1 Regular Interest LT1-C and REMIC 1 Regular Interest LT1-D, in each case to the extent of one month's interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Principal Balance of each such Uncertificated REMIC 1 Interest; provided, however, with respect to the first two Distribution Dates, such amounts relating to the Initial Group II Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT1-C and such amounts relating to the Subsequent Group II Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT1-D.

                  (c) For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 2 Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 4.04(e)) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first to REMIC 2 Regular Interest LT2-A and then to REMIC 2 Regular Interest LT2-B, in each case to the extent of one month's interest at the then applicable respective Uncertificated REMIC 2 Pass-Through Rate on the respective Uncertificated Principal Balance of each such Uncertificated REMIC 2 Interest.

                  (d) For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 3 Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 4.04(e)) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC 3 Regular Interest LT3-AA and REMIC 3 Regular Interest LT3-ZZ up to an aggregate amount equal to the REMIC 3 Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC 3 Regular Interest LT3-AF1, REMIC 3 Regular Interest LT3-AF2, REMIC 3 Regular Interest LT3-AF3, REMIC 3 Regular Interest LT3-AF4, REMIC 3 Regular Interest LT3-AF5, REMIC 3 Regular Interest LT3-AF6, REMIC 3 Regular Interest LT3-AV, REMIC 3 Regular Interest LT3-M1, REMIC 3 Regular Interest LT3-M2 and REMIC 3 Regular Interest LT3-ZZ PRO RATA based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 3 Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 3 Regular Interest.

                  SECTION 1.04.     Rights of the NIMS Insurer.

                  Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as (i) the NIMS Insurer has undertaken to guarantee certain payments of notes issued pursuant to the Indenture and (ii) the notes issued pursuant to the Indenture remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such notes; provided, however, the NIMS Insurer shall not have any rights hereunder so long as (i) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the Indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes. If a NIMS Insurer is appointed following the Closing Date, the Trustee shall give written notice thereof to the Guarantor within five (5) Business Days after such appointment.


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                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                  SECTION 2.01.     Conveyance of Mortgage Loans.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; (iv) the rights of the Depositor under the Mortgage Loan Purchase Agreement; (v) the Original Pre-Funded Amounts; (vii) all other assets included or to be included in the Trust Fund; and (viii) all proceeds of any of the foregoing. Such assignment includes all interest and principal due and received by the Depositor or the Master Servicer after the Cut-off Date with respect to the Mortgage Loans. The Depositor does hereby deliver to, and deposit with the Trustee, an executed copy of the Mortgage Loan Purchase Agreement (with a copy to the Guarantor), the Original Pre-Funded Amounts, the required deposit for the Interest Coverage Accounts and the required deposit for the Net WAC Rate Carryover Account, for the uses and purposes set forth herein, and the Trustee hereby acknowledges receipt of the same.

                  In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with the Trustee, or its designated agent (the "Custodian"), the following documents or instruments with respect to each Initial Mortgage Loan so transferred and assigned and the Depositor shall, in accordance with Section 2.08, deliver or cause to be delivered to, and deposited with the Trustee or the Custodian with respect to each Subsequent Mortgage Loan the following documents or instruments (each, a "Mortgage File"):

                  (i) the original Mortgage Note, bearing all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee, endorsed either (A) in blank, without recourse or (B) in the following form: "Pay to the order of Deutsche Bank National Trust Company, as Trustee for registered Holders of Ameriquest Mortgage Securities Inc., Series 2002-C, without recourse," or with respect to any lost Mortgage Note, an original Lost Note Affidavit; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance or Subsequent Cut-off Date Principal Balance, as applicable, of which is less than or equal to 1.00% of the Pool Balance as of the Cut-off Date or Subsequent Cut-off Date, as applicable;

                  (ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

                  (iii) an original Assignment of the Mortgage assigned either
         (A) in blank, without recourse, or (B) to "Deutsche Bank National Trust Company, as Trustee for registered Holders of Ameriquest Mortgage Securities Inc., Series 2002-C, without recourse";

                  (iv) an original of any intervening Assignment(s) of Mortgage showing a complete chain of Assignments from the originator to the last endorsee with evidence of recording thereon, or the original unrecorded intervening Assignment(s);

                  (v) the original or a certified copy of lender's title insurance policy or an attorney's opinion of title or similar guarantee of title acceptable to mortgage lenders generally in the jurisdiction where the


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



         Mortgaged Property is located, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company; and

                  (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

                  If any of the documents referred to in Section 2.01(ii), (iii) or (iv) above has as of the Closing Date (or the related Subsequent Transfer Date in the case of Subsequent Mortgage Loans) been submitted for recording but either (x) has not been returned from the applicable public recording office or
(y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian, on behalf of the Trustee, a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of
(y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee or the Custodian, on behalf of the Trustee, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.01(v) above, the Seller shall deliver or cause to be delivered to the Trustee or the Custodian, on behalf of the Trustee, promptly following receipt thereof, the original lender's title insurance policy. The Seller and the Depositor shall deliver or cause to be delivered to the Trustee or the Custodian, on behalf of the Trustee, promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

                  The Master Servicer (in its capacity as Seller) shall promptly (and in no event later than thirty (30) Business Days, subject to extension upon a mutual agreement among the Master Servicer, the Trustee and the Guarantor, following the later of (i) the Closing Date (or the related Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans), (ii) the date on which the Master Servicer receives the original Assignment from the Custodian and (iii) the date on which the Master Servicer receives the related Mortgage recordation information from the applicable recorder's office) submit or cause to be submitted for recording, at no expense to the Trust Fund or the Trustee, in the appropriate office for real property records, each Assignment referred to in Sections 2.01(iii) and (iv) above and shall execute each original Assignment referred to in section 2.01(iii) above in the following form: "Deutsche Bank National Trust Company, as Trustee for registered Holders of Ameriquest Mortgage Securities Inc., Series 2002-C, without recourse." In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Master Servicer (in its capacity as Seller) shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

                  Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of the Mortgages shall not be required to be completed and submitted for recording with respect to any Mortgage Loan only if the NIMS Insurer, the Guarantor, the Trustee and each Rating Agency has received an Opinion of Counsel, satisfactory in form and substance to the Trustee, the NIMS Insurer and the Guarantor on or before the Closing Date, to the effect that the recordation of such Assignment is not necessary to protect the Trustee's interest in the related Mortgage Loan; provided, further, however, notwithstanding the delivery of any Opinion of Counsel, each Assignment shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of: (i) direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Master Servicer Event of Termination, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof and (v) if the Seller is not the Master Servicer and with respect to any one Assignment, the occurrence of a bankruptcy of the Mortgagor under the related Mortgage or a foreclosure of the related Mortgage. If the Master Servicer (in its capacity as Seller) defaults in its obligation to pay the cost of recording the Assignments, such expense will be paid by the Master Servicer, and if the Master Servicer defaults in its obligation to pay the cost of recording the Assignments, such expense will be paid by the Trustee (and such default, if Ameriquest Mortgage Company is the Master Servicer, will constitute a Master Servicer Event of Termination as set forth in Section 7.01(a)(ii)). If such expense is paid by the Master Servicer (if the Master Servicer is not Ameriquest Mortgage Company or its successors, assigns or affiliates), such expense shall be reimbursable to the Master Servicer from amounts on deposit in the


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



Collection Account. If such expense is paid by the Trustee, such expense shall be advanced or reimbursable to the Trustee from amounts on deposit in the Collection Account or the Distribution Account.

                  If the Master Servicer (in its capacity as Seller) shall not have caused all such Assignments to be recorded in accordance with preceding paragraph, the Master Servicer shall deliver to the Trustee, with regard to those Mortgage Loans without recorded Assignments, a report containing the Borrower's name, loan number, address and mortgage recordation information to the extent received. Such report will be delivered to the Trustee, commencing in December 2002 and continuing every 60 days thereafter until all such Assignments have been recorded or all Mortgage recordation information regarding such Mortgage Loans have been received. The Master Servicer (in its capacity as Seller) shall furnish the Trustee, or its designated agent, with a copy of each Assignment submitted for recording.

                  In the event that any Mortgage Note is endorsed in blank as of the Closing Date in the case of Initial Mortgage Loans or the applicable Subsequent Transfer Date in the case of Subsequent Mortgage Loans, promptly following the Closing Date in the case of Initial Mortgage Loans or the applicable Subsequent Transfer Date in the case of Subsequent Mortgage Loans and in no event later than 45 days after the Closing Date in the case of Initial Mortgage Loans or the applicable Subsequent Transfer Date in the case of Subsequent Mortgage Loans, the Seller shall cause to be completed such endorsements "Pay to the order of Deutsche Bank National Trust Company, as Trustee for registered Holders of Ameriquest Mortgage Securities Inc., Series 2002-C, without recourse."

                  The Master Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution; provided, however, that the Master Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 270 days of its submission for recordation. In the event that the Master Servicer cannot provide a copy of such document certified by the public recording office within such 270 day period, the Master Servicer shall deliver to the Custodian, within such 270 day period, an Officers' Certificate of the Master Servicer with respect to any Mortgage Loans for which a copy of such document certified by the public recording office is unavailable which shall (A) identify the recorded document, (B) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (C) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, if known, and (D) specify the date the applicable recorded document is expected to be delivered to the Custodian, and, upon receipt of a copy of such document certified by the public recording office, the Master Servicer shall immediately deliver such document to the Custodian. In the event the appropriate public recording office will not certify as to the accuracy of such document, the Master Servicer shall deliver a copy of such document certified by an officer of the Master Servicer to be a true and complete copy of the original to the Custodian.

                  SECTION 2.02.     Acceptance of REMIC 1 by the Trustee.

                  Subject to the provisions of Section 2.01 and subject to any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges the receipt (or, with respect to Mortgage Loans subject to a custodial agreement, receipt by the respective Custodian the duly appointed agent of the Trustee), of the documents referred to in Section 2.01 (other than such documents described in Section 2.01(vi) unless applicable) above and all interests and all other assets included in the definition of "Trust Fund" and declares that it, or such Custodian as its agent, holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definitions of "REMIC 1" in trust for the exclusive use and benefit of all present and future Certificateholders and the Guarantor.

                  The Trustee agrees, for the benefit of the Guarantor and the Certificateholders, to review (or cause a Custodian on its behalf to review) each Mortgage Note on or before the Closing Date (or the related Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans) and to certify in substantially the form attached hereto as Exhibit D-3 (or cause a Custodian to so certify) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), the Trustee is in possession of the Mortgage Note. Within 45 days after the Closing Date (or, in the case of each Subsequent Mortgage Loan, after the applicable Subsequent Transfer Date or, with respect to any document delivered after the Startup Day, within 45 days of receipt thereof), the Trustee agrees, for the benefit of the Guarantor and the Certificateholders, to review (or cause a Custodian on its behalf to review) each Mortgage File and to certify to the Depositor, the Guarantor, the NIMS Insurer and the Master Servicer substantially in the form attached hereto as Exhibit D-1 that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(vi), unless applicable) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by it or the Custodian and are not mutilated, torn or defaced unless initialed by the related Mortgagor and relate to such Mortgage Loan and (iii) based on its or the Custodian's examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1), (2), (3), (7), (8), (9), (10), (18) and (20) of the
Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee (or the Custodian, as applicable) is under no duty or obligation to (i) inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (vi) of Section 2.01.

                  Prior to the date that is 180 days following the date of this Agreement, the Trustee shall deliver (or cause the Custodian to deliver) to the Depositor, the Guarantor, the NIMS Insurer and the Master Servicer a final certification in the form annexed hereto as Exhibit D-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon, with respect to all of the Initial Mortgage Loans and the Subsequent Mortgage Loans.

                  If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee (or the Custodian, as applicable) finds any document or documents constituting a part of a Mortgage File to be missing, mutilated, damaged, torn or defaced or does not conform to the requirements identified above, at the conclusion of its review the Trustee (or a Custodian on behalf of the Trustee) shall so notify the Seller, the Depositor, the Guarantor, the NIMS Insurer and the Master Servicer. In addition, upon the discovery by the Seller, the Depositor, the Guarantor, the NIMS Insurer or the Master Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement.

                  The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee for the benefit of the Certificateholders and the Guarantor and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

                  SECTION 2.03. Repurchase or Substitution of Mortgage Loans by the Seller; Payment of Master Servicer Prepayment Charge Payment Amounts.

                  (a) Upon discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement or in Section 2.04 in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders or the Guarantor (it being understood that with respect to the representations and warranties set forth in (xxxix) through (xlii) of Exhibit A to the Mortgage Loan Purchase Agreement, a breach of any such representation shall be deemed to materially adversely affect the interests of the Guarantor), the Trustee shall promptly notify the Seller, the Guarantor, the NIMS Insurer and the Master Servicer of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 90 days from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the Seller's obligation under the Mortgage Loan Purchase Agreement and cause the Seller to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 90 day period (subject to Section 2.03(d)); provided, however, that, in connection with any such breach that could not reasonably have been cured within such 90 day period, if the Seller shall have commenced to cure such breach within such 90 day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be delivered or caused to be delivered by the Seller to the Master Servicer for deposit in the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose). In lieu of repurchasing any such Mortgage Loan as provided above, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(c). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders and the Guarantor.

                  (b) The Seller hereby indemnifies and holds the Trust Fund, the Trustee, the Depositor, the Guarantor, the NIMS Insurer and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Depositor, the Guarantor, the NIMS Insurer and any Certificateholder may sustain in connection with any actions of the Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of Section 2.03, to the extent that any such action causes (a) any federal or state tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(l) of the Code or on "contributions after the startup date" under Section 860G(d)(l) of the Code, or (b) any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (c) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) shall be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Trustee (or a Custodian on behalf of the Trustee), for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution. The Trustee (or a Custodian on behalf of the Trustee) shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, shall review such documents as specified in
Section 2.02 and deliver to the Master Servicer, the Guarantor and the NIMS Insurer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit D-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Master Servicer, the Guarantor and the NIMS Insurer a certification substantially in the form of Exhibit D-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller.

For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Seller shall give or cause to be given written notice to the Guarantor not less than 10 Business Days prior to the related Determination Date of its intention to effect such substitution, and if such notice from the Seller to the Guarantor shall contain all information that the Guarantor may require to conduct its due diligence evaluation of each mortgage loan proposed to be substituted (including the complete and final data file of each such mortgage loan), then the Guarantor shall grant or withhold its approval of the mortgage loans proposed to be substituted not less than 3 Business Days prior to such Determination Date. The Seller shall give or cause to be given written notice to the Certificateholders, the Master Servicer, the Guarantor and the NIMS Insurer that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee, the Master Servicer, the Guarantor and the NIMS Insurer. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Seller, the Mortgage Loan Purchase Agreement, including, in the case of a substitution effected by the Seller all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement and all applicable representations and warranties thereof set forth in Section 2.04, in each case as of the date of substitution.

                  For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer shall determine the amount (the "Substitution Adjustment"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month's interest on such principal balance at the applicable Net Mortgage Rate. On the date of such substitution, the Seller will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the Substitution Adjustment, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Master Servicer of such deposit, shall release to the Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

                  In addition, the Seller shall obtain at its own expense and deliver to the Trustee, the NIMS Insurer and the Guarantor an Opinion of Counsel, to be delivered not less than 10 Business Days prior to the related Determination Date, to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or (b) any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel cannot be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

                  (d) Upon discovery by the Seller, the Master Servicer, the Guarantor, the NIMS Insurer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties to this Agreement. In connection therewith, the Seller shall repurchase or, subject to the limitations set forth in Section 2.03(c), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in
Section 2.03(a), if made by the Seller. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

                  (e)(i) Promptly, but in no event later than 90 days following the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.



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



                  (ii) Notwithstanding the provisions of Section 2.03(e)(i) above,

                  (A) on the later of (x) the Master Servicer Remittance Date next following the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of the representation made by the Master Servicer in Section 2.05(xi), which breach materially and adversely affects the interests of the Holders of the Class P Certificates to any Prepayment Charge and (y) the Master Servicer Remittance Date next following the Prepayment Period relating to such a breach, the Master Servicer shall deposit into the Collection Account the amount of the scheduled Prepayment Charge, less any amount collected and deposited by the Master Servicer into the Collection Account in respect of such Prepayment Charge; and

                  (B) on the later of (x) the Master Servicer Remittance Date next following the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of the covenant made by the Master Servicer in Section 2.05(xii), which breach materially and adversely affects the interests of the Holders of the Class P Certificates to any Prepayment Charge and (y) the Master Servicer Remittance Date next following the Prepayment Period relating to such a breach, the Master Servicer shall deposit into the Collection Account, as a Master Servicer Prepayment Charge Payment Amount, the amount of the waived Prepayment Charge, but only to the extent required under Section 2.03(e)(iii) below.

                  (iii) If with respect to any Prepayment Period,

                  (A) the dollar amount of Prepayment Charges that are the subject of breaches by the Master Servicer of the covenant made by the Master Servicer in Section 2.05(xii), which breaches materially and adversely affects the interests of the Holders of the Class P Certificates to such Prepayment Charges, exceeds

                  (B) 5% of the total dollar amount of Prepayment Charges payable by Mortgagors in connection with Principal Prepayments on the related Mortgage Loans that occurred during such Prepayment Period, then the amount required to be paid by the Master Servicer pursuant to Section 2.03(e)(ii)(B) above shall be limited to an amount, that when added to the amount of Prepayment Charges actually collected by the Master Servicer in respect of Prepayment Charges relating to Principal Prepayments on the related Mortgage Loans that occurred during such Prepayment Period, will yield a sum equal to 95% of the total dollar amount of Prepayment Charges (exclusive of (A) Prepayment Charges not enforced or collected upon because (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or
(ii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment and (B) Prepayment Charges waived by the Master Servicer where such waiver does not breach the covenant set forth in Section 2.05(xii)) payable by Mortgagors in connection with Principal Prepayments on the related Mortgage Loans that occurred during such Prepayment Period.

                  SECTION 2.04. Representations, Warranties and Covenants of the Seller.

                  (a) The Seller hereby represents and warrants to the Guarantor and the Trustee for the benefit of the Certificateholders that as of the Closing Date or as of such other date specifically provided herein:

                  (i) The representations and warranties made by the Seller pursuant to Section 3.01 and Section 3.02 of the Mortgage Loan Purchase Agreement are hereby being made to the Guarantor and the Trustee for the benefit of the Certificateholders and are true and correct as of the Closing Date or as of such other date specifically provided therein.

                  (ii) Any written agreement between the Mortgagor in respect of a Mortgage Loan and the Seller or the Master Servicer modifying such Mortgagor's obligation to make payments under such Mortgage Loan involved the application of the Seller's or the Master Servicer's underwriting standards or some assessment of such Mortgagor's ability to repay the modified Mortgage Loan.



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



                  It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Certificateholders and the Guarantor notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor, the Guarantor, the NIMS Insurer, the Master Servicer, the Seller or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders or the Guarantor, the party discovering such breach shall give prompt written notice to the other parties and the Guarantor, and in no event later than two Business Days from the date of such discovery. Within 90 days of its discovery or its receipt of notice of any such missing or materially defective documentation or any such breach of a representation or warranty, the Seller shall promptly deliver such missing document or cure such defect or breach in all material respects, or in the event such defect or breach cannot be cured, the Seller shall repurchase the affected Mortgage Loan or cause the removal of such Mortgage Loan from the Trust Fund and substitute for it one or more Qualified Substitute Mortgage Loans, in either case, in accordance with
Section 2.03. It is understood and agreed that the obligations of the Seller set forth in Section 2.03(a) to cure, substitute for or repurchase a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement constitute the sole remedies available to the Certificateholders, the Guarantor or to the Trustee on their behalf respecting a breach of the representations and warranties contained in this Section 2.04.

                  (b) The Seller hereby covenants that it will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Depositor, the Guarantor and the NIMS Insurer of the existence of any lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trust, as assignee of the Depositor, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller.

                  (c) Promptly, but in no event later than 90 days following the earlier of discovery by the Seller or receipt of notice by the Seller of the breach of any representation, warranty or covenant of the Seller set forth in this Section 2.04 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Seller shall cure such breach in all material respects.

                  SECTION 2.05. Representations, Warranties and Covenants of the Master Servicer.

                  The Master Servicer (in its capacity as Master Servicer and/or Seller, as applicable) hereby represents, warrants and covenants to the Depositor, the Guarantor and the Trustee, for the benefit of each of the Depositor, the Trustee, the Guarantor and the Certificateholders that as of the Closing Date or as of such date specifically provided herein:

                  (i) The Master Servicer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Master Servicer or to ensure the enforceability or validity of each Mortgage Loan; the Master Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith and all requisite corporate action has been taken by the Master Servicer to make this Agreement valid and binding upon the Master Servicer in accordance with its terms; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Master Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding obligation of the Master Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by (1) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies, (2) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (3) public policy considerations underlying the securities laws, to the extent that such policy considerations limit the enforceability of provisions of this Agreement, if any, which purport to provide indemnification from securities laws liabilities;

                  (ii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer (in its capacity as Master Servicer and in its capacity as Seller) and will not result in the breach of any term or provision of the charter or by-laws of the Master Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Master Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject;

                  (iii) The execution and delivery of this Agreement by the Master Servicer and the performance and compliance with its obligations and covenants hereunder do not require the consent or approval of any governmental authority or, if such consent or approval is required, it has been obtained;

                  (iv) All documents and instruments contemplated hereby which are executed and delivered by the Master Servicer, constitute and will constitute valid, legal and binding obligations of the Master Servicer, enforceable in accordance with their respective terms, except as such enforcement may be limited by (1) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies, (2) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (3) public policy considerations underlying the securities laws, to the extent that such policy considerations limit the enforceability of provisions of any of such documents or instruments which purport to provide indemnification from securities laws liabilities.

                  (v) The Master Servicer, in its capacity as Seller, did not transfer the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors;

                  (vi) The Master Servicer, in its capacity as Seller, acquired title to the Mortgage Loans in good faith, without notice of any adverse claims;

                  (vii) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Master Servicer, in its capacity as Seller to the Depositor is not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

                  (viii) The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                  (ix) There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Master Servicer that is reasonably likely to be adversely determined and in the event of such determination, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Master Servicer, and in any material impairment of the right or ability of the Master Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Master Servicer, or that would draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Master Servicer contemplated herein, or that would be likely to impair materially the ability of the Master Servicer to perform under the terms of this Agreement;

                  (x) Neither this Agreement nor any information, certificate of an officer, statement furnished in writing or report delivered to the Trustee or the Guarantor by the Master Servicer, in its capacity as Master Servicer or Seller, in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (except to the extent that any such information, statement or report has been corrected or superseded in writing by the Master Servicer as of the Closing Date, it being understood (i) that the Master Servicer has delivered no certificate of an officer prior to the Closing Date and (ii) that any representations, warranties and indemnifications as to the accuracy and


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



         completeness of the Information Circular made by Ameriquest Mortgage Company in agreements and Officers' Certificates delivered by Ameriquest Mortgage Company on the Closing Date in connection with the transactions contemplated by this Agreement shall be interpreted such that the information in the Information Circular is deemed to correct and/or supersede as of the Closing Date, within the meaning of this parenthetical, any information, statement or report delivered by the Master Servicer to the Trustee or the Guarantor prior to the Closing Date that is inconsistent with the information in the Information Circular or that was omitted from such information, statement or report delivered prior to the Closing Date);

                  (xi) The information set forth in the Prepayment Charge Schedule (prepared by the Master Servicer in its capacity as Seller) attached hereto as Schedule 2 (including the Prepayment Charge Summary attached thereto) is complete, true and correct in all material respects on the date or dates when such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditors' rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary payment) under applicable state law;

                  (xii) The Master Servicer will not waive any Prepayment Charge unless, (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or (ii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment, or (iii) in the Master Servicer's reasonable judgment as described in Section 3.01 hereof, (x) such waiver relates to a default or a reasonably foreseeable default,
         (y) such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan and (z) doing so is standard and customary in servicing similar Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default). In no event will the Master Servicer waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default;

                  (xiii) For each Mortgage Loan, the Master Servicer will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to each of Equifax, Transunion, and Experian (the "Credit Repositories") on a monthly basis. The Master Servicer shall provide evidence of the furnishing of such accurate and complete information to Freddie Mac on either a monthly or quarterly basis;

                  (xiv) The Master Servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to each of the Credit Repositories on a monthly basis; and

                  (xv) All amounts received after the Cut-off Date with respect to the Mortgage Loans to which the Seller is not entitled will be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor, the Guarantor and the Certificateholders. Upon discovery by any of the Depositor, the Guarantor, the NIMS Insurer, the Master Servicer, the Seller or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or Prepayment Charge or the interests therein of the Certificateholders or the Guarantor, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Master Servicer, the Seller, the Guarantor, the


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



NIMS Insurer and the Trustee. Subject to Section 7.01, the obligation of the Master Servicer set forth in Section 2.03(e) to cure breaches (or in the case of the representations, warranties and covenants set forth in Section 2.05(xi) and
Section 2.05(xii) above, to otherwise remedy such breaches pursuant to Section 2.03(e)(ii)) shall constitute the sole remedies against the Master Servicer available to the Guarantor, the NIMS Insurer, the Certificateholders, the Depositor or the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section 2.05. The preceding sentence shall not, however, limit any remedies available to the Guarantor, the NIMS Insurer, the Certificateholders, the Depositor or the Trustee on behalf of the Certificateholders (other than in the case of the representations, warranties and covenants set forth in Section 2.05(xi) and
Section 2.05(xii) above) pursuant to the Mortgage Loan Purchase Agreement signed by the Master Servicer in its capacity as Seller, respecting a breach of the representations, warranties and covenants of the Master Servicer in its capacity as Seller contained in such Mortgage Loan Purchase Agreement.

                  SECTION 2.06.     Representations and Warranties of the
                                    Depositor.

                  The Depositor represents and warrants to the Guarantor and the Trustee on behalf of the Certificateholders that as of the Closing Date or as of such date specifically provided herein:

                  (i) This agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforcement of such terms may be limited by (1) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies, (2) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (3) public policy considerations underlying the securities laws, to the extent that such policy considerations limit the enforceability of provisions of this Agreement, if any, which purport to provide indemnification from securities laws liabilities;

                  (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Certificateholders of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

                  (iii) As of the Closing Date, the Depositor has transferred all of its right, title interest in the Mortgage Loans to the Trustee on behalf of the Certificateholders;

                  (iv) The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Certificateholders with any intent to hinder, delay or defraud any of its creditors;

                  (v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

                  (vi) The Depositor is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

                  (vii) The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

                  (viii) To the best of the Depositor's knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

                  (ix) There are no actions, proceedings or investigations pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

                  SECTION 2.07. Conveyance of Uncertificated REMIC Regular Interests and Acceptance of REMIC 1, REMIC 2, REMIC 3 and REMIC 4 by the Trustee; Issuance of Certificates.

                  (a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets described in the definition of REMIC 1 for the benefit of the holders of the REMIC 1 Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-1 Interest) and the Guarantor. The Trustee acknowledges receipt of the assets described in the definition of REMIC 1 and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 1 Regular Interests and the Class R Certificates (in respect of the Class R-1 Interest) and the Guarantor. The interests evidenced by the Class R-1 Interest, together with the REMIC 1 Regular Interests, constitute the entire beneficial ownership interest in REMIC 1.

                  (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1 Regular Interests for the benefit of the holders of the REMIC 2 Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-2 Interest) and the Guarantor. The Trustee acknowledges receipt of the REMIC 1 Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 2 Regular Interests and the Class R Certificates (in respect of the Class R-2 Interest) and the Guarantor. The interests evidenced by the Class R-2 Interest, together with the REMIC 2 Regular Interests, constitute the entire beneficial ownership interest in REMIC 2.

                  (c) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 2 Regular Interests for the benefit of the holders of the REMIC 3 Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-3 Interest) and the Guarantor. The Trustee acknowledges receipt of the REMIC 2 Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 3 Regular Interests and the Class R Certificates (in respect of the Class R-3 Interest) and the Guarantor. The interests evidenced by the Class R-3 Interest, together with the REMIC

3 Regular Interests, constitute the entire beneficial ownership interest in REMIC 3.

                  (d) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 3 Regular Interests for the benefit of the holders of the Regular Certificates and the Class R Certificates (in respect of the Class R-4 Interest) and the Guarantor. The Trustee acknowledges receipt of the REMIC 3 Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Regular Certificates and the Class R Certificates (in respect of the Class R-4 Interest) and the Guarantor. The interests evidenced by the Class R-4 Interest, together with the Certificates, constitute the entire beneficial ownership interest in REMIC 4.

                  (e) Concurrently with (i) the assignment and delivery to the Trustee of REMIC 1 and the acceptance by the Trustee thereof, pursuant to
Section 2.01 and Section 2.02, (ii) the assignment and delivery to the Trustee of REMIC 2 (including the Residual Interest therein represented by the Class R-2 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.07(c), (iv) the assignment and delivery to the Trustee of REMIC 3 (including the Residual Interest therein represented by the Class R-3 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.07(d) and (v) the assignment and delivery to the Trustee of REMIC 4 (including the Residual Interest therein represented by the Class R-4 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.07(e), the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations evidencing the Class R-1 Interest, the Class R-2 Interest, the Class R-3 Interest and the Class R-4 Interest.

                  SECTION 2.08.     Conveyance of Subsequent Mortgage Loans.

                  (a) Subject to the conditions set forth in paragraph (b) below in consideration of the Trustee's delivery on the Subsequent Transfer Dates to or upon the order of the Depositor of all or a portion of the balance of funds in the Pre-Funding Accounts, the Depositor shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey without recourse to the Trust Fund but subject to the other terms and provisions of this Agreement all of the right, title and interest of the Depositor in and to (i) the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Subsequent Transfer Instrument delivered by the Depositor on such Subsequent Transfer Date, (ii) principal due and interest accruing on the Subsequent Mortgage Loans after the Subsequent Cut-off Date and all collections in respect of interest and principal due after the Subsequent Cut-off Date and (iii) all items with respect to such Subsequent Mortgage Loans to be delivered pursuant to
Section 2.01 and the other items in the related Mortgage Files; provided, however, that the Depositor reserves and retains all right, title and interest in and to principal due and interest accruing on the Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer to the Trustee for deposit in the Mortgage Pool by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Master Servicer, the Trustee, the Guarantor and the Certificateholders to constitute and to be treated as a sale of the Subsequent Mortgage Loans by the Depositor to the Trust Fund. The related Mortgage File for each Subsequent Mortgage Loan shall be delivered to the Trustee or the Custodian at least three Business Days prior to the related Subsequent Transfer Date.

                  The purchase price paid by the Trustee on behalf of the Trust Fund from amounts released from the Group I Pre-Funding Account or the Group II Pre-Funding Account, as applicable, shall be one-hundred percent (100%) of the aggregate Stated Principal Balance of the Group I Subsequent Mortgage Loans or the Group II Subsequent Mortgage Loans, as applicable, so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor) for inclusion in Loan Group I or Loan Group II, as applicable. This Agreement shall constitute a fixed-price purchase contract in accordance with Section 860G(a)(3)(A)(ii) of the Code.

                  (b) The Depositor shall transfer to the Trustee for deposit in the Trust the Subsequent Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Trustee shall release funds from the Group I Pre-Funding Account or the Group II Pre-Funding Account, as applicable, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:



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                  (i) the Depositor shall have provided the Trustee, the
         Guarantor and the NIMS Insurer with a timely Addition Notice and shall have provided any information reasonably requested by the Trustee with respect to such Subsequent Mortgage Loans;

                  (ii) the Depositor shall have delivered to the Trustee, the Guarantor and the NIMS Insurer a duly executed Subsequent Transfer Instrument, which shall include a Mortgage Loan Schedule listing such Subsequent Mortgage Loans, and the Seller, shall have delivered a computer file containing such Mortgage Loan Schedule to the Trustee at least three Business Days prior to such Subsequent Transfer Date;

                  (iii) as of each Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Instrument, substantially in the form of Exhibit S, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (iv) such sale and transfer shall not result in an Adverse REMIC Event, as evidenced by an Opinion of Counsel delivered at the expense of the Depositor;

                  (v) the Funding Period shall not have terminated;

                  (vi) the Depositor shall not have selected such Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Certificateholders;

                  (vii) the Depositor shall have delivered to the Trustee, the Guarantor and the NIMS Insurer a Subsequent Transfer Instrument confirming the satisfaction of the conditions precedent specified in this Section 2.08 and, pursuant to such Subsequent Transfer Instrument, assigned to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, to the extent of such Subsequent Mortgage Loans;

                  (viii) the Depositor shall have delivered to the Trustee, the Guarantor and the NIMS Insurer an Opinion of Counsel addressed to the Trustee and the Rating Agencies with respect to the transfer of such Subsequent Mortgage Loans substantially in the form of the Opinion of Counsel delivered to the Trustee on the Closing Date regarding the true sale of the Initial Mortgage Loans;

                  (ix) the Depositor shall have furnished a preliminary non-binding list of Subsequent Mortgage Loans to the Guarantor, the NIMS Insurer and the Rating Agencies ten Business Days prior to the Subsequent Transfer Date; and

                  (x) the Depositor shall have received the written consent of the Guarantor and the consent of the NIMS Insurer two Business Days prior to the transfer of such Subsequent Mortgage Loans.

                  (c) The obligation of the Trust Fund to purchase a Subsequent Mortgage Loan to be included in the Mortgage Pool on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in the immediately following paragraph and the accuracy of the following representations and warranties with respect to each such Subsequent Mortgage Loan determined as of the applicable Cut-off Date: (i) such Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date and such Subsequent Mortgage Loan may not have been 30 or more days delinquent since origination; provided, however, all of the Subsequent Mortgage Loans may have a first payment date occurring on or after the Subsequent Cut-off Date and therefore, such Subsequent Mortgage Loans could not have been delinquent as of the Subsequent Cut-off Date; (ii) the original term to stated maturity of such Subsequent Mortgage Loan will not be less than 180 months and will not exceed 360 months from its first payment date; (iii) such Subsequent Mortgage Loan will not have a Loan-to-Value ratio greater than 95.00%; (iv) all such Subsequent Mortgage Loans will have, as of the applicable Subsequent Cut-off Date, a weighted average term since origination not in excess of 2 months; (v) if such Subsequent Mortgage Loan is a Group I Mortgage Loan, such Subsequent Mortgage Loan will have a fixed Mortgage Rate that is not less than 6.400% per annum; (vi) if such Subsequent Mortgage Loan is a Group II Mortgage Loan, such Subsequent Mortgage Loan will have an initial adjustable


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Mortgage Rate that is not less than 5.850% per annum; (vii) if such Subsequent
Mortgage Loan is a Group II Mortgage Loan, such Subsequent Mortgage Loan will have a Gross Margin not less than 5.000% per annum; (vii) if such Subsequent Mortgage Loan is a Group II Mortgage Loan, such Subsequent Mortgage Loan must have a Maximum Mortgage Rate not less than 11.850% per annum; (viii) if such Subsequent Mortgage Loan is a Group II Mortgage Loan, such Subsequent Mortgage Loan must have a Minimum Mortgage Rate not less than 5.850% per annum; (ix) such Subsequent Mortgage Loan may not provide for negative amortization; (x) such Subsequent Mortgage Loan shall have been serviced by the Master Servicer since origination or the date of purchase; (xi) such Subsequent Mortgage Loan must have a first payment date occurring on or before January 1, 2003 and (xii) such Subsequent Mortgage Loan shall have been underwritten in accordance with the Seller's (in its capacity as originator) underwriting criteria as described in the Information Circular.

                  Following the purchase of any Subsequent Group I Mortgage Loan to be included in Loan Group I, the Group I Mortgage Loans, including such Subsequent Group I Mortgage Loans (each Group I Mortgage Loan and Subsequent Group I Mortgage Loan to be measured as of its related Cut-off Date) as of the applicable Subsequent Transfer Date: (i) will have a weighted average original term to stated maturity of not more than 360 months, (ii) will have a weighted average term since origination not in excess of 2 months; (iii) will have a weighted average Mortgage Rate of not less than 8.211% per annum; (iv) will have a weighted average Loan-to-Value Ratio of not more than 79.98%; (v) will have no Mortgage Loan with a Principal Balance that does not conform to Freddie Mac loan limits; (vi) will be secured by Mortgaged Properties in any one state representing no more than 19.84% of the aggregate Principal Balance of the Group I Mortgage Loans; (vii) will be secured by Mortgaged Properties in any one zip code representing no more than 0.594% of the aggregate Principal Balance of the Group I Mortgage Loans; (viii) will be secured by non- owner occupied Mortgaged Properties representing no more than 5.70% of the aggregate Principal Balance of the Group I Mortgage Loans; (ix) will be secured by two- to four-family Mortgaged Properties representing no more than 11.67% of the aggregate Principal Balance of the Group I Mortgage Loans; (x) will have a weighted average FICO score of the related mortgagor of not less than 649 at the time of loan application and in any event, not less than 629; (xi) will have a refinance debt-consolidation cashout loan purpose representing no more than 59.67% of the aggregate Principal Balance of the Group I Mortgage Loans; (xii) will have Prepayment Charge provisions with respect to no less than 80.20% of the aggregate Principal Balance of the Group I Mortgage Loans; (xiii) will have a Seller's risk grade of VI representing no more than 0.11% of the aggregate Principal Balance of the Group I Mortgage Loans; (xiv) will have Mortgage Loans with a Seller's risk grade of V representing no more than 0.23% of the aggregate Principal Balance of the Group I Mortgage Loans; (xv) will have Mortgage Loans with a Seller's risk grade of IV representing no more than 1.74% of the aggregate Principal Balance of the Group I Mortgage Loans; (xvi) will have Mortgage Loans with a Seller's risk grade of B, C and D representing no more than 0.94%, 0.00% and 0.00%, respectively, of the aggregate Principal Balance of the Group I Mortgage Loans; (xvii) will have Mortgage Loans with a Loan-to-Value Ratio at origination of 80.00% representing no more than 10.23% of the aggregate Principal Balance of the Group I Mortgage Loans; (xviii) will have Mortgage Loans with a Loan-to-Value Ratio at origination in excess of 80.00% representing no more than 54.80% of the aggregate Principal Balance of the Group I Mortgage Loans; (xix) will have Mortgage Loans with a Loan- to-Value Ratio at origination in excess of 90.00% representing no more than 1.67% of the aggregate Principal Balance of the Group I Mortgage Loans; (xx) will have no Mortgage Loans with a Loan-to-Value Ratio at origination in excess of 95.00%; (xxi) will have been underwritten in accordance with the Seller's Full Documentation Program representing not less than 74.11% of the aggregate Principal Balance of the Group I Mortgage Loans; (xxii) will have been underwritten in accordance with the Seller's Limited Documentation Program representing not more than 6.58% of the aggregate Principal Balance of the Group I Mortgage Loans; (xxiii) will have been underwritten in accordance with the Seller's Stated Income Documentation Program representing not more than 19.31% of the aggregate Principal Balance of the Group I Mortgage Loans and (xxiv) will have an average prepayment period of approximately 29.74 months.

                  In the discretion of the Guarantor and the NIMS Insurer, Subsequent Group I Mortgage Loans with characteristics varying from those set forth above, other than with respect to the characteristics described in clauses
(xiii) and (xiv) above, may be purchased by the Trust; provided, however that the addition of such Mortgage Loans will not materially affect the aggregate characteristics of Loan Group I.

                  Following the purchase of any Subsequent Group II Mortgage Loan to be included in Loan Group II, the Group II Mortgage Loans, including such Subsequent Group II Mortgage Loans (each Group II Mortgage Loan and


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Subsequent Group II Mortgage Loan to be measured as of its related Cut-off Date)
as of the applicable Subsequent Transfer Date: (i) will have a weighted average original term to stated maturity of not more than 360 months, (ii) will have a weighted average term since origination not in excess of 2 months; (iii) will have a weighted average Mortgage Rate of not less than 8.877% per annum; (iv) will have a weighted average Loan-to-Value Ratio of not more than 80.16%; (v) will have a weighted average Gross Margin that is not less than 6.396% per annum; (vi) will have a weighted average Maximum Mortgage Rate of not less than 14.877% per annum; (vii) will have a weighted average Minimum Mortgage Rate of not less than 8.877% per annum; (viii) will have no Mortgage Loan with a Principal Balance that does not conform to Freddie Mac loan limits; (ix) will be secured by Mortgaged Properties in any one state representing no more than 19.69% of the aggregate Principal Balance of the Group II Mortgage Loans; (x) will be secured by Mortgaged Properties in any one zip code representing no more than 0.25% of the aggregate Principal Balance of the Group II Mortgage Loans;
(xi) will be secured by non-owner occupied Mortgaged Properties representing no more than 4.83% of the aggregate Principal Balance of the Group II Mortgage Loans; (xii) will be secured by two- to four-family Mortgaged Properties representing no more than 7.82% of the aggregate Principal Balance of the Group II Mortgage Loans; (xiii) will have a weighted average FICO score of the related mortgagor of not less than 596 at the time of loan application and in any event, not less than 579; (xiv) will have a refinance debt-consolidation cashout loan purpose representing no more than 55.77% of the aggregate Principal Balance of the Group II Mortgage Loans; (xv) will have Prepayment Charge provisions with respect to no less than 78.16% of the aggregate Principal Balance of the Group
II Mortgage Loans; (xvi) will have a Seller's risk grade of D representing no more than 0.23% of the aggregate Principal Balance of the Group II Mortgage Loans; (xvii) will have Mortgage Loans with a Seller's risk grade of C representing no more than 4.71% of the aggregate Principal Balance of the Group II Mortgage Loans; (xviii) will have Mortgage Loans with an Seller's risk grade of B representing no more than 9.42% of the aggregate Principal Balance of the Group II Mortgage Loans; (xix) will have a Seller's risk grade of VI representing no more than 0.52% of the aggregate Principal Balance of the Group II Mortgage Loans; (xx) will have Mortgage Loans with a Seller's risk grade of V representing no more than 1.86% of the aggregate Principal Balance of the Group II Mortgage Loans; (xxi) will have Mortgage Loans with an Seller's risk grade of IV representing no more than 3.04% of the aggregate Principal Balance of the Group II Mortgage Loans; (xxii) will have Mortgage Loans with a Loan-to-Value Ratio at origination of 80.00% representing no more than 12.21% of the aggregate Principal Balance of the Group II Mortgage Loans; (xxiii) will have Mortgage Loans with a Loan-to-Value Ratio at origination in excess of 80.00% representing no more than 52.24% of the aggregate Principal Balance of the Group II Mortgage Loans; (xxiv) will have Mortgage Loans with a Loan-to-Value Ratio at origination in excess of 90.00% representing no more than 3.01% of the aggregate Principal Balance of the Group II Mortgage Loans; (xxv) will have no Mortgage Loans with a Loan-to-Value Ratio at origination in excess of 95.00%; (xvi) will have been underwritten in accordance with the Seller's Full Documentation Program representing not less than 70.54% of the aggregate Principal Balance of the Group II Mortgage Loans; (xxvii) will have been underwritten in accordance with the Seller's Limited Documentation Program representing not more than 5.54% of the aggregate Principal Balance of the Group II Mortgage Loans; (xxviii) will have been underwritten in accordance with the Seller's Stated Income Documentation Program representing not more than 23.91% of the aggregate Principal Balance of the Group II Mortgage Loans; (xxix) will have their first adjustment two years following their date of origination and (xxx) will have an average prepayment period of 30.36 months.

                  In the discretion of the Guarantor and the NIMS Insurer, Subsequent Group II Mortgage Loans with characteristics varying from those set forth above, other than with respect to the characteristics described in clauses
(xvi) and (xvii) above, may be purchased by the Trust; provided, however that the addition of such Mortgage Loans will not materially affect the aggregate characteristics of Loan Group II.




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                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

                  SECTION 3.01.     Master Servicer to Act as Master Servicer.

                  The Master Servicer, as independent contract servicer, shall service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the Guarantor and the Certificateholders (as determined by the Master Servicer in its reasonable judgment) in accordance with: (a) the terms of the respective Mortgage Loans and any insurance policies related thereto, (b) all Applicable Regulations, (c) this Agreement, (d) the Loss Mitigation Action Plan, if applicable, and (e) to the extent consistent with the preceding requirements, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to the customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans in the same jurisdiction as the related Mortgaged Property, but without regard to:

                  (i) any relationship that the Master Servicer, any subservicer or any Affiliate of the Master Servicer or any subservicer may have with the related Mortgagor;

                  (ii) the ownership of any Certificate by the Master Servicer or any Affiliate of the Master Servicer;

                  (iii) the Master Servicer's obligation to make Advances or Servicing Advances; or

                  (iv) the Master Servicer's or any subservicer's right to receive compensation for its services hereunder or with respect to any particular transaction (the "Servicing Standard").

                  Subject only to the above-described Servicing Standard, the Master Servicer shall have full power and authority, acting alone (or through subservicers as provided in Section 6.06), to do or cause to be done any and all things in connection with such servicing and administration which the Master Servicer may deem necessary or desirable and consistent with the terms of the Servicing Standard. Without limiting the generality of the foregoing, the Master Servicer in its own name (or in the name of a subservicer) is hereby authorized and empowered by the Trustee on behalf of the Trust, in accordance with the Servicing Standard set forth herein, to (i) execute and deliver, on behalf of the Certificateholders, the Guarantor and the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of forbearance, or of modification and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties, (ii) to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure to convert the ownership of such properties, and to hold or cause to be held title to such properties, in the name of the Trust, on behalf of the Trustee, the Guarantor and the Certificateholders, (iii) to market, sell and transfer title of REO Properties held in the name of the Trust to third party purchasers upon terms and conditions the Master Servicer deems reasonable under the Servicing Standard, (4) to bring or respond to civil actions or complaints (in its own name or that of the Trust or the Trustee on behalf of the Trust) related to any Mortgage Loan, Mortgaged Property or REO Property held by the Trust and (5) execute any other document necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder consistent with the Servicing Standard.

                  At the written request of the Master Servicer, the Trustee shall execute and furnish to the Master Servicer such documents as are necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder. By execution of this Agreement, the Trustee on behalf of the Trust hereby grants to the Master Servicer a power of attorney to execute any and all documents necessary to carry out any and all servicing duties described in this Agreement (including the taking of and transferring title of REO Properties to third parties held in the name of the Trustee for the benefit of the Trust) and expressly confirms that this paragraph along with the face page and copy of the signature pages (duly executed) to this Agreement shall constitute the power of attorney for evidentiary and/or recording purposes. The Trustee shall not be liable for the actions of the Master Servicer under such powers of attorney.



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                  In accordance with the Servicing Standard, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.07, and further as provided in Section 3.05. Any cost incurred by the Master
Servicer or by subservicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

                  Consistent with the terms of this Agreement, the Master Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if such waiver, modification, postponement or indulgence is in conformity with the Servicing Standard; PROVIDED, HOWEVER, that:

                  (A) the Master Servicer, shall not make future advances without the consent of the Guarantor (except as provided in Section 4.04);

                  (B) the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of any principal or interest payments, reduce the outstanding principal balance (except for reductions resulting from actual payments of principal) or extend the final maturity date on such Mortgage Loan (unless as provided in Section 3.02, (i) the Mortgagor is in default with respect to the Mortgage Loan or (ii) such default is, in the judgment of the Master Servicer, reasonably foreseeable); and

                  (C) the Master Servicer shall not consent to (i) partial releases of Mortgages, (ii) alterations, (iii) removal, demolition or division of properties subject to Mortgages, (iv) modification or (v) second mortgage subordination agreements with respect to any Mortgage Loan that would: (i) affect adversely the status of any Trust REMIC as a REMIC, (ii) cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions, or (iii) both (x) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (y) cause any Trust REMIC constituting part of the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

                  To the extent consistent with the terms of this Agreement, including Section 2.03 and Section 2.05, the Master Servicer may waive (or permit a subservicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and (ii) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Master Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan.

                  In accordance with Section 6.06, the Master Servicer may delegate some or all of its responsibilities under this Agreement to one or more subservicers; provided however, that no such delegation by the Master Servicer shall release it from the responsibilities and liabilities arising under this Agreement. All references to Master Servicer in this Agreement shall be deemed to include any subservicer duly appointed by the Master Servicer pursuant to
Section 6.06 of this Agreement.

                  The Master Servicer shall give prompt notice to the Trustee, the Guarantor and the NIMS Insurer of any action, of which the Master Servicer has actual knowledge, to (i) assert a claim against the Trust Fund or (ii) assert jurisdiction over the Trust Fund.

                  SECTION 3.02.     Collection of Mortgage Loan Payments.

                  Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Master Servicer shall make reasonable efforts to collect all payments due under the terms and provisions of each


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Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with the Servicing Standard, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, penalty interest, or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder. The NIMS Insurer's prior written consent shall be required for any modification, waiver or amendment if the amendment if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans as of the Cut off Date. In the event of any such arrangement pursuant to clause (ii) above, the Master Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.04 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements.

                  Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the Servicing Standard, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"), provided, however, that in determining which course of action permitted by this sentence it shall pursue, the Master Servicer shall adhere to the Loss Mitigation Action Plan. The Master Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the Servicing Standard and the Loss Mitigation Action Plan shall be reflected in writing in the Mortgage File.

                  In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Principal Balances that were made by the Master Servicer in a manner not consistent with the Servicing Standard, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deposit in the Collection Account from its own funds, without reimbursement, the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor, the Guarantor and any successor Master Servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement.

                  SECTION 3.03.     Notification of Adjustments.

                  On each Adjustment Date, the Master Servicer shall make interest rate adjustments for each Group II Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note and Applicable Regulations. The Master Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note and Applicable Regulations regarding interest rate adjustments. The Master Servicer also shall provide timely notification to the Trustee and the Guarantor of all applicable data and information regarding such interest rate adjustments and the Master Servicer's methods of implementing such interest rate adjustments. Upon the discovery by the Master Servicer or the Trustee that the Master Servicer has failed to adjust or has incorrectly adjusted a Mortgage Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Master Servicer shall immediately deposit in the Collection Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor; provided, however, the Master Servicer shall be held harmless with respect to any interest rate adjustments made by any master servicer prior to the Master Servicer.

                  SECTION 3.04. Collection Account, Escrow Account and Distribution Account.

                  (a) Collection Account. On behalf of the Trust Fund, the Master Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain in the name of the Trustee one or more accounts (such account or accounts, the "Collection Account") in accordance with this Section 3.04, held in trust for the benefit of the


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Certificateholders and the Guarantor.

                  (b) Deposits to the Collection Account. The Master Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, and retain therein, the following payments and collections received or made by it subsequent to the Cut-off Date with respect to the Mortgage Loans or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans and REO Properties;

                  (ii) all payments on account of interest on the Mortgage Loans and REO Properties adjusted to the Net Mortgage Rate;

                  (iii) all Insurance Proceeds and Liquidation Proceeds (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicing Standard) and any amounts received in respect of the rental of any REO Property prior to REO Disposition;

                  (iv) all proceeds related to the purchase, substitution or repurchase of any Mortgage Loan or REO Property in accordance with
         Section 2.03;

                  (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.09 in connection with the deductible clause in any blanket hazard insurance policy, such deposit being made from the Master Servicer's own funds, without reimbursement therefor;

                  (vi) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                  (vii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.03 in connection with an error in the interest rate adjustments calculated by the Master servicer for any Group II Mortgage Loan; and

                  (viii) all Prepayment Charges collected by the Master Servicer, all Prepayment Charges payable by the Master Servicer pursuant to Section 2.03(e)(ii)(A) and all Master Servicer Prepayment Charge Payments Amounts payable by the Master Servicer pursuant to
         Section 2.03(e)(ii)(B) as limited by Section 2.03(e)(iii).

                  The foregoing requirements for deposit to the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees, insufficient funds charges, modification fees and other ancillary fees (but not Prepayment Charges) need not be deposited by the Master Servicer in the Collection Account and shall upon collection, belong to the Master Servicer as additional compensation for its servicing activities. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  (c) Escrow Account. The Master Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain in the name of the Trustee one or more accounts (such account or accounts, the "Escrow Account") held in trust for the benefit of the Certificateholders and the Guarantor.


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                  (d) Deposits to the Escrow Account. The Master Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the Escrow Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, and retain therein:

                  (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

                  (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

                  (e) Distribution Account. On behalf of the Trust Fund, the Trustee shall segregate and hold all funds collected and received pursuant to this Agreement separate and apart from any of its own funds and general assets and shall establish and maintain in the name of the Trust one or more segregated accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Certificateholders and the Guarantor.

                  (f) Trustee Deposits to the Distribution Account. Upon receipt, the Trustee shall deposit or cause to be deposited into the Distribution Account all payments of any nature received from the Master Servicer in accordance with this Agreement. The Trustee shall deposit in the Distribution Account any amounts required to be deposited pursuant to Section
3.06 in connection with losses realized on Permitted Investments with respect to funds held in the Distribution Account.

                  (g) Master Servicer Transfer of Funds to the Distribution Account. On behalf of the Trust Fund, the Master Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account by 3:00 p.m. (New York time) on the Master Servicer Remittance Date, (i) that portion of Available Funds (calculated without regard to the references in the definition thereof to amounts that may be deposited to the Distribution Account from a different source as provided herein or that may be withdrawn therefrom by the Trustee pursuant to the second clause (e) of the definition of "Available Funds") for the related Distribution Date then on deposit in the Collection Account, (ii) without duplication, the amount of all Prepayment Charges collected by the Master Servicer, all Prepayment Charges payable by the Master Servicer pursuant to Section 2.03(e)(ii)(A) and all Master Servicer Prepayment Charge Payment Amounts payable by the Master Servicer pursuant to Section 2.03(e)(ii)(B), subject to Section 2.03(e)(iii) (in each case to the extent not related to Principal Prepayments occurring after the related Prepayment Period) and (iii) any amounts reimbursable to an Advancing Person pursuant to Section 3.23.

                  In addition, the Master Servicer shall deliver to the Trustee from time to time as required by this Agreement, for deposit and the Trustee shall so deposit, in the Distribution Account:

                  (i) any Advances, as required pursuant to Section 4.04;

                  (ii) any amounts required to be deposited pursuant to Section
         3.13 in connection with any REO Property;

                  (iii) any amounts to be paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 3.16 and Section 10.01;

                  (iv) any Compensating Interest as required pursuant to Section 4.04;

                  (v) any amounts required to be paid to the Trustee from the assets of the Trust Fund on deposit in the Collection Account pursuant to this Agreement, including but not limited to amounts required to be paid to the Trustee pursuant to Section 7.02 and Section 8.05.



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                  Funds held in the Collection Account pursuant to Section
3.04(b) may at any time may be delivered by the Master Servicer to the Trustee for deposit into the Distribution Account and for all purposes of this Agreement shall be deemed to be a part of the Collection Account until the Business Day prior to the Distribution Date; provided, however, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this paragraph. In the event the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding.

                  (h) Investment of Account Funds. Funds in on deposit in the Collection Account, the Distribution Account, any REO Account and any Escrow Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.06. Any investment earnings or interest paid on funds deposited in the Collection Account, any REO Account and any Escrow Account (subject to Section 3.05(b)) shall accrue to the benefit of the Master Servicer and the Master Servicer shall be entitled to retain and withdraw such interest from each such account on a daily basis. Any investment earnings or interest paid on funds deposited in the Distribution Account, shall accrue to the benefit of the Trustee and the Trustee shall be entitled to retain and withdraw such interest from each such account on a daily basis.

                  Funds on deposit in the Pre-Funding Accounts, the Interest Coverage Accounts and the Net WAC Rate Carryover Reserve Account may be invested in permitted investments in accordance with Section 3.06 subject to any limitations set forth in Section 4.10 (with respect to the Pre-Funding Accounts), Section 4.11 (with respect to the Interest Coverage Accounts) and
Section 4.12 (with respect to the Net WAC Rate Carryover Reserve Account) and any investment earnings or interest paid shall accrue to the benefit of the party designated in such section.

                  (i) Creation, Location and Subsequent Transfers of Accounts:
Each account created pursuant to this Agreement must be an Eligible Account. On or prior to the Closing Date, the Master Servicer and the Trustee shall give notice to each other, the Guarantor, the NIMS Insurer and the Depositor of the location of any account created by it pursuant to this Agreement, in the form attached hereto as Exhibit S. From time to time, the Master Servicer and the Trustee may each transfer any account created by it to a different depository institution provided that upon such transfer notice is provided to all other parties listed in the preceding sentence.

                  SECTION 3.05. Permitted Withdrawals From the Collection Account, Escrow Account and Distribution Account.

                  (a) Collection Account. The Master Servicer may, from time to time, withdraw from the Collection Account for the following purposes or as described in Section 4.04:

                  (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.04(g) or permitted to be so remitted pursuant to the last paragraph of Section 3.04(g);

                  (ii) to reimburse itself for (a) any unpaid Servicing Fees,
         (b) any unreimbursed Servicing Advances, and (c) any unreimbursed Advances, the Master Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to any Late Collections, Liquidation Proceeds, and Insurance Proceeds received on the related Mortgage Loan and any amounts received in respect of the rental of the related REO Property prior to an REO Disposition that represent payments of principal and/or interest respecting which any such advance was made;

                  (iii) to reimburse itself for (a) any unpaid Servicing Fees to the extent not recoverable under Section 3.05(a)(ii) and (b) any unpaid Advances or Servicing Advances that have been deemed Nonrecoverable Advances;

                  (iv) to pay to itself any Prepayment Interest Excess pursuant to Section 4.04;



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                  (v) to reimburse itself for any amounts paid pursuant to
         Section 3.12 and/or 3.13(b) (and not otherwise previously reimbursed);

                  (vi) to pay to itself as servicing compensation any interest earned on funds in the Collection Account (all such interest to be withdrawn monthly not later than each Master Servicer Remittance Date);

                  (vii) subject to Section 4.04(b), to reimburse the Master Servicer in respect of any unreimbursed Advances to the extent of funds held in the Collection Account for future distribution that were not included in Available Funds for the preceding Distribution Date;

                  (viii) to reimburse the Master Servicer for expenses incurred by or reimbursable to the Master Servicer pursuant to Section 6.03, up to an amount equal to $500,000 in any calendar year (any amounts in excess thereof being reimbursable in accordance with Section 4.01(a)(vi));

                  (ix) to remit to the Trustee any amounts that the Trustee is permitted to be paid or reimbursed from the assets of the Trust Fund pursuant to the terms of this Agreement, including the terms of Section 7.02(a) and Section 8.05 of this Agreement, up to an amount equal to $100,000 in any calendar year (any amounts in excess thereof being reimbursable in accordance with Section 4.01(a)(vii) and provided that any amount still remaining unpaid to the Trustee in any calender year shall be reimbursable from any subsequent calendar years, subject to the foregoing cap, until fully paid);

                  (x) to reimburse the NIMS Insurer, the Master Servicer (if the Master Servicer is not an Affiliate of the Seller), the Guarantor or the Trustee, as the case may be, for enforcement expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation; provided, however, that the reimbursement to the NIMS Insurer pursuant to this clause shall be limited to an annual amount of $25,000;

                  (xi) to transfer funds in the Collection Account maintained at a particular depository to the Collection Account maintained at a different depository, pursuant to Section 3.04(i); and

                  (xii) to clear and terminate the Collection Account upon the termination of this Agreement.

                  The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  (b) Escrow Account. The Master Servicer may, from time to time, withdraw from the Escrow Account for the following purposes:

                  (i) to effect payments of ground rents, taxes, assessments, water rates, hazard insurance premiums and comparable items;

                  (ii) to reimburse the Master Servicer for any Servicing Advance made by the Master Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or Late Collections of Escrow Payments thereunder;

                  (iii) to refund to the Mortgagor any funds as may be determined to be overages;

                  (iv) for transfer to the Collection Account in accordance with the terms of this Agreement;

                  (v) for application to restoration or repair of the Mortgaged Property;



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                  (vi) to pay to the Master Servicer, or to the Mortgagor to the
         extent required by the related Mortgage Loan or Applicable Regulations, any interest paid on the funds deposited in the Escrow Account;

                  (vii) to clear and terminate the Escrow Account on the termination of this Agreement; and

                  (viii) to transfer to the Collection Account any Insurance Proceeds.

                  In the event the Master Servicer shall deposit in an Escrow Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Escrow Account, any provision herein to the contrary notwithstanding. As part of its servicing duties, the Master Servicer shall pay to the Mortgagor interest on funds in the Escrow Account, to the extent required by the related Mortgage Loan or Applicable Regulations, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor. The Master Servicer may pay to itself any excess interest on funds in the Escrow Account, to the extent such action is in conformity with the Servicing Standard, is permitted by law and such amounts are not required to be paid to Mortgagors or used for any of the other purposes set forth above.

                  (c) Distribution Account. The Trustee shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes:

                  (i) to make distributions to Certificateholders in accordance with Section 4.01;

                  (ii) to pay to itself amounts to which it is entitled pursuant to Section 8.05;

                  (iii) to pay itself any interest income earned on funds deposited in the Distribution Account pursuant to Section 3.06;

                  (iv) to reimburse itself pursuant to Section 7.01(b) and
         Section 7.02(a); and

                  (v) to clear and terminate the Distribution Account pursuant to Section 9.01.

                  SECTION 3.06. Investment of Funds in the Collection Account, the Escrow Account, the REO Account and the Distribution Account.

                  (a) The Master Servicer may direct any depository institution maintaining the Collection Account, the Escrow Account (subject to Section 3.05(b)), and the REO Account and the Trustee may direct any depository institution maintaining the Distribution Account, (for purposes of this Section 3.06, each an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement, if the Trustee is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account, the Escrow Account, and the REO Account) over each such investment and (except with respect to the income on funds held in the Collection Account, the Escrow Account and the REO Account) the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in the Distribution Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

                  (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the


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         lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (ii) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) All income in the nature of interest from the investment of funds in the Collection Account, the Escrow Account (subject to Section 3.05(b)) and the REO Account shall be for the benefit of the Master Servicer as compensation for the Master Servicer's services pursuant to this Agreement. The Master Servicer shall deposit in the Collection Account, the Escrow Account, and the REO Account from its own funds the amount of any loss incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss.

                  (c) All income in the nature of interest or earnings from the investment of funds in the Distribution Account shall be for the benefit of the Trustee as compensation for the Trustee's services pursuant to this Agreement. The Trustee shall deposit in the Distribution Account from its own funds the amount of any loss incurred on Permitted Investments in the Distribution Account.

                  (d) Funds on deposit in the Pre-Funding Accounts, the Interest Coverage Accounts and the Net WAC Rate Carryover Reserve Account may be invested in permitted investments in accordance with this Section 3.06 subject to any limitations set forth in Section 4.10 (with respect to the Pre-Funding Accounts), Section 4.11 (with respect to the Interest Coverage Accounts) and
Section 4.12 (with respect to the Net WAC Rate Carryover Reserve Account) and any investment earnings or interest paid shall accrue to the benefit of the party designated in such section.

                  (e) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  SECTION 3.07.     Payment of Taxes, Insurance and Other
                                    Charges.

                  With respect to each Mortgage Loan, the Master Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and, as to those Mortgage Loans subject to a voluntary escrow agreement, shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Master Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or Applicable Regulations. The Master Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments. To the extent that the Mortgage does not provide for Escrow Payments, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to determine that any such payments are made by the Mortgagor at the time they first become due and shall ensure that the Mortgaged Property is not lost to a tax lien as a result of nonpayment and that such Mortgaged Property is not left uninsured.

                  SECTION 3.08.     Maintenance of Hazard Insurance.

                  The Master Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) 100% of the maximum insurable value of the improvements securing the Mortgage Loan


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and (ii) the Stated Principal Balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer will cause to be maintained a flood insurance policy in respect thereof meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier. Such flood insurance shall be in an amount equal to the least of (i) the Stated Principal Balance of the Mortgage Loan, (ii) 100% of the maximum insurable value of the improvements securing the Mortgage Loan and (iii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended. The Master Servicer shall also maintain on the REO Property for the benefit of the Certificateholders and the Guarantor, (x) fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) 100% of the maximum insurable value of the improvements which are a part of such property and (ii) the Stated Principal Balance of the related Mortgage Loan at the time it became a REO Property, (y) public liability insurance covered under the Master Servicer's general liability policy and, (z) to the extent required and available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended, flood insurance in an amount as provided above. Any amounts collected by the Master Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicing Standard, shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05. It is understood and agreed that no earthquake or other additional insurance is required to be maintained by the Master Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such Applicable Regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Master Servicer and shall provide for at least thirty days prior written notice to the Master Servicer of any cancellation, reduction in the amount of or material change in coverage to the Master Servicer. The Master Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent; provided, however, that the Master Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a general policy rating of B:III or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

                  SECTION 3.09.     Maintenance of Mortgage Blanket Insurance
                                    Policy.

                  In the event that the Master Servicer shall obtain and maintain a blanket policy issued by an insurer that has a general policy rating of B:III or better in Best's Key Rating Guide insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.08 and otherwise complies with all other requirements of Section 3.08, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.08, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 3.08, and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as master servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of the Trustee, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Trustee, the Master Servicer shall cause to be delivered to the Trustee a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty days prior written notice to the Trustee.

                  SECTION 3.10.     Fidelity Bond, Errors and Omissions
                                    Insurance.

                  The Master Servicer shall maintain, at its own expense, a blanket fidelity bond (the "Fidelity Bond") and an errors and omissions insurance policy, with broad coverage with financially responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Master Servicer against losses, including


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forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond shall also protect and insure the Master Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.10 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Master Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Freddie Mac in the Freddie Mac Master Servicer's Guide. Upon request of the Trustee or the NIMS Insurer, the Master Servicer shall cause to be delivered to the Trustee or the NIMS Insurer, as applicable, a certified true copy of the Fidelity Bond and errors and omissions insurance policy and a statement from the surety and the insurer that such Fidelity Bond and errors and omissions insurance policy shall in no event be terminated or materially modified without thirty days' prior written notice to the Trustee and the NIMS Insurer.

                  SECTION 3.11. Due-on-Sale Clauses; Assumption and Substitution Agreements.

                  When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Master Servicer shall not be required to take such action if in its sole business judgment the Master Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. In such event, the Master Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Master Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note provided that no such substitution should be permitted unless such person satisfies the underwriting criteria of the Master Servicer and has a credit risk rating at least equal to that of the original Mortgagor. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Master Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates) which copy shall be added by the Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Master Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Master Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Master Servicer as additional servicing compensation.

                  Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever.

                  SECTION 3.12.     Realization Upon Defaulted Mortgage Loans.

                  (a) The Master Servicer shall, consistent with the Servicing Standard and specifically the Loss Mitigation Action Plan, foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Master Servicer as contemplated in Section 3.05 and Section 3.13.


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                  (b) Notwithstanding the foregoing provisions of this Section
3.12, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not either (i) obtain title to such Mortgaged Property as a result of, or in lieu of, foreclosure or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property if, as a result of any such action, the Trustee, the Trust Fund or the Certificateholders would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a customary report prepared by a Person who regularly conducts environmental audits using customary industry standards, stating that:

                  (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Certificateholders and the Guarantor to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                  (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Certificateholders and the Guarantor to take such actions with respect to the affected Mortgaged Property.

                  If the Master Servicer determines, with the consent of the Guarantor, that it is in the best economic interest of the Certificateholders and the Guarantor to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Certificateholders and the Guarantor.

                  Any environmental audit report relied upon by the Master Servicer pursuant to this Section 3.12(b) shall be acceptable to the Guarantor and prepared by a Person, agreed upon by the Guarantor and the NIMS Insurer; provided, however, that the Guarantor shall consult with the NIMS Insurer, but the final decision to approve such Person shall be in the Guarantor's sole discretion.

                  The cost of the environmental audit report and any environmental compliance, containment, clean-up or remediation costs contemplated by this Section 3.12 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.05, such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  (c) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Master Servicer for any related unreimbursed Servicing Advances and Advances, pursuant to Section 3.05(a)(ii) or (iii); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Master Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer pursuant to Section 3.05(a)(iii).

                  SECTION 3.13.     Title, Management and Disposition of REO
                                    Property.


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                  (a) TITLE. The Master Servicer is hereby authorized and
empowered to take title in, and transfer title from, the name of the Trustee pursuant to the power of attorney granted in Section 3.01 without further documentation of the Master Servicer's status as attorney-in-fact for the Trustee on behalf of the Trust for any action described in this Section 3.13. In the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee, on behalf of the Certificateholders and the Guarantor, or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Master Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the benefit of the Trustee.

                  (b) REO ACCOUNT. The Master Servicer shall separately account for all funds collected and received in connection with the operation of any REO Property and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties, an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. The Master Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Master Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account as additional servicing compensation.

                  The Master Servicer shall deposit or cause to be deposited, in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the deposit of such funds into the clearing account, all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to
Section 3.08 hereof and the fees of any managing agent acting on behalf of the Master Servicer. If as of the date title to any REO Property was acquired by the Master Servicer there were outstanding unreimbursed Servicing Advances or Advances with respect to the REO Property, the Master Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related (a) unpaid Servicing Fees, (b) unreimbursed Advances, and (c) unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Master Servicer as provided above, shall be deposited in the REO Account. On or before each Determination Date, the Master Servicer shall withdraw from each REO Account and deposit into the Collection Account the net receipts from the REO Property on deposit in the REO Account and retain any interest.

                  (c) MANAGEMENT AND DISPOSITION. Subject only to the REMIC restrictions set forth in Section 3.13(d) below, the Master Servicer shall use its best efforts to dispose of the REO Property as promptly as is practically consistent with the Servicing Standard at such price and upon such terms and conditions as the Master Servicer deems to be in the best interest of the Certificateholders and the Guarantor.

                  Notwithstanding the Master Servicer's obligation to the Certificateholders to manage and operate (including the collection of rents from existing tenants and management of any leases acquired with the REO Property to the extent applicable) the REO Property from the date of acquisition until the date of sale, neither the Master Servicer nor the Trustee shall knowingly:

                  (i) authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                  (ii) authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;



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                  (iii) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                  (iv) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, (A) the Master Servicer has obtained an Opinion of Counsel, provided to the Trustee, the Guarantor and the NIMS Insurer, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by REMIC 1, and (B) the Master Servicer has received written notice from the Trustee that it has received written consent from the Guarantor and the NIMS Insurer that the specific action may be taken.

                  The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                  (i) the terms and conditions of any such contract shall not be inconsistent herewith;

                  (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                  (iii) none of the provisions of this Section 3.13(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

                  (iv) the Master Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

                  The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees. The Master Servicer shall not engage an Independent Contractor to engage in any activities that the Master Servicer would not be permitted to engage in itself in accordance with the other provisions of this Agreement (including the Loss Mitigation Action Plan).

                  In the event the Master Servicer temporarily rents any REO Property it shall furnish to the Trustee and the Guarantor, upon reasonable request, on each Master Servicer Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operation statement shall be accompanied by such other information as the Trustee shall reasonably request.

                  Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration and an Opinion of Counsel is obtained by the Master Servicer to the effect that such sale shall not cause any Trust REMIC to fail to qualify as a REMIC).

                  (d) REMIC RESTRICTIONS. The Master Servicer shall have the full power and authority, subject only to the specific requirements of the Servicing Standard, to effect, for the Certificateholders, the Guarantor and the


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Trust Fund, the prompt disposition and sale of any REO Property in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the related REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

                  In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall dispose of such REO Property as soon as practical and in any event not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Master Servicer has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC. If the Master Servicer has received such an extension, then the Master Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If the Master Servicer has not received such an extension and the Master Servicer is unable to sell the REO Property within the period ending three months before the end of such third taxable year after its acquisition by the Trust Fund or if the Master Servicer has received such an extension, and the Master Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Master Servicer shall, before the end of the three year period or the Extended Period, as applicable,
(i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be the Master Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Trustee shall sign any document or take any other action reasonably requested by the Master Servicer which the Master Servicer determines would enable the Master Servicer, on behalf of the Trust Fund, to request such grant of extension.

                  Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

                  (e) DEFICIENCY JUDGMENTS. The Holders of the Class R Certificates shall be deemed to have purchased the ownership interest held by the Holders of the Regular Certificates in any Liquidated Mortgage Loan. After such repurchase, the Master Servicer, if requested by such Certificateholders and if offered suitable indemnification and reimbursement for expenses, may seek a deficiency judgment to the extent permitted by law against the Mortgagor under such Liquidated Mortgage Loan on behalf of the Holders of the Class R Certificates to the extent of any Realized Loss.

                  SECTION 3.14.     REO Property Inspections.

                  The Master Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Master Servicer shall make or cause to be made an electronic report of each such inspection. Such reports shall be retained by the Master Servicer and versions thereof shall be forwarded by the Master Servicer to the Trustee and the Guarantor upon request.

                  SECTION 3.15. Reports of Foreclosure and Abandonment of Mortgaged Properties.

                  On or before May 31st of each year beginning in 2003, the Master Servicer shall file the reports of foreclosure and abandonment of any Mortgaged Property required by Section 6050J of the Code and cancellation of indebtedness required under Section 6050P of the Code with the Internal Revenue Service. The reports from the Master Servicer shall be made in a timely fashion and in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J and 6050P of the Code.



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                  SECTION 3.16.     Optional Purchase of Defaulted Mortgage
                                    Loans by the NIMS Insurer or the Master
                                    Servicer.

                  (a) The NIMS Insurer may, at its option, purchase a Mortgage Loan which has become 90 or more days delinquent or for which the Master Servicer has accepted a deed in lieu of foreclosure. In exercising this optional right of repurchase, the NIMS Insurer shall not use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders or the Guarantor.

                  (b) During the first full calendar month (but excluding the last Business Day thereof) following a Mortgage Loan or related REO Property becoming 90 days or more delinquent, the Master Servicer shall have the option, but not the obligation to purchase from the Trust Fund any such Mortgage Loan or related REO Property that is then still 90 days or more delinquent, which the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee and the Guarantor prior to purchase).

                  If with respect to any delinquent Mortgage Loan or related REO Property, the option of the Master Servicer set forth in the preceding paragraph shall have arisen but the Master Servicer shall have failed to exercise such option on or before the Business Day preceding the last Business Day of the calendar month following the calendar month during which such Mortgage Loan or related REO Property first became 90 days or more delinquent, then such option shall automatically expire; provided, however, that if any such Mortgage Loan shall cease to be 90 days or more delinquent but then subsequently shall again become 90 days or more delinquent, then the Master Servicer shall be entitled to another repurchase option with respect to such Mortgage Loan (and the related REO Property) as provided in the preceding paragraph.

                  Notwithstanding the foregoing: (i) if the Master Servicer purchases any delinquent Mortgage Loans pursuant to this Section 3.16(b), it must purchase Mortgage Loans that are delinquent the greatest number of days before it may purchase any that are delinquent any fewer number of days; (ii) if the Master Servicer purchases some but not all Mortgage Loans that are delinquent any given number of days, it must purchase Mortgage Loans having the same delinquency status in the order of lowest Principal Balance to highest Principal Balance; (iii) if with respect to any Distribution Date, the Guarantor shall have consented in writing to the calculation of the Overcollateralization Target Amount without regard to delinquency status of the Mortgage Pool, then the Master Servicer shall not have the right to purchase any delinquent Mortgage Loans pursuant to this Section 3.16(b) during the related Prepayment Period;
(iv) the Master Servicer may at any time relinquish its rights to purchase delinquent Mortgage Loans pursuant to this Section 3.16(b) in writing delivered to the Trustee and the Guarantor, and from and after the taking of such action by the Master Servicer, the provisions of this Section 3.16(b) permitting the purchase by the Master Servicer shall no longer be of any force or effect.

                  (c) Any Mortgage Loan or REO Property to be purchased pursuant to Section 3.16(a)or (b) shall be purchased at a price equal to the Purchase Price. Any purchase of a Mortgage Loan or the related REO Property pursuant to
Section 3.16(a) by the NIMS Insurer shall be accomplished by remittance of the Purchase Price to the Master Servicer for deposit in the Collection Account. Any purchase of a Mortgage Loan or the related REO Property pursuant to Section 3.16(b) by the Master Servicer shall be accomplished by deposit of the Purchase Price in the Collection Account. Upon written certification of such deposit, the Trustee shall release, or cause a Custodian to release, the related Mortgage File to the purchaser (or its designee) and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the purchaser shall furnish and as shall be necessary to vest in the purchaser title to any Mortgage Loan or related REO Property repurchased pursuant hereto.

                  SECTION 3.17.     Trustee to Cooperate; Release of Files.

                  (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall deliver to the Trustee, in written (with two executed copies) or electronic format, a completed Request for Release (which certification shall include a statement to the effect that all amounts received or to be received in connection with such


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payment which are required to be deposited in the Collection Account pursuant to
Section 3.04 have been or will be so deposited) signed by a Servicing Officer
(or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall, within three Business Days, release the related Mortgage File to the Master Servicer. The Trustee agrees to indemnify the Master Servicer, out of its own funds, for any loss, liability or expense incurred by the Master
Servicer as a direct result of the negligence or wilful misconduct by the Trustee in releasing the related Mortgage File as provided above. Upon any such payment in full, or the receipt of such certification, the Seller, the Guarantor and the Trustee hereby authorize and empower the Master Servicer to execute an instrument of satisfaction regarding the Mortgaged Property relating to such Mortgage, which instrument of satisfaction shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

                  (b) From time to time and as appropriate in the servicing of any Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any insurance policy relating to a Mortgage Loan, the Trustee shall (except in the case of the payment or liquidation pursuant to which the related Mortgage File is released to an escrow agent or an employee, agent or attorney of the Trustee), upon written request of the Master Servicer and delivery to the Trustee, in written (with two executed copies) or electronic format, of a Request for Release signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File to the Master Servicer within three Business Days and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse of the related Mortgage to the Master Servicer. Such receipt shall obligate the Master Servicer to return the Mortgage File to the Trustee when the need therefor by the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt a Request for Release, in written (with two executed copies) or electronic format, evidencing such liquidation, the receipt shall be released by the Trustee to the Master Servicer.

                  (c) Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  SECTION 3.18.     Servicing Compensation.

                  As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan. Such Servicing Fees shall be retained as contemplated in Section 3.04(b)(ii); provided, however, that the Master Servicer shall be entitled to recover unpaid Servicing Fees out of Late Collections, Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.05(a)(ii), out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.13 and from general funds in the Collection Account to the extent permitted by Section 3.05(a)(iii). The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement; provided, however, that the Master Servicer may pay from the Servicing Fee any amounts due to a subservicer pursuant to a subservicing agreement entered into under Section 6.06.

                  Additional servicing compensation in the form of assumption fees, late payment charges, modification fees, extension fees, insufficient funds charges, ancillary income or otherwise (other than Prepayment Charges) shall be retained by the Master Servicer only to the extent such fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled, pursuant to Section 3.05(a)(vi), to withdraw from the Collection Account, pursuant to


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Section 3.04(h), to withdraw from any Escrow Account and pursuant to Section
3.13(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.06. The Master Servicer shall be entitled to any Prepayment Interest Excess, which it may withdraw from the Collection Account pursuant to Section 3.05(a)(iv).

                  SECTION 3.19.     Annual Statement as to Compliance.

                  The Master Servicer, at its own expense, will deliver to the Trustee, the Depositor, the NIMS Insurer and the Guarantor, not later than March 15th following the end of each calendar year, a Servicing Officer's certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during such preceding fiscal year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Master Servicer to remedy such default.

                  SECTION 3.20. Annual Independent Certified Public Accountants' Reports.

                  Not later than March 15th following the end of each calendar year, the Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Trustee, the Depositor, the NIMS Insurer and the Guarantor a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by subservicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those subservicers. Immediately upon receipt of such report, the Master Servicer shall furnish a copy of such report to the Trustee, the Depositor, the NIMS Insurer and the Guarantor. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Master Servicer's expense, provided that such statement is delivered by the Master Servicer to the Trustee.

                  SECTION 3.21. Access to Certain Documentation and Information Regarding the Mortgage Loans.

                  (a) The Master Servicer shall provide to the Trustee, the Guarantor, the NIMS Insurer and Certificateholders that are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of each of the foregoing (which, in the case of supervisory agents and examiners, may be required by applicable state and federal regulations) access to the documentation regarding the Mortgage Loans, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it.

                  (b) If any Mortgage Loan (i) is in foreclosure, (ii) defaults on its first Monthly Payment and remains delinquent for 60 days or more, (iii) becomes delinquent during the first twelve months of the term thereof and remains delinquent for 60 days or more or (iv) is a Qualified Substitute Mortgage Loan, the Master Servicer will forward to the Guarantor, upon reasonable request, copies of the contents of the related Mortgage File and all underwriting documentation with respect to such Mortgage Loan that is required to be delivered pursuant to this Agreement.

                  If the Guarantor determines, after consultation with the Seller, that such Mortgage Loan was not originated generally in accordance with the Seller's Underwriting Guidelines attached hereto as Exhibit L in any material respect, then the Seller shall follow the procedures set forth in
Section 2.03. Such action on the part of the Seller in


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accordance with Section 2.03 shall take place within 90 days of the Seller having been notified by the Guarantor of the need to act pursuant to Section 2.03; provided, however, that no such procedure shall be followed if such action may (A) result in the imposition of taxes on "prohibited transactions" of the Trust, as defined in Section 860F of the Code, or (B) contributions to any Trust REMIC after the "startup day," as defined in Section 860G(d) of the Code, or (C) cause the portion of the Trust Fund assets with respect to which a REMIC election was made to fail to qualify as a REMIC at any time any Certificate is outstanding.

                  (c) Within 90 days after the last Subsequent Transfer Date, or such later time as the Master Servicer and the Guarantor may agree, the Guarantor will be permitted, upon reasonable notice and during normal business hours, at the office of the Master Servicer, to review copies of the contents of the Mortgage Files and the underwriting documentation that is required to be delivered to the Trustee pursuant hereto with respect to up to the greater of
(i) 800 of the Mortgage Files and (ii) 10% (by number) of the Mortgage Loans (a "Mortgage Loan Sample"), in order to ascertain whether each such Mortgage Loan was originated generally in accordance with the Seller's underwriting guidelines in any material respect. In addition, the Guarantor will be permitted, upon reasonable notice and during normal business hours, at the office of the Master Servicer, to review copies of the contents of the Mortgage Files and the underwriting documentation that is required to be delivered to the Trustee pursuant hereto with respect to an additional 75 of the Mortgage Files which are not part of the foregoing Mortgage Loan Sample. If, as a result of such investigation, the Guarantor determines (after the appeals process set forth in the Freddie Mac Single Family Seller/Servicer Guide) that more than 20% (by number) of the Mortgage Loans in such Mortgage Loan Sample were not so underwritten, the Master Servicer will permit the Guarantor to review an additional Mortgage Loan Sample in accordance with the same procedures until the Guarantor has reviewed a Mortgage Loan Sample that contains fewer than 20% (by number) of Mortgage Loans that were not originated generally in accordance with the Seller's underwriting guidelines in any material respect. Any out-of-pocket expenses incurred by the Master Servicer related to such review shall be reimbursed by the Seller.

                  Notwithstanding the foregoing, the Guarantor shall have the right to collect data on an additional 1,200 Mortgage Loans over and above the Mortgage Loans reviewed in the procedures described in the immediately preceding paragraph.

                  (d) For a period of two years from the Closing Date, the Guarantor may contact the Seller to confirm that the Seller continues to actively engage in a program to originate mortgage loans to low-income families and to obtain other non-proprietary information about the Seller's activities that may assist the Guarantor in completing its own regulatory requirements. The Seller shall use its best efforts to provide such information to the Guarantor.

                  (e) In addition, the Master Servicer shall provide a copy of this Agreement, promptly following receipt of a written request therefor, to any investor in the certificates issued by the Guarantor, which have been offered pursuant to the Offering Circular and which are backed by the Guaranteed Certificates.

                  SECTION 3.22.     Solicitations.

                  From and after the Closing Date, the Master Servicer agrees that it will not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on the Master Servicer's behalf, to personally, by telephone, mail or electronic mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that the Master Servicer may solicit any Mortgagor for whom the Master Servicer has received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the mortgagor initiates a title search; provided further, it is understood and agreed that promotions undertaken by the Master Servicer or any of its Affiliates which (i) concern optional insurance products or other additional products or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially developed mailing lists, billboards, newspaper, radio, television, the internet and website advertisements shall not constitute solicitation under this Section, nor is the Master Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor. Furthermore, the Master Servicer shall be permitted to include in its monthly statements to borrowers or otherwise, statements regarding the availability


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of the Master Servicer's counseling services with respect to refinancing mortgage loans.

                  SECTION 3.23.     Advance Facility.

                  (a) The Master Servicer and/or the Trustee on behalf of the Trust Fund, in either case, with the consent of the Guarantor and NIMS Insurer, is hereby authorized to enter into a facility (an "Advance Facility") with any Person which provides that such Person (an "Advancing Person") may fund Advances and/or Servicing Advances under this Agreement, although no such facility shall reduce or otherwise affect the Master Servicer's obligation to fund such Advances and/or Servicing Advances. If the Master Servicer enters into such an Advance Facility pursuant to this Section 3.23, upon reasonable request of the Advancing Person, the Trustee shall execute a letter of acknowledgment, confirming its receipt of notice of the existence of such Advance Facility.

                  To the extent that an Advancing Person funds any Advance or any Servicing Advance and provides the Trustee and the Guarantor with written notice acknowledged by the Master Servicer that such Advancing Person is entitled to reimbursement directly from the amounts held on behalf of the Trust Fund by the Trustee pursuant to the terms of the Advance Facility, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.23(b). Such notice from the Advancing Person must specify the amount of the reimbursement, the Section of this Agreement that permits the applicable Advance or Servicing Advance to be reimbursed and the section(s) of the Advance Facility that entitle the Advancing Person to request reimbursement from the amounts held on behalf of the Trust Fund by the Trustee rather than by the Master Servicer, and include the Master Servicer's acknowledgment thereto or proof of an event of default under the Advance Facility. The Trustee shall be entitled to rely without independent investigation on the Advancing Person's notice provided pursuant to this Section 3.23. An Advancing Person whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the qualifications of a Master Servicer or a subservicer pursuant to
Section 6.06 hereof and will not be deemed to be a subservicer under this Agreement. If the terms of an Advance Facility proposed to be entered into with an Advancing Person by the Trust Fund would not, in the absence of the Guarantee, materially and adversely affect the interests of any Certificateholder, then the NIMS Insurer shall not withhold its consent to the Trust Fund's entering such facility.

                  (b) If an Advancing Person is entitled to reimbursement for any particular Advance and/or Servicing Advance as set forth in Section 3.23(a), then the Master Servicer shall not be permitted to reimburse itself therefor under Section 3.05(a)(ii), Section 3.05(a)(iii), Section 3.05(a)(v) or Section 3.05(a)(vi), but instead the Master Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 3.04(g). The Trustee is hereby authorized to pay to an Advancing Person reimbursements for Advances and/or Servicing Advances from the Distribution Account to the same extent the Master Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with Section 3.05(a)(ii),
Section 3.05(a)(iii), Section 3.05(a)(v) or Section 3.05(a)(vi), as the case may be, had the Master Servicer made such Advance and/or Servicing Advance. Unless otherwise consented to by the Guarantor, an Advancing Person is not entitled to be reimbursed by the Trustee for any unreimbursed Advances from funds held in the Collection Account for any future distribution pursuant to Section 4.04(b) or 3.05(a)(vii).

                  (c) All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in first out" (FIFO) basis.

                  (d) In the event the Master Servicer is terminated pursuant to
Section 7.01, the Advancing Person shall succeed to the terminated Master Servicer's right of reimbursement set forth in Section 7.02(c) to the extent of such Advancing Person's financing of Advances or Servicing Advances hereunder then remaining unreimbursed.


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                                   ARTICLE IV

                                  FLOW OF FUNDS

                  SECTION 4.01.     Distributions.

                  (a) On each Distribution Date the Trustee shall withdraw that portion of Available Funds consisting of the Interest Remittance Amount from the Distribution Account to make the following disbursements and transfers in the following order of priority:

                  (i) to the Guarantor, (a) the Guarantee Fee payable with respect to the Guaranteed Certificates and (b) the Guarantor Reimbursement Amount with respect to the Guaranteed Certificates and any other expenses owed to the Guarantor;

                  (ii) concurrently, to the Holders of the Class A Certificates and the Class S Certificates, the related Interest Distributable Amount for each such Class for such Distribution Date, on a PRO RATA basis based upon the entitlement of each such Class pursuant to this clause
         (ii);

                  (iii) to the Holders of the Class M-1 Certificates, the related Interest Distributable Amount for such Class for such Distribution Date; and

                  (iv) to the Holders of the Class M-2 Certificates, the related Interest Distributable Amount for such Class for such Distribution Date.

                  (b) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount will be distributed in the following order of priority:

                  (i) to the Guarantor, (a) the Guarantee Fee payable with respect to the Guaranteed Certificates and (b) the Guarantor Reimbursement Amount with respect to the Guaranteed Certificates and any other expenses owed to the Guarantor, in each case, to the extent not paid pursuant to Section 4.01(a)(i);

                  (ii) concurrently, to the Holders of (a) the Class AF Certificates, allocated among the classes of Class AF Certificates and in the priority as described below, and (b) the Class AV Certificates, PRO RATA based on the Class AF Allocation Percentage and the Class AV Allocation Percentage, respectively, until the Certificate Principal Balances thereof have been reduced to zero;

                  (iii) to the Holders of the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                  (iv) to the Holders of the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

                  (c) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount will be distributed in the following order of priority:

                  (i) to the Guarantor, (a) the Guarantee Fee payable with respect to the Guaranteed Certificates and (b) the Guarantor Reimbursement Amount with respect to the Guaranteed Certificates and any other expenses owed to the Guarantor, in each case, to the extent not paid pursuant to Section 4.01(a)(i);

                  (ii) concurrently, to the Holders of (a) the Class AF Certificates, allocated among the classes of Class AF Certificates and in the priority as described below, and (b) the Class AV Certificates, the Class AF Principal Distribution Amount and the Class AV Principal Distribution Amount, respectively, until the Certificate Principal Balances thereof have been reduced to zero;


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                  (iii) to the Holders of the Class M-1 Certificates, the Class
         M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

                  (iv) to the Holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

                  With respect to the Class AF Certificates, all principal distributions of the Principal Distribution Amount or the Class AF Principal Distribution Amount, as applicable, will be distributed as follows: first, to the Holders of the Class AF-6 Certificates, the Lockout Distribution Percentage of the Principal Distribution Amount or the Class A Principal Distribution Amount, as applicable, until the Certificate Principal Balance of the Class AF-6 Certificates has been reduced to zero; second, to the Holders of the Class AF-1 Certificates, until the Certificate Principal Balance of the Class AF-1 Certificates has been reduced to zero; third, to the Holders of the Class AF-2 Certificates, until the Certificate Principal Balance of the Class AF-2 Certificates has been reduced to zero; fourth, to the Holders of the Class AF-3 Certificates, until the Certificate Principal Balance of the Class AF-3 Certificates has been reduced to zero; fifth, to the Holders of the Class AF-4 Certificates, until the Certificate Principal Balance of the Class AF-4 Certificates has been reduced to zero; sixth, to the Holders of the Class AF-5 Certificates, until the Certificate Principal Balance of the Class AF-5 Certificates has been reduced to zero and seventh, to the Holders of the Class AF-6 Certificates, until the Certificate Principal Balance of the Class AF-6 Certificates has been reduced to zero.

                  (d) On each Distribution Date, the Net Monthly Excess Cashflow will be distributed as follows:

                  (i) to the Holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount, distributable as part of the Principal Distribution Amount as described above;

                  (ii) to the Holders of the Class M-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

                  (iii) to the Holders of the Class M-1 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such Certificates;

                  (iv) to the Holders of the Class M-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

                  (v) to the Holders of the Class M-2 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such Certificates;

                  (vi) to the Net WAC Rate Carryover Reserve Account, first, an amount, if any, that when added to the amount on deposit in the Net WAC Rate Carryover Reserve Account immediately prior to such Distribution Date will cause the amount on deposit in the Net WAC Rate Carryover Reserve Account to equal $1,000, and second, an amount equal to the Net WAC Rate Carryover Amount, if any, for the Class A Certificates, the Mezzanine Certificates and the Class S Certificates for such Distribution Date;

                  (vii) to the Master Servicer in respect of any amounts due to it from the Trust Fund pursuant to Section 6.03 and not previously reimbursed;

                  (viii) to the Trustee in respect of any amounts due to it from the Trust Fund pursuant to Section 7.02(a) and Section 8.05 and not previously reimbursed;

                  (ix) to the Holders of the Class CE Certificates, the Interest Distributable Amount for such Class for such Distribution Date and any Subsequent Mortgage Loan Interest;

                  (x) to the Holders of the Class CE Certificates, the remaining Overcollateralization Release


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         Amount for such Distribution Date, until the Certificate Principal
         Balance of the Class CE Certificates has been reduced to zero; and

                  (xi) on each Distribution Date, any remaining amounts, after giving effect to the distributions in clauses (i) through (ix) above, will be paid to the Holders of the Class R Certificates; provided that if such Distribution Date follows the Prepayment Period in which will occur the expiration of the latest expiring Prepayment Charge on any Mortgage Loan (as indicated on the Prepayment Charge Schedule as the same shall have been updated after the Funding Period to reflect the addition of the Subsequent Mortgage Loans), then any such remaining amounts will be distributed first, to the Holders of the Class P Certificates, until the Certificate Principal Balance of the Class P Certificates has been reduced to zero; and second, to the Holders of the Class R Certificates.

                  On each Distribution Date, after making the distributions of the Available Funds as set forth above, the Trustee will first, withdraw from the Net WAC Rate Carryover Reserve Account all income from the investment of funds in the Net WAC Rate Carryover Reserve Account and distribute such amount to the Holders of the Class CE Certificates, and second, withdraw from the Net WAC Rate Carryover Reserve Account, to the extent of amounts remaining on deposit therein, the amount of any Net WAC Rate Carryover Amount for the Class A Certificates, the Mezzanine Certificates and the Class S Certificates for such Distribution Date and distribute such amount first, concurrently to the Class A Certificates and the Class S Certificates on a PRO RATA basis based on the Net WAC Rate Carryover Amount of each such Class, until each such amount has been paid in full; second, to the Class M-1 Certificates and third, to the Class M-2 Certificates.

                  On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period and any Master Servicer Prepayment Charge Amounts paid by the Master Servicer during the related Prepayment Period will be withdrawn from the Distribution Account and distributed by the Trustee to the Holders of the Class P Certificates and shall not be available for distribution to the Holders of any other Class of Certificates. The payment of the foregoing amounts to the Holders of the Class P Certificates shall not be applied to reduce the Certificate Principal Balances thereof.

                  (b) The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), in the case of Certificateholders of the Regular Certificates, by wire transfer by 12:00 noon (New York time). The failure of the Trustee to make distributions to Certificateholders in accordance with Section 4.01(a) due to the negligence or wilful misconduct of the Trustee will result in the Trustee being obligated to pay to the Certificateholders an amount equal to the interest lost as a result of the Trustee's failure to make such distribution, plus a $100 fee. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

                  Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

                  SECTION 4.02.     The Guarantee.

                  On each Distribution Date following receipt of a statement (as set forth in Section 4.05) that indicates a Deficiency Amount for such Distribution Date, the Guarantor shall distribute a Guarantor Payment in an aggregate amount equal to the Deficiency Amount for such Distribution Date directly to the Holders of the Guaranteed Certificates, without first depositing such amount in the Distribution Account, as follows: (i) the portion of any such Deficiency


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Amount related to clause (i) of the definition of Deficiency Amount shall be distributed to the Class A Certificateholders, and the Class S Certificateholders on a PRO RATA basis based on the Interest Distributable Amount payable on such Certificates with respect to such Distribution Date; and
(ii) the portion of any such Deficiency Amount related to clause (ii) of the definition of Deficiency Amount shall be distributed to the Class A Certificateholders and shall be allocated (a) among the Classes of Class AF Certificates in the priority as described in Section 4.01(c) and (b) on a PRO RATA basis between the Class AF Certificates and the Class AV Certificates based on the Class AF Allocation Percentage and the Class AV Allocation Percentage, respectively.

                  SECTION 4.03.     Statements.

                  (a) On each Distribution Date, based, as applicable, on information provided to it by the Master Servicer, the Trustee shall prepare and make available by electronic means to each Holder of the Regular Certificates, the Master Servicer, the NIMS Insurer, the Guarantor and the Rating Agencies, a statement as to the distributions to be made on such Distribution Date:

                  (i) the amount of the distribution to be made on such Distribution Date to the Holders of each Class of the Regular Certificates (other than the Class S Certificates), separately identified, allocable to principal and the amount of the distribution to be made to the Holders of the Class P Certificates allocable to Prepayment Charges and Master Servicer Prepayment Charge Amounts;

                  (ii) the amount of the distribution to be made on such Distribution Date to the Holders of the Class A Certificates, the Mezzanine Certificates, the Class S Certificates and the Class CE Certificates allocable to interest, and the calculation thereof;

                  (iii) the Overcollateralized Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency Amount and the Overcollateralization Target Amount for such Distribution Date;

                  (iv) the aggregate amount of servicing compensation received by the Master Servicer with respect to the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

                  (v) the aggregate amount of Advances with respect to the Mortgage Loans in each Loan Group for the related Due Period;

                  (vi) the Pool Balance and the Principal Balance of the Mortgage Loans in each Loan Group (after giving effect to the principal portion of Monthly Payments due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period);

                  (vii) as of the related Determination Date, (A) the number of Mortgage Loans in each Loan Group, (B) the weighted average remaining term to maturity of the Mortgage Loans in each Loan Group as of the first day of the most recently ended Due Period and (D) the weighted average Mortgage Rate of the Mortgage Loans in each Loan Group as of the first day of the most recently ended Due Period;

                  (viii) the number and aggregate unpaid principal balance of Mortgage Loans in each Loan Group that were (A) Delinquent (exclusive of Mortgage Loans in bankruptcy or foreclosure and REO Properties) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) as to which foreclosure proceedings have been commenced and Delinquent, (C) in bankruptcy and Delinquent, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date and (D) REO Properties;

                  (ix) the total number and cumulative principal balance of all REO Properties in each Loan Group as of the last day of the Prepayment Period preceding such Distribution Date;



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                  (x) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

                  (xi) the aggregate amount of Realized Losses incurred during the related Prepayment Period and the cumulative amount of Realized Losses in the Mortgage Pool;

                  (xii) the aggregate amount of extraordinary Trust Fund expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

                  (xiii) the Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates, the Class CE Certificates and the Class P Certificates and the Notional Amount of the Class S Certificates, after giving effect to the distributions made on such Distribution Date;

                  (xiv) the Interest Distributable Amount for such Distribution Date and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of the Class A Certificates, the Mezzanine Certificates and the Class S Certificates on such Distribution Date;

                  (xv) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date to the extent not covered by payments by the Master Servicer pursuant to Section 4.04, and the Unpaid Interest Shortfall Amount, if any, for each Class of Regular Certificates (other than the Class P Certificates) for such Distribution Date;

                  (xvi) the Guarantee Fee to be paid to the Guarantor with respect to the Guaranteed Certificates for such Distribution Date;

                  (xvii) the Maximum Cap Rate for such Distribution Date;

                  (xviii) the Net WAC Rate Carryover Amount, if any, for the Class A Certificates, the Mezzanine Certificates and the Class S Certificates for such Distribution Date, and the amount of such Net WAC Rate Carryover Amount remaining unpaid after reimbursements therefor on such Distribution Date;

                  (xix) any Overcollateralization Deficiency Amount prior to giving effect to the distribution of the Extra Principal Distribution Amount on such Distribution Date;

                  (xx) the cumulative Realized Losses as a percentage of the Maximum Collateral Amount and the Three-Month Rolling Delinquency Percentage;

                  (xxi) the Available Funds for such Distribution Date;

                  (xxii) the Pass-Through Rate for each Class of Regular Certificates (other than the Class P Certificates) for such Distribution Date;

                  (xxiii) the number and aggregate principal balance of all Subsequent Mortgage Loans added to each Loan Group during the preceding Prepayment Period;

                  (xxiv) the amount on deposit in each Pre-Funding Account immediately prior to the related Prepayment Period, the amount withdrawn from each Pre-Funding Account during the related Prepayment Period and the amount remaining on deposit in each Pre-Funding Account as of the end of the related Prepayment Period and as of such Distribution Date;

                  (xxv) the amount on deposit in each Interest Coverage Account immediately prior to such Distribution Date, the amount withdrawn from each Interest Coverage Account for such Distribution Date and included in the Available Funds for such Distribution Date, the amount remaining on deposit after taking into account such withdrawal and the maximum amount that (assuming sufficient funds therein) would be withdrawn


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         from each Interest Coverage Account on future Distribution Dates and included in the Available Funds for such Distribution Dates in accordance with Section 4.11(c) if the Funding Period were to end on December 10, 2002 and no Subsequent Group I Mortgage Loans or Subsequent Group II Mortgage Loans are purchased for inclusion in Loan Group I or Loan Group II, respectively, after the end of the Prepayment Period relating to the current Distribution Date;

                  (xxvi) for the distribution occurring on the Distribution Date immediately following the end of the Funding Period, the balance on deposit in the Group I Pre-Funding Account and the Group II Pre-Funding Account that has not been used to purchase Subsequent Group I Mortgage Loans and Subsequent Group II Mortgage Loans, respectively, and that is being distributed to the Class AF Certificates or the Class AV Certificates, as applicable, as a mandatory distribution of principal, if any, on such Distribution Date; and

                  (xxvii) such other information as the Guarantor may reasonably request in such format as reasonably requested by the Guarantor and any other information that is required by the Code and regulations thereunder to be made available to Certificateholders.

                  The Trustee shall provide or make available such report to the Guarantor and the NIMS Insurer in such format as reasonably requested by the Guarantor and the NIMS Insurer and to Bloomberg in such format as the Trustee and Bloomberg may agree, on the related Distribution Date. The Trustee shall make such report (and, at its option, any additional files containing the same information in an alternative format) available each month via the Trustee's Internet website. The Trustee's Internet website shall initially be located at "http:\\www.corporatetrust.db.com." Assistance in using the website can be obtained by calling the Trustee's investor relations desk at (800) 735-7777. The Trustee shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above Persons, and the Trustee shall provide timely and adequate notification regarding any such changes to the other parties to this Agreement and to all Certificateholders. The Trustee may fully rely upon and shall have no liability with respect to information provided by the Master Servicer.

                  In the case of information furnished pursuant to subclauses
(i) through (iii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 of Initial Certificate Principal Balance or aggregate initial Notional Amount as of the Closing Date.

                  (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to the Guarantor, the NIMS Insurer and each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

                  (c) On each Distribution Date, the Trustee shall forward to the Class R Certificateholders a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate.

                  (d) Within a reasonable period of time after the end of each calendar year, the Trustee shall deliver to each Person who at any time during the calendar year was a Class R Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Class R Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

                  (e) By not later than the third Distribution Date, the Trustee is required to (i) confirm, to the


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extent such data is available in the Information Circular or from Banc of
America Securities LLC , that the cash flows, weighted average lives, yields and credit enhancement default analysis for the Class A Certificates, the Mezzanine Certificates and the Class S Certificates as presented in the Information Circular are correct therein based on the assumptions and principal and interest methodology described in the Information Circular and are consistent with the model developed by the Trustee for the calculations that the Trustee is required to make hereunder and (ii) notify the Guarantor that the information referred to in clause (i) above is consistent with the model developed by the Trustee.

                  SECTION 4.04. Master Servicer Remittance Reports; Advances and Prepayment Interest Shortfalls.

                  (a) On or before the third Business Day following each Determination Date, by 12:00 p.m. (California time), but in no event later than the earlier of (i) such date which would allow the indenture trustee to submit a claim to the NIMS Insurer under the Indenture so as to allow a timely payment by the NIMS Insurer under the insurance policy related to the notes insured by the NIMS Insurer and (ii) the 20th day of each month (or if such 20th day is not a Business Day, the preceding Business Day), the Master Servicer shall deliver to the Trustee and the NIMS Insurer by electronic mail (or by such other means as the Master Servicer and the Trustee may agree from time to time) a Master Servicer Remittance Report with respect to the related Distribution Date. Not later than the third Business Day following a Determination Date by 3:00 p.m. (New York time), the Master Servicer shall deliver or cause to be delivered to the Trustee in addition to the information provided on the Master Servicer Remittance Report, such other information reasonably available to it with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section
4.01 and to prepare the statements to Certificateholders contemplated by Section
4.03. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

                  (b) The amount of Advances to be made by the Master Servicer for any Distribution Date shall equal, subject to Section 4.04(d), the sum of
(i) the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Due Period in respect of the Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Due Period and as to which REO Property an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.13 for distribution on such Distribution Date.

                  On or before 3:00 p.m. (New York time) on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.04, used by the Master Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution used by the Master Servicer to make an Advance as permitted in the preceding sentence or withdrawn from funds in excess of Available Funds for the preceding Distribution Date by the Master Servicer as permitted in Section 3.05(a)(vii) in reimbursement of Advances previously made shall be appropriately reflected in the Master Servicer's records, which information the Master Servicer will provide to the Guarantor upon the Guarantor's request, and replaced by the Master Servicer by deposit in the Collection Account on or before any future Master Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Master Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances or reimburse for Advances previously made. The Trustee will provide notice to the Master Servicer and the NIMS Insurer by telecopy by 3:00 p.m. (New York time) on any Master Servicer Remittance Date in the event that the amount remitted by the Master Servicer to the Trustee on such date is less than the Advances required to be made by the Master Servicer for the related Distribution Date, as set forth in the related Remittance Report. Notwithstanding the above, the Guarantor shall have the right to require, at any time,


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the Master Servicer to remit, from its own funds, prior to the next succeeding
Master Servicer Remittance Date after notice to the Master Servicer, to the Collection Account an amount equal to the aggregate amount of all Advances previously made out of funds from the Collection Account, and not theretofore repaid from collections on the related Mortgage Loans, and related Advances then due, if, in its reasonable judgment and after giving reasonable consideration to the general economic climate, the Guarantor determines such action is necessary to protect its interest. In such event, (i) the Master Servicer shall thereafter remit to the Trustee out of the Master Servicer's own funds all Advances required to be made and (ii) the Guarantee Fee with respect to the Guaranteed Certificates shall become payable on the basis of a 360- day year of twelve 30-day months.

                  Nothing in this Section 4.04(b) shall be construed to prohibit the Master Servicer from reimbursing itself at any time from the Collection Account to the extent permitted by Section 3.05(a)(ii), Section 3.05(a)(iii),
Section 3.05(a)(vii) and Section 3.05(a)(viii).

                  (c) The obligation of the Master Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan, shall continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation Proceeds thereon.

                  (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Master Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Depositor, the Guarantor, the NIMS Insurer and the Trustee.

                  (e) Not later than 3:00 p.m. (New York time) on each Master Servicer Remittance Date, the Master Servicer shall remit to the Distribution Account an amount ("Compensating Interest") equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from Principal Prepayments during the related Prepayment Period and (B) its aggregate Servicing Fee due in the related Due Period. The Master Servicer shall not have the right to reimbursement for any amounts remitted to the Trustee in respect of Compensating Interest. Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next Distribution Date. The Master Servicer shall not be obligated to pay Compensating Interest with respect to Relief Act Interest Shortfalls.

                  SECTION 4.05.     The Trustee Remittance Report.

                  (a) On each Trustee Reporting Date by noon New York time, the Trustee shall furnish a report (the "Trustee Remittance Report") in the form attached as Exhibit N to this Agreement (together with a statement containing the information that is required to be included in the statement to be prepared by the Trustee pursuant to Section 4.03) to the Guarantor and the NIMS Insurer by electronic medium as agreed to by the Trustee, the Guarantor and the NIMS Insurer.

                  (b) Subject to paragraph (d) below, if in any month the Trustee fails to deliver the Trustee Remittance Report by noon New York time on the related Trustee Reporting Date, the Guarantor shall use its best efforts to determine the amount of any required Guarantor Payment. If on any Distribution Date the Guarantor makes any Guarantor Payment as a result of such failure of the Trustee to deliver the Trustee Remittance Report, the Trustee shall pay the Guarantor from its own funds (not from the proceeds of the Trust Fund), not later than the fourth Business Day following such Distribution Date, a $100 fee plus an amount equal to the product of (i) the principal portion of such Guarantor Payment, (ii) a percentage equal to (A) the Prime Rate plus 2.00% divided by (B) 365 and (iii) the number of days between the Trustee Reporting Date and the date on which the Guarantor received the Trustee Remittance Report.

                  (c) Subject to paragraph (d) below, if in any month the Trustee fails to provide the Guarantor the Trustee Remittance Report on or prior to the Trustee Reporting Date, the Trustee shall pay to the Guarantor the following amounts: (i) upon the first such failure, $500; (ii) upon the second such failure, $750; and (iii) upon the third such failure,


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$1,000; provided, however, that the Trustee shall not be required to make any such payment upon the first such failure during each successive two year period following the Closing Date. The fourth consecutive such failure to provide a Trustee Remittance Report to the Guarantor pursuant to Section 4.05(a) shall constitute an event of default and permit the Guarantor to remove the Trustee for cause.

                  (d) The Trustee shall have no responsibility or liability (including removal as Trustee) under paragraphs (b) and (c) of this Section 4.05 if the Trustee's failure to timely deliver the Trustee Remittance Report is due to the failure of the Master Servicer to furnish the Trustee with a report in accordance with Section 4.04(a). If the Trustee's failure to timely deliver the Trustee Remittance Report is due to the failure of the Master Servicer to furnish the Trustee with a report in accordance with Section 4.04(a), the Master Servicer shall pay to the Guarantor the amount set forth in Section 4.05(b) above (i.e. the product of the amounts described in clauses (i), (ii) and (iii) of Section 4.05(b) above) and the following additional amounts: (i) upon the first such failure, $500; (ii) upon the second such failure, $750; and (iii) upon the third such failure, $1,000; provided, however, that the Master Servicer shall not be required to make any such payment upon the first such failure during each successive two year period following the Closing Date. The fourth consecutive such failure to provide the Trustee with a report in accordance with
Section 4.04(a) and thereby causing the Trustee's failure to timely deliver a Trustee Remittance Report to the Guarantor pursuant to Section 4.05(a) shall constitute an event of default and permit the Guarantor to remove the Master Servicer for cause.

                  (e) On each Trustee Reporting Date by noon New York time, the Trustee shall forward a Liquidation Report for the related Distribution Date (in the form attached as Exhibit K to this Agreement) to the Guarantor and the NIMS Insurer by electronic medium as agreed to by the Trustee, the Guarantor and the NIMS Insurer, to the extent that the Trustee has received from the Master Servicer such Liquidation Report.

                  SECTION 4.06.     Loan Data Remittance Report.

                  (a) On each Loan Data Reporting Date by noon Pacific Time, the Master Servicer shall furnish a complete and accurate report (the "Loan Data Remittance Report") in the form attached as Exhibit M to this Agreement to the Guarantor and the NIMS Insurer by electronic medium as agreed to by the Master Servicer, the NIMS Insurer and the Guarantor. In addition, the Master Servicer shall (i) furnish to the Guarantor and the NIMS Insurer a report with respect to the Mortgage Loans that have been voluntarily repurchased by the Master Servicer pursuant to Section 3.16 during the related Prepayment Period indicating the Mortgage Loan number, the date of repurchase and the Principal Balance of each Mortgage Loan so repurchased; (ii) furnish to the Guarantor and the NIMS Insurer a Monthly Appraisal Defects Report and a Monthly Quality Control Report, each in form and substance satisfactory to the Guarantor and (iii) furnish to the NIMS Insurer a monthly report indicating each Mortgage Loan number, Principal Balance, Prepayment Charges due, Prepayment Charges collected, Servicer Prepayment Charges remitted and the reason for any Prepayment Charge being waived.

                  (b) If in any month the Master Servicer fails to provide the Guarantor the Loan Data Remittance Report on or prior to the Loan Data Reporting Date or if such report is deemed to be materially incomplete or inaccurate by the Guarantor, the Master Servicer shall pay to the Guarantor the following amounts: (i) upon the first such failure, $500; (ii) upon the second such failure, $750; and (iii) upon the third such failure, $1,000; provided, however, that the Master Servicer shall not be required to make any such payment upon the first such failure during each successive two year period following the Closing Date. The fourth consecutive such failure to provide a Loan Data Remittance Report to the Guarantor pursuant to Section 4.06(a) shall constitute an event of default and permit the Guarantor to remove the Master Servicer for cause.

                  SECTION 4.07.     Compliance with Withholding.

                  Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the


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amount withheld to such Certificateholders.

                  SECTION 4.08. Distributions on the Uncertificated REMIC Regular Interests.

                  REMIC 1. On each Distribution Date, the Trustee shall cause the Available Funds from the Distribution Account to make the following disbursements and transfers, in the following order of priority, to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

                  With respect to the Group I Mortgage Loans:

                  (1)(i) to the Holders of REMIC 1 Regular Interest LT1-A, REMIC 1 Regular Interest LT1-B and REMIC 1 Regular Interest LT1-P in an amount equal to (A) the Uncertificated Accrued Interest for each REMIC 1 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

                  (ii) to the Holders of REMIC 1 Regular Interest LT1-P, on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

                  (2) to the Holders of REMIC 1 Regular Interest LT1-A and REMIC 1 Regular Interest LT1-B, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (1) above, allocated as follows:

                           (a) to the Holders of REMIC 1 Regular Interest LT1-A,
                  until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-A is reduced to zero;

                           (b) to the Holders of REMIC 1 Regular Interest LT1-B,
                  until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-B is reduced to zero; and

                           (c) any remaining amount to the Holders of the Class
                  R Certificates (in respect of the Class R-1 Interest).

                  With respect to the Group II Mortgage Loans:

                  (1) to the Holders of REMIC 1 Regular Interest LT1-C and REMIC 1 Regular Interest LT1-D in an amount equal to (A) the Uncertificated Accrued Interest for each REMIC 1 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (2) to the Holders of REMIC 1 Regular Interest LT1-C and REMIC 1 Regular Interest LT1-D, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (1) above, allocated as follows:

                           (a) to the Holders of REMIC 1 Regular Interest LT1-C,
                  until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-C is reduced to zero;

                           (b) to the Holders of REMIC 1 Regular Interest LT1-D,
                  until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-D is reduced to zero; and

                           (c) any remaining amount to the Holders of the Class
                  R Certificates (in respect of the Class R-1 Interest).



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                  On each Distribution Date, all amounts representing Prepayment
Charges in respect of the Mortgage Loans received during the related Prepayment Period will be distributed by REMIC 1 to the Holders of REMIC 1 Regular Interest LT1-P. The payment of the foregoing amounts to the Holders of REMIC 1 Regular Interest LT1-P shall not reduce the Uncertificated Principal Balance thereof.

                  REMIC 2. On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC 2 to REMIC 3 on account of the REMIC 2 Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-2 Interest), as the case may be:

                  (1)(i) first, to the Holders of REMIC 2 Regular Interest LT2-B, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and second, to Holders of REMIC 2 Regular Interest LT1-A and REMIC 2 Regular Interest LT2-P in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

                  (ii) to the Holders of REMIC 2 Regular Interest LT2-P, on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

                  (2) second, to the Holders of REMIC 2 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (1) above, allocated as follows:

                           (a) to the Holders of REMIC 2 Regular Interest LT2-A,
                  until the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2-A is reduced to zero;

                           (b) to the Holders of REMIC 2 Regular Interest LT2-B,
                  until the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2-B is reduced to zero; and

                           (c) any remaining amount to the Holders of the Class
                  R Certificates (in respect of the Class R-2 Interest).

                  REMIC 3. On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC 3 to REMIC 4 on account of the REMIC 3 Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-3 Interest), as the case may be:

                  (i) first, to the extent of Available Funds, to the Holders of REMIC 3 Regular Interest LT3-S1, REMIC 3 Regular Interest LT3-S2 and REMIC 3 Regular Interest LT3-S3 in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and then to Holders of REMIC 3 Regular Interest LT3-AA, REMIC 3 Regular Interest LT3-AF1, REMIC 3 Regular Interest LT3-AF2, REMIC 3 Regular Interest LT3-AF3, REMIC 3 Regular Interest LT3-AF4, REMIC 3 Regular Interest LT3-AF5, REMIC 3 Regular Interest LT3- AF6, REMIC 3 Regular Interest LT3-AV, REMIC 3 Regular Interest LT3-M1, REMIC 3 Regular Interest LT3- M2, REMIC 3 Regular Interest LT3-ZZ and REMIC 3 Regular Interest LT3-P, PRO RATA, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; provided, however, that amounts payable as Uncertificated Accrued Interest in respect of REMIC 3 Regular Interest LT3-ZZ shall be reduced and deferred when the REMIC 3 Overcollateralized Amount is less than the REMIC 3 Target Overcollateralized Amount, by the lesser of (x) the amount of such difference and (y) the Maximum LT3-ZZ Uncertificated Accrued Interest Deferral Amount; and


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                  (ii) second, to the Holders of REMIC 3 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                           (a) to the Holders of REMIC 3 Regular Interest LT3-AA
                  and REMIC 3 Regular Interest LT3-P, 98.00% of such remainder, calculated after payments pursuant to clause (d) below, until the Uncertificated Principal Balance of such Uncertificated REMIC 3 Regular Interest is reduced to zero; provided that REMIC 3 Regular Interest LT3-P shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC 3 Regular Interest LT3-P, until $100 has been distributed pursuant to this clause;

                           (b) to the Holders of REMIC 3 Regular Interest
                  LT3-AF1, REMIC 3 Regular Interest LT3-AF2, REMIC 3 Regular Interest LT3-AF3, REMIC 3 Regular Interest LT3-AF4, REMIC 3 Regular Interest LT3-AF5, REMIC 3 Regular Interest LT3-AF6, REMIC 3 Regular Interest LT3-AV, REMIC 3 Regular Interest LT3-M1 and REMIC 3 Regular Interest LT3-M2, 1.00% of such remainder, calculated after payments pursuant to clause (d) below, in the same proportion as principal payments are allocated to the Corresponding Certificate, until the Uncertificated Principal Balances of such REMIC 3 Regular Interests are reduced to zero;

                           (c) to the Holders of REMIC 3 Regular Interest
                  LT3-ZZ, 1.00% of such remainder, calculated after payments pursuant to clause (d) below, until the Uncertificated Principal Balance of such REMIC 3 Regular Interest is reduced to zero; then

                           (d) any remaining amount to the Holders of the Class
                  R Certificates (in respect of the Class R-2 Interest);

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to Holders of (i) REMIC 3 Regular Interest LT3-AA and REMIC 3 Regular Interest LT3-P, in that order and (ii) REMIC 3 Regular Interest LT3-ZZ, respectively; provided that REMIC 3 Regular Interest LT3-P shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC 3 Regular Interest LT3-P, until $100 has been distributed pursuant to this clause.

                  SECTION 4.09.     Allocation of Principal Losses.

                  (a) All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date as follows: first, to Net Monthly Excess Cashflow; second, to the Class CE Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero and fourth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of those Certificates on any Distribution Date shall be so allocated after the actual distributions to be made on such Distribution Date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

                  Any allocation of Realized Losses to a Mezzanine Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to a Class CE Certificate shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 4.01(d)(x). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A Certificates or the Class P Certificates.


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                  (b) All Realized Losses on the Group I Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the REMIC 1 Regular Interest LT1-A and REMIC 1 Regular Interest LT1-B until the Uncertificated Principal Balance of each such REMIC 1 Regular Interest has been reduced to zero; provided however, with respect to the first two Distribution Dates, all Realized Losses on the Initial Group I Mortgage Loans shall be allocated to
REMIC 1 Regular Interest LT1-A until the Uncertificated Principal Balance of each such REMIC 1 Regular Interest has been reduced to zero, and all Realized Losses on the Subsequent Group I Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT1-B until the Uncertificated Principal Balance thereof has been reduced to zero. All Realized Losses on the Group II Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the REMIC 1 Regular Interest LT1-C and REMIC 1 Regular Interest LT1-D until the Uncertificated Principal Balance of each such REMIC 1 Regular Interest has been reduced to zero; provided however, with respect to the first two Distribution Dates, all Realized Losses on the Initial Group II Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT1-C until the Uncertificated Principal Balance of each such REMIC 1 Regular Interest has been reduced to zero, and all Realized Losses on the Subsequent Group II Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT1-D until the Uncertificated Principal Balance thereof has been reduced to zero.

                  (c) All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date, first to REMIC 2 Regular Interest LT2-A until the Uncertificated Principal Balance of such REMIC 2 Regular Interest has been reduced to zero and then to REMIC 2 Regular Interest LT2-B, until the Uncertificated Principal Balance of such REMIC 2 Regular Interest has been reduced to zero.

                  (d) All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following REMIC 3 Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC 3 Regular Interest LT3-AA and REMIC 3 Regular Interest LT3- ZZ up to an aggregate amount equal to the REMIC 3 Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of the REMIC 3 Regular Interest LT3-AA and REMIC 3 Regular Interest LT3-ZZ up to an aggregate amount equal to the REMIC 3 Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC 3 Regular Interest LT3-AA, REMIC 3 Regular Interest LT3-M2 and REMIC 3 Regular Interest LT3-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC 3 Regular Interest LT3-M2 has been reduced to zero; and fourth to the Uncertificated Principal Balances of REMIC 3 Regular Interest LT3-AA, REMIC 3 Regular Interest LT3-M1 and REMIC 3 Regular Interest LT3-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest LT3- M1 has been reduced to zero.

                  SECTION 4.10.     Pre-Funding Accounts.

                  (a) No later than the Closing Date, the Trustee shall establish and maintain two segregated trust accounts that are each Eligible Accounts, which shall be titled, "Group I Pre-Funding Account, Deutsche Bank National Trust Company, as Trustee, in trust for registered Holders of Ameriquest Mortgage Securities Inc., Series 2002-C" (the "Group I Pre-Funding Account") and "Group II Pre-Funding Account, Deutsche Bank National Trust Company, as Trustee, in trust for registered Holders of Ameriquest Mortgage Securities Inc., Series 2002-C" (the "Group II Pre- Funding Account"). The Trustee shall, promptly upon receipt, deposit in the applicable Pre-Funding Account and retain therein the Group I Original Pre-Funded Amount and the Group II Original Pre-Funded Amount, as applicable, remitted on the Closing Date to the Trustee by the Depositor. Funds deposited in the Pre-Funding Accounts shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein.

                  (b) The Trustee will invest funds deposited in the Pre-Funding Accounts as directed by the Master Servicer in Permitted Investments with a maturity date (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee or an Affiliate of the Trustee manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee or an Affiliate of the Trustee manages or advises such investment. For federal income tax purposes, the Depositor shall be the owner of the Pre-Funding Accounts and shall report all items of income, deduction, gain or loss arising therefrom. All income and gain realized from investment of funds deposited in the Group I Pre-Funding Account and the Group II Pre-Funding


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Account shall be transferred to the Group I Interest Coverage Account and the
Group II Interest Coverage Account, as applicable, at the following times: (i) on the Business Day immediately preceding each Distribution Date, if a Person other than the Trustee or an Affiliate of the Trustee manages or advises such investment, or on each Distribution Date, if the Trustee or an Affiliate of the Trustee manages or advises such investment, (ii) on the Business Day immediately preceding each Subsequent Transfer Date, if a Person other than the Trustee or an Affiliate of the Trustee manages or advises such investment, or on each Subsequent Transfer Date, if the Trustee or an Affiliate of the Trustee manages or advises such investment or (iii) within one Business Day of the Trustee's receipt thereof. The Master Servicer shall deposit in the Pre-Funding Accounts the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss without any right of reimbursement therefor. At no time will the Pre-Funding Accounts be an asset of any Trust REMIC.

                  (c) Amounts on deposit in the Pre-Funding Accounts shall be withdrawn by the Trustee as follows:

                  (i) On any Subsequent Transfer Date, the Trustee shall withdraw from the Group I Pre-Funding Account or the Group II Pre-Funding Account, as applicable, an amount equal to 100% of the Principal Balances of the Subsequent Group I Mortgage Loans or the Subsequent Group II Mortgage Loans, as applicable, transferred and assigned to the Trustee for deposit in the Mortgage Pool on such Subsequent Transfer Date and pay such amount to or upon the order of the Depositor upon satisfaction of the conditions set forth in Section
         2.08 with respect to such transfer and assignment;

                  (ii) If the amount on deposit in the Pre-Funding Accounts (exclusive of any investment income) has not been reduced to zero during the Funding Period, on the day immediately following the termination of the Funding Period, the Trustee shall deposit into the Distribution Account any amount remaining in the Pre- Funding Accounts (exclusive of any investment income) for distribution in accordance with the terms hereof;

                  (iii) The Trustee shall withdraw any amount not required to be deposited in the Pre-Funding Accounts or deposited therein in error; and

                  (iv) The Trustee shall clear and terminate the Pre-Funding Accounts upon the earlier to occur of (A) the Distribution Date immediately following the end of the Funding Period and (B) the termination of this Agreement, with any amounts remaining on deposit therein being paid to the Holders of the Certificates then entitled to distributions in respect of principal.

                  Withdrawals pursuant to clauses (i), (ii) and (iv) shall be treated as contributions of cash to REMIC 1 on the date of withdrawal.

                  SECTION 4.11.     Interest Coverage Accounts.

                  (a) No later than the Closing Date, the Trustee shall establish and maintain two segregated trust accounts that are each Eligible Accounts, which shall be titled, "Group I Interest Coverage Account, Deutsche Bank National Trust Company, as Trustee, in trust for registered Holders of Ameriquest Mortgage Securities Inc., Series 2002- C" (the "Group I Interest Coverage Account") and "Group II Interest Coverage Account, Deutsche Bank National Trust Company, as Trustee, in trust for registered Holders of Ameriquest Mortgage Securities Inc., Series 2002-C" (the "Group II Interest Coverage Account"). The Trustee shall, promptly upon receipt, deposit in the Group I Interest Coverage Account and the Group II Interest Coverage Account, and retain therein the Group I Interest Coverage Amount and the Group II Interest Coverage Amount, respectively, remitted on the Closing Date to the Trustee by the Depositor. Funds deposited in the Interest Coverage Accounts shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein.

                  (b) For federal income tax purposes, the Master Servicer shall be the owner of the Interest Coverage Accounts and shall report all items of income, deduction, gain or loss arising therefrom. At no time will the Interest Coverage Accounts be an asset of any Trust REMIC. All income and gain realized from investment of funds


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deposited in the Interest Coverage Accounts shall be for the sole and exclusive benefit of the Master Servicer and shall be remitted by the Trustee to the Master Servicer no later than the first Business Day following receipt of such income and gain by the Trustee. The Master Servicer shall deposit in the Interest Coverage Accounts the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

                  (c) On each Distribution Date during the Funding Period and on the Distribution Date immediately following the end of the Funding Period, the Trustee shall withdraw from the Group I Interest Coverage Account and the Group II Interest Coverage Account and deposit in the Distribution Account an amount equal to 30 days' interest on the excess, if any, of the Group I Original Pre-Funded Amount or the Group II Original Pre-Funded Amount, as applicable, over the aggregate Principal Balance of Subsequent Group I Mortgage Loans or Subsequent Group II Mortgage Loans, as applicable, that both (i) had a Due Date during the Due Period relating to such Distribution Date and (ii) had a Subsequent Cut-off Date prior to the first day of the month in which such Distribution Date occurs, at a per annum rate equal to (A) the Pass-Through Rate of the Class A Certificates and the Mezzanine Certificates for such Distribution Date plus (B) 0.5516% plus (C) the Guarantee Fee Rate applicable to the Guaranteed Certificates, solely for the purposes of the foregoing calculation, each being multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period for such Class for such Distribution Date, and the denominator of which is 30. Such withdrawal and deposit shall be treated as a contribution of cash by the Master Servicer to REMIC 1, REMIC 2, REMIC 3 and REMIC 4 on the date thereof with REMIC 4 receiving that portion of the contribution, if any, to the extent that the rate of LIBOR used to calculate the Pass-Through Rate on the Class A Certificates and the Mezzanine Certificates for such Distribution Date exceeds LIBOR for the first Accrual Period. Immediately following any such withdrawal and deposit, and immediately following the conveyance of any Subsequent Mortgage Loans to the Trust on any Subsequent Transfer Date, the Trustee shall withdraw from the Group I Interest Coverage Account and the Group II Interest Coverage Account and remit to the Master Servicer or its designee an amount equal to the excess, if any, of the amount remaining in such Interest Coverage Account over the amount that would be required to be withdrawn therefrom (assuming sufficient funds therein) pursuant to the second preceding sentence on each subsequent Distribution Date, if any, that will occur during the Funding Period or that will be the Distribution Date immediately following the end of the Funding Period, if no Subsequent Group I Mortgage Loans or Subsequent Group II Mortgage Loans, as applicable, were acquired by the Trust Fund after the end of the Prepayment Period relating to the current Distribution Date (assuming that LIBOR remains constant at the level of LIBOR applicable to the calculation of the Pass-Through Rate for the Class A Certificates and the Mezzanine Certificates for the current Distribution Date).

                  (d) Upon the earlier of (i) the Distribution Date immediately following the end of the Funding Period, (ii) the reduction of the Certificate Principal Balance of the Guaranteed Certificates to zero or (iii) the termination of this Agreement in accordance with Section 10.01, any amount remaining on deposit in the Interest Coverage Accounts after distributions pursuant to paragraph (c) above shall be withdrawn by the Trustee and remitted to the Master Servicer or its designee.

                  SECTION 4.12.     Net WAC Rate Carryover Reserve Account.

                  With respect to the Class A Certificates, the Mezzanine Certificates and the Class S Certificates and no later than the Closing Date, the Trustee shall establish and maintain with itself a separate, segregated trust account titled, "Net WAC Rate Carryover Reserve Account, Deutsche Bank National Trust Company, as Trustee, in trust for the registered Certificateholders of Ameriquest Mortgage Securities Inc., Series 2002-C, Class A, Class M-1, Class M-2 and Class S." On the Closing Date, the Depositor will deposit, or cause to be deposited, into the Net WAC Rate Carryover Reserve Account $1,000. On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Class A Certificates, the Mezzanine Certificates and/or the Class S Certificates, the Trustee has been directed by the Class CE Certificateholders to, and therefore will, deposit into the Net WAC Rate Carryover Reserve Account the amounts described in Section 4.01(d)(vi), rather than distributing such amounts to the Class CE Certificateholders. On each such Distribution Date, the Trustee shall hold all amounts on deposit in the Net WAC Rate Carryover Reserve Account or deposited therein pursuant to Section 4.01(d)(vi) for the benefit of the Class A Certificateholders, the Mezzanine Certificateholders and the Class S Certificateholders, and will distribute such amounts to the Class A Certificateholders, the Mezzanine Certificateholders and/or the Class S Certificateholders, as applicable, pursuant to Section 4.01(d) to the extent of any Net WAC Rate Carryover Amount for such Class for such Distribution Date. If no


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Net WAC Rate Carryover Amount is payable to any Holders on a Distribution Date, the Trustee shall deposit into the Net WAC Rate Carryover Reserve Account on behalf of the Class CE Certificateholders, from amounts otherwise distributable to the Class CE Certificateholders, an amount such that when added to other amounts already on deposit in the Net WAC Rate Carryover Reserve Account, the aggregate amount on deposit therein is equal to $1,000. For federal and state income tax purposes, the Class CE Certificateholders will be deemed to be the owners of the Net WAC Rate Carryover Reserve Account and all amounts deposited into the Net WAC Rate Carryover Reserve Account (other than the initial deposit therein of $1,000) shall be treated as amounts distributed by REMIC 4 to the Holders of the Class CE Certificates. Upon the termination of the Trust Fund, all amounts remaining on deposit in the Net WAC Rate Carryover Reserve Account will be released by the Trustee and distributed to the Class CE Certificateholders or their designees. The Net WAC Rate Carryover Reserve Account will be part of the Trust Fund but not part of any Trust REMIC and any payments to the Holders of the Class A Certificates, the Mezzanine Certificates and the Class S Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860G(a)(1).

                  By accepting a Class CE Certificate, each Class CE Certificateholder hereby agrees to direct the Trustee, and the Trustee hereby is directed, to deposit into the Net WAC Rate Carryover Reserve Account the amounts described above on each Distribution Date as to which there is any Net WAC Rate Carryover Amount rather than distributing such amounts to the Class CE Certificateholders. By accepting a Class CE Certificate, each Class CE Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

                  At the direction of the Holders of a majority in Percentage Interest in the Class CE Certificates, the Trustee shall direct any depository institution maintaining the Net WAC Rate Carryover Reserve Account to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee or an Affiliate manages or advises such investment and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee or an Affiliate manages or advises such investment. If no investment direction of the Holders of a majority in Percentage Interest in the Class CE Certificates with respect to the Net WAC Rate Carryover Reserve Account is received by the Trustee, the Trustee shall invest the funds in the Deutsche Bank Institutional Cash Management Fund 541 so long as it is a Permitted Investment. Interest earned on such investment shall be deposited into the Net WAC Rate Carryover Reserve Account.

                  For federal tax return and information reporting, the right of the Holders of the Class A Certificates, the Mezzanine Certificates and the Class S Certificates to receive payments from the Net WAC Carryover Reserve Account in respect of any Net WAC Rate Carryover Amount shall be assigned a value of zero.

                  SECTION 4.13.     Excess Net WAC Rate Reserve Fund.

                  No later than the Closing Date, the Trustee shall establish and maintain with itself a separate, segregated trust account titled, "Excess Net WAC Rate Reserve Fund, Deutsche Bank National Trust Company, as Trustee, in trust for the registered Certificateholders of Ameriquest Mortgage Securities Inc., Series 2002-C, Class A."

                  On each Distribution Date as to which there is an Excess Group Net WAC Rate Amount payable on the Class A Certificates or the Class CE Certificates, the Trustee has been directed by the Class A Certificateholders to, and therefore shall, deposit into the Excess Net WAC Rate Reserve Fund, the Excess Group Net WAC Rate Amount, rather than distributing such amounts to the applicable Class A Certificateholders. On each such Distribution Date, the Trustee shall hold all such amounts for the benefit of the Holders of the applicable Class A Certificates or the Class CE Certificates, and shall distribute such amounts to the Holders of the applicable Class A Certificates and/or the Class CE Certificates to the extent of the Excess Group Net WAC Rate Amount.

                  For federal and state income tax purposes, the Class CE Certificateholders will be deemed to be the owners of the Excess Net WAC Rate Reserve Fund and all amounts deposited into the Excess Net WAC Rate Reserve


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Fund shall be treated as amounts distributed by REMIC 4 to the Holders of the
Class CE Certificates. Upon the termination of the Trust Fund, or the payment in full of the Class A Certificates, all amounts remaining on deposit in the Excess Net WAC Rate Reserve Fund shall be released by the Trust Fund and distributed to the Class CE Certificateholders or their designees. The Excess Net WAC Rate Reserve Fund shall be part of the Trust Fund but not part of any Trust REMIC and any payments to the Holders of the Class A Certificates or the Class CE Certificates of Excess Group Net WAC Rate Amount will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860(G)(a)(1).

                  By accepting a Class A Certificate, such Certificateholders hereby agree to direct the Trustee, and the Trustee hereby is directed, to deposit into the Excess Net WAC Rate Reserve Fund the amounts described above on each Distribution Date as to which there is any Excess Pool Net WAC Rate Amount rather than distributing such amounts to the Class A Certificateholders, as applicable. By accepting a Class A Certificate, each such Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

                  Amounts on deposit in the Excess Net WAC Rate Reserve Fund will remain uninvested.

                  For federal tax return and information reporting, the right of the Class A Certificateholders and the Class CE Certificates to receive payments from the Excess Net WAC Rate Reserve Fund in respect of any Excess Group Net WAC Pass-Through Rate Amount shall be assigned a value of zero.

                  SECTION 4.14.     Commission Reporting.

                  (a) The Trustee shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Trustee shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder, and the Depositor shall sign (or shall cause another entity acceptable to the Securities and Exchange Commission to sign) and the Trustee shall file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such forms on behalf of the Depositor (or such other entity). The Depositor hereby grants to the Trustee a limited power of attorney to execute any Form 8-K and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding anything herein to the contrary, the Depositor, and not the Trustee, shall be responsible for executing each Form 10-K filed on behalf of the Trust.

                  (b) Each Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff's interpretations. Such Form 10-K shall include as exhibits the Master Servicer's annual statement of compliance described under Section 3.19 and the accountant's report described under Section 3.20, in each case to the extent they have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence or willful misconduct. The Form 10-K shall also include a certification in the form attached hereto as Exhibit R-1 (the "Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization.

                  (c) In addition, the Trustee shall sign a certification (in the form attached hereto as Exhibit R-2) for the benefit of the Depositor and its officers, directors and Affiliates regarding certain aspects of items 1 through 3 of the Certification (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K). The Trustee's certification shall be delivered to the Depositor by no later than


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March 18th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Depositor shall deliver the Certification to the Trustee for filing no later than March 20th of each year (or if such day is not a Business Day, the immediately preceding Business Day).

                  In addition, the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 4.14 or the Trustee's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Trustee, in connection with a breach of the Trustee's obligations under this Section 4.14 or the Trustee's negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other.

                  (d) Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of any executed report, statement or information.

                  (e) Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15D Suspension Notification with respect to the Trust.

                  (f) To the extent that, following the Closing Date, the Depositor certifies that reports and certifications differing from those required under this Section 4.14 comply with the reporting requirements under the Exchange Act, the Trustee hereby agrees that it will reasonably cooperate to amend the provisions of this Section 4.14 in order to comply with such amended reporting requirements and such amendment of this Section 4.14. Any such amendment may result in the reduction of the reports filed by the Depositor under the Exchange Act. Notwithstanding the foregoing, the Trustee shall not be obligated to enter into any amendment pursuant to this Section that adversely affects its obligations and immunities under this Agreement.



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                                    ARTICLE V

                                THE CERTIFICATES

                  SECTION 5.01.     The Certificates.

                  (a) Each of the Class A, Class M-1, Class M-2, Class S, Class CE, Class P and Class R Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. The Class A Certificates, the Mezzanine Certificates and the Class S Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $50,000 Certificate Principal Balance (Notional Amount in the case of the Class S Certificates) and integral dollar multiples of $1.00 Certificate Principal Balance (Notional Amount in the case of the Class S Certificates) in excess thereof, except that one Certificate of each such Class may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Certificate Principal Balance (aggregate Notional Amount in the case of the Class S Certificates) of such Class on the Closing Date. The Class CE Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $50,000 Notional Amount and integral multiples of $1,000 Notional Amount in excess thereof, except that one Certificate of such Class may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the aggregate Notional Amount of such Class on the Closing Date. The Class P Certificates and the Class R Certificates are issuable in any Percentage Interests; provided, however, that the sum of all such percentages for each such Class totals 100%.

                  The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  (b) The Mezzanine Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Trustee shall initially act as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Trustee (if the Trustee is not the Book-Entry Custodian) and any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Trustee resigns or is removed in accordance with the terms hereof, the Depository shall immediately succeed to its predecessor's duties as Book-Entry


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Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry
Custodian.

                  The Trustee, the Master Servicer and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                  If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor, (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Master Servicer Event of Termination, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Trustee through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Such Definitive Certificates will be issued in minimum denominations of $50,000, except that any beneficial ownership that was represented by a Book-Entry Certificate in an amount less than $50,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate. None of the Depositor, the Master Servicer or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

                  SECTION 5.02. Registration of Transfer and Exchange of Certificates.

                  (a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

                  Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of a Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

                  At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly


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authorized in writing. In addition, with respect to each Class R Certificate, the Holder thereof may exchange, in the manner described above, such Class R Certificate for four separate Certificates, each representing such Holder's respective Percentage Interest in the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest, respectively, in each case that was evidenced by the Class R Certificate being exchanged.

                  (b) No transfer, sale, pledge or other disposition of any Class CE, Class P or Class R Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, except with respect to the initial transfer of the Class CE, Class P and Class R Certificates by the Depositor, (i) the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit J) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit H) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder of a Class CE, Class P or Class R Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Except with respect to the initial transfer of the ERISA Restricted Certificates by the Depositor, no transfer of an ERISA Restricted Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101 ("Plan Assets"), as certified by such transferee in the form of Exhibit Q, unless the Depositor, the Trustee and the Master Servicer are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Trustee and the Master Servicer that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Trustee or the Trust Fund.

                  Each beneficial owner of a Mezzanine Certificates or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan investor, (ii) it has acquired and is holding such Mezzanine Certificates in reliance on the Underwriters' Exemption, and that it understands that there are certain conditions to the availability of the Underwriters' Exemption, including that the Mezzanine Certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Moody's, Fitch or S&P or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

                  If any Class CE Certificate, Class P Certificate or Class R Certificate or any interest therein is acquired or held in violation of the provisions of the preceding paragraph, the next permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Depositor, the Master Servicer, the Guarantor, the NIMS Insurer, the Trustee and the Trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

                  Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory


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sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Person shall acquire an Ownership Interest in a Class R Certificate unless such Ownership Interest is a pro rata undivided interest.

                  (iii) In connection with any proposed transfer of any Ownership Interest in a Class R Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                           (A) an affidavit in the form of Exhibit I hereto from
                  the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                           (B) a covenant of the proposed transferee to the
                  effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificates.

                  (iv) Any attempted or purported transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Class R Certificate, then the prior Holder of such Class R Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Class R Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section or for making any distributions due on such Class R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Class R Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Class R Certificate that is a Permitted Transferee.

                  (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Class R Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Class R Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Class R Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Class R Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

                  (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trustee will provide to the Internal Revenue


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         Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations. The Trustee will be entitled to additional compensation from such person for the cost of providing such information, but the Trustee shall in all events be required to furnish such information.

                  The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee, the Guarantor and the NIMS Insurer, in form and substance satisfactory to the Trustee, the Guarantor and the NIMS Insurer, an Opinion of Counsel to the effect that such removal will not cause any Trust REMIC hereunder to fail to qualify as a REMIC or have any adverse impact on such REMIC.

                  (c) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  All Certificates surrendered for registration of transfer or exchange shall be canceled by the Certificate Registrar and disposed of pursuant to its standard procedures.

                  SECTION 5.03.     Mutilated, Destroyed, Lost or Stolen
                                    Certificates.

                  If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Depositor, the Certificate Registrar and the Trustee (for its own benefit and the benefit of the Trust and each Certificateholder) such security or indemnity as may be required by them to save each of them, the Trust and each Certificateholder, harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 5.04.     Persons Deemed Owners.

                  The Master Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Guarantor and the NIMS Insurer, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Master Servicer, the Trust, the Guarantor, the NIMS Insurer, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

                  SECTION 5.05.     Appointment of Paying Agent.

                  (a) The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Account pursuant to Section 3.05 and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Guarantor.


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                  (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.



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                                   ARTICLE VI

                THE SELLER, THE MASTER SERVICER AND THE DEPOSITOR

                  SECTION 6.01. Liability of the Seller, the Master Servicer and the Depositor.

                  The Seller and the Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller or Master Servicer, as the case may be, herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

                  SECTION 6.02. Merger or Consolidation of, or Assumption of the Obligations of, the Seller, the Master Servicer or the Depositor.

                  Any entity into which the Seller, the Master Servicer or Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Seller, the Master Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Seller, the Master Servicer or the Depositor, shall be the successor of the Seller, the Master Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Master Servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor Master Servicer.

                  SECTION 6.03. Limitation on Liability of the Master Servicer and Others; Indemnification.

                  Neither the Master Servicer nor any of the directors or officers or employees or agents of the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action by the Master Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Seller, the Master Servicer or any such Person against any breach of warranties or representations made herein, or against any specific liability imposed on the Master Servicer for a breach of the Servicing Standard or against any liability which would otherwise be imposed by reason of its respective willful misfeasance, bad faith, fraud or negligence in the performance of its or by reason of its reckless disregard of its respective obligations and duties hereunder; provided, further, that this provision shall not be construed to entitle the Master Servicer to indemnity in the event that amounts advanced by the Master Servicer to retire any senior lien exceed Liquidation Proceeds (in excess of related liquidation expenses) realized with respect to the related Mortgage Loan. The preceding sentence shall not limit the obligations of the Seller pursuant to Section 8.05.

                  The Depositor, the Master Servicer, the Seller, the Trustee, the Guarantor and any director or officer or employee or agent of the Depositor, the Master Servicer, the Seller, the Trustee or the Guarantor may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Seller and any director or officer or employee or agent of the Depositor, the Master Servicer or the Seller shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith, fraud or negligence a breach of a representation or warranty hereunder or, in the case of the Master Servicer, a breach of the Servicing Standard in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. None of the Depositor, the Master Servicer, the Seller or the Trustee shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; provided, however, that the Master Servicer may in its discretion undertake any action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Master Servicer shall


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be entitled to be reimbursed from the Collection Account as and to the extent provided in Section 3.05(a)(viii), any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account. This paragraph shall apply to the Master Servicer solely in its capacity as Master Servicer hereunder and in no other capacities. Any indemnification from the Trust Fund, as contemplated above, shall be payable by the Trust Fund in the manner set forth in Section 3.05(a)(viii).

                  The Master Servicer (except the Trustee if it succeeds the Master Servicer hereunder) indemnifies and holds the Trustee, the Seller, the Depositor, the Guarantor, the NIMS Insurer and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Seller, the Depositor, the Guarantor, the NIMS Insurer and any Certificateholder may sustain in any way related to the failure of the Master Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Master Servicer shall immediately notify the Trustee, the Seller, the Depositor, the Guarantor, the NIMS Insurer and each Certificateholder if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Master Servicer shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Master Servicer, the Trustee, the Seller, the Depositor, the Guarantor, the NIMS Insurer and/or Certificateholder in respect of such claim. The provisions of this Section 6.03 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

                  SECTION 6.04.     Master Servicer Not to Resign.

                  Subject to the provisions of Section 7.01 and Section 6.02, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) if the Master Servicer has proposed a successor Master Servicer to the Trustee and the Guarantor in writing and such proposed successor Master Servicer is reasonably acceptable to the Trustee and the Guarantor (in the case of the Guarantor, as evidenced by a letter to the Trustee, after consulting with the NIMS Insurer); provided, however, that no such resignation by the Master Servicer shall become effective until such successor Master Servicer or, in the case of (i) above, the Trustee shall have assumed the Master Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor Master Servicer in accordance with
Section 7.02. Any such resignation shall not relieve the Master Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Master Servicer. Any such determination permitting the resignation of the Master Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee, the Guarantor and the NIMS Insurer.

                  SECTION 6.05.     Delegation of Duties.

                  In the ordinary course of business and only with the approval of the Guarantor, the Master Servicer may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01; provided, however, that the Guarantor shall consult with the NIMS Insurer, but the decision to approve such person shall be in the Guarantor's sole discretion. Such delegation shall not relieve the Master Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04. The Master Servicer shall provide the Trustee, the NIMS Insurer and the Guarantor with 60 days prior written notice prior to the delegation of any of its duties to any Person other than any of the Master Servicer's Affiliates or their respective successors and assigns.

                  SECTION 6.06.     Subservicing Agreements and Successor
                                    Subservicer.

                  (a) The Master Servicer may enter into subservicing agreements for any servicing and administration of Mortgage Loans with any institution which is pre-approved by the Guarantor and an approved Freddie


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Mac Seller/Master Servicer as indicated in writing, and which represents and warrants that it is in compliance with the laws of each state necessary to enable it to perform its obligations under such subservicing agreement; provided, however, that in connection with such subservicing agreement, the Guarantor shall consult with the NIMS Insurer, but the decision to approve such subservicing agreement shall remain in the Guarantor's sole discretion. For this purpose, subservicing shall not be deemed to include the use of a tax service, or services for reconveyance, insurance or brokering REO Property. The Master Servicer shall give prior notice to the Seller, the Guarantor, the NIMS Insurer and the Trustee of the appointment of any subservicer and shall furnish to the Seller, the NIMS Insurer and the Guarantor a copy of such subservicing agreement. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on Mortgage Loans when any subservicer has received such payments. Any such subservicing agreement shall be consistent with and not violate the provisions of this Agreement. Each subservicing agreement shall provide that a successor Master Servicer shall have the option to terminate such agreement without payment of any fees if the predecessor Master Servicer is terminated or resigns. The Guarantor shall, after consultation with the NIMS Insurer, have the right to direct the Master Servicer (at the Master Servicer's expense) to terminate any subservicer that (i) having previously been an approved Freddie Mac Seller/Master Servicer, no longer has such approval or (ii) at the Guarantor's reasonable request.

                  (b) The Master Servicer may terminate any subservicing agreement to which it is a party in accordance with the terms and conditions of such subservicing agreement and either itself directly service the related Mortgage Loans or enter into a subservicing agreement with a successor subservicer that qualifies under Section 6.06(a).

                  SECTION 6.07.     Liability of the Master Servicer.

                  Notwithstanding any subservicing agreement or the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a subservicer or reference to actions taken through a subservicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee, the Guarantor and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Article III without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a subservicer for indemnification of the Master Servicer by such subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  SECTION 6.08.     Inspection.

                  Each of the Seller and the Master Servicer shall afford the Guarantor, the NIMS Insurer and the Trustee, upon reasonable advance notice, during normal business hours, access to all records maintained by the Seller and the Master Servicer, respectively, in respect of its rights and obligations hereunder and access to officers of the Master Servicer and the Seller responsible for such obligations. Upon request, the Master Servicer and the Seller, respectively, shall furnish to the Guarantor and the NIMS Insurer its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this Agreement. The Master Servicer also shall afford the Guarantor and the NIMS Insurer, upon reasonable notice, during normal business hours, the right to audit the Master Servicer's servicing practices.



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                                   ARTICLE VII

                                     DEFAULT

                  SECTION 7.01.     Master Servicer Events of Termination.

                  (a) If any one of the following events ("Master Servicer Events of Termination") shall occur and be continuing:

                  (i) (A) The failure by the Master Servicer to make any Advance; or (B) any other failure by the Master Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee or to the Trustee by the Guarantor, the NIMS Insurer or by any Holder of a Regular Certificate evidencing at least 25% of the Voting Rights; or

                  (ii) The failure by the Master Servicer to make any required Servicing Advance or to cover any Prepayment Interest Shortfall which failure continues unremedied for a period of 15 days, or the failure by the Master Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement, which failure continues unremedied for a period of 15 days, after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Trustee by the Guarantor, the NIMS Insurer or by any Holder of a Regular Certificate evidencing at least 25% of the Voting Rights or (B) actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

                  (iii) The entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

                  (iv) The Master Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding- up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

                  (v) A Cumulative Annual Loss Master Servicer Termination Trigger, a Cumulative Loss Master Servicer Termination Trigger or a Delinquency Master Servicer Termination Trigger has occurred and is continuing;

                  (vi) The Master Servicer shall fail to maintain a net worth of $20,000,000 or more;

                  (vii) The Master Servicer is no longer an approved servicer of Freddie Mac;

                  (viii) The Master Servicer's failure to comply with its reporting obligations under Section 4.04, if so provided in Section 4.05(d) and Section 4.06(b); or


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                  (xi) An event of default shall occur under an Advance Facility consented to by Guarantor and NIMS Insurer pursuant to Section 3.23 hereunder, loans under which facility are used by the Master Servicer to fund Advances and/or Servicing Advances made by the Master Servicer under this Agreement, as the term "event of default" is defined therein.

                  (b) then, and in each and every such case, so long as a Master Servicer Event of Termination shall not have been remedied within the applicable grace period, (x) with respect solely to clause (i)(A) above, if such Advance is not made by 3:00 P.M. (New York time) on the Business Day immediately following the day the Master Servicer receives notice of such failure, which notice the Trustee shall give to the Master Servicer by 3:00 P.M. (New York time) on the Master Servicer Remittance Date on which such Advance was required to be made, then the Trustee shall at the direction of the Guarantor or may with the consent of the Guarantor terminate all of the rights and obligations of the Master Servicer under this Agreement and the Trustee, or a successor Master Servicer appointed in accordance with Section 7.02, shall immediately make such Advance and assume, pursuant to Section 7.02, the duties of a successor Master Servicer and (y) in the case of (i)(B), (ii), (iii), (iv), (v), (vi), (ix) and (x) above, the Trustee shall, at the direction of the Guarantor or the Holders of each Class of Regular Certificates evidencing Percentage Interests aggregating not less than 51% (with the consent of the Guarantor), by notice then given in writing to the Master Servicer (and to the Trustee if given by Holders of Certificates or the Guarantor), terminate all of the rights and obligations of the Master Servicer as master servicer under this Agreement; provided, however, that in connection with the termination of the Master Servicer hereunder, the Guarantor shall consult with the NIMS Insurer, but the decision to terminate the Master Servicer shall remain in the Guarantor's sole discretion; and, provided, further, however, that in connection with the termination of the Master Servicer under clause (v) above, the Guarantor agrees to visit the Master Servicer's primary servicing site for a review prior to exercising its right to terminate the Master Servicer hereunder, and such review shall be for the Guarantor to determine in its sole discretion whether the Master Servicer should be terminated hereunder. Such review may consist of, but is not limited to: a process review, interviews with Master Servicer management and staff, file reviews, and systems adequacy tests. No postponement of the enforcement of the termination rights that may occur due to such a visit shall be construed as a waiver of Guarantor's rights nor does it diminish Guarantor's rights to terminate the Master Servicer at a future date. Any such notice to the Master Servicer shall also be given to the NIMS Insurer, the Depositor and the Seller. On or after the receipt by the Master Servicer (and by the Trustee if such notice is given by the Holders or the Guarantor) of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section; and, without limitation, and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee (or the applicable successor Master Servicer) in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the delivery to the Trustee of all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Trustee (or the applicable successor Master Servicer) and the Guarantor for the administration by it of all cash amounts that shall at the time be held by the Master Servicer and to be deposited by it in the Collection Account, the Distribution Account, any REO Account or any Escrow Account or that have been deposited by the Master Servicer in such accounts or thereafter received by the Master Servicer with respect to the Mortgage Loans or any REO Property received by the Master Servicer; provided however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances and/or Servicing Advances or otherwise notwithstanding any such termination, and shall continue to be entitled to the benefits of Section 6.03 with respect to events occurring prior to such termination. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Master Servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to this Section shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs and expenses, and if such predecessor Master Servicer defaults in its obligation to pay such costs and expenses, such costs and expenses shall be paid by the successor Master Servicer or the Trustee (in which case the successor Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust). Any notice to the Master Servicer pursuant to this Section 7.01 may come from the NIMS


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Insurer.


                  SECTION 7.02.     Trustee to Act; Appointment of Successor.

                  (a) Within 90 days of the time the Master Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to Section 7.01 or 6.04, the Trustee (or such other successor Master Servicer as is acceptable to the Guarantor and approved in accordance with this Agreement) shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof arising on and after its succession. Notwithstanding the foregoing, the parties hereto agree that the Trustee, in its capacity as successor Master Servicer, immediately will assume all of the obligations of the Master Servicer to make Advances. Notwithstanding the foregoing, the Trustee, in its capacity as successor Master Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. As compensation therefor, immediately upon assumption of the obligations to make Advances, in its capacity as successor Master Servicer, the Trustee (or such other successor Master Servicer) shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Master Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan master servicer having a net worth of not less than $50,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the appointment of any such successor Master Servicer shall be approved by the Guarantor, as evidenced by the Guarantor's prior written consent; provided further, that in connection with the appointment of such successor Master Servicer hereunder, the Guarantor shall consult with the NIMS Insurer, but the decision to appoint a successor Master Servicer shall remain in the Guarantor's sole discretion. Pending appointment of a successor to the Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Master Servicer would otherwise have received pursuant to
Section 3.18 (or such other compensation as the Trustee and such successor shall agree, not to exceed the Servicing Fee). The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer to pay any deductible under an insurance policy pursuant to Section 3.10 or to indemnify the Seller, the Depositor, the Trustee, the Guarantor, the NIMS Insurer and each Certificateholder pursuant to Section 6.03, nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All Servicing Transfer Costs shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Master Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Master Servicer or the Trustee (in which case the successor Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust Fund). Any indemnification from the Trust Fund, as contemplated above, shall be payable by the Trust Fund in the manner set forth in Section 3.05(a)(ix); provided, however, that the dollar limit set forth in such section shall not be applicable if the appointment of a successor is made through a court proceeding or if the predecessor master servicer is subject to any insolvency, bankruptcy, reorganization, receivership or similar proceeding and the court having jurisdiction over such a proceeding has determined that the "automatic stay" provisions of section 362 of Title 11 of the U.S. Code or similar provisions are applicable to this Agreement and has not appointed or approved a successor master servicer or has ordered the Trustee to take action under this Agreement, which will cause the Trustee to incur expenses, disbursements or advances under this Agreement.

                  (b) Any successor, including the Trustee, to the Master Servicer as master servicer shall during the term of its service as master servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders and the Guarantor, and maintain in force a policy or policies of insurance covering errors and


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omissions in the performance of its obligations as Master Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to Section 3.10.

                  (c) If the Master Servicer is terminated pursuant to Section 7.01, then the successor Master Servicer shall not be permitted to reimburse itself directly for Advances or Servicing Advances under Section 3.05(a)(ii) or
Section 3.05(a)(iii) if the Master Servicer has not been fully reimbursed for its Advances and Servicing Advances, but instead the successor Master Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 3.04(g) to the extent of amounts on deposit in the Collection Account on the related Master Servicer Remittance Date. The Trustee is hereby authorized to pay to the terminated Master Servicer (or the related Advancing Person in accordance with Section 3.23) and the successor Master Servicer, as applicable, reimbursements for Advances and Servicing Advances from the Distribution Account to the same extent each such Master Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with Section 3.05(a)(ii) or Section 3.05(a)(iii), as the case may be. All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in-first out"
(FIFO) basis. At such time as the Master Servicer has been reimbursed for all Advances and Servicing Advances made by it, the successor Master Servicer shall no longer be required to remit in accordance with the first sentence of this
Section 7.02(c) and shall then be permitted to reimburse itself directly for Advances and Servicing Advances in accordance with Section 3.05(a)(ii) or
Section 3.05(a)(iii).

                  SECTION 7.03.     Waiver of Defaults.

                  The Guarantor, after consultation with the NIMS Insurer, may waive any events permitting removal of the Master Servicer as master servicer pursuant to this Article VII. Upon any waiver of a past default, such default shall cease to exist and any Master Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

                  SECTION 7.04.     Notification to Certificateholders.

                  (a) Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article VII or Section 6.04, the Trustee shall give prompt written notice thereof to the Guarantor, the NIMS Insurer and the Certificateholders at their respective addresses appearing in the Certificate Register.

                  (b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Master Servicer Event of Termination for five Business Days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Certificateholders notice of such occurrence unless such default or Master Servicer Event of Termination shall have been waived or cured. Such notice shall be given to the Guarantor and the NIMS Insurer promptly after any such occurrence.

                  SECTION 7.05.     Survivability of Master Servicer
                                    Liabilities.

                  Notwithstanding anything herein to the contrary, upon termination of the Master Servicer hereunder, any liabilities of the Master Servicer which accrued prior to such termination shall survive such termination.

                  SECTION 7.06. Rights of the Guarantor to Exercise Rights of Class A Certificateholders.

                  By accepting any ownership interest in its Certificate, each Class A Certificateholder agrees that the Guarantor shall be deemed to be the Certificateholder for all purposes (other than with respect to payment on the Certificates) and shall have the right to exercise all rights of the Class A Certificateholders under this Agreement and under each Class A Certificate without any further consent of the Class A Certificateholders, including, without limitation:



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                  (a) the right to require the Seller to repurchase Mortgage
         Loans pursuant to Section 2.03;

                  (b) the right to give notices of breach or to terminate the rights and obligations of the Master Servicer as master servicer pursuant to Section 7.01 and to consent to or direct waivers of Master Servicer defaults pursuant to Section 7.03;

                  (c) the right to direct the actions of the Trustee during the continuance of a Master Servicer default pursuant to Sections 7.01 and 7.02;

                  (d) the right to institute proceedings against the Master Servicer pursuant to Section 7.01;

                  (e) the right to direct the Trustee to investigate certain matters pursuant to Section 8.02;

                  (f) the right to remove the Trustee pursuant to Section 8.07;

                  (g) the right to direct foreclosures upon the failure of the Master Servicer to do so in accordance with this Agreement;

                  (h) all Voting Rights; and

                  (i) any rights or remedies expressly given the Majority Certificateholders.

                  In addition, each Certificateholder agrees that the rights specifically enumerated in this Agreement may be exercised by the Certificateholders only with the prior written consent of the Guarantor.

                  SECTION 7.07. Trustee to Act Solely with Consent of the Guarantor.

                  The Trustee shall not, without the Guarantor's consent or unless directed by the Guarantor: (a) terminate the rights and obligations of the Master Servicer as master servicer pursuant to Section 7.01; or (b) agree to any amendment pursuant to Article XI; provided, however, that such consent shall not be unreasonably withheld. The Guarantor may, in writing and in its sole discretion renounce all or any of its rights under Section 7.06 or 7.07 or any requirement for the Guarantor's consent for any period of time.

                  SECTION 7.08. Mortgage Loans, Trust Fund and Accounts Held for Benefit of the Guarantor.

                  The Trustee shall hold the Trust Fund and the Mortgage Files for the benefit of the Certificateholders and the Guarantor and all references in this Agreement and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Guarantor. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Guarantor for action to preserve or enforce the Guarantor's rights or interests under this Agreement and the Certificates unless, as stated in an Opinion of Counsel addressed to the Trustee and the Guarantor, such action is adverse to the interests of the Certificateholders or diminishes the rights of the Certificateholders or imposes additional burdens or restrictions on the Certificateholders.

                  The Master Servicer hereby acknowledges and agrees that it shall service the Mortgage Loans for the benefit of the Certificateholders and for the benefit of the Guarantor, and all references in this Agreement to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Guarantor.



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                                  ARTICLE VIII

                                   THE TRUSTEE

                  SECTION 8.01.     Duties of Trustee.

                  The Trustee, prior to the occurrence of a Master Servicer Event of Termination and after the curing of all Master Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Master Servicer Event of Termination has occurred (which has not been cured) of which a Responsible Officer of the Trustee has actual knowledge as to which the Trustee receives written notice, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however, that the Trustee will not be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Guarantor and the NIMS Insurer and will, at the expense of the Seller, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Guarantor.

                  The Trustee's computer and other systems used in performing its duties and obligations under this Agreement operate in a manner such that
(i) the Trustee can perform such duties and obligations in accordance with the terms of this Agreement and (ii) the Trustee can operate its business in the same manner as it is operating on the date hereof.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) prior to the occurrence of a Master Servicer Event of Termination, and after the curing of all such Master Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

                  (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Guarantor or in accordance with the direction of the NIMS Insurer or the Majority Certificateholders (with the consent of the Guarantor, so long as no Guarantor Default exists) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement; and



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                  (iv) the Trustee shall not be charged with knowledge of any failure by the Master Servicer to comply with the obligations of the Master Servicer referred to in clauses (i) and (ii) of Section 7.01(a) unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Master Servicer, the Guarantor, the Majority Certificateholders or the NIMS Insurer.

                  The Depositor hereby directs the Trustee to execute agreements with the NIMS Insurer or any other insurer in the form presented by the Depositor or the Master Servicer. The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

                  SECTION 8.02.     Certain Matters Affecting the Trustee.

                  Except as otherwise provided in Section 8.01:

                  (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

                  (ii) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or the Guarantor, pursuant to the provisions of this Agreement, unless such Certificateholders and the Guarantor shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

                  (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) prior to the occurrence of a Master Servicer Event of Termination and after the curing of all Master Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Guarantor, the NIMS Insurer or the Majority Certificateholder (with the consent of the Guarantor, so long as no Guarantor Default exists and is continuing); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost,


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         expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer or the NIMS Insurer (if requested by the NIMS Insurer) or, if paid by the Trustee, shall be reimbursed by the Master Servicer or the NIMS Insurer (if requested by the NIMS Insurer) upon demand (and if the Master Servicer or the NIMS Insurer, as applicable, defaults in its obligation to pay or reimburse the Trustee any amount as required under this clause (v), the Trustee shall be entitled to be paid or reimbursed such amount from the assets of the Trust Fund consisting of any amounts on deposit at any time in the Collection Account or the Distribution Account). Nothing in this clause (v) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

                  (vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.02 and thereupon only for the acts and omissions of the Trustee as successor Master Servicer;

                  (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian; and

                  (viii) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

                  SECTION 8.03. Trustee Not Liable for Certificates or Mortgage Loans.

                  The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Master Servicer, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage, any Assignment or any Mortgage Loan, or the perfection and priority of any Mortgage (or any interest therein) or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer pursuant to
Section 7.02); the compliance by the Depositor, the Seller or the Master Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust Fund property that it may hold in its individual capacity; the acts or omissions of any of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02), any subservicer or any Mortgagor; any action of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02), or any subservicer taken in the name of the Trustee; the failure of the Master Servicer or any subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to
Section 7.02); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's duty to review the Mortgage Files pursuant to
Section 2.01. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or


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lien granted to it hereunder (unless the Trustee shall have become the successor
Master Servicer).

                  SECTION 8.04.     Trustee May Own Certificates.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Seller, the Master Servicer, the Depositor or their Affiliates.

                  SECTION 8.05.     Trustee Fees and Expenses.

                  Prior to disbursing the Available Funds, the Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trustee Fee. The Seller will pay or reimburse the Trustee upon its request for all reasonable expenses and disbursements incurred or made by the Trustee, in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ and any amounts paid by the Trustee for the recording of Assignments pursuant to Section 2.01) except any such expense or disbursement as may arise from its negligence or bad faith or which is the responsibility of Certificateholders or the Trustee hereunder. In addition, the Seller covenants and agrees to indemnify the Trustee and its officers, directors, employees and agents from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee's reckless disregard of obligations and duties hereunder. This section shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder. If the Seller defaults in its obligation to pay or reimburse the Trustee any amount as required under this Section 8.05, the Trustee shall be entitled to be paid or reimbursed such amount from the assets of the Trust Fund consisting of any amounts on deposit at any time in the Collection Account or the Distribution Account. Any indemnification from the Trust Fund, as contemplated above, shall be payable by the Trust Fund in the manner set forth in Section 3.05(a)(ix); provided, however, that the dollar limit set forth in such section shall not be applicable in connection with any insolvency, bankruptcy, reorganization, receivership or similar proceeding to which the Master Servicer is subject or in connection with claims made in or through such proceeding and the court having jurisdiction over such a proceeding has determined that the "automatic stay" provisions of section 362 of Title 11 of the U.S. Code or similar provisions are applicable to this Agreement and has not appointed or approved a successor master servicer or has ordered the Trustee to take action under this Agreement, which will cause the Trustee to incur expenses, disbursements or advances under this Agreement.

                  SECTION 8.06.     Eligibility Requirements for Trustee.

                  The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a minimum long-term debt rating of "Baa3" by Moody's, a long-term debt rating of at least "A-" and a short-term debt rating of at least "A-1" by S&P, if rated by S&P, and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee and the NIMS Insurer at the time such Trustee is appointed Trustee to the effect that the Trust Fund will not incur tax under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

                  SECTION 8.07.     Resignation or Removal of Trustee.

                  The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Guarantor and the NIMS Insurer. Upon receiving such notice


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of resignation, the Guarantor, upon consultation with the NIMS Insurer, shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If at any time the Trustee (i) shall cease to be eligible in accordance with the provisions of Section 8.06 or (ii) fails to comply with the reporting obligations under Section 4.05(a), to the extent set forth in Section 4.05(c), and shall fail to resign after written request therefor by the Guarantor or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Guarantor, the NIMS Insurer or the Master Servicer may remove the Trustee. If the Guarantor, the NIMS Insurer or the Master Servicer removes the Trustee under the authority of the immediately preceding sentence, the Guarantor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee; provided, however, that in connection with the appointment of a successor Trustee under this paragraph, the Guarantor shall consult with the NIMS Insurer, but the decision to appoint a successor Trustee under this paragraph shall remain in the Guarantor's sole discretion.

                  The Majority Certificateholders may, with the prior written consent of the Guarantor, at any time remove the Trustee by written instrument or instruments delivered to the Master Servicer and the Trustee; the Guarantor shall thereupon use its best efforts to appoint a successor trustee in accordance with this Section; provided, however, that in connection with the removal of the Trustee and appointment of a successor Trustee pursuant to this paragraph, the Guarantor shall consult with the NIMS Insurer, but the decision to remove the Trustee and appoint a successor Trustee in accordance with this paragraph shall remain in the Guarantor's sole discretion.

                  Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

                  Notwithstanding anything to the contrary contained herein the Trustee may not be removed by the Depositor or the Certificateholders without the prior written consent of the Guarantor, which consent shall not be unreasonably withheld.

                  If the Trustee resigns or is removed, the Guarantor or the NIMS Insurer may terminate any Custodian or Paying Agent; provided, however, that any such termination of any Custodian or Paying Agent shall not become effective until a successor Trustee (or a successor Custodian or Paying Agent, as applicable, on its behalf) shall have assumed in writing the duties of the terminated Custodian or Paying Agent, as applicable.

                  SECTION 8.08.     Successor Trustee.

                  Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Guarantor, the NIMS Insurer, the Master Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Master Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

                  No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06.



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                  Upon acceptance of appointment by a successor Trustee as
provided in this Section 8.08, the successor Trustee shall mail notice of the appointment of a successor Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register.

                  Notwithstanding anything to the contrary contained herein, the appointment of any successor Trustee pursuant to any provision of this Agreement will be subject to the prior written consent of the Guarantor, which consent shall not be unreasonably withheld.

                  SECTION 8.09.     Merger or Consolidation of Trustee.

                  Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of
Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 8.10.     Appointment of Co-Trustee or Separate
                                    Trustee.

                  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee, the NIMS Insurer and the Guarantor to act as co-trustee or co- trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Master Servicer, the NIMS Insurer and the Guarantor (so long as no Guarantor Default exists and is continuing). If the Master Servicer, the NIMS Insurer and the Guarantor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Master Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08. The Master Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

                  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Master Servicer and the Trustee, with the consent of the Guarantor and the NIMS Insurer, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee except that


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         following the occurrence of a Master Servicer Event of Termination, the
         Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor, the Guarantor, the NIMS Insurer and the Master Servicer.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

                  SECTION 8.11.     Limitation of Liability.

                  The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended as an undertaking or agreement by the Trustee as a fiduciary of the Trust Fund.

                  SECTION 8.12. Trustee May Enforce Claims Without Possession of Certificates.

                  (a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders and the Guarantor in respect of which such judgment has been recovered.

                  (b) The Trustee shall afford the Seller, the Depositor, the Master Servicer, the Guarantor, the NIMS Insurer and each Certificateholder upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Depositor, the Master Servicer, the NIMS Insurer, the Guarantor and any requesting Certificateholder with its most recent financial statements. The Trustee shall cooperate fully with the Seller, the Master Servicer, the Depositor, the Guarantor, the NIMS Insurer and such Certificateholder and shall make available to the Seller, the Master Servicer, the Depositor, the Guarantor, the NIMS Insurer and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Seller, the Depositor, the Master Servicer, the Guarantor and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

                  SECTION 8.13.     Suits for Enforcement.

                  In case a Master Servicer Event of Termination or other default by the Master Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, shall, at the direction of the Guarantor, or may, with the consent of the Guarantor, proceed to protect and enforce its rights and the rights of the Certificateholders, the Guarantor or the


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NIMS Insurer under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee, the Guarantor, the NIMS Insurer and the Certificateholders.

                  SECTION 8.14.     Waiver of Bond Requirement.

                  The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

                  SECTION 8.15. Waiver of Inventory, Accounting and Appraisal Requirement.

                  The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust Fund, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust Fund with any court, agency or body at any time or in any manner whatsoever.



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                                   ARTICLE IX

                              REMIC ADMINISTRATION

                  SECTION 9.01.     REMIC Administration.

                  (a) A REMIC election shall be made by the Trustee on Form 1066 or other appropriate federal or state tax or information return with respect to each Trust REMIC for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The Regular Interests and Residual Interest in each Trust REMIC shall be as designated in the Preliminary Statement.

                  (b) The Closing Date is hereby designated as the "Startup Day" of each Trust REMIC within the meaning of section 860G(a)(9) of the Code.

                  (c) The Master Servicer shall pay any and all tax related expenses (not including taxes) of each Trust REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such Trust REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Master Servicer in fulfilling its duties hereunder. The Master Servicer shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Collection Account.

                  (d) The Trustee shall prepare, and the Trustee shall sign and file, all of each Trust REMIC's federal and state tax and information returns as such Trust REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Trustee.

                  (e) The Holder of the Class R Certificate at any time holding the largest Percentage Interest thereof shall be the "tax matters person" as defined in the REMIC Provisions (the "Tax Matters Person") with respect to each Trust REMIC and shall act as Tax Matters Person for such REMICs. The Trustee, as agent for the applicable Tax Matters Person, shall perform on behalf of each Trust REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee, as agent for the applicable Tax Matters Person, shall provide (at the Trustee's own expense without right of reimbursement, in consideration of the compensation paid to the Trustee hereunder, including any additional compensation accepted by the Trustee pursuant Section 5.02(b)(vi) under the circumstances set forth in such subclause
(vi)) (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a related Class R Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. The Trustee shall represent each Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any Trust REMIC, enter into settlement agreements with any government taxing agency, extend any statute of limitations relating to any item of any Trust REMIC and otherwise act on behalf of any Trust REMIC in relation to any tax matter involving the Trust, provided that to the extent that such representation affects the Guarantor's obligations hereunder, the Trustee agrees to consult with the Guarantor and accommodate the Guarantor's reasonable requests.

                  (f) The Trustee, the Master Servicer and the Holders of Certificates shall take any action or cause each Trust REMIC to take any action necessary to create or maintain the status of such Trust REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Master Servicer nor the Holder of any Class R Certificate shall take any action, cause any Trust REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon such Trust REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section


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860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d)
of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee, the Guarantor, the NIMS Insurer and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to a Trust REMIC or the assets therein, or causing a Trust REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a related Class R Certificate will consult with the Trustee, the Guarantor, the NIMS Insurer and the Master Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to such Trust REMIC, and no such Person shall take any such action or cause a Trust REMIC to take any such action as to which the Trustee, the Guarantor, the Master Servicer or the NIMS Insurer has advised it in writing that an Adverse REMIC Event could occur.

                  (g) Each Holder of a Class R Certificate shall pay when due any and all taxes imposed on the related Trust REMICs by federal or state governmental authorities. To the extent that such REMIC taxes are not paid by a Class R Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Class R Certificate relating to the taxed Trust REMIC or, if no such amounts are available, out of other amounts held in the Collection Account, and shall reduce amounts otherwise payable to Holders of regular interests in the taxed Trust REMIC, as the case may be. Subject to the foregoing, in the event that a Trust REMIC incurs a state or local tax, including franchise taxes, as a result of a determination that such Trust REMIC is domiciled in the State of California for state tax purposes by virtue of the location of the Master Servicer or the Trustee, the Master Servicer (if such tax was incurred by virtue of the location of the Master Servicer) and the Trustee (if such tax was incurred by virtue of the location of the Trustee) agree to pay on behalf of such Trust REMIC when due, any and all state and local taxes imposed as a result of such a determination, in the event that the Holder of the related Class R Certificate fails to pay such taxes, if any, when imposed.

                  (h) The Trustee, as agent for the Tax Matters Person, shall, for federal income tax purposes, maintain books and records with respect to each Trust REMIC on a calendar year and on an accrual basis.

                  (i) No additional contributions of assets shall be made to a Trust REMIC, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans and Subsequent Mortgage Loans.

                  (j) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which a Trust REMIC will receive a fee or other compensation for services.

                  (k) On or before April 30th of each calendar year beginning in 2003, the Master Servicer shall deliver to the Trustee, the NIMS Insurer and the Guarantor an Officers' Certificate stating the Master Servicer's compliance with the provisions of this Section 9.01, which in the Master Servicer's discretion may be included in the Annual Statement of Compliance provided by the Master Servicer pursuant to Section 3.19.

                  (l) The Trustee will apply for an Employee Identification Number from the Internal Revenue Service via a Form SS-4 or other acceptable method for all tax entities and shall complete the Form 8811.

                  SECTION 9.02.     Prohibited Transactions and Activities.

                  Neither the Depositor, the Master Servicer nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of a Trust REMIC pursuant to
Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for a Trust REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to a Trust REMIC after the Closing Date, unless it, the Guarantor and the NIMS Insurer have received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of such Trust REMIC as a REMIC, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause such Trust


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REMIC to be subject to a tax, including a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

                  SECTION 9.03. Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

                  (a) In the event that any Trust REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Master Servicer of its duties and obligations set forth herein, the Master Servicer shall indemnify the Trustee, the Guarantor, the NIMS Insurer and the Trust Fund against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Master Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of such Class R Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Class R Certificate on which the Master Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Class R Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Master Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Master Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

                  (b) In the event that any Trust REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the Trust Fund, the Guarantor and the NIMS Insurer against any and all Losses resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Master Servicer, the Depositor or the Holder of such Class R Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Class R Certificate on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Class R Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).



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                                    ARTICLE X

                                   TERMINATION

                  SECTION 10.01.        Termination.

                  (a) The respective obligations and responsibilities of the Seller, the Guarantor, the Master Servicer, the Depositor and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Master Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the later of (A) the payment in full of all amounts owing to the Guarantor unless the Guarantor shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last Mortgage Loan in the Trust, (ii) the optional purchase by the Master Servicer or the NIMS Insurer of the Mortgage Loans as described below and (iii) the Distribution Date in July 2032. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

                  The Master Servicer (or if the Master Servicer fails to exercise such option, the NIMS Insurer) may, at its option, terminate REMIC 1 on or after the Optional Termination Date by purchasing, on or after the Optional Termination Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the Termination Price.

                  With respect to REMIC 1, the "Termination Price" means the fair market value (as determined by the Master Servicer, the Guarantor, the NIMS Insurer, the majority Holder of the Class CE Certificates and, to the extent that a Class of Mezzanine Certificates will not receive all amounts owed to it as a result of the termination, in consultation with the Trustee, as of the close of business on the third Business Day next preceding the date upon which notice of any such Termination is furnished to the related Certificateholders pursuant to Section 10.01(b)) of the outstanding Principal Balance of the Mortgage Loans and REO Properties in REMIC 1 (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period), plus accrued and unpaid interest on the Principal Balance of such Mortgage Loans and REO Properties (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) at the weighted average of the Mortgage Rates thereon as of the end of the Due Period preceding the final Distribution Date plus Unpaid Interest Shortfall Amounts, any related Net WAC Rate Carryover Amount, unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties; provided, however, such option may only be exercised if (i) the Termination Price is sufficient to pay any amount owed the Guarantor under this Agreement in respect of the Guaranteed Certificates and (ii) the fair market value of the Mortgage Loans and REO Properties described above is at least equal to the Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of the REO Properties.

                  In connection with any such purchase pursuant to the preceding paragraph, the Master Servicer or the NIMS Insurer, as applicable (in the capacity as purchaser of assets from REMIC 1, the "Terminator"), shall deposit in the Distribution Account all amounts then on deposit in the Collection Account (less amounts permitted to be withdrawn by the Master Servicer pursuant to Section 3.05(b)), which deposit shall be deemed to have occurred immediately preceding such purchase.

                  Any such purchase shall be accomplished by deposit into the Distribution Account on the Business Day before such Distribution Date of the Termination Price and the delivery of an opinion of counsel in form and substance acceptable to the Guarantor that such termination is a "Qualified Liquidation", under Section 860F of the Code, of REMIC 1 and of each other Trust REMIC. The Terminator shall indemnify the Guarantor for any claims under this Agreement due to the Terminator's exercise of such option. In addition, the Terminator shall reimburse the Trustee for the Trustee's out-of-pocket costs and expenses incurred by the Trustee in connection with the Terminator's exercise


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of such option.

                  (b) Notice of the termination of the Trust REMICs, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the terminated Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Terminator, by letter to the Guarantor, the NIMS Insurer and the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the related Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the applicable Certificates at the office or agency of the Trustee therein specified.

                  (c) Upon presentation and surrender of the terminated Certificates in connection with any termination under this Section 10.01, the Trustee shall cause to be distributed to the Holders of such Certificates on the Distribution Date for the final distribution thereon, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 4.01 for such Distribution Date. With respect to the terminated Certificates, on the final Distribution Date therefor, the Trustee will withdraw from the Distribution Account and remit to the Guarantor the lesser of (x) the amount available for distribution on such final Distribution Date, net of any portion thereof necessary to pay Holders of the Guaranteed Certificates pursuant to
Section 4.01 and any amounts owing to the Trustee in respect of the Trustee Fee (or any other amount payable or reimbursable to the Trustee pursuant to this Agreement, including, but not limited to Section 7.02 and Section 8.05) and due and unpaid Advances, Servicing Advances and Servicing Fees, (y) the unpaid amounts due and owing to the Guarantor relating to the Guaranteed Certificates pursuant to Sections 4.01 and 4.05. By acceptance of the Class R Certificates, the Holders of the Class R Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts in excess of the par value of the Mortgage Loans, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class CE Certificates.

                  (d) In the event that all Certificateholders of terminated Certificates shall not surrender their terminated Certificates for final payment and cancellation on or before the final Distribution Date therefor, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to terminated Certificateholders to be withdrawn therefrom and credited to the remaining terminated Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Trustee shall give a second written notice to the remaining such Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the terminated Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Class R Certificateholders for payment.

                  SECTION 10.02.        Additional Termination Requirements.

                  (a) In the event that the Terminator exercises its purchase option as provided in Section 10.01, REMIC 1 and each other Trust REMIC (such REMICs as are terminated in connection with a termination by the Terminator being referred to in this Section 10.02 as the "Terminated REMICs"), shall be terminated in accordance with the following additional requirements, unless the Trustee and the Guarantor shall have been furnished with an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section will not (i) result in the imposition of taxes on the Trust Fund (or any Trust REMIC), including a tax on "prohibited transactions" of the Trust Fund (or any Trust REMIC) as defined in Section 860F of the Code or (ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) Within 90 days prior to the final Distribution Date, the Terminator shall prepare and the

         Trustee shall adopt and sign a plan of complete liquidation of each Terminated REMIC meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder;

                  (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Terminated REMICs to the Terminator for cash pursuant to the terms of the plan of complete liquidation; and

                  (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited (A) to the Holders of the Class A Certificates, the Mezzanine Certificates, the Class CE Certificates and the Class P Certificates, the Certificate Principal Balance thereof, plus (in the case of the Class A Certificates and the Mezzanine Certificates) one month's interest thereon at the Pass-Through Rate therefor, any previously accrued but undistributed interest at the Pass-Through Rate and any Net WAC Rate Carryover Amount, (B) to the Holders of the Class S Certificates and the Class CE Certificates one month's interest on the Notional Amount thereof at the Pass-Through Rate therefor, any previously accrued but undistributed interest at the Pass-Through Rate and any Net WAC Rate Carryover Amount and (C) to the Guarantor, all amounts owing to the Guarantor under this Agreement, and the Terminated REMICs shall terminate at such time.

                  (b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate or upon the written request of the Guarantor and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  SECTION 11.01.        Amendment.

                  This Agreement may be amended from time to time by the Seller, the Guarantor, the Depositor, the Master Servicer and the Trustee, with the consent of the NIMS Insurer (which consent shall not be unreasonably withheld);
(i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein, (iii) to amend the provisions of Section 4.14 or (iv) to make any other provisions with respect to matters or questions arising under this Agreement, as the case may be, which shall not be inconsistent with the provisions of this Agreement; provided, however, that any such action listed in clauses (i), (ii) and (iv) above shall not adversely affect in any respect the interests of any Certificateholder, as evidenced by (i) an Opinion of Counsel delivered to the Master Servicer and the Trustee or (ii) confirmation from the Rating Agencies that such amendment will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates (without regard to the Guarantee of the Guarantor). Neither an Opinion of Counsel nor confirmation from the Rating Agencies will be required in connection with an amendment to the provisions of
Section 4.14. If confirmation from the Rating Agencies is obtained with respect to any amendment, such amendment shall be deemed not to adversely affect in any material respect the interests of any Certificateholder. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

                  In addition, (i) this Agreement may be amended from time to time by the Seller, the Depositor, the Master Servicer and the Trustee, with the consent of the Guarantor and the NIMS Insurer (which consent shall not be unreasonably withheld), and (ii) the Master Servicer, the Guarantor and the NIMS Insurer may from time to time consent to the amendment of this Agreement, in each case with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates or distributions or payments under this Agreement which are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above ( as evidenced by (i) an Opinion of Counsel delivered to the Master Servicer and the Trustee or (ii) confirmation from the Rating Agencies that such amendment will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates (without regard to the Guarantee of the Guarantor), without the consent of the Holders of Certificates of such Class evidencing at least a 66% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding.

                  Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment, and satisfactory to the Guarantor and the NIMS Insurer, to the effect that such amendment will not result in the imposition of a tax on any Trust REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

                  Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Seller or the Master Servicer (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Master Servicer, the NIMS Insurer and the Guarantor.

                  It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by

Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

                  SECTION 11.02.        Recordation of Agreement; Counterparts.

                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust, but only upon direction of Certificateholders or the Guarantor accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  SECTION 11.03.        Limitation on Rights of
                                        Certificateholders.

                  The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 11.04.        Governing Law; Jurisdiction.

                  This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

                  SECTION 11.05.        Notices.

                  All directions, demands, requests, authorizations and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, by facsimile or by express delivery service, to (a) in the case of the Seller and/or Master Servicer, Ameriquest Mortgage Company, 1100 Town & Country Road, Suite 1100, Orange, California 92868, Attention: General Counsel, or such other address or telecopy number as may hereafter be furnished to the Depositor, the NIMS Insurer and the Trustee in writing by the Seller, (b) in the case of the Trustee, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, CA 92705-4934, Attention: Trust Administration - AQ02C1, or such other address or telecopy number as may hereafter be furnished to the Depositor, the NIMS Insurer, the Seller and the Master Servicer in writing by the Trustee, (c) in the case of the Depositor, Ameriquest Mortgage Securities Inc., 1100 Town & Country Road, Suite 1100, Orange, California 92868, Attention: General Counsel, or such other address or telecopy number as may be furnished to the Seller, the Master Servicer, the NIMS Insurer and the Trustee in writing by the Depositor,
(d) in the case of the NIMS Insurer, such address furnished to the Depositor, the Master Servicer, the Trustee and the Guarantor in writing by the NIMS Insurer and (e) in the case of the Guarantor, 8200 Jones Branch Drive, McLean, Virginia 22102, Attention: Director, Mortgage Security Operations--Funding and Investments. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Master Servicer Default shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

                  SECTION 11.06.        Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 11.07.        Article and Section References.

                  All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

                  SECTION 11.08.        Reserved.

                  SECTION 11.09.        Further Assurances.

                  Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith.

                  SECTION 11.10.        Benefits of Agreement.

                  Except to the extent set forth in Section 11.12 hereof, nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders, the Guarantor and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

                  SECTION 11.11.        Acts of Certificateholders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee, the Seller and the Master Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 11.11.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

                  (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee in reliance thereon, whether or not notation of such action is made upon such Certificate.

                  SECTION 11.12.        Third Party Rights.

                  The NIMS Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

                  IN WITNESS WHEREOF, the Depositor, the Seller and Master Servicer, the Guarantor and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                         AMERIQUEST MORTGAGE SECURITIES INC.,
                                         as Depositor

                                         By: /s/ John P. Grazer
                                             ----------------------------------
                                         Name:   John P. Grazer
                                         Title:  CFO


                                         AMERIQUEST MORTGAGE COMPANY,
                                         as Seller and Master Servicer

                                         By: /s/ John P. Grazer
                                             ----------------------------------
                                         Name:   John P. Grazer
                                         Title:  CFO/EVP


                                         DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                         as Trustee

                                         By: /s/ Ronaldo Reyes
                                             ----------------------------------
                                         Name:   Ronaldo Reyes
                                         Title:  Associate

                                         By: /s/ James F. Noriega
                                             ----------------------------------
                                         Name:   James F. Noriega
                                         Title:  Associate


                                         FEDERAL HOME LOAN MORTGAGE CORPORATION,
                                         as Guarantor

                                         By: /s/ Maria J. Kardash
                                             ----------------------------------
                                         Name:   Maria J. Kardash
                                         Title:  Director - Structured
                                                 Transactions Production

STATE OF                   )
                           ) ss.:
COUNTY OF                  )

         On the __ day of October 2002 before me, a notary public in and for said State, personally appeared ______________ known to me to be a ______________ of Ameriquest Mortgage Securities Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                  Notary Public

STATE OF                   )
                           ) ss.:
COUNTY OF                  )

         On the __ day of October 2002 before me, a notary public in and for said State, personally appeared ______________ known to me to be a _______________________ of Ameriquest Mortgage Company, a ____________
corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                  Notary Public

STATE OF                   )
                           ) ss.:
COUNTY OF                  )

         On the __ day of October 2002 before me, a notary public in and for said State, personally appeared ______________, known to me to be a _______________ of Deutsche Bank National Trust Company, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                  Notary Public

STATE OF                   )
                           ) ss.:
COUNTY OF                  )

         On the __ day of October 2002 before me, a notary public in and for said State, personally appeared ______________ known to me to be a Vice President of the Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                  Notary Public

                                   EXHIBIT A-1

                         FORM OF CLASS AF-1 CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No. 1                                         Initial Certificate Principal Balance of this
                                                          Certificate ("Denomination"):

Class: AF-1                                               $ 99,174,000.00

Pass-Through Rate: As set forth herein                    Original Class Certificate Principal Balance of
                                                          this Class:

                                                          $ 99,174,000.00

Cut-off Date: October 1, 2002                             Final Maturity Date: December 25, 2032

First Distribution Date: November 25, 2002






                                      A-1-1

               Ameriquest Mortgage Securities Inc., Series 2002-C
                                   Class AF-1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust

                AMERIQUEST MORTGAGE SECURITIES INC., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Originator, the Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that the Federal Home Loan Mortgage Corporation is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Ameriquest Mortgage Securities Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2002 (the "Agreement") among the Depositor, Ameriquest Mortgage Company as originator and master servicer (the "Originator" and "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor of the Class A Certificates and Class S Certificates (the "Guarantor") and Deutsche Bank National Trust Company, a national banking association, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of a conflict between this Certificate and the Agreement, the Agreement controls.

         The Pass-Through Rate for this Certificate and any Distribution Date is the lesser of (x) 2.57% per annum and (y) the Pool Net WAC Rate for such Distribution Date.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

                                      * * *


                                      A-1-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: October __, 2002


                                      By:  DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           not in its individual capacity, but
                                           solely as Trustee

                                      By________________________________________


This is one of the Class AF-1 Certificates referenced in the within-mentioned Agreement


By_______________________________________
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                       [Reverse of Class AF-1 Certificate]

                      AMERIQUEST MORTGAGE SECURITIES INC.,
                                  Series 2002-C

         This Certificate is one of a duly authorized issue of Certificates designated as Ameriquest Mortgage Securities Inc., Series 2002-C (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Guarantor and the NIMS Insurer, if any (which consent shall not be unreasonably withheld), by the Depositor, the Originator, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any (which consent shall not be unreasonably withheld).




                                      A-1-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Master Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Guarantor, the NIMS Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes of, and none of the Master Servicer, the Trust, the Guarantor, the NIMS Insurer, if any, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         The Master Servicer or the NIMS Insurer, if any, may, at its option, on the Optional Termination Date purchase, on such date, all of the outstanding Mortgage Loans and REO Properties in the Mortgage Pool at a price equal to the Termination Price. The obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later (A) the payment in full of all amounts owing to the Guarantor unless the Guarantor shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last Mortgage Loan in the Trust, (ii) the optional purchase by the Master Servicer or the NIMS Insurer, if any, of the Mortgage Loans and (iii) the Distribution Date in December 2032. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.





                                      A-1-5

                                   ASSIGNMENT
                                   ----------


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:________________________


                                       _________________________________________
                                       Signature by or on behalf of assignor




                                      A-1-6

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________ for the account of _______________________________, account number ______________, or, if mailed by check, to ___________________________. Applicable statements should be mailed to
____________________________________________.

         This information is provided by ___________________________________ the assignee named above, or as its agent.





                                      A-1-7

                                   EXHIBIT A-2

                         FORM OF CLASS AF-2 CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No. 1                                         Initial Certificate Principal Balance of this
                                                          Certificate ("Denomination"):

Class: AF-2                                               $ 36,998,000.00

Pass-Through Rate: As set forth herein                    Original Class Certificate Principal Balance of
                                                          this Class:
                                                          $ 36,998,000.00

Cut-off Date: October 1, 2002                             Final Maturity Date: December 25, 2032

First Distribution Date: November 25, 2002






                                      A-2-1

               Ameriquest Mortgage Securities Inc., Series 2002-C
                                   Class AF-2

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust

                AMERIQUEST MORTGAGE SECURITIES INC., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Originator, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that the Federal Home Loan Mortgage Corporation is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Ameriquest Mortgage Securities Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2002 (the "Agreement") among the Depositor, Ameriquest Mortgage Company as originator and master servicer (the "Originator" and "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor of the Class A Certificates and the Class S Certificates(the "Guarantor") and Deutsche Bank National Trust Company, a national banking association, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of a conflict between this Certificate and the Agreement, the Agreement controls.

         The Pass-Through Rate for this Certificate and any Distribution Date is the lesser of (x) 2.97% per annum and (y) the Pool Net WAC Rate for such Distribution Date.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

                                      * * *


                                      A-2-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: October __, 2002


                                      By:  DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           not in its individual capacity, but
                                           solely as Trustee

                                      By________________________________________


This is one of the Class AF-2 Certificates referenced in the within-mentioned Agreement


By_______________________________________
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                       [Reverse of Class AF-2 Certificate]

                      AMERIQUEST MORTGAGE SECURITIES INC.,
                                  Series 2002-C

         This Certificate is one of a duly authorized issue of Certificates designated as Ameriquest Mortgage Securities Inc., Series 2002-C (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Guarantor and the NIMS Insurer, if any (which consent shall not be unreasonably withheld), by the Depositor, the Originator, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any (which consent shall not be unreasonably withheld).




                                      A-2-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Master Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Guarantor, the NIMS Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes of, and none of the Master Servicer, the Trust, the Guarantor, the NIMS Insurer, if any, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         The Master Servicer or the NIMS Insurer, if any, may, at its option, on the Optional Termination Date purchase, on such date, all of the outstanding Mortgage Loans and REO Properties in the Mortgage Pool at a price equal to the Termination Price. The obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later (A) the payment in full of all amounts owing to the Guarantor unless the Guarantor shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last Mortgage Loan in the Trust, (ii) the optional purchase by the Master Servicer or the NIMS Insurer, if any, of the Mortgage Loans and (iii) the Distribution Date in December 2032. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.





                                     A-2-5

                                   ASSIGNMENT
                                   ----------


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:________________________


                                       _________________________________________
                                       Signature by or on behalf of assignor




                                      A-2-6

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________ for the account of _______________________________, account number ______________, or, if mailed by check, to ___________________________. Applicable statements should be mailed to
____________________________________________.

         This information is provided by ___________________________________ the assignee named above, or as its agent.




                                      A-2-7

                                   EXHIBIT A-3

                         FORM OF CLASS AF-3 CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No. 1                                         Initial Certificate Principal Balance of this
                                                          Certificate ("Denomination"):

Class: AF-3                                               $ 62,679,000.00

Pass-Through Rate: As set forth herein                    Original Class Certificate Principal Balance of
                                                          this Class:
                                                          $ 62,679,000.00

Cut-off Date: October 1, 2002                             Final Maturity Date: December 25, 2032

First Distribution Date: November 25, 2002






                                      A-3-1

               Ameriquest Mortgage Securities Inc., Series 2002-C
                                   Class AF-3

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust

                AMERIQUEST MORTGAGE SECURITIES INC., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Originator, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that the Federal Home Loan Mortgage Corporation is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Ameriquest Mortgage Securities Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2002 (the "Agreement") among the Depositor, Ameriquest Mortgage Company as originator and master servicer (the "Originator" and "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor of the Class A Certificates and the Class S Certificates (the "Guarantor") and Deutsche Bank National Trust Company, a national banking association, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of a conflict between this Certificate and the Agreement, the Agreement controls.

         The Pass-Through Rate for this Certificate and any Distribution Date is the lesser of (x) 3.41% per annum and (y) the Pool Net WAC Rate for such Distribution Date.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

                                      * * *


                                      A-3-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: October __, 2002


                                      By:  DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           not in its individual capacity, but
                                           solely as Trustee

                                      By________________________________________


This is one of the Class AF-3 Certificates referenced in the within-mentioned Agreement


By_______________________________________
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                       [Reverse of Class AF-3 Certificate]

                      AMERIQUEST MORTGAGE SECURITIES INC.,
                                  Series 2002-C

         This Certificate is one of a duly authorized issue of Certificates designated as Ameriquest Mortgage Securities Inc., Series 2002-C (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Guarantor and the NIMS Insurer, if any (which consent shall not be unreasonably withheld), by the Depositor, the Originator, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any (which consent shall not be unreasonably withheld).




                                      A-3-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Master Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Guarantor, the NIMS Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes of, and none of the Master Servicer, the Trust, the Guarantor, the NIMS Insurer, if any, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         The Master Servicer or the NIMS Insurer, if any, may, at its option, on the Optional Termination Date purchase, on such date, all of the outstanding Mortgage Loans and REO Properties in the Mortgage Pool at a price equal to the Termination Price. The obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later (A) the payment in full of all amounts owing to the Guarantor unless the Guarantor shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last Mortgage Loan in the Trust, (ii) the optional purchase by the Master Servicer or the NIMS Insurer, if any, of the Mortgage Loans and (iii) the Distribution Date in December 2032. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.





                                      A-3-5

                                   ASSIGNMENT
                                   ----------


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:________________________


                                       _________________________________________
                                       Signature by or on behalf of assignor




                                      A-3-6

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________ for the account of _______________________________, account number ______________, or, if mailed by check, to ___________________________. Applicable statements should be mailed to
____________________________________________.

         This information is provided by ___________________________________ the assignee named above, or as its agent.





                                      A-3-7

                                   EXHIBIT A-4

                         FORM OF CLASS AF-4 CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No. 1                                         Initial Certificate Principal Balance of this
                                                          Certificate ("Denomination"):

Class: AF-4                                               $ 55,274,000.00

Pass-Through Rate: As set forth herein                    Original Class Certificate Principal Balance of
                                                          this Class:
                                                          $ 55,274,000.00

Cut-off Date: October 1, 2002                             Final Maturity Date: December 25, 2032

First Distribution Date: November 25, 2002






                                      A-4-1

               Ameriquest Mortgage Securities Inc., Series 2002-C
                                   Class AF-4

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust

                AMERIQUEST MORTGAGE SECURITIES INC., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Originator, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that the Federal Home Loan Mortgage Corporation is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Ameriquest Mortgage Securities Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2002 (the "Agreement") among the Depositor, Ameriquest Mortgage Company as originator and master servicer (the "Originator" and "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor of the Class A Certificates and the Class S Certificates (the "Guarantor") and Deutsche Bank National Trust Company, a national banking association, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of a conflict between this Certificate and the Agreement, the Agreement controls.

         The Pass-Through Rate for this Certificate and any Distribution Date is the lesser of (x) 4.16% per annum and (y) the Pool Net WAC Rate for such Distribution Date.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

                                      * * *


                                      A-4-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: October __, 2002


                                      By:  DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           not in its individual capacity, but
                                           solely as Trustee

                                      By________________________________________


This is one of the Class AF-4 Certificates referenced in the within-mentioned Agreement


By_______________________________________
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                       [Reverse of Class AF-4 Certificate]

                      AMERIQUEST MORTGAGE SECURITIES INC.,
                                  Series 2002-C

         This Certificate is one of a duly authorized issue of Certificates designated as Ameriquest Mortgage Securities Inc., Series 2002-C (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Guarantor and the NIMS Insurer, if any (which consent shall not be unreasonably withheld), by the Depositor, the Originator, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any (which consent shall not be unreasonably withheld).




                                      A-4-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Master Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Guarantor, the NIMS Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes of, and none of the Master Servicer, the Trust, the Guarantor, the NIMS Insurer, if any, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         The Master Servicer or the NIMS Insurer, if any, may, at its option, on the Optional Termination Date purchase, on such date, all of the outstanding Mortgage Loans and REO Properties in the Mortgage Pool at a price equal to the Termination Price. The obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later (A) the payment in full of all amounts owing to the Guarantor unless the Guarantor shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last Mortgage Loan in the Trust, (ii) the optional purchase by the Master Servicer or the NIMS Insurer, if any, of the Mortgage Loans and (iii) the Distribution Date in December 2032. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.





                                      A-4-5

                                   ASSIGNMENT
                                   ----------


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:________________________


                                       _________________________________________
                                       Signature by or on behalf of assignor




                                      A-4-6

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________ for the account of _______________________________, account number ______________, or, if mailed by check, to ___________________________. Applicable statements should be mailed to
____________________________________________.

         This information is provided by ___________________________________ the assignee named above, or as its agent.




                                      A-4-7

                                   EXHIBIT A-5

                         FORM OF CLASS AF-5 CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No. 1                                         Initial Certificate Principal Balance of this
                                                          Certificate ("Denomination"):

Class: AF-5                                               $ 46,126,000.00

Pass-Through Rate: As set forth herein                    Original Class Certificate Principal Balance of
                                                          this Class:
                                                          $ 46,126,000.00

Cut-off Date: October 1, 2002                             Final Maturity Date: December 25, 2032

First Distribution Date: November 25, 2002






                                      A-5-1

               Ameriquest Mortgage Securities Inc., Series 2002-C
                                   Class AF-5

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust

                AMERIQUEST MORTGAGE SECURITIES INC., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Originator, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that the Federal Home Loan Mortgage Corporation is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Ameriquest Mortgage Securities Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2002 (the "Agreement") among the Depositor, Ameriquest Mortgage Company as originator and master servicer (the "Originator" and "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor of the Class A Certificates and the Class S Certificates (the "Guarantor") and Deutsche Bank National Trust Company, a national banking association, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of a conflict between this Certificate and the Agreement, the Agreement controls.

         The Pass-Through Rate for this Certificate and any Distribution Date is the lesser of (x) on and prior to the Optional Termination Date, 4.95% per annum and after the Optional Termination Date, 5.45% per annum and (y) the Pool Net WAC Rate for such Distribution Date.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

                                      * * *


                                      A-5-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: October __, 2002


                                      By:  DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           not in its individual capacity, but
                                           solely as Trustee

                                      By________________________________________


This is one of the Class AF-5 Certificates referenced in the within-mentioned Agreement


By_______________________________________
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                       [Reverse of Class AF-5 Certificate]

                      AMERIQUEST MORTGAGE SECURITIES INC.,
                                  Series 2002-C

         This Certificate is one of a duly authorized issue of Certificates designated as Ameriquest Mortgage Securities Inc., Series 2002-C (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Guarantor and the NIMS Insurer, if any (which consent shall not be unreasonably withheld), by the Depositor, the Originator, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any (which consent shall not be unreasonably withheld).




                                      A-5-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Master Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Guarantor, the NIMS Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes of, and none of the Master Servicer, the Trust, the Guarantor, the NIMS Insurer, if any, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         The Master Servicer or the NIMS Insurer, if any, may, at its option, on the Optional Termination Date purchase, on such date, all of the outstanding Mortgage Loans and REO Properties in the Mortgage Pool at a price equal to the Termination Price. The obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later (A) the payment in full of all amounts owing to the Guarantor unless the Guarantor shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last Mortgage Loan in the Trust, (ii) the optional purchase by the Master Servicer or the NIMS Insurer, if any, of the Mortgage Loans and (iii) the Distribution Date in December 2032. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.





                                      A-5-5

                                   ASSIGNMENT
                                   ----------


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:________________________


                                       _________________________________________
                                       Signature by or on behalf of assignor




                                      A-5-6

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________ for the account of _______________________________, account number ______________, or, if mailed by check, to ___________________________. Applicable statements should be mailed to
____________________________________________.

         This information is provided by ___________________________________ the assignee named above, or as its agent.





                                      A-5-7

                                   EXHIBIT A-6

                         FORM OF CLASS AF-6 CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No. 1                                         Initial Certificate Principal Balance of this
                                                          Certificate ("Denomination"):

Class: AF-6                                               $ 35,365,000.00

Pass-Through Rate: As set forth herein                    Original Class Certificate Principal Balance of
                                                          this Class:
                                                          $ 35,365,000.00

Cut-off Date: October 1, 2002                             Final Maturity Date: December 25, 2032

First Distribution Date: November 25, 2002






                                      A-6-1

               Ameriquest Mortgage Securities Inc., Series 2002-C
                                   Class AF-6

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust

                AMERIQUEST MORTGAGE SECURITIES INC., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Originator, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that the Federal Home Loan Mortgage Corporation is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Ameriquest Mortgage Securities Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2002 (the "Agreement") among the Depositor, Ameriquest Mortgage Company as originator and master servicer (the "Originator" and "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor of the Class A Certificates and the Class S Certificates (the "Guarantor") and Deutsche Bank National Trust Company, a national banking association, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of a conflict between this Certificate and the Agreement, the Agreement controls.

         The Pass-Through Rate for this Certificate and any Distribution Date is the lesser of (x) on and prior to the Optional Termination Date, 4.44% per annum and after the Optional Termination Date, 4.94% per annum and (y) the Pool Net WAC Rate for such Distribution Date.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

                                      * * *


                                      A-6-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: October __, 2002


                                      By:  DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           not in its individual capacity, but
                                           solely as Trustee

                                      By________________________________________


This is one of the Class AF-6 Certificates referenced in the within-mentioned Agreement


By_______________________________________
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                       [Reverse of Class AF-6 Certificate]

                      AMERIQUEST MORTGAGE SECURITIES INC.,
                                  Series 2002-C

         This Certificate is one of a duly authorized issue of Certificates designated as Ameriquest Mortgage Securities Inc., Series 2002-C (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Guarantor and the NIMS Insurer, if any (which consent shall not be unreasonably withheld), by the Depositor, the Originator, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any (which consent shall not be unreasonably withheld).




                                      A-6-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Master Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Guarantor, the NIMS Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes of, and none of the Master Servicer, the Trust, the Guarantor, the NIMS Insurer, if any, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         The Master Servicer or the NIMS Insurer, if any, may, at its option, on the Optional Termination Date purchase, on such date, all of the outstanding Mortgage Loans and REO Properties in the Mortgage Pool at a price equal to the Termination Price. The obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later (A) the payment in full of all amounts owing to the Guarantor unless the Guarantor shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last Mortgage Loan in the Trust, (ii) the optional purchase by the Master Servicer or the NIMS Insurer, if any, of the Mortgage Loans and (iii) the Distribution Date in December 2032. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.





                                      A-6-5

                                   ASSIGNMENT
                                   ----------


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:________________________


                                       _________________________________________
                                       Signature by or on behalf of assignor




                                      A-6-6

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________ for the account of _______________________________, account number ______________, or, if mailed by check, to ___________________________. Applicable statements should be mailed to
____________________________________________.

         This information is provided by ___________________________________ the assignee named above, or as its agent.





                                      A-6-7

                                   EXHIBIT A-7

                          FORM OF CLASS AV CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No. 1                                         Initial Certificate Principal Balance of this
                                                          Certificate ("Denomination"):

Class: AV                                                 $898,084,000.00

Pass-Through Rate: As set forth herein                    Original Class Certificate Principal Balance of
                                                          this Class:
                                                          $898,084,000.00

Cut-off Date: October 1, 2002                             Final Maturity Date: December 25, 2032

First Distribution Date: November 25, 2002






                                      A-7-1

               Ameriquest Mortgage Securities Inc., Series 2002-C
                                    Class AV

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust

                AMERIQUEST MORTGAGE SECURITIES INC., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Originator, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that the Federal Home Loan Mortgage Corporation is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Ameriquest Mortgage Securities Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2002 (the "Agreement") among the Depositor, Ameriquest Mortgage Company as originator and master servicer (the "Originator" and "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor of the Class A Certificates and the Class S Certificates (the "Guarantor") and Deutsche Bank National Trust Company, a national banking association, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of a conflict between this Certificate and the Agreement, the Agreement controls.

         The Pass-Through Rate for this Certificate and any Distribution Date is the lesser of (x) the lesser of (i) LIBOR plus 0.15% per annum on and prior to the Optional Termination Date and LIBOR plus 0.30% per annum after the Optional Termination Date and (ii) the Maximum Cap Rate and (y) the Pool Net WAC Rate.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

                                      * * *


                                      A-7-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: October __, 2002


                                      By:  DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           not in its individual capacity, but
                                           solely as Trustee

                                      By________________________________________


This is one of the Class AV Certificates referenced in the within-mentioned Agreement


By_______________________________________
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                        [Reverse of Class AV Certificate]

                      AMERIQUEST MORTGAGE SECURITIES INC.,
                                  Series 2002-C

         This Certificate is one of a duly authorized issue of Certificates designated as Ameriquest Mortgage Securities Inc., Series 2002-C (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Guarantor and the NIMS Insurer, if any (which consent shall not be unreasonably withheld), by the Depositor, the Originator, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any (which consent shall not be unreasonably withheld).




                                      A-7-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Master Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Guarantor, the NIMS Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes of, and none of the Master Servicer, the Trust, the Guarantor, the NIMS Insurer, if any, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         The Master Servicer or the NIMS Insurer, if any, may, at its option, on the Optional Termination Date purchase, on such date, all of the outstanding Mortgage Loans and REO Properties in the Mortgage Pool at a price equal to the Termination Price. The obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later (A) the payment in full of all amounts owing to the Guarantor unless the Guarantor shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last Mortgage Loan in the Trust, (ii) the optional purchase by the Master Servicer or the NIMS Insurer, if any, of the Mortgage Loans and (iii) the Distribution Date in December 2032. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.





                                      A-7-5

                                   ASSIGNMENT
                                   ----------


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:________________________


                                       _________________________________________
                                       Signature by or on behalf of assignor




                                      A-7-6

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________ for the account of _______________________________, account number ______________, or, if mailed by check, to ___________________________. Applicable statements should be mailed to
____________________________________________.

         This information is provided by ___________________________________ the assignee named above, or as its agent.





                                      A-7-7

                                   EXHIBIT A-8

                          FORM OF CLASS S CERTIFICATES

       SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A
       "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT,"
              AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS
               860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986,
                            AS AMENDED (THE "CODE").


Certificate No. 1                                         Initial Notional Amount of this Certificate
                                                          ("Denomination"):

Class: S                                                  $130,000,000.00

Pass-Through Rate: As set forth herein                    Original Notional Amount of this Class:
                                                          $130,000,000.00

Cut-off Date: October 1, 2002                             Final Maturity Date: April 25, 2005

First Distribution Date: November 25, 2002









                                      A-8-1

               Ameriquest Mortgage Securities Inc., Series 2002-C
                                     Class S

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust

                AMERIQUEST MORTGAGE SECURITIES INC, as Depositor

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Originator, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that the Federal Home Loan Mortgage Corporation is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Notional Amount) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Ameriquest Mortgage Securities Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2002 (the "Agreement") among the Depositor, Ameriquest Mortgage Company as originator and master servicer (the "Originator" and "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor of the Class A Certificates and Class S Certificates (the "Guarantor") and Deutsche Bank National Trust Company, a national banking association, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of a conflict between this Certificate and the Agreement, the Agreement controls.

         The Pass-Through Rate for this Certificate and any Distribution Date is equal to the lesser of (A) 5.50% for the 1st Distribution Date through the 10th Distribution Date, 3.50% for the 11th Distribution Date through the 20th Distribution Date, 1.50% for the 21st Distribution Date through the 30th Distribution Date and 0.00% thereafter and (B) the related Net WAC Rate for such Distribution Date.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

                                      * * *




                                      A-8-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: October __, 2002


                                      By:  DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           not in its individual capacity, but
                                           solely as Trustee

                                      By________________________________________


This is one of the Class S Certificates
referenced in the within-mentioned Agreement


By_______________________________________
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                        [Reverse of Class S Certificate]

                      AMERIQUEST MORTGAGE SECURITIES INC.,
                                  Series 2002-C

         This Certificate is one of a duly authorized issue of Certificates designated as Ameriquest Mortgage Securities Inc., Series 2002-C (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Guarantor and the NIMS Insurer, if any (which consent shall not be unreasonably withheld), by the Depositor, the Originator, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any (which consent shall not be unreasonably withheld).

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this


                                      A-8-4

Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Master Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Guarantor, the NIMS Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes of, and none of the Master Servicer, the Trust, the Guarantor, the NIMS Insurer, if any, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         The Master Servicer or the NIMS Insurer, if any, may, at its option, on the Optional Termination Date purchase, on such date, all of the outstanding Mortgage Loans and REO Properties in the Mortgage Pool at a price equal to the Termination Price. The obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later (A) the payment in full of all amounts owing to the Guarantor unless the Guarantor shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last Mortgage Loan in the Trust, (ii) the optional purchase by the Master Servicer or the NIMS Insurer, if any, of the Mortgage Loans and (iii) the Distribution Date in April 2005. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                      A-8-5

                                   ASSIGNMENT
                                   ----------


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:________________________


                                       _________________________________________
                                       Signature by or on behalf of assignor




                                      A-8-6

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________ for the account of _______________________________, account number ______________, or, if mailed by check, to ___________________________. Applicable statements should be mailed to
____________________________________________.

         This information is provided by ___________________________________ the assignee named above, or as its agent.






                                      A-8-7

                                   EXHIBIT A-9
                                   -----------

                         FORM OF CLASS M-1 CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THE CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE CLASS S CERTIFICATES.


Certificate No. 1                                         Initial Certificate Principal Balance of this
                                                          Certificate ("Denomination"):

Class: M-1                                                $ 39,000,000.00

Pass-Through Rate: As set forth herein                    Original Class Certificate Principal Balance of
                                                          this Class:
                                                          $ 39,000,000.00

Cut-off Date: October 1, 2002                             Final Maturity Date: December 25, 2032

First Distribution Date: November 25, 2002






                                      A-9-1

               Ameriquest Mortgage Securities Inc., Series 2002-C
                                    Class M-1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust

                AMERIQUEST MORTGAGE SECURITIES INC., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Originator, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that the Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Ameriquest Mortgage Securities Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2002 (the "Agreement") among the Depositor, Ameriquest Mortgage Company as originator and master servicer (the "Originator" and "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor of the Class A Certificates and the Class S Certificates (the "Guarantor") and Deutsche Bank National Trust Company, a national banking association, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of a conflict between this Certificate and the Agreement, the Agreement controls.

         The Pass-Through Rate for this Certificate and any Distribution Date is the lesser of (x) the lesser of (i) LIBOR plus 2.25% per annum on and prior to the Optional Termination Date and LIBOR plus 3.375% per annum after the Optional Termination Date and (ii) the Maximum Cap Rate and (y) the Pool Net WAC Rate.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

                                      * * *


                                      A-9-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: October __, 2002


                                      By:  DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           not in its individual capacity, but
                                           solely as Trustee

                                      By________________________________________


This is one of the Class M-1 Certificates referenced in the within-mentioned Agreement


By_______________________________________
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                       [Reverse of Class M-1 Certificate]

                      AMERIQUEST MORTGAGE SECURITIES INC.,
                                  Series 2002-C

         This Certificate is one of a duly authorized issue of Certificates designated as Ameriquest Mortgage Securities Inc., Series 2002-C (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Guarantor and the NIMS Insurer, if any (which consent shall not be unreasonably withheld), by the Depositor, the Originator, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any (which consent shall not be unreasonably withheld).




                                      A-9-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Master Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Guarantor, the NIMS Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes of, and none of the Master Servicer, the Trust, the Guarantor, the NIMS Insurer, if any, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         The Master Servicer or the NIMS Insurer, if any, may, at its option, on the Optional Termination Date purchase, on such date, all of the outstanding Mortgage Loans and REO Properties in the Mortgage Pool at a price equal to the Termination Price. The obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later (A) the payment in full of all amounts owing to the Guarantor unless the Guarantor shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last Mortgage Loan in the Trust, (ii) the optional purchase by the Master Servicer or the NIMS Insurer, if any, of the Mortgage Loans and (iii) the Distribution Date in December 2032. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.





                                      A-9-5

                                   ASSIGNMENT
                                   ----------


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:________________________


                                       _________________________________________
                                       Signature by or on behalf of assignor




                                      A-9-6

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________ for the account of _______________________________, account number ______________, or, if mailed by check, to ___________________________. Applicable statements should be mailed to
____________________________________________.

         This information is provided by ___________________________________ the assignee named above, or as its agent.





                                      A-9-7

                                  EXHIBIT A-10

                         FORM OF CLASS M-2 CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THE CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE CLASS S CERTIFICATES.


Certificate No. 1                                         Initial Certificate Principal Balance of this
                                                          Certificate ("Denomination"):

Class: M-2                                                $ 16,900,000.00

Pass-Through Rate: As set forth herein                    Original Class Certificate Principal Balance of
                                                          this Class:
                                                          $ 16,900,000.00

Cut-off Date: October 1, 2002                             Final Maturity Date: December 25, 2032

First Distribution Date: November 25, 2002






                                     A-10-1

               Ameriquest Mortgage Securities Inc., Series 2002-C
                                    Class M-2

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust

                AMERIQUEST MORTGAGE SECURITIES INC., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Originator, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that the Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Ameriquest Mortgage Securities Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2002 (the "Agreement") among the Depositor, Ameriquest Mortgage Company as originator and master servicer (the "Originator" and "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor of the Class A Certificates and the Class S Certificates (the "Guarantor") and Deutsche Bank National Trust Company, a national banking association, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of a conflict between this Certificate and the Agreement, the Agreement controls.

         The Pass-Through Rate for this Certificate and any Distribution Date is the lesser of (x) the lesser of (i) LIBOR plus 2.35% per annum on and prior to the Optional Termination Date and LIBOR plus 3.525% per annum after the Optional Termination Date and (ii) the Maximum Cap Rate and (y) the Pool Net WAC Rate.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

                                      * * *


                                     A-10-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: October __, 2002


                                      By:  DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           not in its individual capacity, but
                                           solely as Trustee

                                      By________________________________________


This is one of the Class M-2 Certificates referenced in the within-mentioned Agreement


By_______________________________________
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                       [Reverse of ClassM-2 Certificate]

                      AMERIQUEST MORTGAGE SECURITIES INC.,
                                 Series 2002-C

         This Certificate is one of a duly authorized issue of Certificates designated as Ameriquest Mortgage Securities Inc., Series 2002-C (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Guarantor and the NIMS Insurer, if any (which consent shall not be unreasonably withheld), by the Depositor, the Originator, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any (which consent shall not be unreasonably withheld).




                                     A-10-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Master Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Guarantor, the NIMS Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes of, and none of the Master Servicer, the Trust, the Guarantor, the NIMS Insurer, if any, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         The Master Servicer or the NIMS Insurer, if any, may, at its option, on the Optional Termination Date purchase, on such date, all of the outstanding Mortgage Loans and REO Properties in the Mortgage Pool at a price equal to the Termination Price. The obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later (A) the payment in full of all amounts owing to the Guarantor unless the Guarantor shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last Mortgage Loan in the Trust, (ii) the optional purchase by the Master Servicer or the NIMS Insurer, if any, of the Mortgage Loans and (iii) the Distribution Date in December 2032. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.





                                     A-10-5

                                   ASSIGNMENT
                                   ----------


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:________________________


                                       _________________________________________
                                       Signature by or on behalf of assignor




                                     A-10-6

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________ for the account of _______________________________, account number ______________, or, if mailed by check, to ___________________________. Applicable statements should be mailed to
____________________________________________.

         This information is provided by ___________________________________ the assignee named above, or as its agent.






                                     A-10-7

                                  EXHIBIT A-11

                          FORM OF CLASS CE CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


Certificate No. 1                                         Initial Certificate Principal Balance of this
                                                          Certificate ("Denomination"):

Class: CE                                                 $10,399,900.00

Initial Pass-Through Rate: Variable (As                   Original Class Certificate Principal Balance of
calculated in the Pooling and Servicing                   this Class:
Agreement)                                                $10,399,900.00

Cut-off Date: October 1, 2002                             Final Maturity Date: December 25, 2032

First Distribution Date: November 25, 2002






                                     A-11-1

               Ameriquest Mortgage Securities Inc., Series 2002-C
                                    Class CE

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above- referenced Class with respect to the Trust

                AMERIQUEST MORTGAGE SECURITIES INC., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Originator, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Ameriquest Mortgage Securities Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2002 (the "Agreement") among the Depositor, Ameriquest Mortgage Company as originator and master servicer (the "Originator' and "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor of the Class A Certificates and the Class S Certificates (the "Guarantor") and Deutsche Bank National Trust Company, a national banking association, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of a conflict between this Certificate and the Agreement, the Agreement controls.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event of a transfer of this Certificate, there shall be delivered to the Trustee and the Depositor (i) an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee or the Depositor; or
(ii) a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.



                                      A-3-1

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(b) of the Agreement.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *




                                      A-3-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: October __, 2002


                                      By:  DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           not in its individual capacity, but
                                           solely as Trustee

                                      By________________________________________


This is one of the Class CE Certificates referenced in the within-mentioned Agreement


By_______________________________________
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                        [Reverse of Class CE Certificate]

                       AMERIQUEST MORTGAGE SECURITIES INC.
                                  Series 2002-C

         This Certificate is one of a duly authorized issue of Certificates designated as Ameriquest Mortgage Securities Inc., Series 2002-C (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Guarantor and the NIMS Insurer, if any (which consent shall not be unreasonably withheld), by the Depositor, the Originator, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any (which consent shall not be unreasonably withheld).

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this


                                      A-3-4

Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Master Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Guarantor, the NIMS Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes of, and none of the Master Servicer, the Trust, the Guarantor, the NIMS Insurer, if any, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         The Master Servicer or the NIMS Insurer, if any, may, at its option, on the Optional Termination Date purchase, on such date, all of the outstanding Mortgage Loans and REO Properties in the Mortgage Pool at a price equal to the Termination Price. The obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later (A) the payment in full of all amounts owing to the Guarantor unless the Guarantor shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last Mortgage Loan in the Trust, (ii) the optional purchase by the Master Servicer or the NIMS Insurer, if any, of the Mortgage Loans and (iii) the Distribution Date in December 2032. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.





                                      A-3-5

                                   ASSIGNMENT
                                   ----------


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:________________________


                                       _________________________________________
                                       Signature by or on behalf of assignor




                                      A-3-6

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________ for the account of _______________________________, account number ______________, or, if mailed by check, to ___________________________. Applicable statements should be mailed to
____________________________________________.

         This information is provided by ___________________________________ the assignee named above, or as its agent.





                                      A-3-7

                                  EXHIBIT A-12

                          FORM OF CLASS P CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


Certificate No. 1                                         Initial Certificate Principal Balance of this
                                                          Certificate ("Denomination"):

Class: P                                                  $100.00

Cut-off Date: October 1, 2002                             Original Class Certificate Principal Balance of
                                                          this Class:
                                                          $100.00

First Distribution Date: November 25, 2002                Final Maturity Date: December 25, 2032







                                     A-12-1

                      Ameriquest Mortgage Securities Inc.,
                                  Series 2002-C
                                     Class P

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above- referenced Class with respect to the Trust

                AMERIQUEST MORTGAGE SECURITIES INC., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Originator, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that _______________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Ameriquest Mortgage Securities Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2002 (the "Agreement") among the Depositor, Ameriquest Mortgage Company as originator and master servicer (the "Originator' and "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor of the Class A Certificates and the Class S Certificates (the "Guarantor") and Deutsche Bank National Trust Company, a national banking association, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of a conflict between this Certificate and the Agreement, the Agreement controls.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event of a transfer of this Certificate, there shall be delivered to the Trustee and the Depositor (i) an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee or the Depositor; or
(ii) a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.



                                     A-12-2

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(b) of the Agreement.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *




                                     A-12-3

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: October __, 2002


                                      By:  DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           not in its individual capacity, but
                                           solely as Trustee

                                      By________________________________________


This is one of the Class P Certificates
referenced in the within-mentioned Agreement


By_______________________________________
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                        [Reverse of Class P Certificate]

                      AMERIQUEST MORTGAGE SECURITIES INC.,
                                  Series 2002-C

         This Certificate is one of a duly authorized issue of Certificates designated as Ameriquest Mortgage Securities Inc., Series 2002-C (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Guarantor and the NIMS Insurer, if any (which consent shall not be unreasonably withheld), by the Depositor, the Originator, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any (which consent shall not be unreasonably withheld).

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this


                                     A-12-5

Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Master Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Guarantor, the NIMS Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes of, and none of the Master Servicer, the Trust, the Guarantor, the NIMS Insurer, if any, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         The Master Servicer or the NIMS Insurer, if any, may, at its option, on the Optional Termination Date purchase, on such date, all of the outstanding Mortgage Loans and REO Properties in the Mortgage Pool at a price equal to the Termination Price. The obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later (A) the payment in full of all amounts owing to the Guarantor unless the Guarantor shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last Mortgage Loan in the Trust, (ii) the optional purchase by the Master Servicer or the NIMS Insurer, if any, of the Mortgage Loans and (iii) the Distribution Date in December 2032. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.






                                     A-12-6

                                   ASSIGNMENT
                                   ----------


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:________________________


                                       _________________________________________
                                       Signature by or on behalf of assignor




                                     A-12-7

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________ for the account of _______________________________, account number ______________, or, if mailed by check, to ___________________________. Applicable statements should be mailed to
____________________________________________.

         This information is provided by ___________________________________ the assignee named above, or as its agent.



                                     A-12-8

                                  EXHIBIT A-13

                          FORM OF CLASS R CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No. ___

Percentage Interest:       _______%




                                     A-13-1

                      AMERIQUEST MORTGAGE SECURITIES INC.,
                                  Series 2002-C
                                     Class R

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above- referenced Class with respect to the Trust

                AMERIQUEST MORTGAGE SECURITIES INC., as Depositor

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Originator, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that______________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Ameriquest Mortgage Securities Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2002 (the "Agreement") among the Depositor, Ameriquest Mortgage Company, as originator and master servicer (the "Originator" and "Master Servicer"), the Federal Home Loan Mortgage Corporation, as guarantor of the Class A Certificates and the Class S Certificates (the "Guarantor") and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of a conflict between this Certificate and the Agreement, the Agreement controls.

         This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such distribution.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event of a transfer, there shall be delivered to the Trustee and the Depositor (i) an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee or the Depositor; or (ii) a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does


                                     A-13-2
hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(b) of the Agreement.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. The Trustee will, pursuant to the Agreement, provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest in this Certificate in violation of the restrictions mentioned above.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

                                      * * *





                                     A-13-3

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: October __, 2002


                                      By:  DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           not in its individual capacity, but
                                           solely as Trustee

                                      By________________________________________


This is one of the Class R Certificates
referenced in the within-mentioned Agreement


By_______________________________________
    Authorized Signatory of
    Deutsche Bank National Trust Company,
    as Trustee

                        [Reverse of Class R Certificate]

                      AMERIQUEST MORTGAGE SECURITIES INC.,
                                  Series 2002-C

         This Certificate is one of a duly authorized issue of Certificates designated as Ameriquest Mortgage Securities Inc., Series 2002-C (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Guarantor and the NIMS Insurer, if any (which consent shall not be unreasonably withheld), by the Depositor, the Originator, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any (which consent shall not be unreasonably withheld).

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this


                                     A-13-5

Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Master Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Guarantor, the NIMS Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes of, and none of the Master Servicer, the Trust, the Guarantor, the NIMS Insurer, if any, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         The Master Servicer or the NIMS Insurer, if any, may, at its option, on the Optional Termination Date purchase, on such date, all of the outstanding Mortgage Loans and REO Properties in the Mortgage Pool at a price equal to the Termination Price. The obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later (A) the payment in full of all amounts owing to the Guarantor unless the Guarantor shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last Mortgage Loan in the Trust, (ii) the optional purchase by the Master Servicer or the NIMS Insurer, if any, of the Mortgage Loans and (iii) the Distribution Date in December 2032. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.






                                     A-13-6

                                   ASSIGNMENT
                                   ----------


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:________________________


                                       _________________________________________
                                       Signature by or on behalf of assignor




                                      A-3-6

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________ for the account of _______________________________, account number ______________, or, if mailed by check, to ___________________________. Applicable statements should be mailed to
____________________________________________.

         This information is provided by ___________________________________ the assignee named above, or as its agent.


                                     A-13-8

                                    EXHIBIT B

                                   [RESERVED]

                                    EXHIBIT C

                        REQUEST FOR RELEASE OF DOCUMENTS

         To:      Deutsche Bank National Trust Company,
                  1761 East St. Andrew Place
                  Santa Ana, CA 92705-4934
                  Attn: Trust Administration - AQ020C

         Re: Pooling and Servicing Agreement dated as of October 1, 2002 among Ameriquest Mortgage Securities Inc., as Depositor, Ameriquest Mortgage Company, as Originator and Master Servicer, the Federal Home Loan Mortgage Corporation, as Guarantor and Deutsche Bank National Trust Company, as Trustee

                  In connection with the administration of the Mortgage Loans held by you as Trustee pursuant to the above-captioned Trustee Agreement, we request the release, and hereby acknowledge receipt, of the Trustee's Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
--------------------

Mortgagor Name. Address & Zip Code:
-----------------------------------

Reason for Requesting Documents (check one):
--------------------------------------------


_________1.  Mortgage Paid in Full

_________2.  Foreclosure

_________3.  Substitution

_________4.  Other Liquidation (Repurchases, etc.)

_________5.  Nonliquidation                          Reason:____________


Address to which Trustee should deliver the Trustee's Mortgage File:
________________________________________________________________________________
________________________________________________________________________________

                                        By:______________________________
                                                  (authorized signer)

                                        Issuer:__________________________
                                        Address:_________________________
                                        Date:____________________________

Trustee
-------

Deutsche Bank National Trust Company

         Please acknowledge the execution of the above request by your signature and date below:

         _____________________                       _________________________
         Signature                                   Date

         Documents returned to Trustee:

         _____________________                       _________________________
         Trustee                                     Date

                                   EXHIBIT D-1

                     FORM OF TRUSTEE'S INITIAL CERTIFICATION

                                                October __, 2002


Ameriquest Mortgage Securities Inc.       Ameriquest Mortgage Company
1100 Town & Country Road, Suite 1100      1100 Town & Country Road, Suite 1100
Orange, California 92868-4653             Orange, California 92868-4653

Freddie Mac
8200 Jones Branch Drive
McLean, Virginia 22102

                  Re: Pooling and Servicing Agreement (the "POOLING AND SERVICING AGREEMENT"), dated as of October 1, 2002 among Ameriquest Mortgage Securities Inc., as Depositor, Ameriquest Mortgage Company, as Originator and Master Servicer, the Federal Home Loan Mortgage Corporation, as Guarantor and Deutsche Bank National Trust Company, as Trustee with respect to Ameriquest Mortgage Securities Inc., Series 2002-C
                           ----------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02 of the Pooling and Servicing Agreement, subject to review of the contents thereof, the undersigned, as Trustee, hereby certifies that it (or the Custodian) has received the documents listed in
Section 2.01 of the Pooling and Servicing Agreement for each Mortgage File pertaining to each Mortgage Loan listed on the Mortgage Loan Schedule, to the Pooling and Servicing Agreement, and as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(vi), unless applicable) required to be delivered to it pursuant to the Pooling and Servicing Agreement are in its possession, (ii) such documents have been reviewed by it or the Custodian and are not mutilated, torn or defaced unless initialed by the related Mortgagor and relate to such Mortgage Loan and (iii) based on its or the Custodian's examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items
(1), (2), (3), (7), (8), (9), (10), (18) and (20) of the Mortgage Loan Schedule
accurately reflects information set forth in the Mortgage File.

         Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                     DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee

                                     By:_________________________________
                                     Name:
                                     Title:


                                      D-1-1

                                   EXHIBIT D-2

                      FORM OF TRUSTEE'S FINAL CERTIFICATION

                                                _______________________
                                                          [Date]


Ameriquest Mortgage Securities Inc.       Ameriquest Mortgage Company
1100 Town & Country Road, Suite 1100      1100 Town & Country Road, Suite 1100
Orange, California 92868-4653             Orange, California 92868-4653

Freddie Mac
8200 Jones Branch Drive
McLean, Virginia 22102

                  Re: Pooling and Servicing Agreement (the "POOLING AND SERVICING AGREEMENT"), dated as of October 1, 2002 among Ameriquest Mortgage Securities Inc., as Depositor, Ameriquest Mortgage Company, as Originator and Master Servicer, the Federal Home Loan Mortgage Corporation, as Guarantor and Deutsche Bank National Trust Company, as Trustee with respect to Ameriquest Mortgage Securities Inc., Series 2002-C
                           ----------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or the Custodian) has received the applicable documents listed in Section 2.01 of the Pooling and Servicing Agreement.

         The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on
Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedule is correct.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement.

                                     DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee

                                     By:____________________________
                                     Name:
                                     Title:


                                      D-2-1

                                   EXHIBIT D-3

                        FORM OF RECEIPT OF MORTGAGE NOTE


Ameriquest Mortgage Securities Inc.
1100 Town & Country Road, Suite 1100
Orange, California 92868-4653


                  Re:      Ameriquest Mortgage Securities Inc., Series 2002-C
                           --------------------------------------------------

Ladies and Gentlemen:

         Pursuant to Section 2.01 of the Pooling and Servicing Agreement, dated as of October 1, 2002, among Ameriquest Mortgage Securities Inc. as Depositor, Ameriquest Mortgage Company, as Originator (the "Originator' and "Master Servicer"), the Federal Home Loan Mortgage Corporation, as Guarantor and Deutsche Bank National Trust Company, as Trustee (the "Trustee"), we hereby acknowledge the receipt of the original Mortgage Note for each Mortgage Loan with any exceptions thereto listed on Exhibit 2.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.


                                   DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                   Trustee


                                   By:___________________________
                                   Name:
                                   Title:




                                      D-3-1

                                    EXHIBIT E

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

                        MORTGAGE LOAN PURCHASE AGREEMENT

                  This is a Mortgage Loan Purchase Agreement (the "Agreement"), dated September 16, 2002, between Ameriquest Mortgage Company, a Delaware corporation (the "Seller") and Ameriquest Mortgage Securities Inc., a Delaware corporation (the "Purchaser").

                                   WITNESSETH
                                   ----------

                  WHEREAS, the Seller is the owner of (i) the notes or other evidence of indebtedness (the "Mortgage Notes") so indicated on Schedule I hereto referred to below, and the other documents or instruments constituting the Mortgage File (collectively, the "Mortgage Loans"); and

                  WHEREAS, the Seller, as of the date hereof, owns the mortgages (the "Mortgages") on the properties (the "Mortgaged Properties") securing such Mortgage Loans, including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise and (b) the proceeds of any insurance policies covering the Mortgage Loans or the Mortgaged Properties or the obligors on the Mortgage Loans; and

                  WHEREAS, the parties hereto desire that the Seller sell the Mortgage Loans to the Purchaser pursuant to the terms of this Agreement; and

                  WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement dated as of October 1, 2002 (the "Pooling and Servicing Agreement") among the Purchaser as depositor, the Seller as seller and master servicer, the Federal Home Loan Mortgage Corporation, as guarantor of the Class A Certificates and the Class S Certificates and Deutsche Bank National Trust Company as trustee (the "Trustee"), the Purchaser will convey the Mortgage Loans to Ameriquest Mortgage Securities Inc., Series 2002-C (the "Trust"); and

                  WHEREAS, the Seller is obligated, in connection with the transactions contemplated by this Agreement, to make certain representations, warranties and covenants with respect to itself and the Mortgage Loans.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS

         Section 1.01 DEFINITIONS. All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                   ARTICLE II.

                SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

                  Section 2.01      SALE OF MORTGAGE LOANS.

                  (a) The Seller, concurrently with the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, (i) all of its right, title and interest in and to each Mortgage Loan, including the related Cut-off Date Principal Balance, all interest accruing thereon on or after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans and (iv) all proceeds of any of the foregoing.

                  (b) In connection with the transactions contemplated by
Section 2.08 of the Pooling and Servicing Agreement, the Seller hereby agrees that the Depositor shall be under no obligation to purchase any Subsequent Mortgage Loans unless (i) the conditions precedent contained in Section 2.08 of the Pooling and Servicing Agreement and the Subsequent Transfer Instrument, substantially in the form of Exhibit P thereto, are satisfied and (ii) each Subsequent Mortgage Loan satisfies the representations and warranties contained in Section 3.01 of this Agreement. The sale of Subsequent Mortgage Loans by the Seller to the Depositor shall be effected in accordance with the terms of
Section 2.08 of the Pooling and Servicing Agreement pursuant to a Subsequent Mortgage Loan Purchase Agreement substantially in the form of this Agreement.

                  Section 2.02 OBLIGATIONS OF SELLER UPON SALE. In connection with any transfer pursuant to Section 2.01 hereof, the Seller agrees, at its own expense on or prior to the Closing Date, (i) to cause its books and records to indicate that the Mortgage Loans have been sold to the Purchaser pursuant to this Agreement and (ii) to deliver to the Purchaser, the Guarantor and the Trustee a computer file containing a true and complete list of all such Mortgage Loans specifying for each such Mortgage Loan, as of the Cut-off Date, (A) its account number and (B) the Cut-off Date Principal Balance. Such file, which forms a part of Exhibit B to the Pooling and Servicing Agreement, shall also be marked as Schedule I to this Agreement and is hereby incorporated into and made a part of this Agreement.

                  In connection with any conveyance by the Seller, the Seller shall on behalf of the Purchaser deliver to, and deposit with the Trustee, as assignee of the Purchaser, on or before the Closing Date, the following documents or instruments with respect to each Mortgage Loan:

                  (a) the original Mortgage Note, bearing all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee, endorsed either (A) in blank, without recourse or (B) in the following form: "Pay to the order of Deutsche Bank National Trust Company, as Trustee for registered Holders of Ameriquest Mortgage Securities Inc., Series 2002-C, without recourse", or with respect to any lost Mortgage Note, an original Lost Note Affidavit; PROVIDED, HOWEVER, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance of which is less than or equal to 1.00% of the Pool Balance as of the Cut-off Date;

                  (b) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

                  (c) an original Assignment, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank, without recourse, or (B) to "Deutsche Bank National Trust Company, as Trustee for registered Holders of Ameriquest Mortgage Securities Inc., Series 2002-C, without recourse";

                  (d) an original copy of any intervening Assignment showing a complete chain of Assignments from the applicable originator to the last endorsee with evidence of recording thereon, or the original unrecorded intervening Assignment, in form and substance acceptable for recording;

                  (e) the original or a certified copy of lender's title insurance policy; and

                  (f) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

                  The Seller hereby confirms to the Purchaser and the Trustee that it has caused the appropriate entries to be made in its general accounting records, to indicate that such Mortgage Loans have been transferred to the Trustee and constitute part of the Trust in accordance with the terms of the Pooling and Servicing Agreement.

                  If any of the documents referred to in Section 2.02(b), (c) or
(d) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian no later than the Closing Date of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee or the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.02(e) above, the Seller shall deliver or cause to be delivered to the Trustee or the Custodian, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee or the Custodian, promptly upon receipt thereof. The Seller shall deliver or cause to be delivered to the Trustee or the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

                  The Seller shall promptly (and in no event later than thirty
(30) Business Days, subject to extension upon a mutual agreement among the Seller, the Master Servicer, the Trustee and the Guarantor, following the later of (i) the Closing Date, (ii) the date on which the Seller receives the original Assignment from the Custodian and (iii) the date on which the Seller receives the related Mortgage recordation information from the applicable recorder's office) submit or cause to be submitted for recording, at no expense to the Purchaser, in the appropriate office for real property records, each Assignment referred to in Sections 2.02(c) and (d) above and shall execute each original Assignment referred to in section 2.02(c) above in the following form: "Deutsche Bank National Trust Company, as Trustee for registered Holders of Ameriquest Mortgage Securities Inc., Series 2002-C, without recourse." In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

                  Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of the Mortgages shall not be required to be completed and submitted for recording with respect to any Mortgage Loan only if the NIMS Insurer, the Guarantor, the Trustee and each Rating Agency has received an Opinion of Counsel, satisfactory in form and substance to the Trustee, the NIMS Insurer and the Guarantor on or before the Closing Date, to the effect that the recordation of such Assignment is not necessary to protect the Purchaser's interest in the related Mortgage Loan; PROVIDED, FURTHER, HOWEVER, notwithstanding the delivery of any Opinion of Counsel, each Assignment shall be submitted for recording by the Seller in the manner described above, at no expense to the Purchaser, upon the earliest to occur of: (i) direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Master Servicer Event of Termination, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 of the Pooling and Servicing Agreement and (v) if the Seller is not the Master Servicer and with respect to any one Assignment, the occurrence of a bankruptcy of the Mortgagor under the related Mortgage or a foreclosure of the related Mortgage.

                  In the event that any Mortgage Note is endorsed in blank as of the Closing Date, promptly following the Closing Date and in no event later than 45 days after the Closing Date, the Seller shall cause to be completed such endorsements "Pay to the order of Deutsche Bank National Trust Company, as Trustee for registered Holders of Ameriquest Mortgage Securities Inc., Series 2002-C, without recourse."

                  Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 90 days to cure such defect or deliver such missing document to the Purchaser. If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03 of the Pooling and Servicing Agreement.

                  The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to Section 2.01.

                  The parties hereto intend that the transaction set forth herein be a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Mortgage Loans and other property described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and other property described above, whether now existing or hereafter created, to secure all of the Seller's obligations hereunder; and this Agreement shall constitute a security agreement under applicable law.

                  Section 2.03      PAYMENT OF PURCHASE PRICE FOR THE MORTGAGE
                                    LOANS.

                  In consideration of the sale of the Mortgage Loans from the Seller to the Purchaser on the Closing Date, the Purchaser agrees to (i) pay to or upon the order of the Seller in immediately available funds an amount (the "Purchase Price") equal to the net sale proceeds of the Class A Certificates, the Class S Certificates and the Mezzanine Certificates and (ii) deliver to Ameriquest Securities L.L.C., upon the order of the Seller, the Class CE Certificates, the Class P Certificates and the Class R Certificates (the "Ameriquest L.L.C. Certificates"). The Seller shall pay, and be billed directly for, all expenses incurred by the Purchaser in connection with the issuance of the Certificates, including, without limitation, printing fees incurred in connection with the Information Circular and the Prospectus Supplement relating to the Certificates, fees and expenses of Purchaser's counsel, accountant's fees and expenses and the fees and expenses of the Trustee and other out-of- pocket costs, if any.

                                  ARTICLE III.

               REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

                  Section 3.01 SELLER REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS. The Seller hereby makes representations and warranties set forth in Exhibit A to the Purchaser with respect to the Mortgage Loans as of the Closing Date or as of such other date specifically provided herein.

                  Section 3.02 SELLER REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLER. The Seller represents, warrants and covenants to the Purchaser as of the Closing Date or as of such other date specifically provided herein:

                  (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Seller in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each

         Mortgage Loan and to service the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement;

                  (b) The Seller had the full corporate power and authority to originate, hold and sell each Mortgage Loan and has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Seller the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                  (c) The execution and delivery of this Agreement by the Seller, the servicing of the Mortgage Loans by the Seller under the Pooling and Servicing Agreement, the consummation of any of the transactions herein contemplated, and its performance of and compliance with the terms hereof are in the ordinary course of business of the Seller and will not (A) result in a breach of any term or provision of the charter or by-laws of the Seller or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Seller is a party or by which it may be bound or which may be applicable to its assets, or any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller or its assets; and the Seller is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it or its assets, which materially and adversely affects or would in the future materially and adversely affect, (x) the ability of the Seller to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Seller taken as a whole;

                  (d) The Seller holds all necessary licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is presently conducted. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations as shall have been obtained or filed, as the case may be, prior to the Closing Date.

                  (e) The Seller is an approved Seller/Servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with HUD eligibility requirements or which would require notification to HUD;

                  (f) Except as otherwise disclosed in the Information Circular and the Prospectus Supplement, no litigation is pending against the Seller that would materially and adversely affect the execution, delivery, validity or enforceability of this Agreement or the ability of the Seller to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                  (g) The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                  (h) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller. The sale of the Mortgage Loans was in the ordinary course of business of the Seller and the assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or any similar statutory provisions;

                  (i) The information delivered by the Seller to the Purchaser with respect to the Seller's loan loss, foreclosure and delinquency experience on mortgage loans underwritten to similar standards as the Mortgage Loans and covering mortgaged properties similar to the Mortgaged Properties, is true and correct in all material respects as of the date of such report;

                  (j) This Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein not misleading. The written statements, reports and other documents prepared and furnished or to be prepared and furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby taken in the aggregate do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading;

                  (k) The Seller has not transferred the Mortgage Loans with any intent to hinder, delay or defraud any of its creditors;

                  (l) Immediately prior to the payment of the Purchase Price for each Mortgage Loan, the Seller was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, in the event that the Seller retains record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof;

                  (m) The Seller acquired title to the Mortgage Loans in good faith, and except with respect to liens released immediately prior to the transfer herein contemplated, each Mortgage Note and related Mortgage have not been assigned or pledged and immediately prior to the transfer and assignment herein contemplated, the Seller held good, marketable and indefeasible title to, and was the sole owner and holder of, each Mortgage Loan subject to no liens, charges, mortgages, claims, participation interests, equities, pledges or security interests of any nature, encumbrances or rights of others (collectively, a "Lien"); the Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over the Seller, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to this Agreement; and immediately upon the transfers and assignments herein contemplated, the Seller shall have transferred all of its right, title and interest in and to each Mortgage Loan and the Trustee will hold good, marketable and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no Liens;

                  (n) The Seller is not insolvent, nor is the Seller aware of any pending insolvency and the Seller will not be made insolvent by the transfer of the Mortgage Loans to the Depositor, nor is the Seller aware of any pending insolvency of the Depositor; and

                  (o) The Seller is not in violation of, and the execution and delivery of this Agreement by it and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to any order or decree of any court, or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller's condition (financial or otherwise) or operations or any of the Seller's properties, or materially and adversely affect the performance of any of its duties hereunder.

                  Section 3.03 REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES. It is understood and agreed that the representations and warranties set forth in Subsections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination or lack of examination of any Mortgage File. With respect to the representations and warranties contained herein that are made to the knowledge or the best knowledge of the Seller or as to which the Seller has no knowledge, if it is discovered that the substance of any such representation and warranty is inaccurate and the inaccuracy materially and adversely affects the value of the related Mortgage Loan, or the interest therein of the Purchaser or the Purchaser's assignee, designee or transferee, then notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, the Seller shall take such action described in the following paragraphs of this Section 3.03 in respect of such Mortgage Loan. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the others.

                  Within 90 days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty made by the Seller that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest therein of the Purchaser, the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser's option, repurchase such Mortgage Loan at the

Purchase Price. In the event that a breach shall involve any representation or warranty set forth in Section 3.02 and such breach cannot be cured within 90 days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans affected by such breach shall, at the Purchaser's option, be repurchased by the Seller at the Purchase Price. The Seller may, assuming the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase a deficient Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans. If the Seller does not provide a Qualified Substitute Mortgage Loan or Loans, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Section 3.03 shall occur on a date designated by the Purchaser and shall be accomplished by deposit in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase or substitution required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

                  At the time of substitution or repurchase of any deficient Mortgage Loan, the Purchaser and the Seller shall arrange for the reassignment of the repurchased or substituted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Purchaser relating to the deficient or repurchased Mortgage Loan. In the event the Purchase Price is deposited in the Collection Account, the Seller shall, simultaneously with such deposit, give written notice to the Purchaser that such deposit has taken place. Upon such repurchase, the Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

                  As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Seller shall effect such substitution by delivering to the Purchaser or its designee for such Qualified Substitute Mortgage Loan or Loans the Mortgage Note, the Mortgage, the Assignment and such other documents and agreements as are required by the Pooling and Servicing Agreement, with the Mortgage Note endorsed as required therein. The Seller shall deposit in the Collection Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Seller. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan. Upon such substitution, the Qualified Substitute Mortgage Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans as of the date of substitution, the covenants, representations and warranties set forth in Sections 3.01 and 3.02.

                  It is understood and agreed that the representations and warranties set forth in Section 3.01 shall survive delivery of the respective Mortgage Files to the Trustee on behalf of the Purchaser.

                  It is understood and agreed that the obligations of the Seller set forth in Section 3.03 to cure, repurchase and substitute for a defective Mortgage Loan and to indemnify the Purchaser as provided in Section 5.01 constitute the sole remedies of the Purchaser respecting a missing or defective document or a breach of the representations and warranties contained in Section
3.01 or 3.02.

                                   ARTICLE IV.

                               SELLER'S COVENANTS

                  Section 4.01 COVENANTS OF THE SELLER. The Seller hereby covenants that except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Purchaser, of the existence of any Lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trust, as assignee of the Purchaser, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; PROVIDED, HOWEVER, that nothing in this Section 4.01 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

                                   ARTICLE V.

               INDEMNIFICATION WITH RESPECT TO THE MORTGAGE LOANS

                  Section 5.01      INDEMNIFICATION.

                  (a) The Seller agrees to indemnify and to hold each of the Purchaser, the Trustee, each of the officers and directors of each such entity and each person or entity who controls each such entity or person and each Certificateholder harmless against any and all third party claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser, the Trustee, or any such person or entity and any Certificateholder may sustain in any way (i) related to the failure of the Seller to perform its duties in compliance with the terms of this Agreement, (ii) arising from a breach by the Seller of its representations and warranties in Section 3.01 or 3.02 of this Agreement or (iii) related to the origination or prior servicing of the Mortgage Loans by reason of any acts, omissions, or alleged acts or omissions of the Seller or any servicer. The Seller shall immediately notify the Purchaser, the Trustee and each Certificateholder if a claim is made by a third party with respect to this Agreement. The Seller shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Purchaser, the Trustee, the Guarantor, the NIMs Insurer or any such person or entity and/or any Certificateholder in respect of such claim.

                  (b) Promptly after receipt by any indemnified party under this
Article V of notice of any claim or the commencement of any third party action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Article V, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Article V except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Article V.

                  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Article V for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                  Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised in writing by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Purchaser, if the indemnified parties under this Article V consist of the Purchaser or by the Seller, if the indemnified parties under this Article V consist of the Seller.

                  Each indemnified party, as a condition of the indemnity agreements, shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to consent to a settlement of any action, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and the indemnifying party has not previously provided the indemnified party with written notice of its objection to such settlement. No indemnifying party shall effect any settlement of any pending or threatened proceeding in respect of which an indemnified party is or could have been a party and indemnity is or could have been sought hereunder, without the written consent of such indemnified party, unless settlement includes an unconditional release of such indemnified party from all liability and claims that are the subject matter of such proceeding.


                                   ARTICLE VI.

                                   TERMINATION

                  Section 6.01 TERMINATION. The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate, except for the Seller's indemnity obligations as provided herein upon the termination of the Trust as provided in Article X of the Pooling and Servicing Agreement.

                                  ARTICLE VII.

                            MISCELLANEOUS PROVISIONS

                  Section 7.01 AMENDMENT. This Agreement may be amended from time to time by the Seller and the Purchaser, by written agreement signed by the Seller and the Purchaser.

                  Section 7.02 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  Section 7.03 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows: (i) if to the Seller: Ameriquest Mortgage Company, 1100 Town & Country Road, Suite 1100, Orange, California 92868, Attention: General Counsel, or such other address as may hereafter be furnished to the Purchaser in writing by the Seller; and (ii) if to the Purchaser: Ameriquest Mortgage Securities Inc., 1100 Town & Country Road, Suite 1100, Orange, California 92868, Attention:
General Counsel, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

                  Section 7.04 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions of terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity of enforceability of the other provisions of this Agreement.

                  Section 7.05 COUNTERPARTS. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

                  Section 7.06 FURTHER AGREEMENTS. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Agreement or in connection with the issuance of any Series of Certificates representing interests in the Mortgage Loans.

                  Without limiting the generality of the foregoing, as a further inducement for the Purchaser to purchase the Mortgage Loans from the Seller, the Seller will cooperate with the Purchaser in connection with the sale of any of the securities representing interests in the Mortgage Loans. In that connection, the Seller will provide to the Purchaser any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request and will provide to the Purchaser such additional representations and warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably required in connection with such transactions and the offering of investment grade securities rated by the Rating Agencies.

                  Section 7.07 INTENTION OF THE PARTIES. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans rather than pledging the Mortgage Loans to secure a loan by the Purchaser to the Seller. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes and all other purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser will have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which will affect the federal income tax consequences of owning the Mortgage Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

                  Section 7.08 SUCCESSORS AND ASSIGNS: ASSIGNMENT OF PURCHASE AGREEMENT. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser, the Trustee, the Guarantor and the NIMs Insurer. The Guarantor and the NIMs Insurer shall be third party beneficiaries hereof and may enforce the terms hereof as if a party hereto. The obligations of the Seller under this Agreement cannot be assigned or delegated by the Seller to a third party without the consent of the Purchaser which consent shall be at the Purchaser's sole discretion, except that the Purchaser acknowledges and agrees that the Seller may assign its obligations hereunder to any Person into which the Seller is merged or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party or any Person succeeding to the business of the Seller. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of contributing them to a trust that will issue a Series of Certificates representing undivided interests in such Mortgage Loans. As an inducement to the Purchaser to purchase the Mortgage Loans, the Seller acknowledges and consents to the assignment by the Purchaser to the Trustee of all of the Purchaser's rights against the Seller pursuant to this Agreement insofar as such rights relate to Mortgage Loans transferred to the Trustee and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Trustee. Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

                  Section 7.09 SURVIVAL. The representations and warranties set forth in Sections 3.01 and 3.02 and the provisions of Article V hereof shall survive the purchase of the Mortgage Loans hereunder.

                  IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

                                            AMERIQUEST MORTGAGE  SECURITIES
                                            INC., as Purchaser


                                            By:_________________________________
                                            Name:
                                            Title:


                                            AMERIQUEST MORTGAGE COMPANY,
                                            as Seller


                                            By:_________________________________
                                            Name:
                                            Title:

                                                                      SCHEDULE I

                                 MORTGAGE LOANS

                             Available Upon Request

                                                                       EXHIBIT A

REPRESENTATIONS AND WARRANTIES OF THE SELLER REGARDING THE MORTGAGE LOANS.
--------------------------------------------------------------------------

                  The Seller represents and warrants to the Purchaser, as of the Closing Date unless specifically stated otherwise in such representation and warranty, as follows:

                  (i) No misrepresentation of a material fact or fraud in respect of the origination, modification or amendment of any Mortgage Loan has taken place on the part of any person, including, without limitation, the related mortgagor, any appraiser, any builder or developer or any party involved in the origination of such Mortgage Loan;

                  (ii) As of the last calendar day of September 2002 and with respect to any Initial Mortgage Loan that had a payment due on or before September 1, 2002, the Monthly Payment due on September 1, 2002 has been received. In addition, (a) none of the Initial Mortgage Loans have been 30 or more days delinquent more than once in the last 12 months and (b) none of the Initial Mortgage Loans have been 30 or more days delinquent for two payment periods since the date of origination;

                  (iii) Each Mortgage Loan, as of the Closing Date, is an adjustable rate or fixed rate Mortgage Loan having an original term to maturity from the date on which the first monthly payment is due of not more than 30 years. Each Mortgage Note with respect to the Mortgage Loans will provide for a schedule of substantially level and equal Monthly Payments which are sufficient to amortize fully the principal balance of such Mortgage Loan over a period of time equal to the amortization period of such Mortgage Note. None of the Mortgage Loans are second lien Mortgage Loans;

                  (iv) No more than 54.80% of the Initial Group I Mortgage Loans and 52.24% of the Initial Group II Mortgage Loans, by aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans in the related Loan Group, had Loan-to-Value Ratios at origination exceeding 80%. All Initial Mortgage Loans had Loan-to-Value Ratios at origination of less than or equal to 95%;

                  (v) Each Mortgage Loan was originated substantially in accordance with the Seller's underwriting criteria, which are at least as stringent as the underwriting criteria set forth in the Information Circular and the Prospectus Supplement. Each Mortgage Loan is currently being serviced by the Seller and has been serviced by the Seller since the date of origination or purchase of such Mortgage Loan;

                  (vi) No Mortgage Loan is the subject of foreclosure proceedings and no obligor of any of the Mortgage Loans has filed for bankruptcy protection;

                  (vii) As of the Cut-off Date, no more than 0.51% of the Initial Group I Mortgage Loans and 0.40% of the Initial Group II Mortgage Loans, by aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans in the related Loan Group, are secured by manufactured housing and none of the Initial Mortgage Loans are secured by mobile homes;

                  (viii) Each Mortgage transferred to the Trustee is a valid first lien on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restriction, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related mortgage loan and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

                  (ix) There is no delinquent tax or assessment lien against any Mortgaged Property;

                  (x) There are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in the Pooling and Servicing Agreement;

                  (xi) Each Mortgage Loan at origination complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws, and consummation of the transactions contemplated hereby, including, without limitation, the receipt of interest, will not involve the violation of any such laws;

                  (xii) None of the Mortgage Loans are cooperative share Mortgages;

                  (xiii) If the improvements securing a Mortgage Loan were in a federally designated special flood hazard area as of the date of origination, flood insurance in the amount described in the Pooling and Servicing Agreement (and to the extent required by the Pooling and Servicing Agreement) covers the related Mortgaged Property (either by coverage under the federal flood insurance program or by coverage by private insurers);

                  (xiv) A lender's policy of title insurance or a commitment (binder) to issue the same or an attorney's certificate or opinion of title was effective on the date of the origination of each Mortgage Loan and each such policy or certificate or opinion of title is valid and remains in full force and effect;

                  (xv) [Reserved];

                  (xvi) Each appraisal of a Mortgage Loan that was used to determine the appraised value of the related Mortgaged Property was conducted generally in accordance with the Seller's Underwriting Guidelines as described in the Information Circular and the Prospectus Supplement and included an assessment of the fair market value of the related Mortgaged Property at the time of the appraisal. The Mortgage File contains an appraisal of the applicable Mortgaged Property;

                  (xvii) The information set forth on the Mortgage Loan Schedule with respect to each Mortgage Loan is true and correct in all material respects as of the Cut-off Date, unless another date is set forth in the Mortgage Loan Schedule;

                  (xviii) Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations
         Section 1.860G-2(a)(1) and (3);

                  (xix) Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the related Mortgagor and is enforceable by the Trustee or any co-trustee appointed hereunder against the Mortgagor in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by law, and all parties to each Mortgage Loan and the Mortgagor had full legal capacity to execute all Mortgage Loan documents and to convey the estate therein purported to be conveyed; and the Mortgage and each Mortgage Note have been duly and validly executed by such parties;

                  (xx) All individual insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns, as mortgagee. All premiums thereon previously coming due have been paid. Each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, subject to the restrictions of applicable law, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                  (xxi) Any advances made after the date of origination of a Mortgage Loan but prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the related Mortgage Loan;

                  (xxii) There are no material defaults in complying with the terms of the Mortgage, and either (1) any taxes and insurance premiums which previously became due and owing have been paid or (2) an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for payments in the nature of Escrow Payments, including without limitation, taxes and insurance payments, the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Note, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

                  (xxiii) No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged

         Property and, with respect to the occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Mortgaged Property is lawfully occupied under the applicable law;

                  (xxiv) Excluding any Mortgage Loan subject to an escrow withhold, the proceeds of each Mortgage Loan have been fully disbursed and there is no obligation on the part of the mortgagee to make future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursement of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loans were paid and the Mortgagor is not entitled to any refund of amounts paid or due under the Mortgage Note;

                  (xxv) There is no obligation on the part of the Seller or any other party to make payments in addition to those made by the Mortgagor;

                  (xxvi) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

                  (xxvii) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (ii) otherwise by judicial or non-judicial foreclosure. There is no homestead or other exemption available to the related Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage subject to the applicable federal and state laws and judicial precedent with respect to bankruptcy and rights of redemption. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the property;

                  (xxviii) The Seller has not transferred the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors;

                  (xxix) All parties which have had any interest in the Mortgage Loans, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A) organized under the laws of such state, or
         (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks, or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required to be licensed in such state. All parties which have had any interest in the Mortgage Loans were in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located or were not required to be licensed in such state;

                  (xxx) Each document or instrument in the related Mortgage Files is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans;

                  (xxxi) Each Mortgaged Property is improved by a single (one- to four-) family residential dwelling, including, without limitation, condominiums, townhouses, planned unit developments and manufactured homes. No Mortgaged Property is improved by a mobile home. Each manufactured home constituting any portion of any Mortgaged Property constitutes real property under applicable state law; and each manufactured home constituting any portion of any Mortgaged Property is a "single-family residence" as defined in Section 25(e)(10) of the Code;

                  (xxxii) Except with respect to liens released immediately prior to the transfer herein contemplated, each Mortgage Note and related Mortgage have not been assigned or pledged and immediately prior to the transfer and assignment herein contemplated, the Seller held good, marketable and indefeasible title to, and was the sole owner and holder of, each Mortgage Loan subject to no liens, charges, mortgages, claims, participation interests, equities, pledges or security interests of any nature, encumbrances or rights of others (collectively, a "Lien"); the Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over the Seller, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to this Agreement; and immediately upon the transfers and assignments herein contemplated, the Seller shall have transferred all of its right, title and interest in and to each Mortgage Loan and the Trustee will hold good, marketable and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no Liens;

                  (xxxiii) No Mortgage Loan is subject to any valid right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any valid right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (xxxiv) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage described in the Pooling and Servicing Agreement;

                  (xxxv) The terms of each Mortgage Note and related Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded, if necessary, to protect the interests of the Certificateholders and which has been or will be delivered to the Custodian on behalf of the Trustee;

                  (xxxvi) Each original Mortgage was recorded and all subsequent Assignments (other than the Assignment to the Trustee) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the

         Seller, or is in the process of being recorded or upon receipt of the related Mortgage recordation information and return of the original intervening Assignment will be submitted for recording;

                  (xxxvii) There is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect materially and adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

                  (xxxviii) No Mortgage Loan was originated under a buydown plan;

                  (xxxix) No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994 ("HOEPA") and no Mortgage Loan is in violation of any state law or ordinance similar to HOEPA;

                  (xl) The Seller has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to each of the Credit Repositories on a monthly basis;

                  (xli) No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

                  (xlii) No Mortgage Loan originated before October 1, 2002 has a Prepayment Charge term longer than five years after its origination and no Mortgage Loan originated on or after October 1, 2002 has a Prepayment Charge term longer than three years after its origination;

                  (xliii) Except for Mortgage Loans that are delinquent for a time period less than that set forth in (ii) above, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Seller, nor any other entity involved in originating or servicing a Mortgage Loan, has waived any default, breach, violation or event of acceleration;

                  (xliv) Each Mortgage Loan conforms, and all Mortgage Loans in the aggregate conform, in all material respects, to the description thereof set forth in the Information Circular and the Prospectus Supplement;

                  (xlv) Each Initial Mortgage Loan was originated on or after March 19, 2002;

                  (xlvi) The Seller represents and warrants that the Seller currently operates or actively participates in an on-going business (A) to originate single family mortgage loans

         ("Loans"), and/or (B) to make periodic purchases of Loans from originators or sellers, and/or (C) to issue and/or purchase securities or bonds supported by the Loans, a portion of which Loans are made to borrowers who are:

                  (a) low-income families (families with incomes of 80% or less of area median income) living in low-income areas (a census tract or block numbering area in which the median income does not exceed 80% of the area median income); or

                  (b) very low-income families (families with incomes of 60% or less of area median income).

                  (xlvii) Subject to the restrictions of applicable law, each Mortgage contains a provision for the acceleration of the payment of the unpaid Principal Balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

                  (xlviii) With respect to each Mortgage Loan secured by a manufactured home: (a) the manufactured home meets the applicable building codes and state laws for permanent affixation and treatment under state law as real property, (b) the Mortgage Loan is covered under a standard real estate title insurance policy or attorney's title opinion or certificate that identified the manufactured home as part of the real property and insurers or indemnifies against any loss if the manufactured home is determined not to be part of the real property and
         (c) meets any other conditions required by Freddie Mac Single Family Sellers/Servicers Guide;

                  (xlix) The pool of Mortgage Loans backing the Certificates does not contain Mortgage Loans relating to a single Mortgaged Property if the aggregate original Principal Balance of such Mortgage Loans exceeds Freddie Mac's loan limits. The pool of Mortgage Loans backing the Certificates will not result in a violation of Freddie Mac's loan limitations;

                  (l) No Mortgage Loan has been previously rejected by Freddie Mac;

                  (li) None of the Mortgage Loans were originated while the borrower was in bankruptcy or if foreclosure proceedings have begun.

                  (lii) The Mortgage Loans were not intentionally selected by the Seller in a manner intended to adversely affect the Purchaser, the Trust or the Guarantor;

                  (liii) Each Mortgage Note is comprised of one original promissory note and each such promissory note constitutes an "instrument" for purposes of section 9-102(a)(65) of the UCC;

                  (liv) The Initial Mortgage Loans are not subject to any pending Legal Actions as of the Cut-off Date; and

                  (lv) All escrow agreements are voluntary agreements (subject to termination by the Mortgagor at any time) and only provide for the escrowing of taxes and/or insurance payments (in each instance as directed by the Mortgagor).

                                    EXHIBIT F

                           FORM OF LOST NOTE AFFIDAVIT
                           ---------------------------

         Personally appeared before me the undersigned authority to administer oaths, _______________________________ who first being duly sworn deposes and says: Deponent is _________________________ of _______________________,successor by merger to ____________________________ ("Seller") and who has personal knowledge of the facts set out in this affidavit.

         On __________________________, ______________________________________
did execute and deliver a promissory note in the principal amount of $_____________________________ .

         That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller's records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

         Seller executes this Affidavit for the purpose of inducing Deutsche Bank National Trust Company, as trustee on behalf of Ameriquest Mortgage Securities Inc., Floating Rate Mortgage Pass- Through Certificates, to accept the transfer of the above described loan from Seller.

         Seller agrees to indemnify Deutsche Bank National Trust Company, Ameriquest Mortgage Securities Inc. and Ameriquest Mortgage Company harmless for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.

By:     _________________________
        _________________________

STATE OF             )
                     )       SS:
COUNTY OF            )

         On this ____ day of ______________________ 20__, before me, a Notary
Public, in and for said County and State, appeared __________________, who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

         Witness my hand and Notarial Seal this ____ day of _____ 20__.

_________________
_________________

My commission expires ________________.

                                    EXHIBIT G

                           LOSS MITIGATION ACTION PLAN
                           ---------------------------


DEFAULT MITIGATION ACTION                                  SUPPORTING STANDARDS

FORBEARANCE WORKOUT                                        Borrower  documents a temporary financial hardship
Defer any of the following:                                resulting in request for a forbearance
1.accrued interest                                         Borrower documents financial ability to pay under the
2.past due principal                                       proposed forbearance terms
3.escrow advances                                          Borrower expresses a willingness to perform.
4.corporate advances                                       Current monthly payments  are scheduled to  be made
5.ancillary fees                                           prior to late charge date during the forbearance term
6.any combination of the above

LOAN MODIFICATION WORKOUT                                  Borrower documents a  non-temporary financial
Any of the following:                                      hardship resulting in the request for  a loan
1.waive accrued interest                                   modification
2.waive past due principal                                 Borrower documents financial ability to pay under the
3.waive corporate advances                                 proposed loan modification terms
4.waive ancillary fees                                     Borrower does not have the ability to pay under the
5.reduce principal                                         original loan terms
6.reduce interest rate                                     Borrower expresses a willingness to perform
7.any combination of the above items                       No waiver of escrow advances (taxes and insurance) is
8.any combination with the Forbearance items               allowed

SHORT SALE DISPOSAL                                        Sale to a third party
Waive or negotiate a reduced amount of any of the          Independent appraisal supports sale price
following:                                                 No cash to seller (borrower), excluding costs necessary
1.accrued interest                                         to close
2.principal                                                Borrower does not have the ability and/or willingness
3.escrow advances                                          to pay
4.corporate advances                                       Borrower no longer wants property
5.ancillary fees
6.prepayment charges
7.any combination of the above items

Short pay-off Disposal                                     Refinance by independent third party Lender
Waive or negotiate a reduced amount of any of the          Independent appraisal supports new loan amount
following:                                                 New loan is no cash out (i.e. no cash to borrower
1.accrued interest                                         excluding costs necessary to close)
2.principal                                                Borrower  has expressed his/her unwillingness to pay
3.escrow advances                                          Anticipated refinance time frame is less than
4.corporate advances                                       anticipated foreclosure time frame
5.ancillary fees
6.prepayment charges
7.any combination of the above items




                                       G-1





DEED-IN-LIEU DISPOSAL                                      Borrower has already  or will abandon the property or
                                                           is willing to vacate the property (in a broom sweep
                                                           condition) on a mutually agreeable date
                                                           Borrower does not have the ability and/or willingness
                                                           to pay
                                                           Independent appraisal confirms property  has a value
                                                           Title is clean
                                                           Property appears to be resalable based on condition
                                                           and value shown in independent appraisal
                                                           Property does not appear to have any environmental or
                                                           hazardous conditions (or such conditions appear to be
                                                           curable)
FORECLOSURE DISPOSAL                                       Borrower has already  or will abandon the property
                                                           (which may be by an eviction proceeding or mutual
                                                           agreement)
                                                           Borrower does not have the ability and/or willingness
                                                           to pay
                                                           Independent appraisal confirms property has a value
                                                           Property appears to be resalable based on condition
                                                           and value shown in independent appraisal
                                                           Property does not appear to have any environmental or
                                                           hazardous conditions (or such conditions appear to be
                                                           curable)

Workouts in the form of either a Forbearance or Loan Modification require that the Borrower document the existence of a financial hardship leading to the payment delinquency and document the ability to make the payments required under the proposed Forbearance or Loan Modification. If the Borrower fails to meet both of these conditions or the Borrower is uncooperative, a Disposal Loss Mitigation Action will be employed to liquidate the delinquent loan, assuming the Borrower does not otherwise cure the existing default. Each of the Default Mitigation Actions and Supporting Standards may not be applicable to each and every loan subject to a default in its monthly payments and in those cases where a Default Mitigation Action or Supporting Standard may be applicable, each is subject to amendment and/or waiver on an individual basis pursuant to applicable federal, state and local laws, decisional authorities, court orders, instructions of regulatory and/or other governmental authorities, the advice of legal counsel, instructions from the Trustee and changes in the loan servicing standards.

                                    EXHIBIT H

                    FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                          [DATE]


Ameriquest Mortgage Securities Inc.        Deutsche Bank National Trust Company
1100 Town & Country Road, Suite 1100       1761 East St. Andrew Place
Orange, California 92868-4653              Santa Ana, California 92705-4934

          Re:      Ameriquest Mortgage Securities Inc., Series 2002-C
                   --------------------------------------------------

Ladies and Gentlemen:

         In connection with our acquisition of the above-captioned Certificates, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause
(g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addresses of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

                                                     Very truly yours,
                                                     [NAME OF TRANSFEREE]

                                                     By:________________________
                                                     Authorized Officer

                       FORM OF RULE 144A INVESTMENT LETTER

                                               [DATE]


Ameriquest Mortgage Securities Inc.        Deutsche Bank National Trust Company
1100 Town & Country Road, Suite 1100       1761 East St. Andrew Place
Orange, California 92868-4653              Santa Ana, California 92705-4934

       Re:      Ameriquest Mortgage Securities Inc., Series 2002-C
                --------------------------------------------------

Ladies and Gentlemen:

         In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Act.
                                              Very truly yours,
                                              [NAME OF TRANSFEREE]

                                              By:________________________
                                              Authorized Officer

                                                            ANNEX I TO EXHIBIT H
                                                            --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

          [For Transferees Other Than Registered Investment Companies]

                  The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

                  i. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

                  ii. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $_________1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

                           ___ CORPORATION, ETC. The Buyer is a corporation
                  (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501 (c) (3) of the Internal Revenue Code of 1986, as amended.

                           ___ BANK. The Buyer (a) is a national bank or banking
                  institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

                           ___ SAVINGS AND LOAN. The Buyer (a) is a savings and
                  loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

                           ___ BROKER-DEALER. The Buyer is a dealer registered
                  pursuant to Section 15 of the Securities Exchange Act of 1934.


--------

1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                           ___ INSURANCE COMPANY. The Buyer is an insurance
                  company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

                           ___ STATE OR LOCAL PLAN. The Buyer is a plan
                  established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

                           ___ ERISA Plan. The Buyer is an employee benefit plan
                  within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

                           ___ INVESTMENT ADVISOR. The Buyer is an investment
                  advisor registered under the Investment Advisors Act of 1940.

                           ___ SMALL BUSINESS INVESTMENT COMPANY. Buyer is a
                  small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

                           ___ BUSINESS DEVELOPMENT COMPANY. Buyer is a business
                  development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

                  iii. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate andcommodity swaps.

                  iv. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                  v. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                  vi. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.



                                        __________________________________
                                        Print Name of Buyer


                                        By________________________________
                                          Name:
                                          Title:

                                        Date:_____________________________

                                                            ANNEX 2 TO EXHIBIT H
                                                            --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [For Transferees That are Registered Investment Companies]

                  The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                  2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

                           ___ The Buyer owned $_________ in securities (other
                  than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                           ___ The Buyer is part of a Family of Investment
                  Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                  5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                  6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                        ________________________________
                                        Print Name of Buyer or Adviser



                                        By:_____________________________
                                           Name:
                                           Title:


                                        IF AN ADVISER:

                                        ________________________________
                                        Print Name of Buyer

                                        Date:___________________________

                                    EXHIBIT I

                 AFFIDAVIT OF TRANSFER OF RESIDUAL CERTIFICATES
                           PURSUANT TO SECTION 5.02(b)

                       AMERIQUEST MORTGAGE SECURITIES INC.
                                  SERIES 2002-C

STATE OF                   )
                           )ss..
COUNTY OF                  )


         The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is an officer of , the proposed Transferee of an Ownership Interest in a Class R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement (the "Agreement"), relating to the above-referenced Certificates, among Ameriquest Mortgage Securities Inc., as Depositor, Ameriquest Mortgage Company, as Originator and Master Servicer (the "Originator" and "Master Servicer"), Federal Home Loan Mortgage Corporation, as Guarantor and Deutsche Bank National Trust Company, as Trustee (the "Trustee"). Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

         2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

         3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

         4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass- through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

         5. The Transferee has reviewed the provisions of Section 5.02(b) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(b) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

         6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit J to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

         7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate. If the Certificate is a "noneconomic residual interest," Transferee understands that, as the holder of the noneconomic residual, the Transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the Transferee intends to pay taxes associated with holding the residual interest as they become due.

         8. The Transferee's taxpayer identification number is __________.

         9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

         10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

         11. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code; nor is it acting on behalf of such a plan.

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____ day of __________, ____.

                                         [NAME OF TRANSFEREE]


                                         By:_______________________________
                                         Name:
                                         Title:

[Corporate Seal]

ATTEST:

____________________________
[Assistant] Secretary

         Personally appeared before me the above-named _______________________, known or proved to me to be the same person who executed the foregoing instrument and to be the of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this____ day of __________, ____.



                                                _______________________________
                                                        NOTARY PUBLIC

                         My Commission expires the ____ day of _____. ____.

                                    EXHIBIT J

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]



Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, CA 92705-4934
Ameriquest Mortgage Securities Inc.
1100 Town & Country Road, Suite 1100
Orange, California 92868-4653

                  Re:      Ameriquest Mortgage Securities Inc., Series 2002-C
                           --------------------------------------------------

Ladies and Gentlemen:

         In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of a Class __ Certificate, we have no knowledge the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of a Class ___ Certificate is to impede the assessment or collection of tax.

                                        Very truly yours,

                                        [NAME OF TRANSFEROR]

                                        By:__________________________

                                    EXHIBIT K

                           FORM OF LIQUIDATION REPORT

Customer Name:

Account Number:

Original Principal Balance:

1        Type of Liquidation (REO disposition/charge-off/short pay-off)
         Date last paid
         Date of foreclosure
         Date of REO
         Date of REO Disposition
         Property Sale Price/Estimated Market Value at disposition

2.       Liquidation Proceeds
         Principal Prepayment $_________________
         Property Sale Proceeds ____________________
         Insurance Proceeds ________________________
         Other (itemize) ______________________
         Total Proceeds $_________________________

3.       Liquidation Expenses
         Servicing Advances $____________________
         Delinquency Advances ____________________
         Monthly Advances ____________________
         Servicing Fees ____________________
         Other Servicing Compensation ____________________
         Total Advance $___________

4.       Net Liquidation Proceeds $__________

5.       (Item 2 minus Item 3)

6.       Principal Balance of Mortgage Loan $_____________________

7.       Loss, if any (Item 5 minus Item 4) $________________

                                    EXHIBIT L

                           AMERIQUEST MORTGAGE COMPANY
                             UNDERWRITING GUIDELINES

                             Available Upon Request

                                    EXHIBIT M

                       FORM OF LOAN DATA REMITTANCE REPORT

LOAN LEVEL REPORTING - LNS FILE FORMAT
                       ---

DO NOT INCLUDE HEADER OR TRAILER RECORDS IN FILES

DETAIL RECORD FIELDS:                                    FILE NAME: T0NNMMYY.LNS


         DATA:             FIELD         FORMAT              FIELD                         DEFINITION
      T0NNMMYY.LNS          NBR                            POSITION
Blank                              9(X)                001-009           Filler data - Blank filled

Blank                    1         1(x)                010
MASTER SERVICER                    13(X)               011-023           UNIQUE LOAN NUMBER ASSIGNED TO THE
LOAN NO.                                                                 MORTGAGE BY THE SELLER/MASTER SERVICER

Blank                    2         1(x)                024               Due date of last full payment received from
Due Date of Last                   YYYYMMDD            025-0342          the borrower.
Paid                                                                     (Data is when payment was due)
Installment
(DDLPI)

Blank                    3         1(x)                033               Date of the last fully paid monthly
Last Payment                       YYYYMMDD            034-041           installment of principal, interest, and escrow
Received Date                                                            (if any) that was received from the borrower.
(LPRD)                                                                   Note: Dates of partial payments should not
                                                                         be entered here. (Data is when payment was
                                                                         actually received from the borrower) IF THIS
                                                                         INFORMATION IS NOT AVAILABLE, THEN POPULATE
                                                                         THE FIELD WITH THE DEFAULT VALUE OF 19000101.

Blank                    4         1(x)                042               Unpaid Principal balance should be reported
Unpaid Principal                   13.2                043-055           as follows:
Balance (UPB)                                                            * For loans in the REMIC trust, the mortgage
100%                                                                     UPB reduced by normal principal reduction,
                                                                         principal advances or prepayments. * FOR LOANS
                                                                         THAT ARE PAID IN FULL BY THE MORTGAGOR,
                                                                         REPURCHASED FROM THE REMIC TRUST, OR
                                                                         LIQUIDATED, REPORT THE UPB AS ZERO.

Blank                    5         1(x)                056               Gross/Coupon Interest
Interest Paid                      13.2                057-069

Blank                    6         1(x)                070               Total principal paid on the mortgage,
Principal Paid                     13.2                071-083           including any losses or advances. If the loan
                                                                         is repurchased or liquidated from the trust,
                                                                         it should be equivalent to the full remaining
                                                                         loan balance.



                                                        M-1




         DATA:             FIELD         FORMAT              FIELD                         DEFINITION
      T0NNMMYY.LNS          NBR                            POSITION

Blank                    7         (1x)                084               This field should contain an exception code
Exception Code                     2(x)                085-086           only when exception activity occurs for that
                                                                         period, otherwise this field should contain a
                                                                         0.
                                                                         DEFAULT VALUE IS 0.
                                                                         40 Inactivate loan
                                                                         60 Payoff - mortgage matured
                                                                         61 Payoff - mortgage prepaid
                                                                         65 Payoff - mortgage repurchased
                                                                         69 Payoff - mortgage liquidated
                                                                         70 Transfer to REO
                                                                         72 Foreclosure
                                                                         80 Substituted Loan - Loan is added as a
                                                                         substitute for another loan
                                                                         81 Reinstated Loan - Loan was previously
                                                                         delinquent, but the borrower has brought it
                                                                         current
                                                                         90 Loan Modified - This is an exceptional
                                                                         activity code which is reserved for future
                                                                         use. Modifications typically require
                                                                         repurchase 8 from the trust prior to modifying
                                                                         the loan.

Blank                    8         1(x)                087               Date the exception occurred.  If an exception
Exception Date                     YYYYMMDD            088-095           has not occurred, this field should contain
                                                                         the default value of 1900101.

Blank                              13.2                096-108           Filler - Blank filled

Blank                    9         1(X)                109               Filler - Blank filled
Mortgage Note Rate                 6.3                 110-115
                                                                         Rate associated with the borrower's schedule
                                                                         payment.

Blank                    10        1(x)                116
Mortgage P&I                       13.2                117-129           Principal and intrest portion of the borrowers
Amount                                                                   scheduled installment,  Note:  100% of the
                                                                         principal and interest amount should be
                                                                         entered in this field, including servicing and
                                                                         guarantee fees.

Blank                              1(x)                130

Realized Losses          11        13.2                131-143           Amount of realized losses for that period.

Blank                    12        1(x)                144               Total principal payments advanced by the
Cumulative                         13.2                145-157           Master Servicer and not repaid by the
Principal                                                                borrower.
Advances

Blank                    13        1(x)                158               Amount of interest payment advanced by the
Interest Advances                  13.2                159-171           Master Servicer for that period.



                                                        M-2




         DATA:             FIELD         FORMAT              FIELD                         DEFINITION
      T0NNMMYY.LNS          NBR                            POSITION

Blank                              1(x)                172               Pertains to activity in the prior reporting
Loan Status              14        1(X)                173               cycle.
                                                                         0 - Active
                                                                         4 - Foreclosure
                                                                         5 - REO
                                                                         6 - Closed (PAYOFFS &
                                                                         REPURCHASES)
                                                                         9 - Bankruptcy (OVERRIDES ACTIVE
                                                                         STATUS)

                                                                         Note: 30,60 & 90 day delinquency status will
                                                                         be derived from
                                                                         the DDLPI field.

Blank                              1(x)                174

Blank                              1(x)                174

Subservicer No.          15        6                   175-180           Subservicer ID# - #S/S# assigned by Freddie
Blank                              1(x)                181               Mac - 6 digits
Actual Loan              16        13.2                182-194
Balance                                                                  Actual loan balance outstanding from the
                                                                         borrower and does not include advances made by
                                                                         the servicer.

Blank                    17        (1x)                195               Applies only to ARM loans and reflects the
Next Interest Rate                 YYYYMMDD            196-203           next pending interest rate adjustment date.
Change Date                                                              DEFAULT IS 190000101.

Blank                    18        (1x)                204               Applies only to payment capped ARM loans
Next Interest                      YYYYMMDD            209-212           and reflects the next pending payment
Payment                                                                  adjustment date.  DEFAULT IS 190000101.
Change Date

Blank                    19        1(x)                213
Index Value at                     6.3                 214-219           The index rate used in determining the ARM
Reset                                                                    coupon.
Date                                                                     DEFAULT VALUE IS 0.

Blank                    20        1(x)                220               Should be populated in advance of the rate
Next Mortgage Rate                 6.3                 221-226           adjustment.
expected at reset                                                        DEFAULT VALUE IS 0.
date

Blank                              1(x)                227

Collateral Group         21        2                   228-229           This is a collateral grouping number for
No. #                                                                    whole loan directed collateral deals.  DEFAULT
                                                                         VALUE IS 0.

Blank                              1(x)                230



                                                        M-3




         DATA:             FIELD         FORMAT              FIELD                         DEFINITION
      T0NNMMYY.LNS          NBR                            POSITION

Current Arrearage        22        13.2                231-243           The current amount of cashflow applied to
Paid                                                                     the arrearage balance.  Applies to loans that
                                                                         have been or are currently in default.
                                                                         DEFAULT VALUE IS 0.

Blank                              1(x)                244

Outstanding              23        13.2                245-257           The total amount of outstanding interest
Arrearage Balance                                                        accrued under forbearance period, after
                                                                         current arrearage payment.  DEFAULT VALUE IS
                                                                         0.

Blank                              1(x)                258

FREDDIE MAC LOAN         24        13(X)               259-271           UNIQUE & PERMANENT LOAN NUMBER
NUMBER                                                                   ASSIGNED TO THE MORTGAGE BY FREDDIE MAC.
                                                                         USED FOR DISCLOSURE.

PREPAYMENT               25        13.2                272-274           THE BORROWERS PENALTY PAYMENT FOR
PREMIUM AMOUNT                                                           PREPAYING HIS MORTGAGE.  THIS AMOUNT IS
                                                                         ALLOCATED IN AGGREGATE AS A DIRECTED
                                                                         COLLATERAL AMOUNT TO A SPECIFIC BOND.

                                    EXHIBIT N

              FORM OF TRUSTEE'S REMITTANCE REPORT - BND FILE FORMAT
       (NOTE: THIS INFORMATION IS LOADED TO ASDB EVERY MONTH BY TOM HARTY)

DETAIL RECORD FIELDS:                                   FILE NAME:  TONNMMYY.BND

                                     FLD                   FIELD
           FIELD NOTE                NBR       FORMA      POSITION                        DEFINITION
Series# (Deal Identifier)         1         10(x)       001-010       As defined by issuer or as assigned - Tonn

Blank                                       1(x)        011

Class #                           2         (2x)        012-013       As assigned or determined by issuer.  Input
                                                                      default value if not applicable.

Blank                                       5(x)        014-018

CUSIP #                           3         9(x)        019-027       If not available, input default value.  Freddie
                                                                      Mac may provide dummy numbers, if CUSIP
                                                                      numbers are not assigned by the issuer.

Blank                                       1(x)        028

Coupon-- Current Pass-            4         6.3         029-034       Bond Coupon Rate
through Rate

Blank                                       1(x)        035

Original Face Value               5         13.2        035-          Par Value, original issue amount, of Class
                                                        048

Blank                                       1(x)        049

Beginning Unpaid Principal        6         13.2        050-062       Beginning Class UPB as of beginning of cycle
Balance

Blank                                       1(x)        063

Principal payment amount          7         13.2        064-076       Dollar amount of class principal payment

Blank                                       1(x)        077

Interest payment amount           8         13.2        078-090       Dollar amount of class interest payment

Blank                                       1(x)        091

Total Distribution                9         13.2        092-104       Dollar amount of principal & interest payment

Blank                                       1(x)        105

Deferred Interest                 10        13.2        106-118       Dollar amount of overcollateralization
                                                                      (Difference between security principal and
                                                                      mortgage principal balances applied this period.
                                                                      This can include non-cash allocations)

Blank                                       1(x)        119



                                                        N-1




                                     FLD                   FIELD
           FIELD NOTE                NBR       FORMA      POSITION                        DEFINITION

Principal Loss                    11        1.32        120-132       Dollar amount of principal losses applied this
                                                                      period

Blank                                       1(x)        133

Interest Loss                     12        13.2        134-146       Dollar amount of interest losses applied this
                                                                      period

Blank                                       1(x)        147

Ending Unpaid Principal           13        13.2        148-160       Ending Class UPB as of beginning of cycle
Balance

Blank                                       1(x)        161

Principal Distribution Factor     14        9.7         162-170       Factor representing the principal payment
                                                                      divided by the Original UPB of the class.

Blank                                       1(x)        171

Interest Distribution Factor      15        9.7         172-180       Factor representing the interest payment divided
                                                                      by the Beginning UPB of the class.

Blank                                       1(x)        181

Prepayment Interest Shortfall     16        9.7         182-190       If loans were prepaid and an interest shortfall
                                                                      arose in this period, it should be entered in this
                                                                      field.  If not applicable, a zero should be used.

Blank                                       1(x)        191

Total Distribution Factor         17        9.7         192-200       Factor representing the combined principal and
                                                                      interest payment divided by the Original UPB of
                                                                      the class.

Blank                                       1(x)        201

Deferred Interest Factor          18        9.7         202-210       Factor representing any increase in residual
                                                                      class due to credit enhancement requirements.
                                                                      This is determined by dividing the increase
                                                                      amount by the original UPB.

Blank                                       1(x)        211

Ending Principal Balance          19        9.7         212-220       Ending UPB divided by original UPB.
Factor

Blank                                       1(x)        221

Remaining Unpaid Interest         20        13.2        222-234       If interest should be due, but not received on a
                                                                      given amount, then that amount should be
                                                                      entered.

                                    EXHIBIT O

                             FORM OF ADDITION NOTICE

                                               ___________, 2002
Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705-4934

                  Re: Pooling and Servicing Agreement (the "POOLING AND SERVICING AGREEMENT"), dated as of October 1, 2002 among Ameriquest Mortgage Securities Inc., as Depositor, Ameriquest Mortgage Company, as Originator and Master Servicer, the Federal Home Loan Mortgage Corporation, as Guarantor and Deutsche Bank National Trust Company, as Trustee with respect to Ameriquest Mortgage Securities Inc., Series 2002-C
                           ----------------------------------------------------

Ladies and Gentlemen:

         Pursuant to Section 2.08 of the referenced Pooling and Servicing Agreement, Ameriquest Mortgage Securities Inc. has designated Subsequent Mortgage Loans to be sold to the Trust on ___________________, 2002, with an aggregate principal balance of $_______________. Capitalized terms not otherwise defined herein have the meaning set forth in the Pooling and Servicing Agreement.

         Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

                                        Very truly yours,

                                        AMERIQUEST MORTGAGE SECURITIES INC.

                                        By:______________________________
                                        Name:
                                        Title:


Acknowledged and Agreed:

DEUTSCHE BANK NATIONAL TRUST COMPANY

By:_________________________
Name:
Title:

                                    EXHIBIT P

                     FORM OF SUBSEQUENT TRANSFER INSTRUMENT

                  Pursuant to this Subsequent Transfer Instrument, dated , 2002 (the "Instrument"), between Ameriquest Mortgage Securities Inc. as seller (the "Depositor"), and Deutsche Bank National Trust Company, as trustee of the Ameriquest Mortgage Securities Inc., Series 2002-C, as purchaser (the "Trustee"), and pursuant to the Pooling and Servicing Agreement, dated as of October 1, 2002 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, Ameriquest Mortgage Company as originator and master servicer and the Trustee as trustee, the Depositor and the Trustee agree to the sale by the Depositor and the purchase by the Trustee, on behalf of the Trust, of the Mortgage Loans listed on the attached Schedule of Subsequent Mortgage Loans (the "Subsequent Mortgage Loans").

                  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  Section 1.        Conveyance of Subsequent Mortgage Loans.
                                    ---------------------------------------

                  (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee, on behalf of the Trust, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however that the Depositor reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Subsequent Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

                  (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, dated the date hereof, between the Depositor as purchaser and the Master Servicer as seller, to the extent of the Subsequent Mortgage Loans.

                  (c) Additional terms of the sale are set forth on Attachment A hereto.

                  Section 2.        Representations and Warranties; Conditions
                                    Precedent.
                                    ------------------------------------------

                  (a) The Depositor hereby confirms that each of the conditions precedent set forth in Section 2.08 of the Pooling and Servicing Agreement are satisfied as of the date hereof.

                  (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

                  Section 3.        Recordation of Instrument.
                                    -------------------------

                  To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Certificateholders'expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

                  Section 4         Governing Law.
                                    -------------

                  This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

                  Section 5.        Counterparts.
                                    ------------

                  This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

                  Section 6.        Successors and Assigns.
                                    ----------------------

                  This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.

                                        AMERIQUEST MORTGAGE SECURITIES INC.

                                        By:________________________
                                        Name:
                                        Title:


                                        DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                        Trustee

                                        By:________________________
                                        Name:
                                        Title:


Attachments
-----------

A.       Additional terms of sale.
B.       Schedule of Subsequent Mortgage Loans.

                                  ATTACHMENT A
                                  ------------

                            ADDITIONAL TERMS OF SALE

         A.       General

                  1.       Subsequent Cut-off Date: ___________________, 2002
                  2.       Subsequent Transfer Date: __________________, 2002
                  3. Aggregate Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date:
                           $_____________
                  4.       Purchase Price: 100.00%

         B. The following representations and warranties with respect to each Subsequent Mortgage Loan determined as of the Subsequent Cut-off Date are true and correct: (i) such Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date and such Subsequent Mortgage Loan may not have been 30 or more days delinquent since origination;
(ii) the original term to stated maturity of such Subsequent Mortgage Loan will not be less than _____ months and will not exceed 360 months; (iii) such Subsequent Mortgage Loan will not have a Loan-to-Value ratio greater than _____%; (iv) all such Subsequent Mortgage Loans will have, as of the applicable Cut-off Date, a weighted average term since origination not in excess of 2 months; (v) such Subsequent Mortgage Loan will have an adjustable Mortgage Rate that is not less than _____% per annum; (vi) such Subsequent Mortgage Loan will have a Gross Margin not less than _____%; (vii) such Subsequent Mortgage Loan must have a Maximum Mortgage Rate not less than _____%; (viii) such Subsequent Mortgage Loan must have a Minimum Rate not less than %; (ix) such Subsequent Mortgage Loan may not provide for negative amortization; (xi) such Subsequent Mortgage Loan shall have been serviced by the Master Servicer since originated or purchased by the Depositor; (xii) such Subsequent Mortgage Loan must have a first payment date occurring on or before [month/year] and (xiii) such Subsequent Mortgage Loan shall have been underwritten in accordance with the Originator's underwriting criteria as described in the Information Circular.

         C. Following the purchase of any Subsequent Mortgage Loan by the Trust all of the Mortgage Loans (including such Subsequent Mortgage Loans) as of the Subsequent Cut-off Date: (i) will have a weighted average original term to stated maturity of not more than 360 months, (ii) will have a weighted average term since origination not in excess of - months; (iii) will have a weighted average Mortgage Rate of not less than _____%, (iv) will have a weighted average Loan-to-Value Ratio of not more than _____%, (v) will have a weighted average Gross Margin that is not less than approximately _____%, (vi) will have a weighted average Maximum Mortgage Rate of not less than %, (vii) will have a weighted average Minimum Mortgage Rate of not less than _____%, (viii) will have no Mortgage Loan with a Principal Balance that does not conform to Freddie Mac guidelines, (ix) will be secured by Mortgaged Properties in any one state representing no more than_____ % of the aggregate Principal Balance thereof, (x) will be secured by Mortgaged Properties in any one zip code representing no more than _____% of the aggregate Principal Balance thereof, (xi) will be secured by non-owner-occupied Mortgaged Properties representing no more than _____% of the aggregate Principal Balance thereof, (xii) will be secured by two- to four-family Mortgaged Properties representing no more than _____% of the aggregate Principal Balance thereof,

(xiii) will have a weighted average FICO score of the related mortgagor of not less than ______, (xiv) will have a cash-out refinance loan purpose representing no more than _____% of the aggregate Principal Balance of all of the Mortgage Loans, (xv) will have Prepayment Charge provisions representing no less than _____% of the aggregate Principal Balance of all of the Mortgage Loans, (xvi) will have an Originator's risk grade of CC representing no more than _____% of the aggregate Principal Balance of all of the Mortgage Loans, (xvii) will have Mortgage Loans with an Originators risk grade of C representing no more than _____% of the aggregate Principal Balance thereof, (xviii) will have Mortgage Loans with an Originators risk grade of B representing no more than _____% of the aggregate Principal Balance thereof, (xix) will have Mortgage Loans with a Loan-to-Value Ratio at origination of 80.00% representing no more than _____% of the aggregate Principal Balance thereof, (xx) will have Mortgage Loans with a Loan-to-Value Ratio at origination in excess of 80.00% representing no more than _____% of the aggregate Principal Balance thereof, (xxi) will have Mortgage Loans with a Loan-to-Value Ratio at origination in excess of 90.00% representing no more than % of the aggregate Principal Balance thereof, (xxii) will have Mortgage Loans with a Loan-to-Value Ratio at origination in excess of 95.00% representing no more than _____% of the aggregate Principal Balance thereof, (xxiii) will have been underwritten in accordance with the Originators Full Documentation Program representing not less than _____% of the aggregate Principal Balance thereof, (xxiv) will have been underwritten in accordance with the Originators Stated Income Documentation Program representing not more than % of the aggregate Principal Balance thereof, (xxv) will have been underwritten in accordance with the Originators Mortgage Credit Only Program representing not more than _____% of the aggregate Principal Balance thereof, in each case, as applicable, by aggregate Stated Principal Balance of the Mortgage Loans as of the applicable Subsequent Cut-off Date, (xxvi) no more than _____% of the aggregate Principal Balance thereof will have their first adjustment six months following their date of origination, no less than _____% and no more than _____% of the aggregate Principal Balance thereof will have their first adjustment 2 years following their date of origination and the remainder of the Mortgage Loans will have their first adjustment 3 years following their date of origination and (xviii) will have an average prepayment period of approximately _____ months.

         D. In the sole discretion of the Guarantor, Subsequent Mortgage Loans with characteristics varying from those set forth above may be purchased by the Trust; provided, however that the addition of such Mortgage Loans will not materially affect the aggregate characteristics of the Mortgage Pool.

                                  ATTACHMENT B

                      SCHEDULE OF SUBSEQUENT MORTGAGE LOANS

                                    EXHIBIT Q

                       FORM OF ERISA REPRESENTATION LETTER

                                            _____________, 200__


Ameriquest Mortgage Securities Inc.        Deutsche Bank National Trust Company
1100 Town & Country Road                   1761 East St. Andrew Place
Orange, California 92868                   Santa Ana, California 92705-4934

Ameriquest Mortgage Company
1100 Town & Country Road
Orange, California 92868

         Re:      Ameriquest Mortgage Securities Inc.
                  Asset-Backed Pass-Through Certificates,
                  Series 2002-C, Class [CE], [P], [R]
                  ---------------------------------------

Dear Ladies and Gentlemen:

                  __________________________________ (the "Transferee") intends to acquire from _____________________ (the "Transferor") $____________ Initial
Certificate Principal Balance of Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2002-C, Class ___ (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of October 1, 2002 among Ameriquest Mortgage Securities Inc. as depositor (the "Depositor"), Ameriquest Mortgage Company as master servicer (the "Master Servicer"), Deutsche Bank National Trust Company as trustee (the "Trustee") and Federal Home Loan Mortgage Corporation as guarantor with respect to the Class A and Class S Certificates (the "Guarantor"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee, the Guarantor and the Master Servicer that the following statements are accurate:

                  The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss. 2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R.ss.2510.3-101.

                                            Very truly yours,

                                            By: ______________________________
                                            Name:
                                            Title:

                                   EXHIBIT R-1

        FORM CERTIFICATION TO BE PROVIDED BY THE DEPOSITOR WITH FORM 10-K

           Re: Ameriquest Mortgage Securities Inc., Series 2002-C Asset-Backed Certificates, Series 2002-C

                  I, John Grazer, the senior officer of Ameriquest Mortgage Securities Inc. (the "Registrant") in charge of securitizations, certify that:

                  l. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing Distribution Date reports filed in respect of periods included in the year covered by this annual report, of Registrant;

                  2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

                  3. Based on my knowledge, the servicing information required to be provided to the Trustee by the Master Servicer under the Pooling and Servicing Agreement is included in these reports;

                  4. I am responsible for reviewing the activities performed by the Master Servicer under the Pooling and Servicing Agreement and based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in the report, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

                  5. I have disclosed to the Registrant's certified public accountants all significant deficiencies relating to the Master Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.




                                      R-1-1

                  Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated October 1, 2002 (the "Pooling and Servicing Agreement"), among the Registrant as depositor, Ameriquest Mortgage Company as master servicer, Federal Home Loan Mortgage Corporation, as guarantor of the Class A Certificates and the Class S Certificates and Deutsche Bank National Trust Company as trustee.

                                          AMERIQUEST MORTGAGE SECURITIES INC.


                                          By:___________________________________
                                          Name:
                                          Title:
                                          Date:




                                      R-1-2

                                   EXHIBIT R-2

                            FORM CERTIFICATION TO BE
                      PROVIDED TO DEPOSITOR BY THE TRUSTEE

           Re: Ameriquest Mortgage Securities Inc., Series 2002-C Asset-Backed Certificates, Series 2002-C

                  I, [identify the certifying individual], a [title] of Deutsche Bank National Trust Company, as Trustee, hereby certify to Ameriquest Mortgage Securities Inc. (the "Depositor"), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

                  1. I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the above-referenced trust;

                  2. Based on my knowledge, the information in these distribution reports prepared by the Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

                  3. Based on my knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in these distribution reports.

                  Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated October 1, 2002 (the "Pooling and Servicing Agreement"), among the Registrant as depositor, Ameriquest Mortgage Company as master servicer, Federal Home Loan Mortgage Corporation, as guarantor of the Class A Certificates and the Class S Certificates and Deutsche Bank National Trust Company as trustee.

                                         DEUTSCHE BANK NATIONAL TRUST
                                         COMPANY, as Trustee


                                         By:__________________________________
                                         Name:
                                         Title:
                                         Date:





                                      R-2-1

                                    EXHIBIT S

                     FORM OF NOTICE FOR LOCATION OF ACCOUNTS

                                                  October 7, 2002

Ameriquest Mortgage Securities Inc.
1100 Town & Country Road, Suite 1100
Orange, California 92868
Attn: General Counsel

Freddie Mac
8200 Jones Branch Drive
McLean, Virginia 22102

[NIMS INSURER]

             Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 1, 2002 among Ameriquest Mortgage Securities Inc., as Depositor, Ameriquest Mortgage Company, as Seller and Master Servicer, the Federal Home Loan Mortgage Corporation, as Guarantor of the Class A Certificates and the Class S Certificates and Deutsche Bank National Trust Company, as Trustee, with respect to Ameriquest Mortgage Securities Inc., Series 2002-C
                  --------------------------------------------------------------

Dear Sirs:

                  Pursuant to Section 3.04(i) of the above referenced Pooling and Servicing Agreement you are hereby notified of the location and the date of establishment of the following accounts:

                  [Distribution Account
                  Initial Deposit Account
                  Interest Coverage Account
                  Net WAC Rate Carryover Reserve Account
                  Excess Net WAC Rate Reserve Fund
                  Pre-Funding Account]

                  The accounts were established on____________________, 2002, are held at Deutsche Bank National Trust Company in New York, New York, and are maintained by Deutsche Bank National Trust Company at 1761 East St. Andrew Place, Santa Ana, California 92705.

                  If you should have any questions, please feel free to contact me at (714) 247-_______.

                                             Very truly yours,

                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY


                                             By:_______________________________
                                             Name:
                                             Title:

                     FORM OF NOTICE FOR LOCATION OF ACCOUNTS

                                         October 7, 2002

Freddie Mac
8200 Jones Branch Drive
McLean, Virginia 22102

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705

[NIMS INSURER]

            Re: Pooling and Servicing Agreement (the "Pooling and Servicing
                Agreement"), dated as of October 1, 2002 among Ameriquest Mortgage Securities Inc., as Depositor, Ameriquest Mortgage Company, as Seller and Master Servicer, the Federal Home Loan Mortgage Corporation, as Guarantor of the Class A Certificates and the Class S Certificates and Deutsche Bank National Trust Company, as Trustee, with respect to Ameriquest Mortgage Securities Inc., Series 2002-C
                -----------------------------------------------------------

Dear Sirs:

                  Pursuant to Section 3.04(i) of the above referenced Pooling and Servicing Agreement you are hereby notified of the location and the date of establishment of the following account:

                  Collection Account

                  The accounts were established on____________________, 2002, are held at Ameriquest Mortgage Company in Orange, California, and are maintained by Ameriquest Mortgage Company at 1100 Town & Country Road, Suite 1100.

                  If you should have any questions, please feel free to contact me at (714) 564-____.


                                                 Very truly yours,

                                                 AMERIQUEST MORTGAGE COMPANY



                                                 By:____________________________
                                                 Name:
                                                 Title:

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

                                 Filed By Paper

                                   SCHEDULE II

                           PREPAYMENT CHARGE SCHEDULE

                             Available Upon Request